 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-294141
PROXY STATEMENT FOR SPECIAL MEETING OF
SHAREHOLDERS OF FIELD & MAIN BANCORP, INC.
and
PROSPECTUS OF STOCK YARDS BANCORP, INC.
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
On behalf of the boards of directors of Stock Yards Bancorp, Inc. (“Stock Yards Bancorp”) and Field & Main Bancorp, Inc. (“Field & Main Bancorp”), we are pleased to enclose the accompanying proxy statement/prospectus relating to the proposed combination of Stock Yards Bancorp and Field & Main Bancorp.
The board of directors of each of Stock Yards Bancorp and Field & Main Bancorp have unanimously approved an agreement providing for the combination. Pursuant to the Agreement and Plan of Merger, dated as of January 27, 2026, by and among Stock Yards Bancorp, River Holdings, Inc., a Kentucky corporation and direct, wholly owned subsidiary of Stock Yards Bancorp (“Merger Sub”), and Field & Main Bancorp (as it may be amended from time to time, the “merger agreement”), Merger Sub will merge with and into Field & Main Bancorp (the “merger”), with Field & Main Bancorp as the surviving entity and a wholly owned subsidiary of Stock Yards Bancorp. Following the merger, the surviving corporation will merge (the “upstream merger”) with and into Stock Yards Bancorp (the “combined company”), and thereafter Field & Main Bancorp’s bank subsidiary, Field & Main Bank, Inc., will merge with and into Stock Yards Bancorp’s bank subsidiary, Stock Yards Bank & Trust Company (the “bank merger”).
It is anticipated that the combination of Field & Main Bancorp and Stock Yards Bancorp will provide the opportunity to create efficiencies and enhance the value of the combined company while offering Field & Main Bank, Inc. customers broader product offerings, increased lending capabilities and an expanded branch delivery system that stretches throughout the Louisville, Kentucky MSA, Central & Eastern Kentucky, Bowling Green, Kentucky, Evansville, Indiana, Henderson Kentucky, Indianapolis, Indiana, and Northern Kentucky/Cincinnati, Ohio metropolitan markets.
In connection with the merger, holders of Field & Main Bancorp common stock (“Field & Main Bancorp shareholders”) will receive 0.6550 shares (the “exchange ratio”) of Stock Yards Bancorp common stock (the “merger consideration”) for each share of Field & Main Bancorp common stock they own. Holders of Stock Yards Bancorp common stock will continue to own their existing shares of Stock Yards Bancorp common stock.
Because the merger consideration is comprised of a fixed amount of shares of Stock Yards Bancorp common stock for each share of Field & Main Bancorp common stock, the market value of the merger consideration will fluctuate with the market price of Stock Yards Bancorp common stock and will not be known at the time Field & Main Bancorp shareholders vote on the merger agreement. Based on the closing price of Stock Yards Bancorp common stock on the NASDAQ Global Select Market (the “NASDAQ”) on March 19, 2026 the last practicable trading day before the date of the accompanying proxy statement/prospectus, of $62.98, the exchange ratio represented approximately $41.25 in value for each share of Field & Main Bancorp common stock for total consideration per share of $41.25. We urge you to obtain current market quotations of Stock Yards Bancorp common stock (trading symbol “SYBT”).
This document is being delivered to the Field & Main Bancorp shareholders as Field & Main Bancorp’s proxy statement to solicit proxies of Field & Main Bancorp shareholders in connection with the approval of the merger agreement, the merger and the related matters. This document is also being delivered to the Field & Main Bancorp shareholders as Stock Yards Bancorp’s prospectus relating to Stock Yards Bancorp’s issuance of up to 1,553,704 shares of Stock Yards Bancorp common stock in connection with the merger.
The special meeting of the Field & Main Bancorp shareholders will be held at the principal executive office of Field & Main Bank, Inc., 140 North Main Street, Henderson, Kentucky on April 29, 2026 at 2:00 PM Central Time (the “Field & Main Bancorp special meeting”).
At the Field & Main Bancorp special meeting Field & Main Bancorp will ask its shareholders to approve the merger agreement. Information about this meeting and the merger is contained in this proxy statement/prospectus. In particular, see “Risk Factors” beginning on page 23. We urge you to read this proxy statement/prospectus carefully and in its entirety.

You can also obtain information about Stock Yards Bancorp from documents that it has filed with the U.S. Securities and Exchange Commission, which are available at no cost at www.sec.gov or from Stock Yards Bancorp. Contact information for Stock Yards Bancorp is contained in the attached proxy statement/prospectus.
If you have any questions concerning the mergers or the merger agreement, you should contact Andrea Payne, Field & Main Bancorp’s Secretary, by emailing her at apayne@fieldandmain.com or calling (270) 831-1632.
Whether or not you plan to attend the Field & Main Bancorp special meeting, please vote as soon as possible to make sure that your shares are represented at the meeting.
Not voting your shares will have the same practical effect as voting against the adoption and approval of the merger agreement.
The board of directors of Field & Main Bancorp unanimously recommends that holders of Field & Main Bancorp common stock vote “FOR” each of the proposals to be considered at the Field & Main Bancorp special meeting.
James A. Hillebrand Chairman of the Board and CEO Stock Yards Bancorp, Inc.	Scott P. Davis Chairman of the Board Field & Main Bancorp, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Stock Yards Bancorp or Field & Main Bancorp, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The accompanying proxy statement/prospectus is dated March 24, 2026, and is first being mailed to the Field & Main Bancorp shareholders on or about March 26, 2026.

ADDITIONAL INFORMATION
This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, or the “SEC,” by Stock Yards Bancorp (File No. 333-294141) under the Securities Act, constitutes a prospectus of Stock Yards Bancorp with respect to the shares of common stock to be issued to shareholders of Field & Main Bancorp pursuant to the merger agreement. This document also constitutes a proxy statement of Field & Main Bancorp in connection with the solicitation of proxies by the Field & Main Bancorp board of directors for use at the special meeting of Field & Main Bancorp shareholders.
The accompanying proxy statement/prospectus incorporates important business and financial information about Stock Yards Bancorp from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing, by email or by telephone at the appropriate address below:
Stock Yards Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky 40206
Telephone: (502) 582-2571
Attention: Investor Relations
Email: Investor.Relations@syb.com
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the special meeting. This means that Field & Main Bancorp shareholders requesting documents must do so by April 22, 2026 in order to receive them before the special meeting.
You should only rely on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated March 24, 2026, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to the Field & Main Bancorp shareholders nor the issuance by Stock Yards Bancorp of shares of Stock Yards Bancorp common stock in connection with the merger will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding Stock Yards Bancorp has been provided by Stock Yards Bancorp and information contained in this document regarding Field & Main Bancorp has been provided by Field & Main Bancorp.
See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97 for further information about Stock Yards Bancorp and a description of the documents incorporated by reference into this proxy statement/prospectus.

Field & Main Bancorp, Inc.
140 N. Main St.
Henderson, KY 42420
Notice of Special Meeting of Shareholders to be held on April 29, 2026
To the Shareholders of Field & Main Bancorp, Inc.:
On January 27, 2026, Field & Main Bancorp, Inc.(“Field & Main Bancorp”), Stock Yards Bancorp, Inc. (“Stock Yards Bancorp”) and River Holdings, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus.
NOTICE IS HEREBY GIVEN that a special meeting of the Field & Main Bancorp shareholders (the “Field & Main Bancorp special meeting”) will be held at the principal executive office of Field & Main Bank, Inc., 140 North Main Street, Henderson, Kentucky on April 29, 2026 at 2:00 PM, Central Time. Field & Main Bancorp is pleased to notify you of and cordially invite you to the Field & Main Bancorp special meeting.
If you are a holder of record, you will be able to attend the Field & Main Bancorp special meeting and vote either in person or by following the instructions on your proxy card. If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main Bancorp special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Field & Main Bancorp special meeting unless you provide a legal proxy from your broker, bank or other nominee.
At the Field & Main Bancorp special meeting, the Field & Main Bancorp shareholders will be asked to vote on the following matters:
•
A proposal to approve the merger agreement (the “Field & Main Bancorp merger proposal”).

•
A proposal to adjourn the Field & Main Bancorp special meeting, if necessary or appropriate, to solicit additional proxies if, immediately before such adjournment, there are not sufficient votes to approve the Field & Main Bancorp merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to the Field & Main Bancorp shareholders (the “Field & Main Bancorp adjournment proposal”).

The Field & Main Bancorp board of directors has fixed the close of business on March 13, 2026 as the record date for the Field & Main Bancorp special meeting. Only holders of record of Field & Main Bancorp common stock as of the close of business on the record date for the Field & Main Bancorp special meeting are entitled to notice of, and to vote at, the Field & Main Bancorp special meeting or any adjournment or postponement thereof.
The Field & Main Bancorp board of directors unanimously recommends that the Field & Main Bancorp shareholders vote “FOR” the Field & Main Bancorp merger proposal and “FOR” the Field & Main Bancorp adjournment proposal.
Your vote is important, regardless of the number of shares of Field & Main Bancorp common stock you own. Field & Main Bancorp cannot complete the transactions contemplated by the merger agreement unless the Field & Main Bancorp shareholders approve the Field & Main Bancorp merger proposal. The affirmative vote of a majority of the outstanding shares of Field & Main Bancorp common stock entitled to vote on the merger agreement is required to approve the Field & Main Bancorp merger proposal.
Each copy of the proxy statement/prospectus mailed to the Field & Main Bancorp shareholders is accompanied by a form of proxy card with instructions for voting.
Whether or not you plan to attend the Field & Main Bancorp special meeting, we urge you to please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker, trustee or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker, trustee or other nominee.
By Order of the Field & Main Bancorp Board of Directors
Scott P. Davis Chairman of the Board
March 24, 2026	Field & Main Bancorp, Inc.

i

ii

iii

QUESTIONS AND ANSWERS
The following are some questions that you may have about the merger and the special meeting of holders of Field & Main Bancorp common stock (the “Field & Main Bancorp special meeting”), and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus (sometimes referred to as the “proxy statement/prospectus”) because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Field & Main Bancorp special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
In this proxy statement/prospectus, unless the context otherwise requires:
•
“Stock Yards Bancorp” refers to Stock Yards Bancorp, Inc.;

•
“Stock Yards Bancorp common stock” refers to the common stock, no par value, of Stock Yards Bancorp;

•
“Field & Main Bancorp” refers to Field & Main Bancorp, Inc.;

•
“Field & Main Bancorp common stock” refers to the common stock, par value $10.00 per share, of Field & Main Bancorp; and

•
“Merger Sub” refers to River Holdings, Inc., a Kentucky corporation and a direct, wholly owned subsidiary of Stock Yards Bancorp.

Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus because Field & Main Bancorp has agreed to be acquired by Stock Yards Bancorp pursuant to the Agreement and Plan of Merger, dated as of January 27, 2026, by and among Stock Yards Bancorp, Merger Sub and Field & Main Bancorp (as amended from time to time, the “merger agreement”), which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. At the effective time, Merger Sub will merge with and into Field & Main Bancorp (the “merger”), with Field & Main Bancorp the surviving entity as a wholly owned subsidiary of Stock Yards Bancorp. Following the completion of the merger, Field & Main Bancorp, as the surviving entity of the merger, will merge (the “upstream merger”) with and into Stock Yards Bancorp, with Stock Yards Bancorp as the surviving entity (the “combined company”). Immediately following the completion of the upstream merger, or at such other time as Stock Yards Bancorp may determine, Field & Main Bank, Inc., a Kentucky state-chartered bank and wholly owned subsidiary of Field & Main Bancorp, will merge (the “bank merger”) with and into Stock Yards Bank & Trust Company, a Kentucky state-chartered bank and wholly owned subsidiary of Stock Yards Bancorp, with Stock Yards Bank & Trust Company surviving the bank merger.

To complete the merger, among other things, holders of Field & Main Bancorp common stock (the “Field & Main Bancorp shareholders”) must approve the merger agreement.
This document is also a proxy statement/prospectus that is being delivered to the Field & Main Bancorp shareholders because, in connection with the merger, Stock Yards Bancorp is offering shares of Stock Yards Bancorp common stock to the Field & Main Bancorp shareholders.
This proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the Field & Main Bancorp special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of Field & Main Bancorp common stock voted by proxy without attending the meeting. Your vote is important, and we encourage you to submit your proxy as soon as possible.
Q:
What will happen in the merger?

A:
In the merger, Merger Sub will merge with and into Field & Main Bancorp with Field & Main Bancorp surviving the merger as a wholly-owned subsidiary of Stock Yards Bancorp. Each share of

Field & Main Bancorp common stock issued and outstanding immediately before the effective time of the merger (the “effective time”) (except for shares of Field & Main Bancorp common stock (A) owned by Field & Main Bancorp or Stock Yards Bancorp (other than shares (x) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (y) held, directly or indirectly, as a result of debts previously contracted) or (B) which are issued and outstanding immediately before the effective time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto (the “Dissenting Shares”) in accordance with the Kentucky Business Corporation Act) (collectively, the “Excluded Shares”) will be converted into the right to receive 0.6550 shares (the “exchange ratio”) of Stock Yards Bancorp common stock per share of Field & Main Bancorp common stock (the “merger consideration”). After completion of the upstream merger, Field & Main Bancorp will cease to exist. Holders of Stock Yards Bancorp common stock (the “Stock Yards Bancorp shareholders”) will continue to own their existing shares of Stock Yards Bancorp common stock. See the information provided in the section of this proxy statement/prospectus entitled “The Merger Agreement — Structure of the Merger” beginning on page 62 and the merger agreement for more information about the merger.
Q:
When and where will the special meeting take place?

A:
The Field & Main Bancorp special meeting will be an in person meeting held on April 29, 2026 at 2:00 PM Central Time at the principal executive office of Field & Main Bank, Inc., 140 North Main Street, Henderson, Kentucky. Your attendance at the meeting affords you the right and opportunity to participate in the meeting. The Field & Main Bancorp directors, executive officers and financial and legal advisors will attend the meeting and be available for questions.

Even if you plan to attend the Field & Main Bancorp special meeting in person, Field & Main Bancorp recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the Field & Main Bancorp special meeting. See “Can I vote my shares without attending the Field & Main Bancorp special meeting?” below. If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Field & Main special meeting unless you provide a legal proxy from your broker, bank or other nominee.
Q:
What matters will be considered at the Field & Main Bancorp special meeting?

A:
At the Field & Main Bancorp special meeting, the Field & Main Bancorp shareholders will be asked to consider and vote on the following proposals:

•
Field & Main Bancorp Proposal 1 — The Field & Main Bancorp merger proposal: Approval of the merger agreement (the “Field & Main Bancorp merger proposal”);

•
Field & Main Bancorp Proposal 2 — The Field & Main Bancorp adjournment proposal: Approval of the adjournment of the Field & Main Bancorp special meeting, if necessary or appropriate, to solicit additional proxies if, immediately before such adjournment, there are not sufficient votes at the time of the Field & Main Bancorp special meeting to approve the Field & Main Bancorp merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to the Field & Main Bancorp shareholders (the “Field & Main Bancorp adjournment proposal”).

In order to complete the merger, among other things, the Field & Main Bancorp shareholders must approve the Field & Main Bancorp merger proposal. The approval of the Field & Main Bancorp adjournment proposal is not a condition to the obligations of Stock Yards Bancorp or Field & Main Bancorp to complete the merger.

Q:
Why do Stock Yards Bancorp and Field & Main Bancorp want to merge?

A:
The combination of Field & Main Bancorp and Stock Yards Bancorp will provide the opportunity to create efficiencies and enhance the value of the combined company while offering Field & Main Bank, Inc. customers broader product offerings, increased lending capabilities and an expanded branch delivery system that stretches throughout the Louisville, Kentucky MSA, Central & Eastern Kentucky, Bowling Green, Kentucky, Evansville, Indiana, Henderson Kentucky, Indianapolis, Indiana, and Northern Kentucky/Cincinnati, Ohio metropolitan markets.

Q:
What will the Field & Main Bancorp shareholders receive in the merger?

A:
In the merger, the Field & Main Bancorp shareholders will receive 0.6550 shares of Stock Yards Bancorp common stock for each share of Field & Main Bancorp common stock held immediately before the completion of the merger (other than the Excluded Shares). Stock Yards Bancorp will not issue any fractional shares of Stock Yards Bancorp common stock in the merger. The Field & Main Bancorp shareholders who would otherwise be entitled to a fractional share of Stock Yards Bancorp common stock in the merger will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying the average of the closing-sale prices per share of Stock Yards Bancorp common stock on the NASDAQ Global Select Market (the “NASDAQ”) as reported by the Wall Street Journal for the consecutive period of five full trading days immediately preceding (but not including) the day on which the merger is completed by the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Stock Yards Bancorp common stock that such shareholder would otherwise be entitled to receive.

Q:
What will the Stock Yards Bancorp shareholders receive in the merger?

A:
In the merger, the Stock Yards Bancorp shareholders will not receive any consideration, and their shares of Stock Yards Bancorp common stock will remain outstanding and will constitute shares of the combined company. Following the merger, shares of Stock Yards Bancorp common stock will continue to be listed on the NASDAQ.

Q:
What percentage of the combined company will the Stock Yards Bancorp shareholders and the Field & Main Bancorp shareholders, respectively, own following the merger?

A:
Upon completion of the merger, the Stock Yards Bancorp shareholders immediately before the effective time of the merger will own approximately 95.10% of the combined company and the Field & Main Bancorp shareholders immediately before the effective time of the merger will own approximately 4.90% of the combined company.

Q:
Will the implied value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes. Although the ratio for the number of shares of Stock Yards Bancorp common stock that the Field & Main Bancorp shareholders will receive is fixed, the implied value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value for Stock Yards Bancorp common stock. Any net increase in the market price of Stock Yards Bancorp common stock after the date of this proxy statement/prospectus will increase the implied value of the shares of Stock Yards Bancorp common stock that the Field & Main Bancorp shareholders will receive. Any net decrease in the market price of Stock Yards Bancorp common stock after the date of this proxy statement/prospectus will decrease the implied value of the shares of Stock Yards Bancorp common stock that the Field & Main Bancorp shareholders will receive.

Q:
How will the merger affect Field & Main Bancorp restricted stock awards?

A:
Field & Main Bancorp previously made certain awards of restricted stock to its employees and management under the terms of various stock award plans previously approved by the Field & Main Bancorp shareholders. As a result of the merger, each award of a share of Field & Main Bancorp common stock subject to vesting, repurchase or other lapse restriction (a “Field & Main Bancorp restricted stock award”), that was outstanding as of the date of the merger agreement and would otherwise remain outstanding as of the effective time, will fully vest and be cancelled and converted into the right to receive the merger consideration.
Q:
What are the conditions to complete the merger?

A:
The obligations of Stock Yards Bancorp and Field & Main Bancorp to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals, a tax opinion, and approval of the Field & Main Bancorp merger proposal by the Field & Main Bancorp shareholders. For more information regarding closing conditions, see the information provided in the section of this proxy statement/prospectus entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 75.

Q:
When will the merger be completed?

A:
We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including the receipt of required regulatory approvals and approval of the Field & Main Bancorp merger proposal by the Field & Main Bancorp shareholders. While we expect the merger to be completed in the second quarter of 2026, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

Q:
How does the Field & Main Bancorp board of directors recommend that I vote at the Field & Main Bancorp special meeting?

A:
The board of directors of Field & Main Bancorp (the “Field & Main Bancorp board of directors”) recommends that you vote “FOR” the Field & Main Bancorp merger proposal and “FOR” the Field & Main Bancorp adjournment proposal.

In considering the recommendations of the Field & Main Bancorp board of directors, the Field & Main Bancorp shareholders should be aware that Field & Main Bancorp directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the Field & Main Bancorp shareholders generally. For a more complete description of these interests, see the information provided in the section of this proxy statement/prospectus entitled “The Merger — Interests of Field & Main Bancorp’s Directors and Executive Officers in the Merger” beginning on page 53.
Q:
Who is entitled to vote at the Field & Main Bancorp special meeting?

A:
The record date for the Field & Main Bancorp special meeting is March 13, 2026. All of the Field & Main Bancorp shareholders who held shares at the close of business on the record date for the Field & Main Bancorp special meeting are entitled to receive notice of, and to vote at, the Field & Main Bancorp special meeting.

Each holder of Field & Main Bancorp common stock is entitled to cast one vote on each matter properly brought before the Field & Main Bancorp special meeting for each share of Field & Main Bancorp common stock that such holder owned of record as of the record date. As of the close of business on the record date for the Field & Main Bancorp special meeting, there were 2,372,067 outstanding shares of Field & Main Bancorp common stock (including 55,420 issued but unvested Field & Main Bancorp restricted stock awards). Attendance at the Field & Main Bancorp special meeting is not required to vote. See below and the section of this proxy statement/prospectus entitled “The Field & Main Bancorp Special Meeting — Proxies” beginning on page 32 for instructions on how to vote your shares without attending the Field & Main Bancorp special meeting in person.
Q:
What constitutes a quorum for the Field & Main Bancorp special meeting?

A:
The presence in person or by proxy at the Field & Main Bancorp special meeting of shareholders entitled to cast a majority of the outstanding shares of stock entitled to be voted at the meeting constitutes a quorum. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If you fail to attend the Field & Main Bancorp special meeting in person, fail to submit a proxy for the Field & Main Bancorp special meeting, or fail to instruct your bank, broker, trustee or other nominee how to vote, your shares of Field & Main Bancorp common stock will not be counted towards a quorum.
Q:
If my shares of common stock are held in “street name” by my broker, will my broker vote my shares for me?

A:
If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Field & Main special meeting unless you provide a legal proxy from your broker, bank or other nominee.

Further, banks, brokers, trustees or other nominees who hold shares of Field & Main Bancorp common stock on behalf of their customers may not give a proxy to Field & Main Bancorp to vote those shares with respect to any non-routine matters without specific instructions from you, as banks, brokers, trustees and other nominees do not have discretionary voting power on any non-routine matters that will be voted upon at the Field & Main Bancorp special meeting, including the Field & Main Bancorp merger proposal and the Field & Main Bancorp adjournment proposal.
Q:
What vote is required for the approval of each proposal at the Field & Main Bancorp special meeting?

A:
Field & Main Bancorp Proposal 1 — Field & Main Bancorp merger proposal:   Approval of the Field & Main Bancorp merger proposal requires the affirmative vote of a majority of the outstanding shares of Field & Main Bancorp common stock entitled to vote on the merger agreement. Accordingly, an abstention, broker non-vote or other failure to vote will have the same effect as a vote “AGAINST” the Field & Main Bancorp merger proposal.

Field & Main Bancorp Proposal 2 — Field & Main Bancorp adjournment proposal:   Approval of the Field & Main Bancorp adjournment proposal requires the affirmative vote of a majority of the shares of Field & Main Bancorp common stock represented in person or by proxy at the Field & Main Bancorp special meeting. Accordingly, an abstention will have the same effect as a vote “AGAINST” the Field & Main Bancorp adjournment proposal.
Q:
Am I required to vote on these proposals?

A:
No. You are not required to vote. However, an abstention, broker non-vote or other failure to vote will have the same effect as a vote “AGAINST” the Field & Main Bancorp merger proposal.

Q:
Are any Field & Main Bancorp shareholders already committed to vote in favor of the merger?

A:
Eleven trusts among Field & Main Bancorp’s shareholders (the “Preston Family Trusts”) have entered into a support agreement with Stock Yards Bancorp pursuant to which they have agreed, among other things, and unless the merger agreement is terminated, to vote their respective shares of Field & Main Bancorp common stock in favor of the approval of the merger agreement and the transactions contemplated thereby, and against alternative acquisition proposals. In addition, the support agreement places restrictions upon the Preston Family Trusts for periods after the effective date in terms of competing in the commercial banking and wealth management business, the number of shares of Stock Yards Bancorp common stock received by the Preston Family Trusts under the merger which may be sold by the Preston Family Trusts and the ability of the Preston Family Trusts to discontinue the wealth management relationships such trusts currently maintain with the Field & Main Bank, Inc. trust department. As of the record date for the Field & Main Bancorp special meeting, the Preston Family Trusts owned and are entitled to vote 1,542,889 shares of Field & Main Bancorp common stock, representing sixty-five and four hundredths percent (65.04%) of the shares of Field & Main Bancorp common stock outstanding on that date. If the Preston Family Trusts vote in favor of adoption of the Field & Main Bancorp merger proposal, as required by the support agreement, then the Field & Main Bancorp merger proposal will be approved.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Field & Main Bancorp common stock represented by your proxy will be voted as recommended by the Field & Main Bancorp board of directors with respect to such proposals.

Q:
How can I vote my shares at the Field & Main Bancorp special meeting?

A:
Record Holders.   Shares held directly in your name as the holder of record of Field & Main Bancorp common stock may be voted in person at the Field & Main Bancorp special meeting.

Shares in “street name.”   If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main Bancorp special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.
Further, banks, brokers, trustees or other nominees who hold shares of Field & Main Bancorp common stock on behalf of their customers may not give a proxy to Field & Main Bancorp to vote those shares with respect to any non-routine matters without specific instructions from you, as banks, brokers, trustees and other nominees do not have discretionary voting power on any non-routine matters that will be voted upon at the Field & Main Bancorp special meeting, including the Field & Main Bancorp merger proposal and the Field & Main Bancorp adjournment proposal.
Even if you plan to attend the Field & Main Bancorp special meeting in person, Field & Main Bancorp recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the special meeting. See “Can I vote my shares without attending the Field & Main Bancorp special meeting?” below.
Additional information on attending the Field & Main Bancorp special meeting can be found under the section of this proxy statement/prospectus entitled “The Field & Main Bancorp Special Meeting” on page 30.
Q:
Can I vote my shares without attending the Field & Main Bancorp special meeting?

A:
Whether you hold your shares directly as the holder of record of Field & Main Bancorp common stock or beneficially in “street name,” you may direct your vote by proxy without attending the Field & Main Bancorp special meeting in person.

If you are a record holder of Field & Main Bancorp common stock, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee. If you intend to submit your proxy by mail, your completed proxy card must be received before the Field & Main Bancorp special meeting.
If you hold your shares in a stock brokerage account or if your shares are held by a bank, broker, trustee or other nominee (that is, in “street name”), please follow the proxy voting instructions provided by your broker, bank, trustee or other nominee.
Additional information on voting procedures can be found under the section of this proxy statement/prospectus entitled “The Field & Main Bancorp Special Meeting” beginning on page 30.

Q:
What should I do now?

A:
After carefully reading and considering the information contained or incorporated by reference in this proxy statement/prospectus, please vote as soon as possible. If you hold shares of Field & Main Bancorp common stock as a holder of record, please respond by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope, as soon as possible so that your shares may be represented at the special meeting. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee.

Q:
Can I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. You can change your vote at any time before your proxy is voted at your meeting. You can do this by:

•
submitting a written statement that you would like to revoke your proxy to the corporate secretary of Field & Main Bancorp;

•
signing and returning a proxy card with a later date; or

•
attending the Field & Main Bancorp special meeting in person, notifying the corporate secretary and voting by ballot at the Field & Main Bancorp special meeting.

If your shares are held by a broker, bank, trustee or other nominee, you should contact your broker, bank, trustee or other nominee to change your vote.
Q:
Will Field & Main Bancorp be required to submit the Field & Main Bancorp merger proposal to its shareholders even if the Field & Main Bancorp board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Field & Main Bancorp special meeting, Field & Main Bancorp is required to submit the Field & Main Bancorp merger proposal to its shareholders even if the Field & Main Bancorp board of directors has withdrawn or modified its recommendation.

Q:
Are the Field & Main Bancorp shareholders entitled to dissenters’ rights?

A:
Yes. The Field & Main Bancorp shareholders are entitled to dissenters’ rights under the Kentucky Business Corporation Act (the “KBCA”). For a description of dissenters’ rights, see the information provided in the section of this proxy statement/prospectus entitled “The Merger-Dissenters’ Rights in the Merger.”

Q:
What are the U.S. federal income tax consequences of the merger to Field & Main Bancorp common shareholders?

A:
The merger and the upstream merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and it is a condition to the respective obligations of Stock Yards Bancorp and Field & Main Bancorp to complete the merger that each of Stock Yards Bancorp and Field & Main Bancorp receives a legal opinion to that effect. Accordingly, we expect the merger and the upstream merger, taken together, generally to be tax-free to Field & Main Bancorp common shareholders for United States federal income tax purposes with respect to the shares of Stock Yards Bancorp common stock that they receive pursuant to the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Stock Yards Bancorp common stock. A Field & Main Bancorp common shareholder generally will recognize gain or loss with respect to cash received instead of a fractional share of Stock Yards Bancorp common stock that the Field & Main Bancorp common shareholder would otherwise be entitled to receive. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81.

The United States federal income tax consequences described above may not apply to all holders of Field & Main Bancorp common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Are there any risks that I should consider in deciding whether to vote for the approval of the Field & Main Bancorp merger proposal, or the other proposals to be considered at the Field & Main Bancorp special meeting?

A:
Yes. You should read and carefully consider the risk factors set forth in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 23. You also should read and carefully consider the risk factors of Stock Yards Bancorp contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, the Field & Main Bancorp shareholders will not receive any merger consideration for their shares in connection with the merger. Instead, Field & Main Bancorp will remain an independent company. If the merger is not completed, Field & Main Bancorp will have to pay various costs and expenses related to the merger that have already been incurred, even though it will not realize the expected benefits of the merger. If Field & Main Bancorp shareholders do not approve the merger agreement at the special meeting and the merger agreement is terminated, Field & Main Bancorp will be required to reimburse Stock Yards Bancorp for its reasonable, documented out-of-pocket expenses related to the merger agreement, up to a maximum of $2 million (except in circumstances where the termination fee described below is required to be paid, in which event only the termination fee is payable). Additionally, if the merger agreement is terminated in connection with Field & Main Bancorp’s acceptance of an Acquisition Proposal (as defined in the merger agreement), or in other specified circumstances involving competing acquisition proposals or the Field & Main Bancorp board’s withdrawal of its recommendation to approve the merger, Field & Main Bancorp will be required to pay Stock Yards Bancorp a termination fee of $4.5 million. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination Fee” beginning on page 78 for a discussion of the circumstances under which the termination fee will be required to be paid.

Q:
What happens if I sell my shares after the record date but before the Field & Main Bancorp special meeting?

A:
The Field & Main Bancorp record date is earlier than the date of the Field & Main Bancorp special meeting, and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Field & Main Bancorp common stock, after the record date but before the date of the Field & Main Bancorp special meeting, you will retain your right to vote at such special meeting (provided that such shares remain outstanding on the date of such special meeting), but, with respect to Field & Main Bancorp common stock, you will not have the right to receive the merger consideration to be received by the Field & Main Bancorp shareholders in connection with the merger. In order to receive the merger consideration, you must hold your shares of Field & Main Bancorp common stock through completion of the merger.

Q:
Should I send in my stock certificates now?

A:
No. Please do not send in your Field & Main Bancorp stock certificates with your proxy. After the merger is completed, an exchange agent that is reasonably acceptable to Stock Yards Bancorp and Field & Main Bancorp (the “exchange agent”) will send you instructions for exchanging Field & Main Bancorp stock certificates for the consideration to be received in the merger. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Conversion of Shares” beginning on page 63.

Q:
What should I do if I have lost or misplaced my stock certificates?

A:
You may contact Field & Main Bancorp’s transfer agent, Equiniti Trust Company, LLC (the “transfer agent”), by telephone at (800) 937-5449 if you have lost your stock certificate.

Q:
How will book entry shares be handled?

A:
After the merger is completed, any book entry-only shares of Field & Main Bancorp common stock will be automatically exchanged for the merger consideration by the exchange agent. If a Field & Main Bancorp shareholder has shares both in book entry and stock certificate form, such shareholder will have to wait to exchange shares until the stock certificate(s) and letter of transmittal have been sent to the exchange agent. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Conversion of Shares” beginning on page 63.

Q:
What should I do if I receive more than one set of voting materials for the same special meeting?

A:
If you hold shares of Field & Main Bancorp common stock in “street name” and also directly in your name as a holder of record or otherwise or if you hold shares of Field & Main Bancorp common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting.

Record Holders.   For shares held directly, please complete, sign, date and return each proxy card or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Field & Main Bancorp common stock are voted.
Shares in “street name.”   For shares held in “street name” through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee to vote your shares.
Q:
Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Andrea Payne, Field & Main Bancorp’s Secretary, by emailing her at apayne@fieldandmain.com or calling (270) 831-1632.

SUMMARY
This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference important business and financial information about Stock Yards Bancorp into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
The Parties to the Merger
Stock Yards Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky 40206
(502) 582-2571
Stock Yards Bancorp, Inc. is a financial holding company, headquartered in Louisville, Kentucky, and is the holding company for Stock Yards Bank & Trust, its sole subsidiary. Stock Yards Bancorp, which was incorporated in 1988 in Kentucky, is registered with, and subject to supervision, regulation and examination by, the Board of Governors of the Federal Reserve System. Stock Yards Bank & Trust, established in 1904, is a state-chartered non-member financial institution that provides services in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio markets through 75 full service banking center locations. As of December 31, 2025, Stock Yards Bancorp had approximately $7.64 billion of assets under management as part of its Wealth Management & Trust operations. Stock Yards Bank & Trust is registered with, and subject to supervision, regulation and examination by, the FDIC and the Kentucky Department of Financial Institutions. The principal executive office of Stock Yards Bancorp, Inc. and Stock Yards Bank & Trust Company is located at 1040 East Main Street, Louisville, Kentucky 40206.
Stock Yards Bancorp’s common stock is traded on the NASDAQ under the symbol “SYBT.”
River Holdings, Inc.
c/o Stock Yards Bancorp, Inc.
P.O. Box 32890
Louisville, Kentucky 40232-2890
(888) 831-1500
River Holdings, Inc., which we refer to as Merger Sub, is a Kentucky corporation and direct, wholly owned subsidiary of Stock Yards Bancorp formed solely for the purpose of facilitating the merger of Merger Sub and Field & Main Bancorp. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into Field & Main Bancorp, with Field & Main Bancorp surviving such merger as a wholly owned subsidiary of Stock Yards Bancorp.
Field & Main Bancorp, Inc.
140 N. Main St.,
Henderson, KY 42420
(270) 831-1500
Field & Main Bancorp, is a financial holding company headquartered in Henderson, Kentucky, and is the holding company for Field & Main Bank, Inc., which operates 6 branches in 4 communities throughout Kentucky serving the Henderson, Kentucky, Lexington, Kentucky, Cynthiana, Kentucky and Evansville, Indiana markets. As of December 31, 2025, Field & Main Bancorp reported approximately $861 million in assets, $652 million in loans, $781 million in deposits and $68 million in tangible common equity. Field & Main Bancorp also maintains a Wealth Management and Trust Department with total assets under management of $800 million at December 31, 2025. The principal executive office of Field & Main Bancorp and Field & Main Bank, Inc. is located at 140 N. Main St., Henderson, KY 42420.

Field & Main Bancorp’s common stock is not listed or quoted on any exchange.
The Merger and the Merger Agreement
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement carefully, and in its entirety, as it is the primary legal document that governs the merger.
Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Field & Main Bancorp, with Field & Main Bancorp as the surviving corporation. Following the completion of the merger, Field & Main Bancorp will merge with and into Stock Yards Bancorp under the upstream merger, with Stock Yards Bancorp as the surviving corporation. Immediately following completion of the upstream merger, or at such other time as Stock Yards Bancorp may determine, Field & Main Bank, Inc., a Kentucky state-chartered bank and wholly owned subsidiary of Field & Main Bancorp, will merge with and into Stock Yards Bank & Trust Company, a Kentucky state-chartered bank and a wholly owned subsidiary of Stock Yards Bancorp.
Merger Consideration
In the merger, each share of Field & Main Bancorp common stock issued and outstanding immediately before the effective time (other than the Excluded Shares) will be converted into the right to receive 0.6550 shares of Stock Yards Bancorp common stock. No fractional shares of Stock Yards Bancorp common stock will be issued in connection with the merger, and the Field & Main Bancorp shareholders will be entitled to receive cash in lieu thereof.
Stock Yards Bancorp common stock is listed on NASDAQ under the symbol “SYBT.” Field & Main Bancorp common stock is not listed or quoted on any exchange.
The following table shows the closing sale prices of Stock Yards Bancorp common stock as reported on the NASDAQ on January 26, 2026, the last full trading day before the public announcement of the merger agreement, and on March 19, 2026, the last practicable trading day before the date of this proxy statement/prospectus. This table also shows the implied value of the merger consideration to be issued in exchange for each share of Field & Main Bancorp common stock, which was calculated by multiplying the closing price of Stock Yards Bancorp’s common stock on those dates by the exchange ratio of 0.6550 per share.
	Per Share Price of Stock Yards Bancorp Common Stock	Implied Per Share Value of Merger Consideration
January 26, 2026	$68.01	$44.55
March 19, 2026	$62.98	$41.25
For more information on the exchange ratio, see the section of this proxy statement/prospectus entitled “The Merger — Terms of the Merger” beginning on page 37 and the section of this proxy statement/prospectus entitled “The Merger Agreement — Merger Consideration” beginning on page 63.
Treatment of Field & Main Bancorp Restricted Stock Awards
As a result of the merger, each Field & Main Bancorp restricted stock award, that was outstanding as of the date of the merger agreement and would otherwise remain outstanding as of the effective time will fully vest and be cancelled and converted into the right to receive the merger consideration.
Interests of Field & Main Bancorp’s Directors and Executive Officers in the Merger
In considering the recommendation of the Field & Main Bancorp board of directors, the Field & Main Bancorp shareholders should be aware that the directors and executive officers of Field & Main Bancorp may have interests, including financial interests, in the merger that may be different from, or in addition to, the interests of the Field & Main Bancorp shareholders generally. The Field & Main Bancorp board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, and in making its recommendation that the Field & Main Bancorp shareholders vote to approve the merger proposal. These interests are described in further detail in the section of this proxy statement/prospectus entitled “The Merger — Interests of Field & Main Bancorp’s Directors and Executive Officers in the Merger” beginning on page 53.
Field & Main Bancorp’s Reasons for the Merger; Recommendation of the Field & Main Bancorp Board of Directors
The Field & Main Bancorp board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Field & Main Bancorp and its shareholders and has unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Field & Main Bancorp board of directors unanimously recommends that the Field & Main Bancorp shareholders vote “FOR” the approval of the merger agreement and “FOR” the Field & Main Bancorp adjournment proposal. For a more detailed discussion of the Field & Main Bancorp board of directors’ recommendation, see the section of this proxy statement/prospectus entitled “The Merger — Field & Main Bancorp’s Reasons for the Merger; Recommendation of the Field & Main Bancorp Board of Directors” beginning on page 41.
Opinion of Field & Main Bancorp’s Financial Advisor
At the January 27, 2026 board of directors meeting of Field & Main Bancorp, representatives of Raymond James & Associates, Inc. (“Raymond James”) rendered Raymond James’ oral opinion, which was subsequently confirmed by delivery of a written opinion to the Field & Main Bancorp board dated January 27, 2026, that, as of such date, the merger consideration to be received by holders of Field & Main Bancorp’s outstanding common shares (other than Excluded Shares) in the merger pursuant to the merger agreement is fair, from a financial point of view, to such holders, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.
The full text of the written opinion of Raymond James, dated January 27, 2026, which sets forth, among other things, the various procedures followed, assumptions made, matters considered, and qualifications and limitations on the scope of the review undertaken, is attached as Annex B to this proxy statement/prospectus. Raymond James provided its opinion for the information and assistance of the Field & Main Bancorp board of directors (solely in its members’ capacity as directors) in connection with, and for purposes of, its consideration of the merger, and its opinion addresses only whether the merger consideration to be received by the holders of Field & Main Bancorp common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of FMB common stock as of January 27, 2026. The opinion of Raymond James did not address any other term or aspect of the merger agreement, or the transactions contemplated thereby. The Raymond James opinion does not constitute a recommendation to the Field & Main Bancorp board of directors, or to any Field & Main Bancorp shareholder, as to how the Field & Main Bancorp board of directors, such shareholder or any other person should act with respect to the merger or any other matter.
Dissenters’ Rights in the Merger
Field & Main Bancorp shareholders are entitled to dissenters’ rights under the KBCA. For a more detailed discussion of dissenters’ rights in the merger, see the section of this proxy statement/prospectus entitled “The Merger-Dissenters’ Rights in the Merger” beginning on page 58.
Governance of the Combined Company After the Merger
Stock Yards Bancorp intends for Scott P. Davis, a current member of the Field & Main Bancorp Board of Directors and current Chief Executive Officer of Field & Main Bancorp and Field & Main Bank, Inc., to be added as a member of the Stock Yards Bancorp board of directors and Stock Yards Bank & Trust Company board of directors after the effective time, subject to Stock Yards Bancorp’s and Stock Yards Bank & Trust Company’s corporate governance practices and policies and applicable law. The directors of the combined company will receive compensation for their service as directors. The compensation received by Stock Yards Bancorp’s directors for 2025 is described in Stock Yards Bancorp’s definitive proxy statement relating to its 2026 annual meeting of shareholders, which was filed with the SEC on March 12, 2026.

Scott P. Davis, age 67, has been a director of Field & Main Bancorp for 34 years (including 23 years with Ohio Valley Bancorp, Inc., a predecessor entity).
Since January 2025, Scott P. Davis has not had any transactions with related parties which are required to be disclosed under Item 404 of Regulation S-K.
The Stock Yards Bancorp board of directors has determined that Scott P. Davis is independent. The process the Stock Yards Bancorp board of directors uses to determine independence is described in its 2026 Proxy Statement, which is incorporated by reference into this proxy statement/prospectus.
Regulatory Approvals
Subject to the terms of the merger agreement, Stock Yards Bancorp and Field & Main Bancorp have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, regulatory agencies, and governmental entities which are necessary to consummate the transactions contemplated by the merger agreement (including the merger, the upstream merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. These approvals include, among others, the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”) and the Kentucky Department of Financial Institutions (the “KDFI”).
Although neither Stock Yards Bancorp nor Field & Main Bancorp knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Stock Yards Bancorp and Field & Main Bancorp cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or the bank merger.
Expected Timing of the Merger
Stock Yards Bancorp and Field & Main Bancorp expect the merger to close in the second quarter of 2026. However, neither Stock Yards Bancorp nor Field & Main Bancorp can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. Field & Main Bancorp must first obtain the approval of the Field & Main Bancorp shareholders for the merger. Stock Yards Bancorp and Field & Main Bancorp must also obtain necessary regulatory approvals and satisfy certain other closing conditions.
Conditions to Completion of the Merger
As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:
•
approval of the merger agreement by the Field & Main Bancorp shareholders;

•
the eligibility for trading on the NASDAQ of the shares of Stock Yards Bancorp common stock that will be issuable as merger consideration pursuant to the merger agreement;

•
all regulatory authorizations, consents, orders and approvals from the Federal Reserve Board, the FDIC and the KDFI (the “requisite regulatory approvals”) having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired, without any requisite regulatory approval resulting in the imposition of any materially burdensome regulatory condition (as that concept is defined in the merger agreement);

•
effectiveness of the registration statement of which this proxy statement/prospectus is a part (the “registration statement”) under the Securities Act, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn;

•
no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement being in effect, and no statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger or any of the other transactions contemplated by the merger agreement;
•
no material adverse effect having occurred with respect to Field & Main Bancorp or Stock Yards Bancorp;

•
Field & Main Bancorp’s closing net equity as of the close of business on the closing date being no less than $70,194,000;

•
Field & Main Bank Inc.’s non-performing assets on the closing date being no more than $12,000,000;

•
subject to materiality standards provided in the merger agreement, the accuracy of the representations and warranties of Stock Yards Bancorp and Field & Main Bancorp in the merger agreement;

•
performance in all material respects by each of Stock Yards Bancorp and Field & Main Bancorp of their respective obligations under the merger agreement; and

•
receipt by each of Stock Yards Bancorp and Field & Main Bancorp of an opinion from counsel as to certain tax matters.

Agreement Not to Solicit Other Offers
Under the terms of the merger agreement, Field & Main Bancorp has agreed not to initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, or engage or participate in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to, or approve, endorse, recommend, execute or enter into any letter of intent, agreement, indication of interest, memorandum of understanding, agreement in principle, or contract (other than a confidentiality agreement described in this paragraph) relating to, or that is intended to or would reasonably be expected to lead to, an acquisition proposal, or enter into any agreement, arrangement, or understanding requiring Field & Main Bancorp to abandon, terminate, or fail to consummate the merger or any other transaction contemplated by the merger agreement. Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances, in response to an unsolicited bona fide written acquisition proposal which, in the good faith judgment of the Field & Main Bancorp board of directors (after receiving the advice of its outside counsel and financial advisors), is, or is more likely than not to result in, a proposal which is superior to the merger with Stock Yards Bancorp, Field & Main Bancorp may furnish nonpublic information or data regarding Field & Main Bancorp and participate in discussions or negotiations with such third party to the extent that the Field & Main Bancorp board of directors determines in good faith (after receiving the advice of its outside counsel) that doing so is necessary in order for such directors to comply with their fiduciary duties under applicable law, provided, further, that prior to providing any such nonpublic information or data, Field & Main Bancorp will have entered into a confidentiality agreement with such third party on terms, in all material respects, no less restrictive with respect to the third party than the confidentiality agreement previously entered into between Field & Main Bancorp and Stock Yards Bancorp.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time in the following circumstances:
•
by mutual written consent of Stock Yards Bancorp and Field & Main Bancorp, if each of their respective boards of directors so determines by a vote of a majority of the members of each respective board of directors;

•
by either Stock Yards Bancorp or Field & Main Bancorp if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval shall be due primarily to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement;
•
by either Stock Yards Bancorp or Field & Main Bancorp if the merger shall not have been consummated on or before the date that is one year from the date of the merger agreement (the “outside date”), unless the failure of the closing to occur by the outside date shall be due primarily to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement and that failure has caused or resulted in (1) the failure to satisfy the conditions to closing set forth in the merger agreement prior to the outside date or (2) the failure of the closing to have occurred prior to the outside date;

•
by either Stock Yards Bancorp or Field & Main Bancorp if the Field & Main Bancorp shareholder vote to approve the merger is not obtained at the Field & Main Bancorp special meeting (or at any adjournment or postponement thereof), provided that no party may terminate the merger agreement in accordance with the foregoing if the party seeking to terminate the merger agreement has breached the merger agreement in any material respect in a manner that primarily caused the failure to obtain the required Field & Main Bancorp shareholder vote for approval of the merger at the Field & Main Bancorp special meeting (or at any adjournment or postponement thereof);

•
by either Stock Yards Bancorp or Field & Main Bancorp (provided the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if the other party has breached any representations, warranties, covenants or agreements contained in the merger agreement (or any representation or warranty has ceased to be true), and such breach (or failure of a representation or warranty to be true), either individually or in the aggregate with all other breaches by the party (or failures of representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a specified condition to closing in the terminating party’s favor under the merger agreement, and which is not cured by the earlier of the outside date or within 30 days (or the period of fewer days remaining until the outside date) following written notice from the terminating party to the other party, or which breach or failure by its nature or timing cannot be cured during such period;

•
by Field & Main Bancorp if (1) the Field & Main Bancorp board of directors (or a duly authorized committee thereof) has authorized Field & Main Bancorp to enter into an alternative acquisition agreement with respect to a superior proposal, (2) Field & Main Bancorp has complied in all respects with its obligations under the merger agreement as described in the section of this proxy statement/prospectus entitled “The Merger Agreement — Non-Solicitation and Requirements for a Change of Recommendation” beginning on page 72 with respect to soliciting acquisition proposals and making a change of recommendation, and (3) in the case of the scenario described above in part (1) of this bullet point, immediately after termination of the merger agreement, Field & Main Bancorp enters into an alternative acquisition agreement, with respect to a superior proposal referred to in part (1) of this bullet point; provided, that Field & Main Bancorp’s right to terminate the merger agreement with respect to a superior proposal as described in this section is conditioned on and subject to the prior payment by Field & Main Bancorp to Stock Yards Bancorp of the termination fee in accordance with the merger agreement;

•
by Stock Yards Bancorp, if (1) Field & Main Bancorp’s board of directors has (A) failed to include the board recommendation in the proxy statement, or withdrawn, modified or qualified the board recommendation in a manner adverse to Stock Yards Bancorp, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an acquisition proposal that has been publicly disclosed within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms of the merger agreement, or (B) recommended or endorsed an acquisition proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to such acquisition proposal within 10 business days after an acquisition proposal is publicly announced, or (2) Field & Main Bancorp or its board of directors has breached its obligations under the merger agreement as to obtaining its shareholders’ approval of the merger, making the board recommendation, soliciting acquisition proposals, or making a change of recommendation, in any material respect; or

•
by Stock Yards Bancorp if greater than 5% of the outstanding shares of Field & Main Bancorp common stock have become and remain dissenting shares.

Termination Payments
If the merger agreement is terminated by Stock Yards Bancorp or Field & Main Bancorp in certain circumstances involving alternative acquisition proposals and/or adverse changes in or the withdrawal of the recommendation of the Field & Main Bancorp board of directors to approve the merger, Field & Main Bancorp will be required to pay a termination fee to Stock Yards Bancorp of $4.5 million (the “termination fee”). In particular, if the Field & Main Bancorp board of directors, in exercising its fiduciary obligations, terminates the merger agreement to pursue an alternative acquisition proposal that is determined to be superior and enters into another definitive agreement related to the superior proposal, Field & Main Bancorp would be required to pay the termination fee to Stock Yards Bancorp.
If, at the Field & Main Bancorp special meeting, the Field & Main Bancorp shareholders do not vote to approve the merger agreement and the merger agreement is terminated, then, unless the termination fee is required to be paid under circumstances as described above and in the merger agreement (in which event only the termination fee is payable) Field & Main Bancorp will be required to reimburse Stock Yards Bancorp for its out-of-pocket expenses related to the merger agreement, up to $2 million (the “reimbursement payment”).
In no circumstance will the termination of the merger agreement require Field & Main Bancorp to pay both the termination fee and the reimbursement payment.
Also, if the merger agreement is terminated and Field & Main Bancorp is required to pay the termination fee or the reimbursement payment, such payment is considered an exclusive remedy for Stock Yards Bancorp.
Amendment, Waiver and Extension of the Merger Agreement
Stock Yards Bancorp and Field & Main Bancorp may jointly amend the merger agreement, and each of Stock Yards Bancorp and Field & Main Bancorp may waive its right to require the other party to comply with particular provisions of the merger agreement. However, Stock Yards Bancorp and Field & Main Bancorp may not amend the merger agreement or waive their respective rights after the Field & Main Bancorp shareholders have adopted the Field & Main Bancorp merger proposal if the amendment or waiver would legally require further approval by the Field & Main Bancorp shareholders, as applicable, without first obtaining such further approval.
For more information, see “The Merger Agreement — Amendment, Waiver and Extension of the Merger Agreement” beginning on page 80.
Support Agreement
The Preston Family Trusts have entered into a support agreement with Stock Yards Bancorp pursuant to which they have agreed, among other things, and unless the merger agreement is terminated, to vote their respective shares of Field & Main Bancorp common stock in favor of the approval of the merger agreement and the transactions contemplated thereby, and against alternative acquisition proposals. In addition, the support agreement places restrictions upon the Preston Family Trusts for periods after the effective date in terms of competing in the commercial banking and wealth management business, the number of shares of Stock Yards Bancorp common stock received by the Preston Family Trusts under the merger which may be sold by the Preston Family Trusts and the ability of the Preston Family Trusts to discontinue the wealth management relationships such trusts currently maintain with the Field & Main Bank, Inc. trust department. As of the record date for the Field & Main Bancorp special meeting, the Preston Family Trusts owned and are entitled to vote 1,542,889 shares of Field & Main Bancorp common stock, representing sixty-five and four hundredths percent (65.04%) of the shares of Field & Main Bancorp common stock outstanding on that date. If the Preston Family Trusts vote in favor of adoption of the Field & Main Bancorp merger proposal, as required by the support agreement, then the Field & Main Bancorp merger proposal will be approved.

The form of support agreement is attached as Exhibit A to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.
Material U.S. Federal Income Tax Consequences of the Merger
The merger and the upstream merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of Stock Yards Bancorp and Field & Main Bancorp to complete the merger that each of Stock Yards Bancorp and Field & Main Bancorp receives a legal opinion to that effect. Accordingly, we expect the merger and the upstream merger, taken together, generally to be tax-free to Field & Main Bancorp common shareholders for United States federal income tax purposes with respect to the shares of Stock Yards Bancorp common stock that they receive pursuant to the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Stock Yards Bancorp common stock. A Field & Main Bancorp common shareholder generally will recognize gain or loss with respect to cash received instead of a fractional share of Stock Yards Bancorp common stock that the Field & Main Bancorp common shareholder would otherwise be entitled to receive. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81.
The United States federal income tax consequences described above may not apply to all holders of Field & Main Bancorp common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Accounting Treatment
The merger will be accounted for by utilizing the acquisition accounting method in accordance with United States generally accepted accounting principles (“GAAP”).
The Rights of the Field & Main Bancorp Shareholders Will Change as a Result of the Merger
The rights of the Field & Main Bancorp shareholders are governed by Kentucky law and by the articles of incorporation and bylaws of Field & Main Bancorp. In the merger, the Field & Main Bancorp shareholders will become holders of common stock of Stock Yards Bancorp, and their rights will be governed by Kentucky law and the articles of incorporation and bylaws of Stock Yards Bancorp. The Field & Main Bancorp shareholders will have different rights once they become holders of common stock of Stock Yards Bancorp due to differences between the Field & Main Bancorp governing documents, on the one hand, and the Stock Yards Bancorp governing documents, on the other hand. These differences are described in more detail under the section of this proxy statement/prospectus entitled “Comparison of Shareholders’ Rights” beginning on page 86.
Listing of Stock Yards Bancorp Common Stock
The shares of Stock Yards Bancorp common stock to be issued in the merger will be listed for trading on the NASDAQ. Following the merger, shares of Stock Yards Bancorp common stock will continue to be listed on the NASDAQ.
The Field & Main Bancorp Special Meeting
The Field & Main Bancorp special meeting will be held in person on April 29, 2026, at the principal executive office of Field & Main Bank, Inc., 140 North Main Street, Henderson, Kentucky, at 2:00 PM, Central Time. At the Field & Main Bancorp special meeting, the Field & Main Bancorp shareholders will be asked to vote on the following matters:
•
approval of the Field & Main Bancorp merger proposal; and

•
approval of the Field & Main Bancorp adjournment proposal.

You may vote at the Field & Main Bancorp special meeting if you owned shares of Field & Main Bancorp common stock at the close of business on March 13, 2026. On that date, there were 2,372,067 shares of Field & Main Bancorp common stock outstanding (including 55,420 issued but unvested Field & Main Bancorp restricted stock awards), approximately fifty-five percent (55%) of which were owned and entitled to be voted by Field & Main Bancorp directors and executive officers and their affiliates (including 1,237,671 shares held by certain of the Preston Family Trusts for which Directors Scott P. Davis and Leigh Ann Preston serve as Co-Trustees). We currently expect that Field & Main Bancorp’s executive officers and directors will also vote their shares in favor of the Field & Main Bancorp merger proposal and the other proposals to be considered at the Field & Main Bancorp special meeting, although such executive officers and directors have not entered into any agreements obligating them to do so.
As described in the “Support Agreement” section above, the Preston Family Trusts have entered into a support agreement with Stock Yards Bancorp pursuant to which they have agreed to vote in favor of the Field & Main Bancorp merger proposal, unless the merger agreement is terminated. Together, the Preston Family Trusts are entitled to vote 1,542,889 shares of Field & Main Bancorp common stock, representing sixty-five and four hundredths percent (65.04%) of the outstanding shares of Field & Main Bancorp common stock. If the Preston Family Trusts vote in favor of adoption of the Field & Main Bancorp merger proposal, as required by the support agreement, then the Field & Main Bancorp merger proposal will be approved.
Approval of the Field & Main Bancorp merger proposal requires the affirmative vote of a majority of the outstanding shares of Field & Main Bancorp common stock entitled to vote on the Field & Main Bancorp merger proposal, unless the merger agreement is terminated. Accordingly, an abstention, broker non-vote or other failure to vote will have the same effect as a vote “AGAINST” the Field & Main Bancorp merger proposal. Approval of the Field & Main Bancorp adjournment proposals requires the affirmative vote of a majority of the shares of Field & Main Bancorp common stock represented in person or by proxy at the Field & Main Bancorp special meeting. Accordingly, an abstention with respect to the Field & Main Bancorp adjournment proposal will have the same effect as a vote “AGAINST” such proposal. A failure to vote or broker non-vote will have no effect on the outcome of the Field & Main Bancorp adjournment proposal.
Risk Factors
In evaluating the merger agreement and the merger, including the issuance of shares of Stock Yards Bancorp common stock in the merger, you should carefully read this proxy statement/prospectus and give special consideration to the factors discussed in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 23 and in Stock Yards Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
Shares of Stock Yards Bancorp trade on the NASDAQ under the symbol “SYBT.” Field & Main Bancorp common stock is not listed or quoted on any exchange. As of March 19, 2026, the last date before the date of this proxy statement/prospectus for which it was practicable to obtain this information, there were 29,511,390 shares of Stock Yards Bancorp common stock issued and outstanding and approximately 1,980 holders of record of Stock Yards Bancorp common stock.
There is no established public trading market for shares of Field & Main Bancorp common stock, and no market for Field & Main Bancorp common stock is expected to develop if the Merger does not occur. No registered broker/dealer makes a market in the Field & Main Bancorp common stock, and no shares of such stock are listed for trading or quoted on any stock exchange or automated quotation system. As of March 13, 2026, there were 2,372,067 shares of Field & Main Bancorp common stock issued and outstanding (including 55,420 issued but unvested Field & Main Bancorp restricted stock awards), held by approximately 225 shareholders of record. Neither Stock Yards Bancorp nor Field & Main Bancorp have any shares of preferred stock issued or outstanding.
Field & Main Bancorp becomes aware of trades of shares of Field & Main Bancorp common stock as it assists its shareholders in reporting trades to the transfer agent and sometimes the prices at which these trades are made.
The most recent trades of Field & Main Bancorp common stock of which Field & Main Bancorp is aware are (i) one trade which occurred in the first quarter of 2025 when 1,000 shares were traded at a price of $22.00 per share, and (ii) one trade in the third quarter of 2024 when 1,500 shares were traded at a price of $23.08 per share.
On January 26, 2026, the last trading day before the public announcement of the signing of the merger agreement, the closing sale price per share of Stock Yards Bancorp common stock was $68.01. On March 19, 2026, the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of Stock Yards Bancorp common stock was $62.98. The closing sale price per share of Stock Yards Bancorp common stock has fluctuated as high as $71.20 and as low as $62.09 between January 26, 2026 and March 19, 2026, the last date before the date of this proxy statement/prospectus for which it was practicable to obtain this information. The table below sets forth the implied value of the merger consideration to be issued in exchange for each share of Field & Main Bancorp common stock on January 26, 2026 and March 19, 2026, as determined by multiplying the closing prices of shares of Stock Yards Bancorp common stock on those dates by the exchange ratio of 0.6550.
	Per Share Price of Stock Yards Bancorp Common Stock	Implied Per Share Value of Merger Consideration
January 26, 2026	$68.01	$44.55
March 19, 2026	$62.98	$41.25
The market price of Stock Yards Bancorp common stock has fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the Field & Main Bancorp special meeting and the date the merger is completed and thereafter. No assurance can be given concerning the market price of Stock Yards Bancorp common stock before completion of the merger or of Stock Yards Bancorp common stock after completion of the merger. The exchange ratio is fixed in the merger agreement, but the market price of Stock Yards Bancorp common stock (and therefore the market value of the merger consideration) when received by Field & Main Bancorp shareholders after the merger is completed will depend on the closing price of Stock Yards Bancorp common stock on the day such shareholders receive their shares of Stock Yards Bancorp common stock pursuant to the merger agreement. Such market price could be greater than, less than or the same as shown in the table above. Accordingly, Field & Main Bancorp shareholders are advised to obtain current market quotations for Stock Yards Bancorp common stock in deciding whether to vote to approve the Field & Main Bancorp merger proposal.
Dividends
Stock Yards Bancorp currently expects to continue to pay a quarterly dividend on shares of Stock Yards Bancorp common stock and last paid a dividend on December 31, 2025 of $0.32 per share. On February 24, 2026, Stock Yards Bancorp declared a dividend of $0.32 per share, which is payable on April 1, 2026, to Stock Yards Bancorp shareholders of record at the close of business on March 16, 2026.
Field & Main Bancorp is prohibited by the merger agreement from paying any dividends on its shares of common stock, other than its customary quarterly dividends as specifically set forth in the merger agreement.
Field & Main Bancorp declares and pays quarterly dividends in January, April, July, and October. Field & Main Bancorp last paid a dividend on January 24, 2026 of $.25 per share. The Field & Main Bancorp Board of Directors at its March 17, 2026 meeting declared a $.25 per share dividend to be paid April 10, 2026 to Field & Main Bancorp shareholders of record as of April 2, 2026.
In addition, the merger agreement provides that Stock Yards Bancorp and Field & Main Bancorp will coordinate the declaration of, record dates for and payment of dividends in respect of their shares to ensure that Field & Main Bancorp shareholders do not receive two dividends, or fail to receive one dividend, in any quarter with respect to Field & Main Bancorp shares, on the one hand, and shares of Stock Yards Bancorp common stock issuable in the merger, on the other hand.
Subject to the limitations set forth in the merger agreement, any future dividends by Stock Yards Bancorp will be made at the discretion of the Stock Yards Bancorp board. Subject to the limitations set forth in the merger agreement, any future dividends by Field & Main Bancorp will be made at the discretion of the Field & Main Bancorp board. There can be no assurance that any future dividends will be declared or paid by Stock Yards Bancorp or Field & Main Bancorp or as to the amount or timing of those dividends, if any.
After completion of the merger, any former Field & Main Bancorp shareholder who holds shares of Stock Yards Bancorp common stock into which Field & Main Bancorp shares have been converted in connection with the merger will receive all dividends or other distributions declared and paid on shares of Stock Yards Bancorp common stock with a record date on or after the completion of the merger. However, no dividend or other distribution having a record date after completion of the merger will actually be paid with respect to any shares of Stock Yards Bancorp common stock into which Field & Main Bancorp shares have been converted in connection with the merger until the certificates formerly representing Field & Main Bancorp shares have been surrendered or the book-entry shares formerly representing Field & Main Bancorp shares have been transferred to the exchange agent in accordance with the merger agreement, at which time any such accrued dividends and other distributions on those shares of Stock Yards Bancorp common stock will be paid without interest.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed merger, the plans, objectives, expectations and intentions of Stock Yards Bancorp and Field & Main Bancorp, the expected timing of completion of the merger, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or other similar expressions. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.
While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors, in addition to the factors relating to the merger discussed under the caption “Risk Factors” beginning on page 23 and the factors previously disclosed in Stock Yards Bancorp’s reports filed with the SEC, which could cause actual results to differ materially from those contained or implied in the forward-looking statements:
•
Changes in, or forecasts of, future political and economic conditions, inflation or recession and efforts to control related developments;

•
changes in laws and regulations or the interpretation thereof;

•
the magnitude and frequency of changes to the FFTR implemented by the Federal Open Market Committee of the Federal Reserve Board;

•
long-term and short-term interest rate fluctuations, as well as the shape of the U.S. Treasury yield curve;

•
behavior of securities and capital markets, including changes in interest rates, market volatility and liquidity;

•
ability to effectively navigate an economic slowdown or other economic or market disruptions;

•
competitive product and pricing pressures;

•
success, impact, and timing of Stock Yards Bancorp’s and Field & Main Bancorp’s business strategies, including market acceptance of any new products or services including those implementing Stock Yards Bancorp’s business strategies;

•
the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and the Basel III regulatory reforms, as well as those involving the Federal Reserve Board, FDIC, and Consumer Financial Protection Bureau;

•
changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental or legislative action and other changes pertaining to banking, securities, taxation and financial accounting and reporting, environmental protection and insurance, and the ability to comply with such changes in a timely manner;

•
the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•
the outcome of any legal proceedings that may be instituted against Stock Yards Bancorp or Field & Main Bancorp;

•
delays in completing the merger;

•
the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger);

•
the failure to obtain shareholder approval or to satisfy any of the other conditions to the merger on a timely basis or at all;

•
the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Stock Yards Bancorp and Field & Main Bancorp do business;

•
the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
diversion of management’s attention from ongoing business operations and opportunities;

•
potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;

•
the ability to complete the merger and integration of Stock Yards Bancorp and Field & Main Bancorp successfully;

•
the dilution caused by Stock Yards Bancorp’s issuance of additional shares of its capital stock in connection with the merger; and

•
other factors that may affect the future results of Stock Yards Bancorp and Field & Main Bancorp.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the dates of the documents incorporated by reference in this proxy statement/prospectus. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, we caution you not to place reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Except as required by applicable law, neither Stock Yards Bancorp nor Field & Main Bancorp undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Stock Yards Bancorp has filed with the SEC as described under the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
Stock Yards Bancorp and Field & Main Bancorp expressly qualify in their entirety all forward-looking statements attributable to either of them or any person acting on their behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS
An investment by the Field & Main Bancorp shareholders in Stock Yards Bancorp common stock as a result of the exchange of shares of Stock Yards Bancorp common stock for shares of Field & Main Bancorp common stock in the merger involves certain risks. Certain material risks and uncertainties connected with the merger agreement and transactions contemplated thereby, including the merger and bank merger, and ownership of Stock Yards Bancorp common stock, are discussed below. In addition, Stock Yards Bancorp discusses certain other material risks connected with the ownership of Stock Yards Bancorp common stock and with Stock Yards Bancorp’s business under the caption “Risk Factors” appearing in Stock Yards Bancorp’s Annual Report on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Stock Yards Bancorp has filed with the SEC or may file with the SEC after the date of this proxy statement/prospectus, each of which reports is or will be incorporated by reference in this proxy statement/prospectus.
Field & Main Bancorp shareholders should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/prospectus, in deciding whether to vote for approval of the various proposals for which they are entitled to vote at the Field & Main Bancorp special meeting described herein. The risks described in this proxy statement/prospectus and in those documents incorporated by reference may adversely affect the value of Stock Yards Bancorp common stock that you, as an existing holder of Field & Main Bancorp common stock, will hold upon consummation of the merger, and could result in a significant decline in the value of Stock Yards Bancorp common stock and cause the current Stock Yards Bancorp shareholders and/or the Field & Main Bancorp shareholders to lose all or part of the value of their respective investments in Stock Yards Bancorp common stock.
Because the market price of Stock Yards Bancorp common stock may fluctuate, the Field & Main Bancorp shareholders cannot be certain of the market value of the merger consideration they will receive.
In the merger, each share of Field & Main Bancorp common stock issued and outstanding immediately before the effective time (other than the Excluded Shares) will be converted into 0.6550 shares of Stock Yards Bancorp common stock. This exchange ratio is fixed and will not be adjusted for changes in the market price of Stock Yards Bancorp common stock or the value of Field & Main Bancorp common stock. Changes in the price of Stock Yards Bancorp common stock before the merger will affect the value that the Field & Main Bancorp shareholders will receive in the merger. Neither Stock Yards Bancorp nor Field & Main Bancorp is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Stock Yards Bancorp common stock or the price of Field & Main Bancorp common stock.
Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Stock Yards Bancorp’s or Field & Main Bancorp’s businesses, operations and prospects and regulatory considerations, many of which factors are beyond Stock Yards Bancorp’s or Field & Main Bancorp’s control. Therefore, at the time of the Field & Main Bancorp special meeting, the Field & Main Bancorp shareholders will not know the market value of the consideration to be received by the Field & Main Bancorp shareholders at the effective time. You should obtain current market quotations for shares of Stock Yards Bancorp common stock.
The market price of Stock Yards Bancorp common stock after the merger may be affected by factors different from those affecting the shares of Field & Main Bancorp common stock or Stock Yards Bancorp common stock currently.
In the merger, the Field & Main Bancorp shareholders will become holders of Stock Yards Bancorp common stock. Stock Yards Bancorp’s business differs from that of Field & Main Bancorp. Accordingly, the results of operations of the combined company and the market price of Stock Yards Bancorp common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Stock Yards Bancorp and Field & Main Bancorp. For a discussion of the businesses of Stock Yards Bancorp and Field & Main Bancorp and of certain factors to consider in connection with those businesses, see (a) in the case of Stock Yards Bancorp, the documents incorporated by reference in this proxy statement/prospectus and referred to under the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97 and (b) in the case of Field & Main Bancorp, the information provided in the section of this proxy statement/prospectus entitled “Information about Field & Main Bancorp”.
Stock Yards Bancorp and Field & Main Bancorp are expected to incur substantial costs related to the merger and integration.
Stock Yards Bancorp and Field & Main Bancorp have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees and financial printing and other related costs. Some of these costs are payable by either Stock Yards Bancorp or Field & Main Bancorp regardless of whether or not the merger is completed.
The combined company is expected to incur substantial costs in connection with the related integration. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While Field & Main Bancorp and Stock Yards Bancorp have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in the combined company taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.
Combining Stock Yards Bancorp and Field & Main Bancorp may be more difficult, costly or time consuming than expected and Stock Yards Bancorp and Field & Main Bancorp may fail to realize the anticipated benefits of the merger.
The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of Stock Yards Bancorp and Field & Main Bancorp. To realize the anticipated benefits and cost savings from the merger, Stock Yards Bancorp and Field & Main Bancorp must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If Stock Yards Bancorp and Field & Main Bancorp are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses.
Stock Yards Bancorp and Field & Main Bancorp have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Stock Yards Bancorp and Field & Main Bancorp during this transition period and for an undetermined period after completion of the merger on the combined company.
The future results of the combined company following the merger may suffer if the combined company does not effectively manage its expanded operations.
Following the merger, the size of the business of the combined company will increase materially beyond the current size of either Stock Yards Bancorp’s or Field & Main Bancorp’s business. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the increase in the size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the merger.

The combined company may be unable to retain Stock Yards Bancorp or Field & Main Bancorp personnel successfully while the merger is pending or after the merger is completed.
The success of the merger will depend in part on the combined company’s ability to retain key employees currently employed by Stock Yards Bancorp and Field & Main Bancorp. It is possible that these employees may decide not to remain with Stock Yards Bancorp or Field & Main Bancorp, as applicable, while the merger is pending or with the combined company after the merger is consummated. If Stock Yards Bancorp and Field & Main Bancorp are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, Stock Yards Bancorp and Field & Main Bancorp could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key employees terminate their employment, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Stock Yards Bancorp and Field & Main Bancorp to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, Stock Yards Bancorp and Field & Main Bancorp may not be able to locate or retain suitable replacements for any key employees who leave either company.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, various approvals, consents and non-objections must be obtained from the Federal Reserve Board, the FDIC and other regulatory authorities. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under the section of this proxy statement/prospectus entitled “The Merger — Regulatory Approvals” beginning on page 56. These approvals could be delayed or not obtained at all, including due to any or all of the following: an adverse development in either party’s regulatory standing, or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment, including as a result of changes of the U.S. executive branch, Congressional leadership and regulatory agency leadership.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions or that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or will otherwise reduce the anticipated benefits of the merger. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any governmental entity of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.
Despite the parties’ commitments to use their reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed, or overturned, any decree, judgment, injunction, or other order that would restrain, prevent or delay the closing of the transactions contemplated by the merger agreement, neither Stock Yards Bancorp, Field & Main Bancorp nor their respective subsidiaries is required under the terms of the merger agreement to take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger. See the section of this proxy statement/prospectus entitled “The Merger — Regulatory Approvals” beginning on page 56.
Certain of Field & Main Bancorp’s directors and executive officers may have interests in the merger that may differ from, or be in addition to, the interests of the Field & Main Bancorp shareholders generally.
Field & Main Bancorp shareholders should be aware that some of Field & Main Bancorp’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of the Field & Main Bancorp shareholders generally. The Field & Main Bancorp board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger and merger agreement, and in recommending that shareholders vote to approve the merger agreement. For a more complete description of these interests, please see the section of this proxy statement/prospectus entitled “The Merger — Interests of Field & Main Bancorp’s Directors and Executive Officers in the Merger” beginning on page 53.
The obligations of the Preston Family Trusts under the support agreement eliminate the ability of the remaining Field & Main Bancorp shareholders to prevent the merger.
Because the Preston Family Trusts are obligated under the support agreement to vote in favor of the merger, unless the merger agreement is terminated by virtue of a “superior proposal” being made for the acquisition of Field & Main Bancorp (as described in “The Merger Agreement-Non-Solicitation and Requirements for a Change in Recommendation” beginning on page 72), Field & Main Bancorp shareholders other than the Preston Family Trusts are unable to prevent the merger through voting against the merger proposal at the Field & Main Bancorp special meeting.
Termination of the merger agreement could negatively affect Field & Main Bancorp.
If the merger is not completed for any reason, including as a result of the Field & Main Bancorp shareholders failing to approve the Field & Main Bancorp merger proposal, there may be various adverse consequences and Field & Main Bancorp may experience negative reactions from the financial markets and from their respective customers and employees. For example, Field & Main Bancorp’s businesses may have been affected adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger.
If the merger agreement is terminated under certain circumstances related to alternative acquisition proposals, Field & Main Bancorp may be required to pay a termination fee of $4.5 million to Stock Yards Bancorp. While Field & Main Bancorp is not permitted to solicit alternative acquisition proposals, the likely required payment of the termination fee could discourage other interested parties from making an unsolicited alternative acquisition proposal.
If the merger agreement is terminated because the Field & Main Bancorp shareholders do not vote to approve the merger agreement, and Field & Main Bancorp is required to reimburse Stock Yards Bancorp for its out-of-pocket expenses related to the merger agreement up to $2 million, the reimbursement payment could have a negative impact on Field & Main Bancorp’s net income.
Additionally, Field & Main Bancorp has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, including legal, accounting and financial advisory costs, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus. If the merger is not completed, Field & Main Bancorp would have to pay a substantial portion of these expenses without realizing the expected benefits of the merger.
Stock Yards Bancorp and Field & Main Bancorp will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Stock Yards Bancorp and Field & Main Bancorp. These uncertainties may impair Stock Yards Bancorp’s or Field & Main Bancorp’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Stock Yards Bancorp or Field & Main Bancorp to seek to change existing business relationships with Stock Yards Bancorp or Field & Main Bancorp. In addition, subject to certain exceptions, the merger agreement obligates each of Stock Yards Bancorp and Field & Main Bancorp to, and to cause each of their respective subsidiaries to, conduct its respective business in the ordinary course, consistent with past practices, in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform its respective covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis. Such restrictions could cause Stock Yards Bancorp or Field & Main Bancorp to be unable to pursue other beneficial opportunities that may arise before the completion of the merger. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Covenants and Agreements-Conduct of Businesses before Completion of the Merger” beginning on page 66 for a description of the restrictive covenants applicable to Stock Yards Bancorp and Field & Main Bancorp.
The shares of Stock Yards Bancorp common stock to be received by the Field & Main Bancorp shareholders as a result of the merger will have different rights from the shares of Field & Main Bancorp common stock.
In the merger, the Field & Main Bancorp shareholders will become holders of Stock Yards Bancorp common stock and their rights as shareholders will be governed by Kentucky law and the governing documents of the combined company. The rights associated with Stock Yards Bancorp common stock are different from the rights associated with Field & Main Bancorp common stock. See the section of this proxy statement/prospectus entitled “Comparison of Shareholders’ Rights” beginning on page 86 for a discussion of the different rights associated with Stock Yards Bancorp common stock.
The absence or limited nature of a public market for Field & Main Bancorp common stock may make it difficult for shareholders to assess the fairness of the merger consideration.
There is no established public trading market for shares of Field & Main Bancorp common stock, and no such market is expected to develop prior to the completion of the merger. Because Field & Main Bancorp stock is not listed on any national securities exchange and trading in its shares is limited, sporadic and often between related parties, the available pricing information may not reflect an active market or a reliable indicator of fair value. As a result, Field & Main Bancorp shareholders may find it challenging to evaluate the fairness of the exchange ratio or the implied value of the merger consideration. In contrast, the value of the merger consideration is based on the publicly traded Stock Yards Bancorp common stock, the market price of which fluctuates and may be influenced by factors unrelated to Field & Main Bancorp’s performance. Consequently, Field & Main Bancorp shareholders may receive merger consideration that is greater or less than what they might expect if a robust market existed for Field & Main Bancorp common stock.
Holders of Stock Yards Bancorp common stock and Field & Main Bancorp common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.
Holders of Stock Yards Bancorp common stock and Field & Main Bancorp common stock currently have the right to vote in the election of the board of directors and on other matters affecting Stock Yards Bancorp and Field & Main Bancorp, respectively. When the merger is completed, each holder of Field & Main Bancorp common stock who receives shares of Stock Yards Bancorp common stock will become a holder of common stock of the combined company, with a percentage ownership of the combined company that is dramatically smaller than the holder’s percentage ownership of Field & Main Bancorp. Based on the number of shares of Stock Yards Bancorp and Field & Main Bancorp common stock outstanding as of the close of business on the respective record dates, and based on the number of shares of Stock Yards Bancorp common stock expected to be issued in the merger, the former holders of Field & Main Bancorp common stock, as a group, are estimated to own approximately 4.90% of the fully diluted shares of the combined company immediately after the merger and current Stock Yards Bancorp shareholders as a group are estimated to own approximately 95.10% of the fully diluted shares of the combined company immediately after the merger.
Because of this, the Field & Main Bancorp shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Field & Main Bancorp.
Issuance of shares of Stock Yards Bancorp common stock in connection with the merger may adversely affect the market price of Stock Yards Bancorp common stock.
In connection with the payment of the merger consideration, Stock Yards Bancorp expects to issue approximately 1,553,704 shares of Stock Yards Bancorp common stock to the Field & Main Bancorp shareholders. The issuance of these new shares of Stock Yards Bancorp common stock may result in fluctuations in the market price of Stock Yards Bancorp common stock, including a stock price decrease.
The merger agreement limits Field & Main Bancorp’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire Field & Main Bancorp.
The merger agreement contains “no shop” covenants that restrict Field & Main Bancorp’s ability to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, engage or participate in any negotiations with any person concerning, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, subject to certain exceptions, or, during the term of the merger agreement, unless the merger agreement is terminated, approve, endorse, recommend, execute or enter into any agreement, letter of intent, indication of interest, memorandum of understanding, agreement in principle, or contract with respect to any acquisition proposal or otherwise related to or that is intended to or would reasonably be expected to lead to an acquisition proposal, or enter into any agreement, arrangement, or understanding requiring Field & Main Bancorp to abandon, terminate, or fail to consummate the merger or any other transaction contemplated by the merger agreement.
The merger agreement further provides that, upon termination of or during the twelve (12)-month period following the termination of the merger agreement under specified circumstances, including the entry by Field & Main Bancorp into a definitive agreement or consummation of a transaction with respect to an alternative acquisition proposal, Field & Main Bancorp may be required to pay to Stock Yards Bancorp a cash termination fee equal to $4.5 million. If the merger agreement is terminated because the Field & Main Bancorp shareholders do not vote to approve the merger agreement, although Field & Main Bancorp may not be required to pay the cash termination fee, Field & Main Bancorp may instead be required to reimburse Stock Yards Bancorp for its out-of-pocket expenses related to the merger agreement up to $2 million. See the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination Fee” beginning on page 78.
These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of Field & Main Bancorp from considering or proposing that acquisition.
Field & Main Bancorp shareholders who exercise dissenters’ or appraisal rights may receive a court-determined value for their shares that could be more or less than the value of the merger consideration.
Field & Main Bancorp shareholders who properly exercise dissenters’ rights under the Kentucky Business Corporation Act will be entitled to receive payment in cash for the “fair value” of their shares as determined through the statutory appraisal process. This court-determined value may be greater than, equal to or less than the value of the merger consideration that non-dissenting shareholders will receive in the merger. The appraisal process may require the presentation of expert testimony and could result in substantial costs, including legal and appraisal fees, for dissenting shareholders. In addition, the timing of payment to dissenting shareholders may be delayed pending the outcome of the appraisal proceeding, and the ultimate amount received is inherently uncertain. Dissenting shareholders bear the risk that the court’s valuation methodology, which may exclude consideration of certain factors such as the anticipated benefits of the merger, results in a value less favorable than the stock-based merger consideration.
The opinion of Field & Main Bancorp’s financial advisor delivered to the board of directors before the signing of the merger agreement will not reflect changes in circumstances occurring after the date of such opinion.
The opinion of Field & Main Bancorp’s financial advisors was delivered on, and dated, January 27, 2026. Changes in the operations and prospects of Stock Yards Bancorp and Field & Main Bancorp, general market and economic conditions and other factors which may be beyond the control of Stock Yards Bancorp and Field & Main Bancorp may have altered the value of Stock Yards Bancorp or Field & Main Bancorp or the prices of shares of Stock Yards Bancorp common stock and shares of Field & Main Bancorp common stock as of the date of this proxy statement/prospectus, or may alter such values and prices by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. See the section of this proxy statement/prospectus entitled “The Merger — Opinion of Field & Main Bancorp’s Financial Advisor” beginning on page 44.
The merger may fail to qualify as a tax-free reorganization for U.S. federal income tax purposes, which could result in the recognition of taxable gain by Field & Main Bancorp shareholders.
The merger and upstream merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Although completion of the merger is conditioned upon the receipt of a tax opinion to that effect, such opinion will not be binding on the Internal Revenue Service or any court, and is based on facts, representations and assumptions that must remain accurate through closing. If the merger were determined not to qualify as a tax-free reorganization, Field & Main Bancorp shareholders could recognize taxable gain (or loss) on the exchange of their shares. Any such tax liability could be material and would depend on each shareholder’s individual tax circumstances. Shareholders are urged to consult their tax advisors regarding the U.S. federal, state and local tax consequences of the merger.
Risks Relating to Stock Yards Bancorp’s Business
You should read and consider risk factors specific to Stock Yards Bancorp’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Stock Yards Bancorp’s Annual Report on Form 10-K most recently filed with the SEC and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97 for the location of information incorporated by reference into this proxy statement/prospectus.

THE FIELD & MAIN BANCORP SPECIAL MEETING
This section contains information for the Field & Main Bancorp shareholders about the special meeting that Field & Main Bancorp has called to allow the Field & Main Bancorp shareholders to consider and vote on the merger agreement and other related matters. This proxy statement/prospectus is accompanied by a notice of the special meeting of the Field & Main Bancorp shareholders and a form of proxy card that the Field & Main Bancorp board of directors is soliciting for use by the Field & Main Bancorp shareholders at the Field & Main Bancorp special meeting and at any adjournments or postponements of the Field & Main Bancorp special meeting.
Date, Time and Place of the Meeting
The Field & Main Bancorp special meeting will be held in person on April 29, 2026, at 2:00 PM Central Time. The Field & Main Bancorp special meeting will be held at the principal executive office of Field & Main Bank, Inc., 140 North Main Street, Henderson, Kentucky.
Only Field & Main Bancorp shareholders as of the close of business on the record date are entitled to receive notice of, and vote at, the Field & Main Bancorp special meeting or any adjournment or postponement thereof.
If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Field & Main special meeting unless you provide a legal proxy from your broker, bank or other nominee.
Matters to Be Considered
At the Field & Main Bancorp special meeting, the Field & Main Bancorp shareholders will be asked to consider and vote upon the following proposals:
•
the Field & Main Bancorp merger proposal; and

•
the Field & Main Bancorp adjournment proposal

Recommendation of the Field & Main Bancorp Board of Directors
The Field & Main Bancorp board of directors unanimously recommends that you vote “FOR” the Field & Main Bancorp merger proposal and “FOR” the Field & Main Bancorp adjournment proposal. See “The Merger — Field & Main Bancorp’s Reasons for the Merger; Recommendation of the Field & Main Bancorp Board of Directors” beginning on page 41 for a more detailed discussion of the Field & Main Bancorp board of directors’ recommendation.
Record Date and Quorum
The Field & Main Bancorp board of directors has fixed the close of business on March 13, 2026 as the record date for determination of the Field & Main Bancorp shareholders entitled to notice of and to vote at the Field & Main Bancorp special meeting. On the record date for the Field & Main Bancorp special meeting, there were 2,372,067 shares of Field & Main Bancorp common stock outstanding (including 55,420 issued but unvested Field & Main Bancorp restricted stock awards).
The presence in person or by proxy at Field & Main Bancorp special meeting of shareholders entitled to cast a majority of the outstanding shares of stock entitled to be voted at the meeting constitutes a quorum. If you fail to submit a proxy at the Field & Main Bancorp special meeting or attend the Field & Main Bancorp special meeting, your shares of Field & Main Bancorp common stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.

Under Field & Main Bancorp’s bylaws, a meeting may be adjourned despite the absence of a quorum and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
At the Field & Main Bancorp special meeting, each share of Field & Main Bancorp common stock is entitled to one vote on all matters properly submitted to holders of Field & Main Bancorp common stock.
As of the record date, Field & Main Bancorp directors and executive officers and their affiliates owned and are entitled to vote approximately 1,313,540 shares of Field & Main Bancorp common stock (including 1,237,671 shares held by certain of the Preston Family Trusts for which Directors Scott P. Davis and Leigh Ann Preston serve as Co-Trustees), representing approximately fifty-five percent (55%) of the outstanding shares of Field & Main Bancorp common stock.
The Preston Family Trusts have entered into a support agreement with Stock Yards Bancorp, pursuant to which they have agreed, among other things, to vote in favor of the Field & Main Bancorp merger proposal, unless the merger agreement is terminated. In addition, the support agreement places restrictions upon the Preston Family Trusts for periods after the effective date in terms of competing in the commercial banking and wealth management business, the number of shares of Stock Yards Bancorp common stock received by the Preston Family Trusts under the merger which may be sold by the Preston Family Trusts and the ability of the Preston Family Trusts to discontinue the wealth management relationships such trusts currently maintain with the Field & Main Bank, Inc. trust department. As of the record date for the Field & Main Bancorp special meeting, the Preston Family Trusts owned and are entitled to vote 1,542,889 shares of Field & Main Bancorp common stock, representing sixty-five and four hundredths percent (65.04%) of the shares of Field & Main Bancorp common stock outstanding on that date.
Broker Non-Votes
A broker non-vote occurs when a bank, broker, trustee or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker, trustee or other nominee with such instructions. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker, trustee or other nominee has discretionary authority. It is expected that all proposals to be voted on at the Field & Main Bancorp special meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the Field & Main Bancorp special meeting. If your bank, broker, trustee or other nominee holds your shares of Field & Main Bancorp common stock in “street name,” such entity will vote your shares of Field & Main Bancorp common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker, trustee or other nominee with this proxy statement/prospectus.
Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote
Field & Main Bancorp merger proposal:
•
Vote required:   Approval of the Field & Main Bancorp merger proposal requires the affirmative vote of a majority of the outstanding shares of Field & Main Bancorp common stock entitled to vote on the merger proposal.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy or attend the Field & Main Bancorp special meeting and abstain from voting it will have the same effect as a vote “AGAINST” the Field & Main Bancorp merger proposal. If you fail to submit a proxy or vote in person at the Field & Main Bancorp special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote your shares, it will have the same effect as a vote “AGAINST” the Field & Main Bancorp merger proposal.

Field & Main Bancorp adjournment proposal:
•
Vote required:   Approval of the Field & Main Bancorp adjournment proposal requires the affirmative vote of a majority of the shares of Field & Main Bancorp common stock represented in person or by proxy at the Field & Main Bancorp special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy or attend the Field & Main Bancorp special meeting and abstain from voting it will have the same effect as a vote “AGAINST” the Field & Main Bancorp adjournment proposal. If you fail to submit a proxy or vote in person at the Field & Main Bancorp special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote your shares, you will not be deemed to have been represented in person or by proxy at the Field & Main Bancorp special meeting and it will have no effect on the Field & Main Bancorp adjournment proposal.

Attending the Field & Main Bancorp Special Meeting
If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Field & Main special meeting unless you provide a legal proxy from your broker, bank or other nominee.
If you have any questions concerning the special meeting, you should contact Andrea Payne, Field & Main Bancorp’s Secretary, by emailing her at apayne@fieldandmain.com or calling (270) 831-1632.
To ensure the Field & Main Bancorp special meeting is conducted in a manner that is fair to all shareholders, we may exercise discretion in determining the order in which questions are answered and the amount of time devoted to any one question. We reserve the right to reject questions we deem inappropriate or not relevant to the Field & Main Bancorp special meeting’s limited purpose.
Proxies
A holder of Field & Main Bancorp common stock may vote by proxy or at the Field & Main Bancorp special meeting in person. If you hold your shares of Field & Main Bancorp common stock in your name as a holder of record, to submit a proxy, you, as a holder of Field & Main Bancorp common stock, may complete and return the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States. Your completed proxy card must be received before the Field & Main Bancorp special meeting.
Field & Main Bancorp requests that the Field & Main Bancorp shareholders vote by completing and signing the accompanying proxy card and returning it to Field & Main Bancorp as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Field & Main Bancorp common stock represented by it will be voted at the Field & Main Bancorp special meeting in accordance with the instructions contained on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Field & Main Bancorp merger proposal and “FOR” the Field & Main Bancorp adjournment proposal.
Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, whether or not you plan to attend the Field & Main Bancorp special meeting. Sending in your proxy card will not prevent you from voting your shares personally at the meeting because you may subsequently revoke your proxy.
Shares Held in Street Name
If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name.” In that case, this document has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares by following their instructions for voting. You are also invited to attend the Field & Main special meeting in person. However, because you are not the stockholder of record, you may not vote these shares in person at the Field & Main special meeting unless you provide a legal proxy from your broker, bank or other nominee.
Further, banks, brokers, trustees or other nominees who hold shares of Field & Main Bancorp common stock on behalf of their customers may not give a proxy to Field & Main Bancorp to vote those shares with respect to any non-routine matters without specific instructions from you, as banks, brokers, trustees and other nominees do not have discretionary voting power on any non-routine matters that will be voted upon at the Field & Main Bancorp special meeting, including the Field & Main Bancorp merger proposal and the Field & Main Bancorp adjournment proposal.
Revocability of Proxies
If you are a holder of Field & Main Bancorp common stock of record, you may revoke your proxy at any time before it is voted by:
•
submitting a written notice of revocation to Field & Main Bancorp’s corporate secretary;

•
granting a subsequently dated proxy; or

•
attending in person and voting at the Field & Main Bancorp special meeting.

If you hold your shares of Field & Main Bancorp common stock through a bank, broker, trustee or other nominee, you should contact your bank, broker, trustee or other nominee to change your vote.
Attendance at the Field & Main Bancorp special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by Field & Main Bancorp after the deadlines described above will not affect the vote. Field & Main Bancorp’s corporate secretary’s mailing address is: Field & Main Bancorp, Inc., 140 N. Main St., Henderson, KY 42420, Attention: Andrea Payne, Secretary. If the Field & Main Bancorp special meeting is postponed or adjourned, it will not affect the ability of the Field & Main Bancorp shareholders of record as of the record date to exercise their voting rights or to revoke any previously-granted proxy using the methods described above.
Solicitation of Proxies
Field & Main Bancorp will request banks, brokers, trustees and other intermediaries holding shares of Field & Main Bancorp common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Field & Main Bancorp. No additional compensation will be paid to Field & Main Bancorp’s directors, officers or employees for solicitation.
You should not send in any Field & Main Bancorp stock certificates with your proxy card (or, if you hold your shares in “street name” your voting instruction card). The exchange agent will mail a transmittal letter with instructions for the surrender of stock certificates to the Field & Main Bancorp shareholders as soon as practicable after completion of the merger.
Other Matters to Come Before the Field & Main Bancorp Special Meeting
Field & Main Bancorp management knows of no other business to be presented at the Field & Main Bancorp special meeting, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the Field & Main Bancorp board of directors’ recommendations.
Assistance
If you need assistance in completing your proxy card, have questions regarding Field & Main Bancorp’s special meeting or would like additional copies of this proxy statement/prospectus, please contact Andrea Payne, Field & Main Bancorp’s Secretary, by emailing her at apayne@fieldandmain.com or calling (270) 831-1632.

FIELD & MAIN BANCORP PROPOSALS
Proposal 1: Field & Main Bancorp Merger Proposal
Field & Main Bancorp is asking the Field & Main Bancorp shareholders to approve the merger agreement. The Field & Main Bancorp shareholders should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
After careful consideration, the Field & Main Bancorp board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Field & Main Bancorp and its shareholders and unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. See “The Merger — Field & Main Bancorp’s Reasons for the Merger; Recommendation of the Field & Main Bancorp Board of Directors” beginning on page 41 for a more detailed discussion of the Field & Main Bancorp board of directors’ recommendation.
The Field & Main Bancorp board of directors unanimously recommends a vote “FOR” the Field & Main Bancorp merger proposal.
Proposal 2: Field & Main Bancorp Adjournment Proposal
The Field & Main Bancorp special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Field & Main Bancorp special meeting to approve the Field & Main Bancorp merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Field & Main Bancorp common stock.
If, at the Field & Main Bancorp special meeting, the number of shares of Field & Main Bancorp common stock present or represented and voting in favor of the Field & Main Bancorp merger proposal is insufficient to approve the Field & Main Bancorp merger proposal, Field & Main Bancorp intends to move to adjourn the Field & Main Bancorp special meeting in order to enable the Field & Main Bancorp board of directors to solicit additional proxies for approval of the Field & Main Bancorp merger proposal. In that event, Field & Main Bancorp will ask the Field & Main Bancorp shareholders to vote upon the Field & Main Bancorp adjournment proposal, but not the Field & Main Bancorp merger proposal.
In this proposal, Field & Main Bancorp is asking the Field & Main Bancorp shareholders to authorize the holder of any proxy solicited by the Field & Main Bancorp board of directors, on a discretionary basis, to vote in favor of adjourning the Field & Main Bancorp special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from the Field & Main Bancorp shareholders who have previously voted. Pursuant to the Field & Main Bancorp bylaws, the Field & Main Bancorp special meeting may be adjourned without new notice being given, so long as the time and place of the reconvened Field & Main Bancorp special meeting is announced at the Field & Main Bancorp special meeting. In addition, once a share is represented at the special meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the special meeting unless a new record date is or must be set for the adjourned special meeting.
The approval of the Field & Main Bancorp adjournment proposal by the Field & Main Bancorp shareholders is not a condition to the completion of the merger.
The Field & Main Bancorp board of directors recommends a vote “FOR” the Field & Main Bancorp adjournment proposal.

INFORMATION ABOUT STOCK YARDS BANCORP
Overview
Stock Yards Bancorp is a financial holding company, headquartered in Louisville, Kentucky, and the holding company for Stock Yards Bank & Trust Company, its sole subsidiary. Stock Yards Bancorp, which was incorporated in 1988 in Kentucky, is registered with, and subject to supervision, regulation and examination by, the Board of Governors of the Federal Reserve System. Stock Yards Bank & Trust Company, chartered in 1904, is a state-chartered non-member financial institution that provides services in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio markets through 75 full service banking center locations. As Stock Yards Bancorp has no significant operations of its own, its business and that of the Stock Yards Bank & Trust Company are essentially the same.
Stock Yards Bancorp is divided into two reportable segments: Commercial Banking and Wealth Management and Trust (“WM&T”).
Commercial Banking provides a full range of loan and deposit products to individual consumers and businesses in all its markets through retail lending, mortgage banking, deposit services, online banking, mobile banking, private banking, commercial lending, treasury management services, merchant services, international banking, correspondent banking and other banking services. Stock Yards Bank & Trust Company also offers securities brokerage services via its banking center network through an arrangement with a third party broker-dealer in the Commercial Banking segment.
WM&T provides investment management, company retirement planning, trust, estate and financial planning services in all markets in which Stock Yards Bancorp operates. The magnitude of WM&T revenue distinguishes Stock Yards Bancorp from other community banks of similar asset size.
As a result of its acquisition of Kentucky Bancshares, Inc. on May 31, 2021, Stock Yards Bancorp became the 100% successor owner of a Nevada-based insurance captive taxed under Section 831(b) of the Code. On April 10, 2023, the IRS issued a proposed regulation that would potentially classify section 831(b) captive activity as a “listed transaction,” and possibly disallow the related tax benefits, both prospectively and retroactively. The regulation was finalized on January 10, 2025, clarifying what is considered a listed transaction or a transaction of interest. Based on the final regulations, there is no change in the status for the captive insurance structure in place previously, which Stock Yards Bancorp dissolved in 2023. The captive remains classified as a transaction of interest for the open tax years and there is no reserve for an uncertain tax position based on the final regulation.
As a result of its acquisition of Commonwealth Bancshares, Inc. on March 7, 2022, Bancorp became the 100% successor owner of three unconsolidated Delaware trust subsidiaries: Commonwealth Statutory Trust III, Commonwealth Statutory Trust IV and Commonwealth Statutory Trust V. The sole assets of the trust subsidiaries represent the proceeds of offerings of subordinated debentures.
As of December 31, 2025, Stock Yards Bancorp had total consolidated assets of approximately $9.54 billion, total loans of approximately $7.04 billion, total deposits of approximately $7.8 billion, and total shareholders’ equity of approximately $1.08 billion. As of December 31, 2025, Stock Yards Bancorp had approximately $7.64 billion of assets under management as part of its WM&T operations.
The principal executive office of Stock Yards Bancorp, Inc. and Stock Yards Bank & Trust Company is located at 1040 East Main Street, Louisville, Kentucky 40206, and the telephone number is (502) 582-2571.
Stock Yards Bancorp’s website is located at https://stockyardsbancorp.q4ir.com/overview/default.aspx. The information provided on Stock Yards Bancorp’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into this proxy statement/prospectus.
Listing and trading market for Stock Yards Bancorp common stock
Stock Yards Bancorp’s common stock trades on the NASDAQ under the symbol “SYBT.”
Additional information about Stock Yards Bancorp and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.

INFORMATION ABOUT FIELD & MAIN BANCORP
Overview
Field & Main Bank, Inc. (“Field & Main Bank”) provides financial services through 6 branches in 4 communities throughout Kentucky and Indiana, serving the Henderson, Kentucky, Lexington, Kentucky, Cynthiana, Kentucky and Evansville, Indiana markets. Field & Main Bank is engaged in general full-service commercial and consumer banking and provides a full range of loan and deposit products to individual consumers and businesses in all its markets through retail lending, mortgage banking, deposit services, online banking, mobile banking, private banking, commercial lending, treasury management services, merchant services, and other banking services. A significant part of Field & Main Bank’s operating activities is focused on the origination of loans, including commercial, agricultural and real estate loans to its commercial customers, with emphasis on small-to-medium-sized industrial, service and agricultural businesses. Field & Main Bank also makes residential mortgage, installment and other loans to its individual and other non-commercial customers. In addition, Field & Main Bank’s trust department provides investment management, company retirement planning, trust, estate and financial planning services in all markets in which Field & Main Bank operates.
As of December 31, 2025, Field & Main Bancorp reported approximately $861 million in assets, $652 million in loans, $781 million in deposits and $74.8 million in total shareholders’ equity.
The principal executive office of Field & Main Bancorp is located at 140 N. Main St., Henderson, KY 42420, and the telephone number is (888) 831-1500. Field & Main Bancorp’s website is www.fieldandmain.com. The information provided on Field & Main Bancorp’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into this proxy statement/prospectus.
Listing and trading market for common stock
Field & Main Bancorp’s common stock is not listed or quoted on any exchange.

THE MERGER
This section of this proxy statement/prospectus describes material aspects of the merger. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information about Stock Yards Bancorp into this proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
Terms of the Merger
Each of Stock Yards Bancorp’s and Field & Main Bancorp’s respective board of directors has unanimously approved the merger agreement. The merger agreement provides that Merger Sub will merge with and into Field & Main Bancorp, with Field & Main Bancorp surviving the merger as a wholly owned subsidiary of Stock Yards Bancorp. Following the completion of the merger, Field & Main Bancorp will merge with and into Stock Yards Bancorp with Stock Yards Bancorp as the surviving corporation. Immediately following completion of the upstream merger, or at such other time as Stock Yards Bancorp may determine, Field & Main Bank, Inc., a Kentucky state-chartered bank and wholly owned subsidiary of Field & Main Bancorp, will merge with and into Stock Yards Bank & Trust Company, a Kentucky state-chartered bank and a wholly owned subsidiary of Stock Yards Bancorp.
In the merger, each share of Field & Main Bancorp common stock issued and outstanding immediately before the effective time (other than the Excluded Shares) will be converted into 0.6550 shares of Stock Yards Bancorp common stock. No fractional shares of Stock Yards Bancorp common stock will be issued in connection with the merger, and the Field & Main Bancorp shareholders will receive cash in lieu thereof.
Background of the Merger
Field & Main Bancorp has over the years continually evaluated its strategic alternatives to preserve and enhance shareholder value. From time to time, representatives of other financial institutions engaged in informal discussions with Field & Main Bancorp related to potential acquisitions or combinations. For a variety of reasons, including Field & Main Bancorp’s strategic plans to remain independent and concerns about the financial strength and cultural fit of the other institutions, none of those inquiries developed into further discussions about a combination with Field & Main Bancorp.
In the Spring of 2025, chiefly prompted by a determination of the trustees of the Preston Family Trusts to explore ways of providing liquidity for the assets of the trusts (which consist principally of Field & Main Bancorp common stock), Field & Main Bancorp engaged in conversations with Raymond James as a financial advisor. Raymond James was highly regarded as an investment banking firm with deep industry knowledge regarding the banking industry and substantial mergers and acquisitions experience. In addition, Field & Main Bancorp communicated with outside legal counsel Stoll Keenon Ogden PLLC and W. Byrne Law, PLLC (collectively, “Legal Counsel”) regarding legal issues as they arose during this exploration by Field & Main Bancorp of its strategic alternatives.
In the Spring and Summer of 2025, Field & Main Bancorp entered into non-disclosure agreements with two publicly-traded financial institutions and provided each institution information regarding Field & Main Bancorp. One of these institutions would have represented a “merger of equals” transaction while the other institution was much larger than Field & Main Bancorp. Due to a variety of factors, including stock price volatility and cultural fit concerns, discussions with both institutions ended with no specific potential price terms being discussed. During this time, Field & Main Bancorp management also explored the possibility of a private placement of Field & Main Bancorp common stock for the purpose of raising capital to effect a redemption of the common stock held by the Preston Family Trusts. By the middle of September, this possibility was determined not to be a viable strategic option.
In a conference call with Field & Main Bancorp management on September 9, 2025, a Raymond James representative reported that he had made overtures to Stock Yards Bancorp as well as another regional financial institution (the “regional bank”) and that each institution had expressed interest in further discussions with Field & Main Bancorp. Management of Field & Main Bancorp informed the Field & Main Bancorp board of directors in executive session at a regular board meeting on September 16, 2025 of the discussions that had occurred with other financial institutions. Non-disclosure agreements were entered into with both Stock Yards Bancorp and the regional bank and a lunch meeting was held by Field & Main Bancorp management with the leadership of the regional bank on September 19. At this point Raymond James presented Field & Main Bancorp a proposed engagement letter which was provided to Legal Counsel for review.
On October 6, 2025, Scott Davis and Doug Lawson met with officials of Stock Yards Bancorp management at Stock Yards Bancorp’s Louisville offices. Representing Stock Yards Bancorp were James Hillebrand (CEO), Phil Poindexter (President) and Clay Stinnett (CFO). The parties discussed the opportunities and challenges facing their respective banks given their current size and the issues each confronted in terms of growth, succession, earnings and management.
In a conference call between Field & Main Bancorp management and representatives of Raymond James on October 8, 2025, Raymond James reported that Stock Yards Bancorp had engaged Stephens, Inc. to advise Stock Yards Bancorp in its analysis of Field & Main Bancorp. In a follow up call one week later on October 15, 2025, the Raymond James representatives reported on communications with both Stock Yards Bancorp and the regional bank, reporting that while the regional bank’s interest in affiliating with Field & Main Bancorp was not clear, Stock Yards Bancorp seemed very interested; the Raymond James representatives indicated that they anticipated receipt of an Expression of Interest from Stock Yards Bancorp for an acquisition of Field & Main Bancorp by the end of October. In a call on October 20, 2025, between Raymond James representatives and Field & Main Bancorp management, Raymond James indicated that the regional bank had retained an investment banking firm to advise it in its analysis of Field & Main Bancorp and that the regional bank had requested loan information. The Raymond James representative in that call also requested Field & Main Bancorp’s draft budget for 2026.
Field & Main Bancorp and Raymond James entered into an Engagement Letter on October 27, 2025. Stock Yards Bancorp delivered an Expression of Interest on October 31, 2025 providing for an acquisition of Field & Main Bancorp. Stock Yards Bancorp suggested possible merger consideration consisting of 90% Stock Yards Bancorp stock and 10% cash, with a deal value (subject to due diligence) in the range of $107 – $114 million (or approximately 160% of Field & Main Bancorp’s tangible book value at the midpoint). The Expression of Interest also required Field & Main Bancorp to refrain from any other discussions with other parties regarding a sale of Field & Main Bancorp for sixty days. A Field & Main Bancorp board of directors special meeting was set for November 7, 2025 to address the Stock Yards Bancorp Expression of Interest.
On November 6, 2025 Raymond James reported that the regional bank had orally indicated an interest in a transaction with Field & Main Bancorp at a pricing level significantly below the range of values in the Stock Yards Bancorp Expression of Interest.
At the November 7, 2025 Field & Main Bancorp board of directors special meeting, the board reviewed the discussions with Stock Yards Bancorp and its financial advisor leading to the Expression of Interest. Legal Counsel made a presentation to the directors regarding their fiduciary duties in considering the Stock Yards Bancorp Expression of Interest. Representatives of Raymond James presented information detailing a financial overview of the proposed transaction, which included favorable pricing terms compared to similar deals consummated in 2025, based on multiples to tangible book value, earnings and core deposits. Additional information was presented for consideration, including material noting that Stock Yards Bancorp had the ability to enter into this strategic transaction because the current market value of its stock was approximately 2.3 times tangible book value. The strength of Stock Yards Bancorp stock price was attributed to its reputation in the industry and among investors as a highly-performing financial institution. Representatives of Raymond James noted that although Stock Yards Bancorp had largely been concentrating on increasing market share in urban areas, Stock Yards Bancorp also had a strategic interest to “infill” in smaller markets and was interested in expanding into the Western Kentucky and Evansville, Indiana markets.
The Field & Main Bancorp board of directors perceived Stock Yards Bancorp as an attractive potential merger partner. Stock Yards Bancorp receives national recognition as a leading financial institution in the region, ranking as a strong community bank, as measured by earnings growth, high returns on equity and assets, and exemplary customer service. Stock Yards Bank & Trust Company has further been recognized by industry analysts as one of the top-performing community banks in the nation.
After a lengthy discussion, including the fact that the Expression of Interest proposed that a mutually-agreed upon member of the Field & Main Bancorp board of directors would be added to the Stock Yards Bancorp board and that certain key Field & Main Bank employees would be offered continuing employment with the combined institution, the Field & Main Bancorp board of directors unanimously approved proceeding with negotiations for the proposed strategic merger. The Field & Main Bancorp board of directors authorized Mr. Davis to sign and deliver the nonbinding Expression of Interest to Stock Yards Bancorp.
Shortly thereafter, in a call of several hours on November 10, 2025, the management of the parties (along with their respective financial advisors) finalized aspects of due diligence, including a timeline and access to an electronic data room containing certain business, financial, legal and other information of Field & Main Bancorp. Similar information about Stock Yards Bancorp was also provided to allow Field & Main Bancorp to conduct customary due diligence with respect to Stock Yards Bancorp and the anticipated impacts of the proposed combination.
On November 21, 2025, Stock Yards Bancorp’s outside legal counsel, FBT Gibbons LLP, presented Legal Counsel with a draft of a definitive merger agreement. The draft definitive merger agreement did not include proposed pricing information, as it was noted that Stock Yards Bancorp was working with Stephens, Inc. through its due diligence in order to determine the binding deal consideration Stock Yards Bancorp would propose.
FBT Gibbons LLP also presented to Legal Counsel a draft form of support agreement that Stock Yards Bancorp proposed would be entered into between Stock Yards Bancorp and the Preston Family Trusts. Among other things, under the proposed support agreement the shareholders who signed it would agree to vote their shares in favor of the merger (unless the merger agreement was terminated). Legal counsel forwarded the drafts of the definitive merger agreement and support agreement to Field & Main Bancorp management and to representatives of Raymond James for their review.
In the following weeks, Field & Main Bancorp’s senior management team, with the assistance of Legal Counsel and representatives of Raymond James, spent considerable time negotiating and finalizing the terms of a definitive merger agreement with Stock Yards Bancorp. As part of the negotiations, Legal Counsel discussed with FBT Gibbons LLP various key points, including that the definitive merger agreement provide the Field & Main Bancorp board of directors with termination rights if a superior proposal was received from another bidder before the Field & Main Bancorp shareholders approved the merger agreement and that the deal protection provisions contained in the definitive agreement would not be unreasonably coercive upon the Field & Main Bancorp shareholders in deciding how to vote their shares on the proposed transaction.
The respective management teams of Field & Main Bancorp and Stock Yards Bancorp met regularly to discuss various aspects of due diligence and the personnel of the combined bank post-closing. A meeting to review Field & Main Bank employees occurred on November 14, 2025 including discussion of the process of determining employee retention following the effective time. In a November 21, 2025 call Raymond James indicated that the Stock Yards Bancorp credit review would be completed by Thanksgiving.
On November 24, 2025, Scott Davis and James Hillebrand had a telephone call focused on the intent of Stock Yards Bancorp to add Davis to its board of directors (as the mutually-agreed upon Field & Main Bancorp director prescribed under the Expression of Interest) and to make Doug Lawson the Market President for the Western KY/Evansville IN Region (and a transition planning conference call was held among Messrs. Davis, Lawson, Hillebrand, Poindexter and Stinnett on November 25, 2025). Communications were made just before Thanksgiving with the applicable regulatory contacts for the parties informing them of the merger discussions and the parties were pointing towards a target date of December 17 for execution of a merger agreement.
In a conference call with the Stock Yards Bancorp executive lending team on November 24, 2025, Stock Yards Bancorp raised questions for the first time regarding two significant credits of Field & Main Bancorp (the “criticized credits”). Field & Main Bancorp management explained the history and structure of the criticized credits which were fully performing loans. Raymond James communicated with the Field &

Main Bancorp management team on December 3, 2025 that Stock Yards Bancorp continued to express serious reservations as to the source of repayment for the criticized credits. A series of discussions during the next ten days focused on different potential options for addressing the criticized credits (including additional collateralization); as a result, given Stock Yards Bancorp’s lack of comfort regarding the criticized credits, and Field & Main Bancorp’s aim of realizing for its shareholders the company’s full value in the merger consideration, the parties agreed that Field & Main Bancorp would dispose of the criticized credits prior to any execution of a merger agreement between the parties.
Field & Main Bancorp worked over the following month to negotiate sales of the criticized credits, resulting in the sale of the credits in early January 2026, for total consideration of $8,655,375, which represented a 25% discount from the aggregate outstanding principal balances of the criticized credits.
The parties at that point worked to finalize the merger agreement (including the pricing structure and consideration) and began targeting a January 27 date for execution of the merger agreement and public announcement. During the following weeks the parties, among other things, negotiated a 100% stock merger with an exchange ratio of 0.6550 shares of Stock Yards Bancorp common stock per share of Field & Main Bancorp common stock, as well as closing conditions tied to minimum Field & Main Bancorp net equity and a ceiling on Field & Main Bank non-performing assets.
A substantially final form of the definitive merger agreement was made available to the Field & Main Bancorp board of directors at their regularly scheduled meeting on January 20, 2026 for their review. On January 27, 2026, the Field & Main Bancorp board of directors had a special meeting to review the final version of the merger agreement and to consider its approval. At these two board meetings, Field & Main Bancorp’s senior management team and representatives from Raymond James and Legal Counsel discussed the proposed merger and merger agreement at length with the board of directors. Additionally, Legal Counsel led a discussion reviewing the board of directors’ fiduciary duties in connection with the proposed transaction, along with the material terms of the merger agreement and support agreement.
At these meetings, representatives of Raymond James reviewed the financial aspects of the proposed merger and at the January 27, 2026 board meeting rendered Raymond James’ oral opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Raymond James as set forth in its written opinion, the merger consideration to be received by the Field & Main Bancorp shareholders in the merger was fair, from a financial point of view, to the Field & Main Bancorp shareholders. It was also discussed that, as part of the proposed transaction, it was the intention of the parties that Mr. Davis would become a member of the Stock Yards Bancorp board of directors and Doug Lawson would become the Market President for the Western KY/Evansville IN Region of the combined institution.
During the meetings, the board of directors engaged in a detailed and thorough discussion and analysis of the merger proposal and proposed merger agreement, during which discussion and analysis all board members were actively engaged and encouraged to ask questions and receive answers from Field & Main Bancorp’s senior management team, and financial and legal advisors. In that regard, the Field & Main Bancorp board of directors compared the proposed all-stock merger consideration (representing a total deal value as of January 26, 2026 of approximately $106 million) to Stock Yards Bancorp’s indication of the materially lower deal value it could offer if 10% of the merger consideration was in the form of cash. Following the detailed discussions, the Field & Main Bancorp board of directors unanimously adopted resolutions (1) determining that it is in the best interest of Field & Main Bancorp and its shareholders to enter into the merger agreement, (2) adopting the merger agreement and approving Field & Main Bancorp’s execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement, (3) recommending that the Field & Main Bancorp shareholders approve the merger agreement, and (4) directing that the merger agreement be submitted to the Field & Main Bancorp shareholders for approval at a meeting of the Field & Main Bancorp shareholders duly held for such purpose.
Following this special meeting, Field & Main Bancorp and Stock Yards Bancorp entered into the definitive merger agreement and announced the transaction in a joint press release after the closing of market trading on January 27, 2026.

Field & Main Bancorp’s Reasons for the Merger; Recommendation of the Field & Main Bancorp Board of Directors
In reaching its decision to adopt the merger agreement and recommend that the Field & Main Bancorp shareholders approve the merger agreement, in addition to relying on management’s personal knowledge of Field & Main Bancorp’s, Stock Yards Bancorp and the banking industry in general, the Field & Main Bancorp board of directors evaluated the merger and merger agreement in consultation with Field & Main Bancorp’s senior management and outside financial and legal advisors. After such consultation and review, and after carefully considering Field & Main Bancorp’s future prospects as an independent company and its strategic alternatives, the Field & Main Bancorp board of directors concluded that the merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of Field & Main Bancorp and its shareholders.
In evaluating the decision to adopt and approve the merger agreement and recommend the merger to its shareholders, the Field & Main Bancorp board of directors considered a number of factors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
The desire of the Preston Family Trusts (as holders of two-thirds of the outstanding common stock of Field & Main Bancorp) for asset diversification and enhanced liquidity;

•
The knowledge and deliberation of the Field & Main Bancorp board about the current environment in the financial services industry, including economic conditions, regulatory burdens and the competitive consequences resulting from the continued development of artificial intelligence;

•
The review undertaken by the Field & Main Bancorp board and management, with the assistance of Field & Main Bancorp’s advisors, with respect to strategic challenges and alternatives that may be available to Field & Main Bancorp by remaining an independent community bank;

•
The current and prospective business and economic environment of the markets in which Field & Main Bancorp operates, including consolidation in the banking industry and a declining number of opportunities at attractive prices for bank acquisitions;

•
The anticipated funding and net interest margin pressures facing the Field & Main Bancorp;

•
The advantages of being part of a larger banking entity, including the potential for operating efficiencies and the ability of a larger institution to compete in the current banking environment and to leverage overhead costs;

•
The results of the process undertaken by the Field & Main Bancorp board, with the assistance of Raymond James, to evaluate potential merger partners;

•
The prospect of Field & Main Bancorp’s shareholders becoming shareholders of a company with a larger shareholder base, with (a) increased liquidity for Field & Main Bancorp shareholders, (b) the potential for increased demand among institutional investors, index funds and other large investors for the stock of the combined company and the potential for stock price appreciation as a result and (c) increased shareholder value through future Stock Yards Bancorp acquisitions;

•
The anticipated earnings per share accretion for Field & Main Bancorp shareholders as a result of the merger;

•
The complementary aspects of the Field & Main Bancorp and Stock Yards Bancorp businesses, including products offered and lines of business, business culture, customer focus, geographic coverage, and compatibility of the companies’ management and operating styles;

•
The fact that Scott Davis will be appointed to the Stock Yards Bancorp board and that certain key executives of Field & Main Bank would continue employment with Stock Yards Bancorp, which may enhance the likelihood that the expected strategic benefits of the merger will be realized;

•
Stock Yards Bancorp’s intention to retain many of Field & Main Bank’s employees and the severance pay commitments made by Stock Yards Bancorp for Field & Main Bank employees not retained following the merger;

•
The views of the Field & Main Bancorp board that both parties to the merger have comparable reputations in their respective markets for a strong corporate and customer service culture which should enable Field & Main Bancorp’s and Stock Yards Bancorp’s management teams to successfully integrate and operate the business of the combined company after the merger;

•
The potential revenue synergy opportunities resulting from the merger, including opportunities to cross-sell expanded products and services to a larger combined customer base and to larger customers;

•
Stock Yards Bancorp’s historical performance and asset quality, and the views of the Field & Main Bancorp board as to the stability of the combined company’s business and earnings in varying economic and market climates, especially given the diversification of a combined loan portfolio;

•
The views of the Field & Main Bancorp board as to the likelihood that the regulatory approvals necessary to complete the merger would be obtained;

•
The ability of the Field & Main Bancorp board to terminate the merger agreement, subject to certain conditions, to accept a superior proposal from a third party;

•
Succession planning uncertainties related to Field & Main Bancorp, including with respect to trusts controlling the majority of Field & Main Bancorp’s common stock;

•
The opinion of Raymond James, dated January 27, 2026, to the Field & Main Bancorp board to the effect that as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Raymond James’ opinion, the merger consideration consisting of .6550 shares of Stock Yards Bancorp common stock to be received by Field & Main Bancorp shareholders for each share of Field & Main Bancorp common stock in the merger was fair, from a financial point of view, to such holders; and

•
The terms of the merger agreement, including the fixed exchange ratio and the expected tax treatment of the merger and the upstream merger, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code for United States federal income tax purposes.

The Field & Main Bancorp board of directors also considered a number of potential risks and uncertainties and other potentially negative factors associated with the merger in connection with its deliberation about the proposed transaction, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
The loss of autonomy associated with being an independent financial institution;

•
The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•
That the merger consideration exchange ratio is fixed, so that if the market price of Stock Yards Bancorp common stock is lower at the time of closing of the merger, the economic value of the per share merger consideration to be received by Field & Main Bancorp shareholders in exchange for their shares of Field & Main Bancorp common stock will also be lower;

•
The possibility that the merger could be announced but not consummated (due for example to the possibility that the required regulatory and other approvals necessary for consummation of the merger might not be obtained) which would present the possibility that Field & Main Bancorp could lose customers, business and employees as a result of announcing the transaction;

•
The merger agreement provisions requiring Field & Main Bancorp to conduct its business in the ordinary course and the other restrictions on the conduct of Field & Main Bancorp’s business prior to completion of the merger (particularly limitations on certain lending activities), which are customary for merger agreements involving financial institutions, but which may delay or prevent Field & Main Bancorp from undertaking business opportunities that may arise pending completion of the merger;

•
The fact that shareholder litigation is common in connection with public company mergers;

•
The provisions of the merger agreement (as a condition required by Stock Yards Bancorp) restricting Field & Main Bancorp’s solicitation of third-party acquisition proposals and providing for the payment of a termination fee in the amount of $4,500,000 under certain circumstances, which could potentially limit the willingness of a third party to propose a competing business combination with Field & Main Bancorp;
•
The fact that certain members of Field & Main Bancorp’s board and executive officers have interests in the merger that are different from, or in addition to, their interests as Field & Main Bancorp shareholders, or vice versa, which have the potential to influence such directors’ and officers’ views and actions in connection with the merger;

•
The potential challenges of integrating Field & Main Bancorp’s business operations and employees with those of Stock Yards Bancorp, including the possible hesitation of Field & Main Bancorp’s customers to engage with a much larger financial institution; and

•
The risk that the parties would not fully realize the anticipated benefits and cost savings resulting from the merger.

Stock Yards Bancorp’s Reasons for the Merger
In reaching its decision to adopt the merger agreement, in addition to relying on management’s personal knowledge of Field & Main Bancorp, Stock Yards Bancorp and the banking industry in general, the Stock Yards Bancorp board of directors evaluated the merger and merger agreement in consultation with Stock Yards Bancorp’s senior management and outside financial and legal advisors. After such evaluation, the Stock Yards Bancorp board of directors concluded that the merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of Stock Yards Bancorp and its shareholders.
In evaluating the decision to adopt and approve the merger agreement and the transactions contemplated thereby, including the merger, the Stock Yards Bancorp board of directors considered a number of factors, including the following:
•
each of Stock Yards Bancorp’s, Field & Main Bancorp’s and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, including the information obtained through comprehensive due diligence, the Stock Yards Bancorp board of directors considered Field & Main Bancorp’s and Field & Main Bank, Inc.’s community banking orientation, culture, management and compatibility with Stock Yards Bancorp and Stock Yards Bank & Trust Company;

•
a review of the demographic, economic, and financial characteristics of the markets in which Field & Main Bancorp operates, including existing and potential competition and history of the market areas with respect to financial institutions;

•
Stock Yards Bancorp’s desire to expand its operations and customer base in Southern Indiana, Western Kentucky, and Central Kentucky, including the Henderson, Kentucky, Lexington, Kentucky, and Evansville, Indiana metropolitan statistical areas;

•
the further diversification of the combined loan portfolio across asset classes and markets;

•
the complementary fit of the businesses of Stock Yards Bancorp and Field & Main Bancorp, which Stock Yards Bancorp’s management believes will enable the combined company to deliver improved services to customers to achieve stronger financial performance and enhance shareholder value;

•
the ability of Stock Yards Bancorp to cross sell its larger product base across Field & Main Bancorp’s customer base and market primarily through its middle market commercial lending platform and its wealth management and trust department;

•
the pro forma financial effects of the proposed merger; and

•
the cost savings that will be realized by combining the two companies and integrating Field & Main Bancorp with Stock Yards Bancorp, which savings are expected to enhance Stock Yards Bancorp’s earnings.

The Stock Yards Bancorp board of directors also considered a number of potential risks and uncertainties in evaluating the potential acquisition of Field & Main Bancorp and in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated thereby, including the following:
•
the regulatory and other approvals required in connection with the merger and the bank merger and the expected likelihood that such regulatory approvals may be received in a reasonably timely manner and without the imposition of unacceptable conditions;

•
the potential risk of diverting management attention and resources towards the completion of the merger and the integration of Field & Main Bancorp;

•
the possibility of litigation challenging the merger, and Stock Yards Bancorp’s belief that any such litigation would be without merit; and

•
the other risks described under “Risk Factors” beginning on page 23.

The Stock Yards Bancorp board of directors approved the merger agreement after Stock Yards Bancorp’s senior management discussed with the board of directors a number of factors, including those described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of Field & Main Bancorp. The Stock Yards Bancorp board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Stock Yards Bancorp board of directors viewed its position as being based on all the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.
Opinion of Field & Main Bancorp’s Financial Advisor
Field & Main Bancorp retained Raymond James as its financial advisor on October 27, 2025. Field & Main Bancorp selected Raymond James as its financial advisor because it is a globally recognized investment banking firm offering a full range of investment banking services to its clients. In the ordinary course of its investment banking business, Raymond James is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Pursuant to that engagement, the Field & Main Bancorp board of directors requested that Raymond James evaluate and deliver an opinion regarding the fairness, from a financial point of view, to the holders of Field & Main Bancorp common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.
On January 27, 2026, representatives of Raymond James rendered Raymond James’ oral opinion to the Field & Main Bancorp board of directors (solely in its members’ capacity as directors), which was subsequently confirmed by delivery of a written opinion to the Field & Main Bancorp board of directors dated January 27, 2026, that, as of such date, the merger consideration to be received by the holders of Field & Main Bancorp common stock (other than Excluded Shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Raymond James in connection with the preparation of its opinion.
The full text of the written opinion of Raymond James, dated January 27, 2026, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein. Any summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of Field & Main Bancorp common stock are urged to read the entire opinion carefully and in its entirety in connection with their consideration of the merger consideration. Raymond James’ opinion speaks only as of the date of such opinion and does not reflect any developments that may occur or have occurred after the date of its opinion and prior to the completion of the merger.
Raymond James provided its opinion for the information of the Field & Main Bancorp board of directors (solely in its members’ capacity as directors) in connection with, and for purposes of, the Field & Main Bancorp board of directors’ consideration of the merger consideration to be received by holders of Field & Main Bancorp common stock in the merger pursuant to the merger agreement, and its opinion only addressed whether the merger consideration in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of Field & Main Bancorp common stock as of the date of the opinion. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the transactions contemplated thereby. The Raymond James opinion did not constitute a recommendation to the Field & Main Bancorp board of directors or to any Field & Main Bancorp shareholder as to how the Field & Main Bancorp board of directors, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter.
In connection with its review of the proposed merger and the preparation of its opinion, Raymond James reviewed, analyzed and relied upon information bearing upon the financial and operating condition of Field & Main Bancorp, including, among other things:
•
the financial terms and conditions as stated in the execution version of the merger agreement, dated as of January 27, 2026;

•
certain information related to the historical financial condition and prospects of Field & Main Bancorp, as made available to Raymond James by or on behalf of Field & Main Bancorp, including, but not limited to, financial projections provided by the management of Field & Main Bancorp for the periods ending December 31, 2026 through 2031, as approved for Raymond James’ use by management of Field & Main Bancorp (the “projections”);

•
Field & Main’s (a) audited financial statements for years ended December 31, 2024, 2023 and 2022; and (b) unaudited consolidated financial statements for the quarterly periods ended December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025;

•
Field & Main Bancorp’s recent public filings and certain other publicly available information regarding Field & Main Bancorp;

•
the financial and operating performance of Field & Main Bancorp and those of other selected public companies that Raymond James deemed to be relevant;

•
certain publicly available financial terms of certain transactions Raymond James deemed to be relevant;

•
other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate;

•
a certificate addressed to Raymond James from a member of senior management of Field & Main Bancorp regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of Field & Main Bancorp; and

•
discussions with members of the senior management of Field & Main Bancorp certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry including, but not limited to, the past and current business operations of Field & Main Bancorp and the financial condition and future prospects and operations of Field & Main Bancorp.

With Field & Main Bancorp’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Field & Main Bancorp or otherwise reviewed by or discussed with Raymond James, and Raymond James undertook no duty or responsibility to, nor did Raymond James, independently verify any of such information. Furthermore, Raymond James undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Field & Main Bancorp is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Field & Main Bancorp is a party or may be subject. With Field & Main Bancorp’s consent, the Raymond James opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertions. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Field & Main Bancorp. Raymond James is not an expert in generally accepted accounting principles in the United States (GAAP) in general and also specifically regarding the evaluation of credit portfolios for purposes of assessing the adequacy of the allowance for credit losses or any other reserves; accordingly, Raymond James assumed that such allowances and reserves are in the aggregate adequate to cover such losses.

With Field & Main Bancorp’s consent, Raymond James assumed that the projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James had been reasonably prepared in good faith on bases reflecting the best then-currently available estimates and judgments of the management of Field & Main Bancorp, and Raymond James relied upon Field & Main Bancorp to advise it promptly if any information previously provided became inaccurate, misleading or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the projections, or the assumptions on which they were based.
Raymond James assumed that the final form of the merger agreement would be substantially similar to the execution version dated January 27, 2026, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver or amendment of any conditions thereto. Furthermore, Raymond James assumed, in all respects material to Raymond James’ analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each such party would perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger, Field & Main Bancorp or Stock Yards Bancorp that would be material to Raymond James’ analyses or its opinion.
Raymond James’ opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of January 26, 2026. The credit, financial and stock markets have been experiencing unusual volatility arising from factors that are outside the control of the parties to the merger (including, without limitation, general economic conditions and uncertainty, global tensions and political unrest, prevailing interest rates and inflation, tariffs and government responses or nonresponses to the foregoing) and Raymond James expressed no opinion or view as to any potential effects of such volatility on the merger, Field & Main Bancorp, or Stock Yards Bancorp. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Field & Main Bancorp since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to Raymond James’ analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.
Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger or the availability or advisability of any alternatives to the merger. Raymond James provided advice to Field & Main Bancorp with respect to the proposed merger. Raymond James did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Merger. The opinion of Raymond James did not express any opinion as to the likely trading range of Stock Yards Bancorp’s common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Stock Yards Bancorp at that time. The opinion of Raymond James was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Field & Main Bancorp common stock in the merger pursuant to the merger agreement.
Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Field & Main Bancorp board of directors to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting, regulatory or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Raymond James relied, with the consent of Field & Main Bancorp, on the fact that Field & Main Bancorp was assisted by legal, accounting, regulatory and tax advisors and, with the consent of Field & Main Bancorp, relied upon and assumed the accuracy and completeness of the assessments by Field & Main Bancorp and its advisors as to all legal, accounting, regulatory and tax matters with respect to Field & Main Bancorp and the merger, including, without limitation, that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code.

In formulating its opinion, Raymond James considered only what Raymond James understood to be the merger consideration to be received by holders of Field & Main Bancorp common stock in the merger pursuant to the merger agreement, and Raymond James did not consider and its opinion did not address the fairness of the amount or nature of any compensation to be paid or payable to any person or entity (including any of Field & Main Bancorp’s officers, directors or employees) or class of any persons and/or entities, whether relative to the consideration to be paid to the holders of Field & Main Bancorp common stock or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors, or other constituencies of Field & Main Bancorp, or to any other party, except and only to the extent expressly set forth in the last sentence of Raymond James’ opinion or (2) the fairness of the merger to any one class or group of Field & Main Bancorp’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of Field & Main Bancorp’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of Field & Main Bancorp or Stock Yards Bancorp or the ability of Field & Main Bancorp or Stock Yards Bancorp to pay their respective obligations when they come due.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with the Field & Main Bancorp board of directors on January 27, 2026, which analyses were considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to Field & Main Bancorp, Stock Yards Bancorp or the contemplated transaction.
Selected Companies Analysis
Raymond James reviewed certain data for selected companies with publicly traded equity securities that it deemed relevant for this analysis. Raymond James analyzed the relative valuation multiples of seven (7) publicly traded depository institutions that satisfied the following criteria: (i) traded over the NASDAQ, NYSE, or NYSEAM stock exchanges; (ii) headquartered in the Midwest region of the United States, which includes the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin; (iii) had total assets between $500 million and $1.75 billion; and (iv) had LTM core return on average assets (ROAA) greater than 0.50% as calculated by S&P Capital IQ Pro. This group excluded companies that were targets of announced mergers and acquisitions.
Information for the comparable institutions was based on the most recently available balance sheet and income statement data and on a consolidated basis where available, otherwise on bank-level data. The selected companies (and respective valuation metrics) that Raymond James deemed relevant included the following:
Selected Companies	Price / TBVPS	Price / LTM Core EPS
Landmark Bancorp, Inc.	135%	8.8x
Ohio Valley BancCorp.	121%	10.6x
Richmond Mutual Bancorporation, Inc.	102%	11.6x
SB Financial Group, Inc.	129%	9.9x
First Capital, Inc.	138%	10.6x
United Bancorp, Inc.	126%	10.7x
Central Plains Bancshares, Inc.	87%	18.2x
Raymond James calculated various financial multiples for each selected public company, including price per share at close on January 26, 2026 compared to: (i) tangible book value (“TBV”) per share and (ii) LTM core earnings per share (“EPS”) as calculated by S&P Capital IQ Pro. Raymond James reviewed the 75th percentile, median, mean and 25th percentile relative valuation multiples of the selected public companies compared to the implied Merger valuation multiples. The results of the selected companies analysis are summarized below:
	Summary Pricing Multiples
	TBV Per Share	LTM Core EPS
75th Percentile	132%	11.1x
Median	126%	10.6x
Mean	120%	11.5x
25th Percentile	112%	10.2x
Implied Merger Metric	151%	9.8x
Furthermore, Raymond James applied the 75th percentile, median, mean and 25th percentile relative valuation multiples for each of the metrics to FMB’s actual financial results to drive an implied merger consideration. Raymond James then compared those implied values to the merger consideration of $44.55 per share. The results of this analysis are summarized below:
	Implied Merger Consideration
	TBV Per Share	LTM Core EPS
75th Percentile	$39.03	$50.57
Median	$37.29	$48.25
Mean	$35.37	$52.17
25th Percentile	$32.94	$46.41
Selected Transactions Analysis
Raymond James also analyzed publicly available information relating to selected regional transactions announced since January 1, 2025 involving bank targets headquartered in the Midwest region of the United States, which includes the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin with (i) total assets between $500 million and $1.75 billion, and (ii) LTM Core ROAA greater than 0.50% at the announcement date. Raymond James also analyzed publicly available information relating to selected national transactions announced since January 1, 2025 involving bank targets headquartered in the United States with (i) total assets between $500 million and $1.75 billion, and (ii) LTM Core ROAA greater than 0.50% at the announcement date. In each group, transactions without publicly disclosed pricing and mergers of equals were excluded. Transaction information was based on financial data available at the time of the announcement of the transaction and presented on a consolidated basis where available; otherwise, it was based on bank-level data.
Regional Transactions
Date Announced	Acquiror	Target	Deal Value ($MMs)	DV / TBV	DV / LTM Core Earnings	Core Deposit Premium
10/30/2025	First Mid Bancshares, Inc.	Two Rivers Financial Group, Inc.	93	110%	9.4x	0.9%
09/02/2025	Equity Bancshares, Inc.	Frontier Holdings LLC	122	117%	9.3x	3.0%
07/22/2025	Mercantile Bank Corp.	Eastern Michigan Financial Corp.	96	183%	12.8x	9.8%
07/18/2025	Bank First Corporation	Centre 1 Bancorp, Inc.	174	231%	21.5x	8.3%

National Transactions
Date Announced	Acquiror	Target	Deal Value ($MMs)	DV / TBV	DV / LTM Core Earnings	Core Deposit Premium
12/29/2025	Credicorp Ltd.	Helm Bank USA	180	169%	18.2x	10.4%
12/17/2025	Community West Bancshares	United Security Bancshares	192	144%	16.7x	5.8%
12/01/2025	South Plains Financial, Inc.	BOH Holdings, Inc.	104	147%	10.0x	7.7%
10/30/2025	First Mid Bancshares, Inc.	Two Rivers Financial Group, Inc.	93	110%	9.4x	0.9%
10/22/2025	Third Coast Bancshares, Inc.	Keystone Bancshares, Inc.	123	130%	14.1x	4.6%
09/25/2025	Heritage Financial Corp.	Olympic Bancorp, Inc.	177	151%	20.1x	4.9%
09/24/2025	Mid Penn Bancorp, Inc.	1st Colonial Bancorp, Inc.	99	120%	10.9x	2.4%
09/02/2025	Equity Bancshares, Inc.	Frontier Holdings LLC	122	117%	9.3x	3.0%
07/22/2025	Mercantile Bank Corp.	Eastern Michigan Financial Corp.	96	183%	12.8x	9.8%
07/18/2025	Bank First Corporation	Centre 1 Bancorp, Inc.	174	231%	21.5x	8.3%
07/01/2025	Investar Holding Corp.	Wichita Falls Bancshares, Inc.	84	91%	9.2x	—
04/22/2025	MIDFLORIDA Credit Union	Prime Meridian Holding Co.	195	216%	22.4x	13.6%
04/03/2025	TowneBank	Old Point Financial Corp.	202	175%	19.6x	7.7%
04/02/2025	Equity Bancshares, Inc.	NBC Corp. of Oklahoma	87	138%	11.0x	3.5%
03/17/2025	MetroCity Bankshares, Inc.	First IC Corp.	206	142%	8.3x	12.4%
02/27/2025	Seacoast Banking Corp. of Florida	Heartland Bancshares, Inc.	106	159%	9.0x	6.7%
01/22/2025	Cadence Bank	FCB Financial Corp.	106	174%	9.4x	10.4%
01/13/2025	Glacier Bancorp, Inc.	Bank Idaho Holding Company	246	197%	16.7x	12.5%
Raymond James examined valuation multiples of transaction value compared to the target companies’: (i) most recent quarter TBV at announcement; (ii) LTM core earnings at announcement; and (iii) premium to most recent quarter core deposits (defined as total deposits less time deposits greater than $100,000) at announcement. Raymond James reviewed the 75th percentile, median, mean and 25th percentile relative valuation multiples of the selected transactions compared to the implied merger valuation multiples. The results of the selected transactions analysis are summarized below:

Regional Transactions:
	Summary Transaction Multiples
	Deal Value / TBV	Deal Value / LTM Core Earnings	Premium / Core Deposits
75th Percentile	195%	15.0x	8.7%
Median	150%	11.1x	5.7%
Mean	160%	13.3x	5.5%
25th Percentile	115%	9.4x	2.5%
Implied Merger Metric	154%	9.8x	5.8%
National Transactions:
	Summary Transaction Multiples
	Deal Value / TBV	Deal Value / LTM Core Earnings	Premium / Core Deposits
75th Percentile	175%	17.8x	10.4%
Median	149%	11.9x	7.7%
Mean	155%	13.8x	7.3%
25th Percentile	132%	9.4x	4.6%
Implied Merger Metric	154%	9.8x	5.8%
Furthermore, Raymond James applied the 75th percentile, median, mean and 25th percentile relative valuation multiples to FMB’s TBV, LTM core earnings and core deposits. Raymond James then compared those implied values to the merger consideration of $44.55 per share. The results of the selected transactions analysis are summarized below:
Regional Transactions:
	Implied Merger Consideration
	Deal Value / TBV	Deal Value / LTM Core Earnings	Premium / Core Deposits
75th Percentile	$56.14	$68.09	$52.42
Median	$43.26	$50.45	$44.24
Mean	$46.17	$60.17	$43.75
25th Percentile	$33.29	$42.54	$35.57
National Transactions:
	Implied Merger Consideration
	Deal Value / TBV	Deal Value / LTM Core Earnings	Premium / Core Deposits
75th Percentile	$50.42	$80.86	$57.08
Median	$42.99	$54.04	$49.80
Mean	$44.76	$62.68	$48.76
25th Percentile	$38.04	$42.61	$41.45
Discounted Cash Flow Analysis
Raymond James performed a discounted cash flow analysis of Field & Main Bancorp based on the projections. Consistent with the periods included in the projections, Raymond James used calendar year

2030 as the final year for the analysis and applied forward multiples, ranging from 8.0x to 12.0x, to calendar year 2031 net income in order to derive a range of terminal values for Field & Main Bancorp in 2030.
Raymond James also assumed discount rates ranging from 12% to 16%. Raymond James arrived at its discount rate ranges by using the modified capital asset pricing model (“CAPM”) methodology as presented in the U.S. Cost of Capital Navigator by Kroll, LLC. Raymond James reviewed the ranges of implied per share values indicated by the discounted cash flow analysis for Field & Main Bancorp and compared them to the price per share for Field & Main Bancorp implied by the merger consideration of $44.55 per share. The results of the discounted cash flow analysis are summarized in the table below:
	Low	High
Price per Share	$32.86	$50.09
Implied Merger Metric		$44.55
Additional Considerations
The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of Field & Main Bancorp.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Field & Main Bancorp. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Field & Main Bancorp board of directors (solely in its members’ capacity as directors) and were prepared solely as part of the analysis of Raymond James regarding the fairness, from a financial point of view, to the holders of Field & Main Bancorp common stock of the merger consideration to be received in the merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Field & Main Bancorp board of directors in making its determination to approve the merger. Neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of the Field & Main Bancorp board of directors’ or Field & Main Bancorp management’s views with respect to Field & Main Bancorp, Stock Yards Bancorp, or the merger. Field & Main Bancorp placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.
For services rendered in connection with the delivery of its opinion, Field & Main Bancorp paid Raymond James a fee of $250,000 upon delivery of its opinion. Field & Main Bancorp will also pay Raymond James a customary fee for advisory services in connection with the merger equal to approximately $1.6 million (less the fee paid upon the delivery of Raymond James opinion), which is contingent upon the closing of the merger. Field & Main Bancorp also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.
Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James did not provide any investment banking services to Field & Main Bancorp or Stock Yards Bancorp in the two years preceding the date of its opinion for which it received any form of compensation. In the ordinary course of business, Raymond James may trade in the securities of Field & Main Bancorp and Stock Yards Bancorp for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

During the two years preceding the date of Raymond James’ written opinion, Raymond James engaged in certain fixed income and other trading activity with Stock Yards Bancorp, for which it received compensation. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to Field & Main Bancorp and/or Stock Yards Bancorp or other participants in the merger in the future, for which Raymond James may receive compensation.
Certain Unaudited Prospective Financial Information
Field & Main Bancorp does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, revenues, earnings, financial condition or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates.
However, in connection with the merger, Field & Main Bancorp’s management prepared certain unaudited prospective financial information with respect to Field & Main Bancorp in the form of a budget for 2026 which was provided to representatives of Raymond James. From the 2026 budget, Field & Main Bancorp management worked with representatives of Raymond James to formulate unaudited prospective financial information for the calendar years ending 2026 through 2030 on a standalone basis and without giving effect to the merger. This prospective financial information was provided to Stock Yards Bancorp management and also used by Raymond James in connection with its financial analyses and for purposes of its opinion described under the heading “Opinion of Field & Main Bancorp’s Financial Advisor” above. We refer to this unaudited prospective financial information collectively as the “projections.”
A summary of certain significant elements of this information is set forth below and is included in this proxy statement/prospectus solely for the purpose of providing the Field & Main Bancorp shareholders access to certain nonpublic information made available to Stock Yards Bancorp management.
The projections were intended solely for internal use, are estimates only, and Field & Main Bancorp does not endorse the projections as necessarily predictive of actual future results. Furthermore, although presented with numerical specificity, the projections reflect numerous estimates and assumptions made at the time such projections were prepared or approved for use and without reference to the impacts of the merger. The estimates and assumptions underlying the projections involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which Stock Yards Bancorp and Field & Main Bancorp operate and the risks and uncertainties described under “Risk Factors” beginning on page 23 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 and in the reports that Stock Yards Bancorp files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of Stock Yards Bancorp and Field & Main Bancorp and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results could differ materially from those reflected in the projections, whether or not the merger is completed. The inclusion in this proxy statement/prospectus of the projections below should not be regarded as an indication that Field & Main Bancorp or its board of directors or advisors considered, or now consider, these projections to be material information to any Field & Main Bancorp shareholders, particularly in light of the inherent risks and uncertainties associated with such projections, or that such projections should be construed as financial guidance, and they should not be relied on as such. Moreover, the projections do not take into account any circumstances or events occurring after the date they were prepared, and do not attempt to predict or suggest actual future results of the combined company or give effect to the merger, including the effect of negotiating or executing the merger agreement, the costs that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on Field & Main Bancorp or the combined company of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. The projections summarized in this section are not included in this proxy statement/prospectus in order to induce any holder of Field & Main Bancorp common stock to vote in favor of the Field & Main

Bancorp merger proposal or any of the other proposals to be voted on at the Field & Main Bancorp special meeting. The projections were not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections, published guidelines of the SEC regarding forward-looking statements or GAAP. Neither Forvis Mazars, LLP (Field & Main Bancorp’s independent public accounting firm) nor BDO USA, P.C. (Stock Yards Bancorp’s independent registered public accounting firm) nor any other independent registered public accounting firm, has audited, reviewed, examined, compiled or applied any procedures with respect to the projections and, accordingly, neither Forvis Mazars, LLP nor BDO USA, P.C. has expressed any opinion or given any other form of assurance with respect thereto or its achievability and each assumes no responsibility for the projections and disclaims any association with the projections.
In addition, the projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement/prospectus, and except as required by applicable securities laws, Field & Main Bancorp does not intend to update or otherwise revise the projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even if any or all of the underlying assumptions are shown to be in error.
Projections Relating to Field & Main Bancorp
For purposes of Raymond James’ discounted cash flow analysis performed in connection with Raymond James’ opinion, Raymond James used the financial projections referred to above for the periods ending December 31, 2026 through December 31, 2030. The following table summarizes this unaudited prospective financial information with respect to Field & Main Bancorp as used by Raymond James:
	For the year ending December 31,
	2026	2027	2028	2029	2030
Standalone Tangible Assets ($000s)	$860,221	$908,120	$958,530	$1,011,576	$1,067,392
Net Income ($000s)	$10,926	$11,470	$12,043	$12,645	$13,279
Interests of Field & Main Bancorp’s Directors and Executive Officers in the Merger
In considering the recommendation of the Field & Main Bancorp board of directors, the Field & Main Bancorp shareholders should be aware that the directors and executive officers of Field & Main Bancorp may have interests, including financial interests, in the merger that may be different from, or in addition to, the interests of the Field & Main Bancorp shareholders generally. The Field & Main Bancorp board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, and in making its recommendation that the Field & Main Bancorp shareholders vote to approve the merger proposal. These interests are described in further detail below.
Field & Main Bancorp’s executive officers for purposes of the discussion below are Scott P. Davis (currently Chairman and Chief Executive Officer of Field & Main Bancorp and Field & Main Bank), Matthew R. Hunsaker (currently Chief Financial Officer of Field & Main Bancorp and Executive Vice President and Chief Financial Officer of Field & Main Bank), and Douglas E. Lawson (currently President of Field & Main Bancorp and President and Chief Operating Officer of Field & Main Bank).
Treatment of Outstanding Field & Main Bancorp Restricted Stock Awards
The closing of the merger will constitute a change in control for purposes of the Field & Main Bancorp restricted stock awards. As a result of the merger, each Field & Main Bancorp restricted stock award that would otherwise remain outstanding as of the effective time will fully vest and be cancelled and converted into the right to receive the merger consideration, less applicable withholding taxes. The estimated amounts that would become payable to Field & Main Bancorp’s executive officers upon the vesting and settlement of their unvested restricted stock awards are as follows:
•
Scott P. Davis has 6,540 unvested restricted shares that will vest as a result of the merger for an estimated amount of $269,775;

•
Matthew R. Hunsaker has 4,440 unvested restricted shares that will vest as a result of the merger for an estimated amount of $183,150; and

•
Douglas E. Lawson has 5,820 unvested restricted shares that will vest as a result of the merger for an estimated amount of $240,075.

The amounts in this paragraph and the related tax bonus payments below were determined using a price per share of Stock Yards Bancorp common stock of $62.98, which was the closing price of Stock Yards Bancorp common stock on March 19, 2026. These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur before the closing of the merger and following the date of this proxy statement/prospectus. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by Field & Main Bancorp’s executive officers may be materially different from the amounts set forth above.
As a result of the merger, Field & Main Bancorp shall pay any dividends or other distributions with respect to each unvested restricted stock award that has accrued pursuant to the terms of the award agreement. The estimated amounts that would become payable to Field & Main Bancorp’s executive officers are based on restricted shares that would become vested due to the merger:
•
Scott P. Davis would be paid approximately $17,985;

•
Douglas E. Lawson would be paid approximately $16,005; and

•
Matthew R. Hunsaker would be paid approximately $12,210.

Bonus to Cover Taxes Associated with Restricted Stock Awards
As a result of the merger, Field & Main Bancorp shall pay a bonus to each executive officer with a restricted stock award that would otherwise remain outstanding as of the effective time of the merger. The estimated amounts that would become payable to Field & Main Bancorp’s executive officers are based on an assumed maximum tax rate of 35.65% for the unvested restricted shares:
•
Scott P. Davis would be paid approximately $149,463;

•
Douglas E. Lawson would be paid approximately $133,008; and

•
Matthew R. Hunsaker would be paid approximately $101,470.

Existing Field & Main Bancorp Change-in-Control Agreements
Field & Main Bank, Inc. and each of the executive officers have entered into change in control bonus agreements that will become effective at the effective time of the merger (the “Change in Control Agreements”). Under the Change in Control Agreements, if a change in control occurs prior to the termination of the executive officer’s employment with Field & Main Bank, then the executive officer is entitled to a bonus equal to a certain multiple of the executive officer’s annual salary paid to him during the calendar year immediately preceding the change in control. The bonus shall be paid in a lump sum within three days following the change in control.
Estimates of the cash amounts that would become payable to each of the executive officers following the closing of the merger under the terms of the Change in Control Agreements with Field & Main Bank, Inc. are as follows:
•
Scott P. Davis would be paid approximately $668,813, which is equal to 2.25 times his annual salary;

•
Douglas E. Lawson would be paid approximately $622,688, which is equal to 2.25 times his annual salary; and

•
Matthew R. Hunsaker would be paid approximately $307,500, which is equal to 1.50 times his annual salary.

If such payments plus any other change in control-related compensation (such as equity award vesting discussed above) exceeds the amount that can be paid under Sections 280G and 4999 of the Code without loss of tax deduction or excise taxes applying, then such payments will be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible for Field & Main Bancorp or Stock Yards Bancorp, as applicable, pursuant to Section 280G and subject to the excise tax imposed under Section 4999.
Employment with Stock Yards Bancorp
Following the effective time of the merger, Douglas E. Lawson will be hired by Stock Yards Bank & Trust Company as the Market President for the Western KY/Evansville IN Region market. Mr. Lawson will be an at-will employee and receive a base salary of $270,000 and benefits comparable to the similarly situated Market Presidents employed by Stock Yards Bank & Trust Company.
Ongoing Director Compensation
Stock Yards Bancorp intends for Scott P. Davis, a current member of the Field & Main Bancorp Board of Directors, to be added as a member of the Stock Yards Bancorp board of directors and Stock Yards Bank & Trust Company board of directors after the effective time, subject to Stock Yards Bancorp’s and Stock Yards Bank & Trust Company’s corporate governance practices and policies and applicable law. The directors of the combined company will receive compensation for their service as directors. The compensation received by Stock Yards Bancorp’s directors for 2025 is described in Stock Yards Bancorp’s definitive proxy statement relating to its 2026 annual meeting of shareholders, which was filed with the SEC on March 12, 2026.
Other Compensation
At the effective time of the merger, Scott P. Davis will be entitled to require that insurance policy(ies) with death benefits to a beneficiary he names totaling $320,000 be maintained for his lifetime, as a result of vesting rights under a current split dollar life insurance agreement. Such vesting rights may be forfeited if he becomes gainfully employed by an entity other than Stock Yards Bancorp following the merger.
Indemnification; Directors’ and Officers’ Insurance
Pursuant to the terms of the merger agreement, from and after the effective time, the surviving corporation would indemnify certain persons, including Field & Main Bancorp’s directors and executive officers. In addition, for a period of six (6) years from the effective time, Stock Yards Bancorp would maintain an insurance policy for the benefit of certain persons, including Field & Main Bancorp’s directors and executive officers. For additional information, see “The Merger Agreement — Covenants and Agreements — Director and Officer Indemnification and Insurance” beginning on page 71.
Governance of the Combined Company After the Merger
Stock Yards Bancorp intends for Scott P. Davis, a current member of the Field & Main Bancorp Board of Directors and the Chief Executive Officer of Field & Main Bancorp and Field & Main Bank, to be added as a member of the Stock Yards Bancorp board of directors and Stock Yards Bank & Trust Company board of directors after the effective time, subject to Stock Yards Bancorp’s and Stock Yards Bank & Trust Company’s corporate governance practices and policies and applicable law.
Scott P. Davis, age 67, has been a director of Field & Main Bancorp for 34 years (including 23 years with Ohio Valley Bancorp, Inc., a predecessor entity).
Since January 2025, Scott P. Davis has not had any transactions with related parties which are required to be disclosed under Item 404 of Regulation S-K.
The Stock Yards Bancorp board of directors has determined that Scott P. Davis is independent. The process the Stock Yards Bancorp board of directors uses to determine independence is described in their 2026 Proxy Statement, which is incorporated by reference into this proxy statement/prospectus.
Accounting Treatment
The merger will be accounted for by utilizing the acquisition accounting method in accordance with GAAP. Field & Main Bancorp will be treated as the acquired corporation for accounting and financial reporting purposes. Field & Main Bancorp’s assets and liabilities will be adjusted to their estimated fair value on the closing date of the merger and combined with the historical book values of the assets and liabilities of Stock Yards Bancorp. Loans with evidence of credit deterioration will be adjusted (under current expected credit loss accounting standards) for estimated losses with a corresponding credit mark. This adjustment is reflected as a gross up to both loans and the allowance for credit losses and subject to change at closing. In addition, such accounting standards require an additional allowance for non-purchase credit deteriorated loans which will be recognized through the income statement of the resulting company following the closing of the merger. Applicable income tax effects of these adjustments will be included as a component of the combined company’s deferred tax assets or liabilities. The difference between the estimated fair value of the assets (including separately identifiable intangible assets, such as core deposit intangibles) and liabilities and the purchase price will be recorded as goodwill.
Regulatory Approvals
To complete the merger, Stock Yards Bancorp and Field & Main Bancorp need to obtain approvals or consents from, or make filings with, certain federal and state bank regulatory authorities. Subject to the terms of the merger agreement, Stock Yards Bancorp and Field & Main Bancorp have agreed to cooperate with each other and use reasonable best efforts to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, regulatory agencies, and governmental entities which are necessary to consummate the transactions contemplated by the merger agreement (including the merger, the upstream merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. These approvals include, among others, the approval of the Federal Reserve Board, the FDIC, and the Kentucky Department of Financial Institutions. Under the terms of the merger agreement, neither Stock Yards Bancorp nor Field & Main Bancorp is required to take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger.
The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by the Field & Main Bancorp shareholders in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.
Stock Yards Bancorp and Field & Main Bancorp believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory or competition authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.
Federal Reserve Board
The merger is subject to approval by the Federal Reserve Board pursuant to section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the financial and managerial resources (including consideration of the competence, experience and integrity of the officers, directors and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combating money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market. In conjunction with the filing by Stock Yards Bank & Trust Company with the FDIC described in

“FDIC” below, Stock Yards Bancorp has requested that the Federal Reserve Board of St. Louis waive the requirement of Stock Yards Bancorp to file an application on Form FR Y-3 under the BHC.
In considering an application under section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), pursuant to which the Federal Reserve Board must also take into account the record of performance of each of Stock Yards Bancorp and Field & Main Bancorp in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by their depository institution subsidiaries.
FDIC
The bank merger is subject to approval by the FDIC under Section 18(c)(2)(C) of the Federal Deposit Insurance Act (the “Bank Merger Act”). An application for approval of the bank merger was filed with the FDIC on February 11, 2026. In evaluating an application filed under the Bank Merger Act, the FDIC considers: (1) the competitive impact of the transaction; (2) the financial and managerial resources of the depository institutions party to the bank merger and future prospects of the resulting institution; (3) the convenience and needs of the communities to be served; (4) the depository institutions’ effectiveness in combating money-laundering activities; and (5) the risk to the stability of the United States banking and financial system. In considering an application under the Bank Merger Act, the FDIC also reviews the records or performance of the relevant insured depository institutions under the CRA.
Kentucky Department of Financial Institutions
To complete the bank merger, Stock Yards Bancorp is required to submit an application to, and receive approval from, the KDFI. The KDFI will review the application to determine whether the merger complies with Kentucky law, whether the merger would jeopardize the financial stability of the acquired entities, whether public convenience and advantage will be served by the merger, and that no federal regulatory authority whose approval is required has disapproved the merger because it would result in a monopoly or substantially lessen competition. An application for approval of the bank merger was filed with the KDFI on February 11, 2026.
Public Notice and Comments
The Bank Merger Act requires published notice of, and the opportunity for public comment on, the application to the FDIC. These agencies take into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. These agencies are also authorized to hold one or more public hearings or meetings if the agencies determine that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by these agencies.
Department of Justice Review and Waiting Periods
In addition to the Federal Reserve Board and the FDIC, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the FDIC, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or the FDIC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

Additional Regulatory Approvals and Notices
Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.
Stock Exchange Listings
Stock Yards Bancorp common stock is listed for trading on the NASDAQ under the symbol “SYBT.” Field & Main Bancorp common stock is not listed or quoted on any exchange.
Under the terms of the merger agreement, Stock Yards Bancorp will cause the shares of Stock Yards Bancorp common stock to be issued in the merger to be authorized for listing on the NASDAQ, subject to official notice of issuance. The merger agreement provides that neither Stock Yards Bancorp nor Field & Main Bancorp will be required to complete the merger if such shares are not authorized for listing on the NASDAQ, subject to official notice of issuance. Following the merger, shares of Stock Yards Bancorp common stock will continue to be listed on the NASDAQ.
Dissenters’ Rights in the Merger
Kentucky law entitles the Field & Main Bancorp shareholders to dissent from consummation of the merger and, in lieu of the consideration you would otherwise be entitled to receive pursuant to the merger agreement, receive payment in cash for the fair value of shares of Field & Main Bancorp common stock following completion of the merger. To exercise your dissenters’ rights, you must strictly comply with the procedures specified in Subtitle 13 of the KBCA. The following discussion is intended as a brief summary of the material provisions of the Kentucky statutory procedures required to be followed by a Field & Main Bancorp shareholder in order to dissent from the merger and perfect dissenters’ rights. This summary, however, is not a complete statement regarding your dissenters’ rights under Kentucky law and is qualified in its entirety by reference to the text of the relevant provisions of Kentucky law, which are attached to this proxy statement/prospectus as Annex C. Shareholders intending to exercise dissenters’ rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.
If you are contemplating the possibility of exercising the right to dissent in connection with the merger, you should carefully review the text of the dissenters’ rights statute attached as Annex C, particularly the procedural steps required to perfect dissenters’ rights, which are complex. You are also encouraged to consult your legal counsel, at your expense, before attempting to exercise your right to dissent. If you do not fully and precisely satisfy the procedural requirements of Kentucky law, you may lose your right to dissent. If you demand dissenters’ rights under Kentucky law and withdraw or lose (through failure to perfect or otherwise) the right to dissent, then your shares will no longer be dissenting shares and will automatically be converted into the right to receive the applicable merger consideration, without interest and less any applicable withholding taxes, at the effective time of the merger. We will not give you any notice of your right to dissent from consummation of the merger other than as described in this document.
Requirements for Exercising Dissenters’ Rights
To preserve your right to dissent from the merger:
•
You must deliver to Field & Main Bancorp before the vote is taken on the merger agreement at the Field & Main Bancorp special meeting written notice of your intent to exercise your right to dissent and demand payment for your respective shares of Field & Main Bancorp common stock if the merger is completed. Your notice must be in addition to and separate from your vote (by proxy or in person) against approval of the merger agreement or your abstention from voting. Your vote against the merger agreement or your abstention or failure to vote alone will not constitute written notice of your intent to exercise your dissenters’ rights;

•
You cannot vote your shares in favor of the merger agreement; and

•
You must follow the statutory procedures for perfecting dissenters’ rights under Kentucky law, which are described below and under the captions “Payment Procedures” and “Judicial Appraisal of Shares.”

If you do not satisfy each of the requirements you cannot exercise your right to dissent and, if the merger agreement is approved by the Field & Main Bancorp shareholders and the merger occurs, your shares of Field & Main Bancorp common stock will be converted into the right to receive the merger consideration pursuant to the terms of the merger agreement.
The right to dissent may be asserted either by a shareholder of record or a beneficial owner. A record holder may assert the right to dissent as to fewer than all shares registered in his name only if he dissents as to all shares beneficially owned by any one person and notifies Field & Main Bancorp in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. For purposes of determining the rights of such record holder, he will be treated as if the shares to which he dissents, and the shares to which he does not dissent, are held in the names of different shareholders. A beneficial owner may assert the right to dissent as to shares held on his behalf only if he submits to us the record holder’s written consent before or at the time he asserts the right to dissent and he does so for all shares that he beneficially owns or over which he has the power to direct the vote.
Vote.   Your shares must either not be voted at the special meeting (including a decision to abstain from voting) or must be voted against the approval of the merger agreement. Submitting a properly signed proxy card that is received before the vote at the special meeting that does not direct how the shares of Field & Main Bancorp common stock represented by that proxy are to be voted will constitute a vote in favor of the merger and a waiver of your statutory right to dissent. A vote in favor of the approval of the merger agreement, either by proxy or in person at the special meeting, will constitute a waiver of your right to dissent and will nullify any previously filed written notice of your intent to exercise your right to dissent.
Notice.   Written notice of your intent to exercise dissenters’ rights must be filed with Field & Main Bancorp at:
Field & Main Bancorp, Inc.
140 N. Main St.
Henderson, KY 42420
Attn: Andrea Payne, Secretary
Field & Main Bancorp must receive all written notices before the vote is taken with respect to the merger proposal at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Field & Main Bancorp common stock you own, and that you intend to demand cash payment for your shares of Field & Main Bancorp common stock if the merger agreement is approved.
Termination of Dissenters’ Rights.   Your right to dissent and obtain payment of the fair value of your shares of Field & Main Bancorp common stock under Subtitle 13 of the KBCA will terminate if:
•
the merger is abandoned or rescinded;

•
a court having jurisdiction permanently enjoins or sets aside the merger;

•
you fail to perfect or otherwise lose your right to dissent; or

•
your demand for payment is withdrawn with Field & Main Bancorp’s written consent.

Payment Procedures
If the merger agreement is approved by the Field & Main Bancorp shareholders, within ten days after the approval, Field & Main Bancorp will send written notice regarding the proper procedures for dissenting to all of the Field & Main Bancorp shareholders who have given written notice under the dissenters’ rights provisions and have not voted in favor of the merger as described above. The notice will contain:
•
the address where the demand for payment and certificates representing shares of Field & Main Bancorp common stock must be sent and the date by which certificates must be deposited;

•
the date by which your payment demand must be received by Field & Main Bancorp, which date will not be fewer than 30 nor more than 60 days after the date the written notice is delivered to you;

•
a form for demanding payment that states the date of the first announcement to the news media or to shareholders of the proposed merger (January 27, 2026) and requires certification from the person asserting dissenters’ rights of whether or not the person acquired beneficial ownership of Field & Main Bancorp’s common stock before the date of the first announcement;

•
a copy of Subtitle 13 of the KBCA; and

•
information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the demand for payment is received.

If you wish to assert your right to dissent, you must demand payment, certify whether you acquired beneficial ownership of your shares before January 27, 2026, and deposit your stock certificates representing shares of Field & Main Bancorp common stock within the specified number of days after the notice is given. If you fail to make demand for payment and deposit your stock certificates within the time period set forth in the written notice, you will lose the right to demand payment for your shares under the dissenters’ rights provisions, even if you filed a timely notice of intent to demand payment.
If the merger is not consummated within 60 days after the date set for demanding payment, Field & Main Bancorp will return all deposited certificates and release transfer restrictions imposed on uncertificated shares. If after returning the deposited certificates and release transfer restrictions, we wish to consummate the merger, Field & Main Bancorp must send a new dissenters’ notice and repeat the payment demand procedure. If we do not consummate the merger and Field & Main Bancorp does not return the deposited certificates or release the transfer restrictions on uncertificated shares within 60 days after the date which Field & Main Bancorp had set for demanding payment, you may notify Field & Main Bancorp in writing of your estimate of the fair value of your Field & Main Bancorp common stock plus the amount of interest due and demand payment of your estimated amount.
Except as provided below, as soon as the proposed corporate action is taken or upon receipt by Field & Main Bancorp of your valid demand for payment, Field & Main Bancorp will remit to you, if you complied with the requirements of Kentucky law, the amount Field & Main Bancorp estimates to be the fair value of your common stock, plus accrued interest, and will include the following information with the payment:
•
financial data relating to Field & Main Bancorp, including a balance sheet, an income statement and a statement of changes in shareholders’ equity as of and for a fiscal year ended not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

•
an explanation of how we estimated the fair value of the shares;

•
an explanation of how we calculated interest due;

•
a statement regarding your right to demand supplemental payment if you believe that the amount paid is less than the fair value of your shares or under certain other circumstances enumerated in the statute and described below; and

•
a copy of Subtitle 13 of the KBCA.

For dissenting Field & Main Bancorp shareholders who were not the beneficial owners of their shares of Field & Main Bancorp common stock before January 27, 2026, we may withhold payment and instead send a statement setting forth an estimate of the fair value of your shares and offering to pay such amount, with interest, as a final settlement of such dissenting shareholders’ demands for payment. We will also include in such statement an explanation of how we estimated the fair value of the shares and how the interest was calculated and a notice of the dissenter’s right to demand payment of the dissenter’s estimate of the fair value of the shares and the amount of interest due if such dissenting shareholder believes that the amount offered is less than the fair value of the shares, or that the interest is incorrectly calculated, or under certain other circumstances enumerated in the statute and described below.
Judicial Appraisal of Shares
If you believe the payment we make, or offer to make, is less than the fair value of your shares or believe that the interest due is incorrectly calculated, you may, within 30 days of the payment or offer for payment, notify us in writing, and demand payment of, your estimate of the fair value of your shares and the amount of interest due. You may also demand payment of your estimate of the fair value of the shares if we fail to make payment for your shares within 60 days after the date set for demanding payment or do not consummate the merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. If your demand for payment of your own estimate of the fair value of the shares is not settled within 60 days after we receive your demand, Kentucky law requires us to commence a proceeding in Jefferson County Circuit Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If we do not commence the proceeding within the 60-day period, we will pay each dissenter whose demand remains unsettled the amount demanded.
The court may appoint one or more appraisers to receive evidence and make recommendations to the court as to the amount of the fair value of the shares. The fair value of the shares as determined by the court is binding on all dissenting shareholders whose demands remain unsettled. You should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under the KBCA. The fair value of your shares as determined under the dissenters’ rights provisions of the KBCA could be greater than, the same as, or less than the value of the merger consideration. If the court determines that the fair value of the shares plus interest is in excess of any amount remitted by us, then the court will enter a judgment for cash in favor of such dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds the amount previously remitted. For dissenting shareholders who were not the beneficial owners of their shares of Field & Main Bancorp’s common stock before January 27, 2026, and for which we withheld payment pursuant to Section 271B.13-270 of the KBCA, the court may enter judgment for the fair value, plus accrued interest, of the dissenting shareholders’ after-acquired shares.
The court will also determine the costs and expenses of the court proceeding and assess them against us, except that the court may assess the costs against all or some of the dissenters whose actions in demanding payment of their own estimates of value are found by the court to be arbitrary, vexatious, or not in good faith. If the court finds that we did not substantially comply with the relevant provisions of Sections 271B.13-200 through 271B.13-280 of the KBCA, the court may also assess against us any fees and expenses of attorneys or experts that the court deems equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously, or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
For purposes of Kentucky law, fair value means the value of Field & Main Bancorp common stock immediately before the effective time, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable. Under Section 271B.13-020 of the KBCA, you do not have a right, at law or in equity, to challenge the approval of the merger agreement or the consummation of the merger unless the merger is unlawful or fraudulent to you or to us.
If you elect to exercise your dissenters’ rights, the payment in cash of the fair value of your shares of Field & Main Bancorp common stock will be a taxable transaction to them as described in the section of this proxy statement/prospectus entitled “Material Federal Income Tax Consequences” beginning on page 81. If you are considering exercising your dissenters’ rights you should consult with your own tax advisors with regard to the tax consequences of such actions. The foregoing summary of the rights of dissenting shareholders is qualified in its entirety by reference to the provisions of KRS 271B.13-010 to 271B.13-310, which sections are set forth in full in Annex C.

THE MERGER AGREEMENT
This section of this proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the merger. This section is not intended to provide you with any factual information about Stock Yards Bancorp or Field & Main Bancorp. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Stock Yards Bancorp makes with the SEC, as described in the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Stock Yards Bancorp and Field & Main Bancorp contained in this proxy statement/prospectus or in the public reports of Stock Yards Bancorp filed with the SEC may supplement, update or modify the factual disclosures about Stock Yards Bancorp and Field & Main Bancorp contained in the merger agreement. The merger agreement contains representations and warranties by Stock Yards Bancorp, on the one hand, and by Field & Main Bancorp, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by Stock Yards Bancorp and Field & Main Bancorp were qualified and subject to important limitations agreed to by Stock Yards Bancorp and Field & Main Bancorp in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that Stock Yards Bancorp and Field & Main Bancorp each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about Stock Yards Bancorp and Field & Main Bancorp at the time they were made or otherwise and should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
Structure of the Merger
Each of Stock Yards Bancorp’s, Merger Sub’s and Field & Main Bancorp’s respective boards of directors has unanimously adopted and approved the merger agreement. The merger agreement provides for the merger of Merger Sub with and into Field & Main Bancorp, with Field & Main Bancorp surviving the merger as a direct, wholly owned subsidiary of Stock Yards Bancorp. Immediately following the completion of the merger, Field & Main Bancorp will merge with and into Stock Yards Bancorp, with Stock Yards Bancorp as the surviving corporation in the upstream merger. Immediately following the upstream merger, or at such later time as Stock Yards Bancorp may determine, Field & Main Bank, Inc., a Kentucky state-chartered bank and a wholly owned subsidiary of Field & Main Bancorp, will merge with and into Stock Yards Bank & Trust Company, a Kentucky state-chartered bank and a wholly owned subsidiary of Stock Yards Bancorp, with Stock Yards Bank & Trust Company as the surviving bank in the bank merger.

Merger Consideration
Each share of Field & Main Bancorp common stock issued and outstanding immediately before the effective time, except for shares of Field & Main Bancorp common stock owned by Field & Main Bancorp or Stock Yards Bancorp (in each case other than shares (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (y) held, directly or indirectly, as a result of debts previously contracted) or that are dissenting shares, will be converted into the right to receive 0.6550 shares of Stock Yards Bancorp common stock.
Fractional Shares
Stock Yards Bancorp will not issue any fractional shares of Stock Yards Bancorp common stock in the merger. Instead, a former holder of Field & Main Bancorp common stock who otherwise would have received a fraction of a share of Stock Yards Bancorp common stock will receive an amount in cash (rounded to the nearest cent), determined by multiplying (1) the average of the closing-sale prices of Stock Yards Bancorp common stock on the NASDAQ as reported by the The Wall Street Journal for the consecutive period of five full trading days ending on the trading day preceding the closing date of the merger by (2) the fraction of a share of Stock Yards Bancorp common stock (rounded to the nearest one-thousandth when expressed in decimal form) which such holder would otherwise be entitled to receive.
Governing Documents
At the effective time, the articles of incorporation of Field & Main Bancorp will be amended to be consistent with the articles of incorporation of Merger Sub as of the effective time, and as amended will be the articles of incorporation of Field & Main Bancorp as the surviving entity of the merger until thereafter amended in accordance with applicable law. At the effective time, the bylaws of Field & Main Bancorp will be amended to be consistent with the bylaws of Merger Sub, and as amended will be the bylaws of Field & Main Bancorp as the surviving entity of the merger until thereafter amended in accordance with applicable law.
Treatment of Field & Main Bancorp Restricted Stock Awards
As a result of the merger, each award of a share of Field & Main Bancorp common stock subject to vesting, repurchase or other lapse restriction, that was outstanding as of the date of the merger agreement and would otherwise remain outstanding immediately before the effective time will fully vest, be cancelled and convert into the right to receive the merger consideration as to each share of Field & Main Bancorp common stock underlying each Field & Main Bancorp restricted stock award.
Closing and Effective Time of the Merger
Subject to the terms and conditions of the merger agreement, the closing of the merger will take place at 2:00 pm, Louisville, Kentucky time, on a date no later than three business days after the satisfaction or waiver (subject to applicable law) of all of the conditions precedent set forth in the merger agreement (other than those conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless extended by mutual agreement of Stock Yards Bancorp, the Merger Sub and Field & Main Bancorp (the date on which the closing occurs is referred to as the “closing date”).
On or immediately prior to the closing date, the articles of merger as to the merger will be filed with the Secretary of State of the Commonwealth of Kentucky. The merger will become effective at such time as specified in the articles of merger (such time being the “effective time”).
Conversion of Shares
Letter of Transmittal
As promptly as practicable after the effective time, but in no event later than five business days thereafter, Stock Yards Bancorp will cause the exchange agent to mail to each holder of record of one or more certificates representing shares of Field & Main Bancorp common stock immediately before the effective time that have been converted at the effective time into the right to receive the merger consideration, a letter of transmittal in a form reasonably acceptable to Stock Yards Bancorp and Field & Main Bancorp, which shall (1) specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the exchange agent, and (2) contain instructions for use in effecting the surrender of the certificates in exchange for the merger consideration and any cash in lieu of fractional shares. Except with respect to dissenting shares, upon proper surrender of such certificates to the exchange agent for exchange and cancellation, together with a properly completed and duly executed letter of transmittal, the holder of such certificate shall be entitled to receive in exchange therefor, as applicable, (1) a certificate representing the number of whole shares of Stock Yards Bancorp common stock the holder is entitled to receive and (2) a check representing any cash in lieu of fractional shares and any dividends or distributions which the holder has the right to receive with respect to the whole shares of Stock Yards Bancorp common stock into which the shares represented by such surrendered certificate have been converted.
In the event any certificate for Field & Main Bancorp common stock has been lost, stolen or destroyed, the exchange agent will issue the shares of Stock Yards Bancorp common stock and any cash in lieu of fractional shares and for dividends or distributions deliverable on the shares represented by the certificate only upon receipt of (1) an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and (2) the posting of a bond by such person and in such amount as Stock Yards Bancorp may determine is reasonably necessary as indemnity against any claim that may be made against Stock Yards Bancorp with respect to such certificate.
After the effective time, there will be no transfers on the stock transfer books of Field & Main Bancorp of the shares of Field & Main Bancorp common stock that were issued and outstanding immediately before the effective time. If, after the effective time, certificates representing such shares are presented for transfer to the exchange agent, they will be cancelled and exchanged for the merger consideration, cash in lieu of fractional shares and any payable dividends or distributions.
None of Stock Yards Bancorp, Field & Main Bancorp, the exchange agent or any other person is liable under the terms of the merger agreement to any former holder of shares of Field & Main Bancorp common stock for any amount delivered in good faith to a public official at the proper time pursuant to applicable abandoned property, escheat or similar laws.
Withholding
Stock Yards Bancorp and the exchange agent will be entitled to deduct and withhold from any consideration payable under the merger agreement to any holder of Field & Main Bancorp common stock or Field & Main Bancorp restricted stock awards, such amounts as it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. To the extent any such amounts are so withheld by Stock Yards Bancorp or the exchange agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of Field & Main Bancorp common stock or Field & Main Bancorp restricted stock awards in respect of which the deduction and withholding was made by Stock Yards Bancorp or the exchange agent, as the case may be.
Dividends and Distributions
No dividends or other distributions declared with respect to Stock Yards Bancorp common stock will be paid to the holder of any unsurrendered certificate of Field & Main Bancorp common stock until the holder thereof surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which had previously become payable with respect to the whole shares of Stock Yards Bancorp common stock that the shares of Field & Main Bancorp common stock represented by such certificate have been converted into the right to receive under the merger agreement.
Representations and Warranties
The merger agreement contains customary representations and warranties made by Stock Yards Bancorp, Merger Sub and Field & Main Bancorp that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure schedules or in certain reports filed by Stock Yards Bancorp with the SEC after January 1, 2024 and before the date of the merger agreement. In particular, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Stock Yards Bancorp or Field & Main Bancorp did not have actual knowledge. The merger agreement includes representations and warranties by Stock Yards Bancorp, Merger Sub, or Field & Main Bancorp relating to, among other things (as applicable to the particular party to the merger agreement):
•
corporate organization;

•
capitalization;

•
authority;

•
no violation;

•
consents and approvals;

•
reports;

•
financial statements;

•
broker’s fees;

•
absence of certain changes or events;

•
legal proceedings;

•
taxes and tax returns;

•
employees and employee benefit plans;

•
compliance with applicable law;

•
certain contracts and change in business relationships;

•
agreements with regulatory agencies;

•
risk management instruments;

•
environmental matters;

•
investment securities and commodities;

•
real property;

•
intellectual property;

•
related party transactions;

•
state takeover laws;

•
reorganization;

•
opinion of Field & Main Bancorp’s financial advisor;

•
company information;

•
loan portfolio;

•
insurance;

•
information security;

•
deposits;

•
fiduciary accounts; and

•
financing.

Some of the representations and warranties contained in the merger agreement are qualified by a “materiality” standard or by a “material adverse effect” standard (as defined below).
A material adverse effect with respect to Stock Yards Bancorp, Merger Sub or Field & Main Bancorp, as applicable, means any effect, change, event, circumstance, condition, occurrence, or development that, either individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on (1) the business, properties, assets, liabilities, results of operations or financial condition of such party and/or its subsidiaries taken as a whole (provided that for purposes of part (1) immediately above, material adverse effect is not deemed to include the impact of (A) changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the merger agreement, in global, national or regional (i) political conditions (including the outbreak or escalation of hostilities, war (whether or not declared), acts of terrorism or cyberterrorism, civil disobedience, sabotage, cyberattack or any local, national or international political, labor or social conditions or government shutdowns) or (ii) economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions, where in the case of both (i) and (ii) the applicable conditions affect the financial services industry generally and do not specifically relate to such party or its subsidiaries, (D) changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event, (E) public disclosure of the execution of the merger agreement, or (except in the case of certain specified representations contained in the merger agreement) consummation of the transactions contemplated by the merger agreement (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement in contemplation of the transactions contemplated by the merger agreement, (F) a decline in the trading price of Stock Yards Bancorp’s common stock, in and of itself, or the failure, in and of itself, to meet earnings projections or internal financial forecasts, projections, estimates or predictions (though the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred), or (G) the occurrence of any natural or man-made disaster; except, with respect to subclauses (A), (B), (C), (D) and (G), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate), or (2) the ability of either party to timely consummate the transactions contemplated by the merger agreement.
The representations and warranties in the merger agreement do not survive the effective time.
Covenants and Agreements
Conduct of Businesses Before the Completion of the Merger
Field & Main Bancorp and Stock Yards Bancorp have agreed that, before the effective time (or earlier termination of the merger agreement), subject to specified exceptions, as required by law or by any regulatory agency, or as consented to in writing by the other party, Field & Main Bancorp and Stock Yards Bancorp will each, and will each cause each of their respective subsidiaries to:
•
conduct its respective businesses in the ordinary course, consistent with past practices, in all material respects;

•
use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships; and

•
take no action that would reasonably be expected to adversely affect or delay the ability to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis.

Additionally, before the effective time (or earlier termination of the merger agreement), subject to specified exceptions, as required by law or by any regulatory agency, Field & Main Bancorp may not, and may not permit any of its subsidiaries to, without the prior written consent of Stock Yards Bancorp (such consent not to be unreasonably withheld, conditioned or delayed):
•
other than in the ordinary course, consistent with past practices, incur any indebtedness for borrowed money (other than indebtedness of Field & Main Bancorp or any of its wholly owned subsidiaries to Field & Main Bancorp or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course, consistent with past practices, shall include the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposits, and entry into repurchase agreements);

•
adjust, split, reverse split, combine, reclassify or make any similar change to any capital stock;

•
make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the subsidiaries of Field & Main Bancorp to Field & Main Bancorp or any of its wholly owned subsidiaries, (B) dividends set forth in the disclosure schedules to the merger agreement or (C) the acceptance of shares of Field & Main Bancorp common stock as payment for withholding taxes incurred in connection with the vesting or settlement of Field & Main Bancorp restricted stock awards);

•
grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

•
issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock;

•
sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any person other than a wholly owned subsidiary, or cancel, release or assign any indebtedness of any person other than a wholly owned subsidiary or any claims against any person other than a wholly owned subsidiary, in each case other than in the ordinary course, consistent with past practices, including any debt collection or foreclosure transactions;

•
except for transactions in the ordinary course, consistent with past practices, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person other than a wholly owned subsidiary of Field & Main Bancorp;

•
terminate, materially amend, or waive any material provision of, certain material contracts; make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of leases or other material contracts without material adverse changes of terms with respect to Field & Main Bancorp; enter into certain material contracts; enter into any contract that has a term of one year or longer and that requires payments or other obligations of Field & Main Bancorp or any of its subsidiaries of $100,000 or more under the contract; or enter into any contract if the contract, in the aggregate with all contracts of Field & Main Bancorp and its subsidiaries after the date of the merger agreement, would result in aggregate required payments by Field & Main Bancorp or any of its subsidiaries in excess of $350,000;

•
except as required under applicable law or the terms of any Field & Main Bancorp benefit plan existing as of the date of the merger agreement, (1) enter into, adopt or terminate any Field & Main Bancorp benefit plan or arrangement that would be a Field & Main Bancorp benefit plan if in effect on the date of the merger agreement, (2) amend any Field & Main Bancorp benefit plan, other than amendments in the ordinary course, consistent with past practices, that do not increase the cost to Field & Main Bancorp of maintaining such Field & Main Bancorp benefit plan, (3) increase the compensation or benefits payable to any current or former employee, officer, independent contractor or director, except for annual increases in base salary or wage rates in the ordinary course, consistent with past practices, that do not exceed, in the aggregate for 2026, 3% of the aggregate cost of all employee annual base salaries and wage rates for 2025 (as adjusted for any increased employee headcount during 2025) and that do not, other than in consultation with Stock Yards Bancorp, exceed for any individual the greater of $5,000 or 5% of the individual’s compensation for 2025, (4) pay, or agree to pay, conditionally or otherwise, any bonus (other than certain identified retention bonuses), (5) accelerate the vesting of any equity-based awards or other compensation, (6) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any Field & Main Bancorp benefit plan, (7) enter into or amend any collective bargaining agreement or similar agreement, (8) terminate the employment or services of any employee with an annual compensation (base salary and target annual bonus opportunity) in excess of $75,000, other than for cause, (9) enter into or amend any written employment agreement or adopt any equity incentive, severance, retention, or deferred compensation program, plan, agreement or arrangement, or (10) hire any employee with an annual compensation (base salary and target annual bonus opportunity) in excess of $100,000, other than as a replacement hire receiving substantially similar terms of employment;
•
settle any material claim, suit, action or proceeding, except involving solely monetary remedies in an amount individually and in the aggregate that is not material to Field & Main Bancorp or Stock Yards Bancorp or their subsidiaries, as applicable, and that would not impose any material restriction on the business of Field & Main Bancorp or its subsidiaries or, after the consummation of the merger, Stock Yards Bancorp or its subsidiaries;

•
take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the merger and the upstream merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•
amend or repeal Field & Main Bancorp’s articles of incorporation or bylaws or comparable governing documents of its subsidiaries;

•
merge, combine, or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its subsidiaries;

•
materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;

•
take any action that is intended or reasonably expected to result in any condition to the consummation of the merger not being satisfied;

•
implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP;

•
(1) enter into any new line of business or, other than in the ordinary course, consistent with past practices (which may include partnering with third parties in origination, flow, servicing, and other capacities) or except as required by policies imposed by a regulatory agency, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof); (2) make application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility; (3) make or acquire, or modify, renew or extend any loan except for loans made, acquired, renewed or extended in the ordinary course, consistent with past practices, and in compliance with Field & Main Bank, Inc.’s loan policies and underwriting guidelines and standards in effect as of the date of the merger agreement; (4) make or acquire, or modify, renew or extend any loans (A) in the case of new loans (other than unsecured loans), if immediately thereafter the borrower and its affiliates would have aggregate debt owed to Field & Main Bancorp and its subsidiaries in excess of $1,500,000, (B) in the case of the modification, renewal, or extension of any loan (other than unsecured loans) outstanding on the date of the merger agreement, if immediately thereafter the borrower and its affiliates would have aggregate debt owed to Field & Main Bancorp and its subsidiaries in excess of $1,500,000,

(C) in the case of new unsecured loans or the modification, renewal or extension of any unsecured loan outstanding as of the date of the merger agreement, if immediately thereafter the borrower and its affiliates would have aggregate debt owed to Field & Main Bancorp and its subsidiaries in excess of $750,000, or (D) in the case of any loan classified by Field & Main Bancorp as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, in each case, except pursuant to existing commitments entered into before the date of the merger agreement, in excess of $500,000; (5) grant, or renew the grant of, the deferral of any payments under any loan or make or agree to make any other modification that would result in the loan being, or continue the status of the loan as, a loan that is subject to payment deferral or otherwise has undergone troubled debt restructuring under the Coronavirus Aid, Relief, and Economic Security Act, as amended or extended (or any similar economic stimulus or other laws, rules, and regulations related to the pandemic) (a “CARES Act Modified Loan”), in each case with respect to a CARES Act Modified Loan that is in excess of $500,000; (6) make any loan that has not received the prior direct written approval of the President of Field & Main Bancorp and Field & Main Bank, Inc. (A) in the case of new loans (other than unsecured loans), in excess of $750,000, and (B) in the case of new unsecured loans, in excess of $500,000; or (7) without the prior direct written approval of the President and Chief Executive Officer of Field & Main Bank, Inc., grant, or renew the prior grant of, the deferral of any payments under any loan or make or agree to make any other modification that would result in the loan being, or continue the status of the loan as, a CARES Act Modified Loan, in each case with respect to a CARES Act Modified Loan that is in excess of $500,000; provided that Stock Yards Bancorp shall be required to respond to any request for a consent to make such loan or extension of credit in writing within three business days after the loan package is delivered to Stock Yards Bancorp;
•
make any material changes in its policies and practices with respect to (1) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (2) its hedging practices and policies, in each case except as may be required by such policies and practices or as required by GAAP or policies imposed by a regulatory authority;

•
make, or commit to make, any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate;

•
other than in the ordinary course, consistent with past practices, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to taxes, or settle any material tax claim, audit, assessment or dispute or surrender any material right to claim a refund of taxes;

•
violate any law, statute, rule, governmental regulation or order, if the violation could reasonably be expected to have a material adverse effect with respect to Field & Main Bancorp; or

•
agree to take, make any commitment to take, or adopt any resolutions of the board of directors or similar governing body of Field & Main Bancorp or any of its subsidiaries in support of, any of the foregoing.

Additionally, before the effective time (or earlier termination of the merger agreement), subject to specified exceptions, as required by law or by any regulatory agency, Stock Yards Bancorp may not, and may not permit any of its subsidiaries to, without the prior written consent of Field & Main Bancorp (such consent not to be unreasonably withheld, conditioned or delayed):
•
amend Stock Yards Bancorp’s articles of incorporation or bylaws in a manner that would adversely affect the economic benefits of the merger to the Field & Main Bancorp shareholders or adversely affect the Field & Main Bancorp shareholders relative to the other holders of Stock Yards Bancorp common stock;

•
incur any indebtedness for borrowed money (other than indebtedness of Stock Yards Bancorp or any of its wholly owned subsidiaries to Stock Yards Bancorp or any of its subsidiaries) that would reasonably be expected to prevent Stock Yards Bancorp or its subsidiaries from assuming Field & Main Bancorp’s outstanding indebtedness;

•
enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business that would reasonably be expected to prevent, impede or materially delay the consummation of the merger;

•
adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Stock Yards Bancorp;

•
take any action that is intended or reasonably expected to result in certain conditions to the merger not being satisfied;

•
take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the merger and the upstream merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

•
agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters
Stock Yards Bancorp and Field & Main Bancorp have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary to consummate the merger agreement and the transactions contemplated by the merger agreement. Stock Yards Bancorp and Field & Main Bancorp agreed under the merger agreement that as soon as practicable (but in no event later than 30 days after the date of the merger agreement) Stock Yards Bancorp and Field & Main Bancorp would file or cause their subsidiaries to file any applications, notices and filings required to be filed with any regulatory agency to obtain the requisite regulatory approvals (and as noted under “The Merger-Regulatory Approvals” beginning on page 56, such regulatory applications have been filed).
Each of Stock Yards Bancorp and Field & Main Bancorp has agreed to use its reasonable best efforts to avoid entry of, or to have vacated, lifted reversed or overturned any decree, judgment, injunction or other order that would restrain, prevent or delay the closing under the merger agreement. Each of Stock Yards Bancorp and Field & Main Bancorp has agreed to use its reasonable best efforts to resolve any objection that may be asserted by any governmental entity with respect to the merger agreement or the transactions contemplated by the merger agreement. However, the merger agreement does not require Stock Yards Bancorp or Field & Main Bancorp to take any action, or commit to take any action, or agree to any condition, commitment or restriction in connection with obtaining the permits, consents, approvals and authorizations of governmental entities or regulatory agencies that would reasonably be expected to have a material adverse effect on Stock Yards Bancorp and its subsidiaries, taken as a whole, after giving effect to the merger and the bank merger (a “materially burdensome regulatory condition”). Stock Yards Bancorp and Field & Main Bancorp have also agreed to furnish each other, upon request from the other party, with information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, the bank merger, and the other transactions contemplated by the merger agreement as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.
Employee Matters
Except for certain specified benefit plans otherwise addressed in the merger agreement, for one year following the effective time, Stock Yards Bancorp will provide each continuing employee (as defined in the merger agreement) with compensation and employee benefits that are substantially comparable in the aggregate to the lesser of (a) the compensation and employee benefits provided before the closing date or (b) compensation and employee benefits provided to similarly situated employees of Stock Yards Bancorp and its subsidiaries. In addition, unless otherwise addressed in an employment agreement entered into with Stock Yards Bancorp or any of its subsidiaries or an existing employment agreement, severance agreement, or (with respect to continuing employees) a retention bonus or change in control agreement with Field & Main Bancorp or Field & Main Bank, Inc. that requires payment at or shortly after the effective time, Stock

Yards Bancorp will, or will cause one of its subsidiaries to, provide to employees of Field & Main Bancorp or any Field & Main Bancorp subsidiary as of the effective time (a) who do not become continuing employees after the effective time or who become continuing employees but are terminated by Stock Yards Bancorp or any of its subsidiaries other than for cause within 12 months after the closing date, and (b) who sign and deliver Stock Yards Bancorp’s standard form of termination, release, and non-solicitation agreement, a lump-sum severance payment equal to two weeks of base pay (as in effect at the time of termination) for each full year of continuous service with Field & Main Bancorp or any of its subsidiaries and their successors, with a minimum of four weeks and up to a maximum of 26 weeks. Except as set forth in the disclosure schedules to the merger agreement, no severance payment will be required with respect to employees who are paid change in control payments in connection with the foregoing.
Stock Yards Bancorp will, subject to certain exceptions and conditions set forth in the merger agreement, use commercially reasonable efforts to waive applicable waiting periods for participation and coverage and provide the continuing employees with credit for prior service for purposes of participation in Stock Yards Bancorp’s employee benefit plans.
Field & Main Bancorp has agreed to use commercially reasonable best efforts to assist Stock Yards Bancorp with obtaining, on or before the effective time, each continuing employee’s agreement to Stock Yards Bancorp’s (or its subsidiary’s) standard non-solicitation and other standard agreements required of newly-hired employees.
Field & Main Bancorp has further agreed to terminate (without affecting the continuing receipt of benefits by current participants) prior to the effective time all Field & Main Bancorp retiree medical insurance plans, retiree dental insurance plans and retiree vision insurance plans.
Director and Officer Indemnification and Insurance
The merger agreement provides that from and after the effective time, Stock Yards Bancorp will indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director and officer of Field & Main Bancorp and its subsidiaries (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director or officer of Field & Main Bancorp or any of its subsidiaries or is or was serving at the request of Field & Main Bancorp or any of its subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or before the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement. Stock Yards Bancorp will also advance expenses as incurred by indemnified officers and directors (as discussed above) to the fullest extent permitted by applicable law; provided that those indemnified officers or directors to whom expenses are advanced provide an undertaking to repay such advances if it is finally determined in a non-appealable proceeding that they are not entitled to indemnification.
The merger agreement requires Stock Yards Bancorp to obtain at or before the effective time a six-year “tail policy” under Field & Main Bancorp existing policies of directors’ and officers’ liability insurance providing coverage with respect to claims arising from facts or events which occurred at or before the effective time, if and to the extent that the tail policy may be obtained for an amount that, in the aggregate, does not exceed 200% of the current annual premium paid as of the date of the merger agreement by Field & Main Bancorp for such insurance (the “premium cap”). If the premiums for the tail policy would at any time exceed the premium cap, then Stock Yards Bancorp will cause to be maintained policies of insurance which, in Stock Yards Bancorp’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap.
The obligations of Stock Yards Bancorp or Field & Main Bancorp relating to indemnification and directors’ and officers’ insurance may not be terminated or modified after the effective time in a manner so as to adversely affect any indemnified party without the prior written consent of the affected indemnified party.

Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, reasonable access to information of the other company, advice of changes, exemption from takeover laws, shareholder litigation relating to the transactions contemplated by the merger agreement, data conversion matters, renewal of insurance policies of Field & Main Bancorp and its subsidiaries, and public announcements with respect to the transactions contemplated by the merger agreement.
Addition of a Field & Main Bancorp Director to the Stock Yards Bancorp and Stock Yards Bank & Trust Company Boards of Directors
Stock Yards Bancorp intends for Scott P. Davis, a current member of the Field & Main Bancorp Board of Directors, to be added as a member of the Stock Yards Bancorp board of directors and Stock Yards Bank & Trust Company board of directors immediately after the effective time, provided that if the effective time of the merger occurs prior to the date of Stock Yards Bancorp’s 2026 annual meeting of shareholders, Stock Yards Bancorp intends for Scott P. Davis to be added as a member of the Stock Yards Bancorp board of directors and Stock Yards Bank & Trust Company board of directors effective immediately after Stock Yards Bancorp’s 2026 annual meeting of shareholders, in each case at Stock Yards Bancorp’s discretion and subject to Stock Yards Bancorp’s and Stock Yards Bank & Trust Company’s corporate governance practices and policies and applicable law. The directors of the combined company will receive compensation for their service as directors. The compensation received by Stock Yards Bancorp’s directors for 2025 is described in Stock Yards Bancorp’s definitive proxy statement relating to its 2026 annual meeting of shareholders, which was filed with the SEC on March 12, 2026.
Field & Main Bancorp Shareholder Meeting and Board Recommendation
Unless the merger agreement is terminated, Field & Main Bancorp has agreed to call a meeting of its shareholders for the purpose of voting upon the approval of the merger agreement and related matters as promptly as reasonably practicable after this proxy statement/prospectus is declared effective.
Except as required in order to comply with its fiduciary duties under applicable law or in the case of a change of recommendation permitted by and made in accordance with the merger agreement (as described in the section of this proxy statement/prospectus entitled “The Merger Agreement — Non-Solicitation and Requirements for a Change of Recommendation” below), Field & Main Bancorp and its board of directors is required to use its reasonable best efforts to obtain from its shareholders the required votes to approve and adopt the merger, including by communicating to the Field & Main Bancorp shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that the Field & Main Bancorp shareholders approve the merger agreement (the “board recommendation”).
Non-Solicitation and Requirements for a Change of Recommendation
Non-Solicitation
Field & Main Bancorp has agreed that, except as expressly permitted under the merger agreement (such permissions further described below), it and its subsidiaries will not, and it will use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, agents, advisors and representatives not to, directly or indirectly, (1) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any acquisition proposal, (2) engage or participate in any negotiations with any person concerning any acquisition proposal, (3) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, except to notify a person that has made or, to Field & Main Bancorp’s knowledge, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of Field & Main Bancorp’s obligations with respect to acquisition proposals as described above in this paragraph, (4) approve, endorse, recommend, execute, or enter into any agreement, letter of intent, indication of interest, memorandum of understanding, agreement in principle, or contract with respect to an acquisition proposal or otherwise related to or that is intended to or would reasonably be expected to lead to an acquisition proposal, or enter into any agreement, arrangement, or understanding requiring Field & Main Bancorp to abandon, terminate, or fail to consummate the merger or any other transaction contemplated by the merger agreement, (5) submit any acquisition proposal or any related matter to the vote of the Field & Main Bancorp shareholders other than the merger agreement and the transactions contemplated by the merger agreement; or (6) otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.
For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (1) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Field & Main Bancorp and its subsidiaries or 20% or more of any class of equity or voting securities of Field & Main Bancorp or its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Field & Main Bancorp, (2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Field & Main Bancorp or its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Field & Main Bancorp, or (3) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Field & Main Bancorp or its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of Field & Main Bancorp.
Nothing contained in the merger agreement will prevent Field & Main Bancorp or its board of directors from, in response to an acquisition proposal, (1) complying with Field & Main Bancorp’s obligations required under Rule 14e-2(a) under the Exchange Act, (2) making any legally required disclosure to the Field & Main Bancorp shareholders if the Field & Main Bancorp board of directors (or a duly authorized committee thereof) determines in good faith after consultation with Field & Main Bancorp’s outside legal counsel that the failure to make the disclosure would reasonably be likely to be inconsistent with its fiduciary duties under applicable law, or (3) informing the proposer of the existence of the restrictions with respect to acquisition proposals and related matters under the merger agreement.
Field & Main Bancorp has agreed to immediately, and to instruct its representatives to immediately, as of the date of the merger agreement, cease and terminate any and all existing activities, discussions or negotiations with any parties conducted before the date of the merger agreement with respect to any acquisition proposal and to take the necessary steps to inform promptly the individuals or entities referred to earlier in this sentence of its obligations under the merger agreement and its non-disclosure agreement with Stock Yards Bancorp. Field & Main Bancorp has also agreed to promptly request each person that previously executed a confidentiality agreement in connection with such person’s consideration of acquiring Field & Main Bancorp or any of its subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of Field & Main Bancorp or any of its subsidiaries.
Field & Main Bancorp has agreed to promptly (and, in any event, within 24 hours) notify Stock Yards Bancorp if any inquiries, proposals or offers with respect to an acquisition proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Field & Main Bancorp or any of its representatives, indicating the name of such person and the material terms and conditions of any proposals or offers (including complete and unredacted copies of any written requests, proposals, offers, or proposed agreements). Thereafter Field & Main Bancorp will keep Stock Yards Bancorp informed on a current basis (and no later than 24 hours after any material changes, developments, discussions or negotiations) of the status and terms of any such proposals or offers (including amendments) and the status of any such discussions or negotiations, including any change in Field & Main Bancorp intentions.
Notwithstanding any of the restrictions in the merger agreement described above in this section, the merger agreement provides that before (but not after) the time that the Field & Main Bancorp shareholders vote to approve the merger, Field & Main Bancorp may (1) provide information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal not resulting from any breach of the non-solicitation of acquisition proposals restrictions under the merger agreement by Field & Main Bancorp, its subsidiaries or any of their respective representatives providing for the acquisition of more than 20% of the assets (on a consolidated basis) or total voting power of the equity securities of Field & Main Bancorp if Field & Main Bancorp receives from the requesting person an executed confidentiality agreement on terms no less restrictive than as provided in the non-disclosure agreement between Field & Main

Bancorp and Stock Yards Bancorp and which expressly permits Field & Main Bancorp to comply with its obligations with respect to the non-solicitation of acquisition proposals restrictions set forth in the merger agreement and promptly discloses to Stock Yards Bancorp any such information not previously provided, (2) engage or participate in any discussions or negotiations with any person who has made an unsolicited bona fide written acquisition proposal as described in part (1) of this paragraph, or (3) after having complied with Field & Main Bancorp’s obligations with respect to making a change of recommendation under the merger agreement (as described below in this section), approve, recommend or otherwise declare advisable (or propose to do any of the same) an acquisition proposal as described in part (1) of this paragraph above. Field & Main Bancorp may only take any action described in part (1), (2), or (3) of this paragraph above if (x) before taking such action the Field & Main Bancorp board of directors (or a duly authorized committee thereof) determines in good faith after consultation with outside legal counsel that the action is necessary in order for the directors to comply with their fiduciary duties under applicable law, (y) with respect to the actions described in part (1) and (2) of this paragraph above, the Field & Main Bancorp board of directors (or a duly authorized committee thereof) has determined in good faith based on the information available and after consultation with Field & Main Bancorp’s outside legal counsel and financial advisors that the acquisition proposal either constitutes a superior proposal (as defined below in this section) or is reasonably likely to result in a superior proposal; and (z) with respect to the action described in part (3) of this paragraph above, the Field & Main Bancorp board of directors (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the acquisition proposal is a superior proposal.
The merger agreement defines a “superior proposal” as an unsolicited bona fide written acquisition proposal involving more than 40% of the assets (on a consolidated basis) or total voting power of the equity securities of Field & Main Bancorp that the Field & Main Bancorp board of directors (or a duly authorized committee thereof) determines in its good faith judgment is reasonably likely to be consummated in accordance with its terms (taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal), and if consummated would result in a transaction more favorable to the Field & Main Bancorp shareholders from a financial point of view than the merger and the other transactions contemplated by the merger agreement after (A) receiving the advice of its financial advisors, (B) taking into account the likelihood of consummation of the acquisition proposal on the terms therein, and (C) taking into account all legal (with the advice of outside legal counsel), financial (including financing terms), regulatory and other aspects of such acquisition proposal and any other relevant factors permitted under applicable law, and after taking into account any amendment or modification of the merger agreement agreed to by Stock Yards Bancorp.
Requirements for a Change of Recommendation
Field & Main Bancorp has agreed that except as expressly permitted by and in compliance with the requirements under the merger agreement for making a change of recommendation, neither Field & Main Bancorp nor the Field & Main Bancorp board of directors or any duly authorized committee thereof will (1) withhold, withdraw, qualify or modify (or publicly propose to do any of the same), in a manner adverse to Stock Yards Bancorp, the board recommendation, or (2) cause or permit Field & Main Bancorp to enter into any letter of intent, indication of interest, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other agreement (an “alternative acquisition agreement”) relating to any acquisition proposal. For purposes of the merger agreement, a “change of recommendation” is defined to mean the Field & Main Bancorp board of directors (or committee of the board of directors) withdrawing, qualifying or modifying, in a manner adverse to Stock Yards Bancorp, the board recommendation, or taking any action, or making any public statement, filing or release inconsistent with the board recommendation.
Notwithstanding any of the other provisions of the merger agreement, at any time before the vote of the Field & Main Bancorp shareholders with respect to the merger, the Field & Main Bancorp board of directors (or a duly authorized committee thereof) may make a change of recommendation if Field & Main Bancorp has received an unsolicited bona fide written acquisition proposal from any person that is not withdrawn and the Field & Main Bancorp board of directors (or a duly authorized committee thereof) concludes in good faith and in compliance with the requirements for evaluation of acquisition proposals under the merger agreement (as described in the section of this proxy statement/prospectus entitled “The

Merger Agreement — Non-Solicitation and Requirements for a Change of Recommendation — Non-Solicitation” beginning on page 72) is a superior proposal; and
•
the Field & Main Bancorp board of directors (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable laws; and

•
Field & Main Bancorp has complied in all material respects with all of its obligations with respect to acquisition proposals as set forth in the merger agreement; and

•
Field & Main Bancorp complies with each of the following requirements:

•
Field & Main Bancorp has provided prior written notice to Stock Yards Bancorp at least six business days in advance (the “notice period”) that the Field & Main Bancorp board of directors (or a duly authorized committee thereof) has concluded in good faith that a superior proposal has been received and, without revision to the terms of the merger agreement, the Field & Main Bancorp board of directors (or a duly authorized committee thereof) has resolved to make a change of recommendation and terminate the merger agreement (with the notice to Stock Yards Bancorp specifying the basis for the change of recommendation, the identity of the person making the superior proposal, and the material terms and copies of all relevant documents regarding the superior proposal); and

•
before making the change of recommendation or terminating the merger agreement, (1) Field & Main Bancorp negotiates (and causes its financial and legal advisors to negotiate with) Stock Yards Bancorp and its representatives in good faith during the notice period (if Stock Yards Bancorp desires to negotiate) to adjust the terms and conditions of the merger agreement, and permits Stock Yards Bancorp and its representatives to make a presentation to the Field & Main Bancorp board of directors (or a duly authorized committee thereof) regarding the merger agreement and any adjustments thereto (if Stock Yards Bancorp desires to do so), and (2) at the end of the notice period, the Field & Main Bancorp board of directors (or a duly authorized committee thereof) again determines in good faith after consultation with outside legal counsel that the failure to make a change of recommendation or authorize termination of the merger agreement would be inconsistent with its fiduciary duties under applicable law and that (taking into account any adjustments to the merger agreement proposed by Stock Yards Bancorp) the acquisition proposal continues to be a superior proposal; and

•
upon the change of recommendation, and termination of the merger agreement, Field & Main Bancorp pays the termination fee (as described and defined in the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination Fee” beginning on page 78).

Conditions to Completion of the Merger
Stock Yards Bancorp’s and Field & Main Bancorp’s respective obligations to complete the merger are subject to the satisfaction or waiver, at or before the effective time, of the following conditions:
•
approval of the merger agreement by the Field & Main Bancorp shareholders;

•
the eligibility for trading on the NASDAQ of the shares of Stock Yards Bancorp common stock that will be issuable as merger consideration pursuant to the merger agreement;

•
all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired, without the imposition of any materially burdensome regulatory condition;

•
the effectiveness of the registration statement of which this proxy statement/prospectus forms a part under the Securities Act, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn;

•
no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement being in effect, and no statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger or any of the other transactions contemplated by the merger agreement; and
•
Stock Yards Bancorp and Field & Main Bancorp having each received a written opinion from FBT Gibbons LLP, dated as of the closing date and in form and substance reasonably acceptable to Stock Yards Bancorp and Field & Main Bancorp, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger and the upstream merger, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by shareholders of Field & Main Bancorp on the receipt of shares of Stock Yards Bancorp common stock in connection with the merger in exchange for their shares of Field & Main Bancorp common stock.

The obligations of Stock Yards Bancorp and Merger Sub to effect the merger are further conditioned upon the satisfaction (or waiver by Stock Yards Bancorp) at or before the effective time, of the following conditions:
•
the representations and warranties of Field & Main Bancorp must be true and correct as of the date of the merger agreement and the closing date as though made on the closing date (except to the extent expressly made as of another specified date), subject to materiality standards provided in the merger agreement, and Stock Yards Bancorp shall have received a certificate to that effect, dated as of the closing date, and signed on Field & Main Bancorp’s behalf by Field & Main Bancorp’s President;

•
Field & Main Bancorp has performed in all material respects the obligations required of Field & Main Bancorp under the merger agreement at or before the closing date, and Stock Yards Bancorp has received a certificate to that effect, dated as of the closing date, and signed on Field & Main Bancorp’s behalf by Field & Main Bancorp’s President;

•
Stock Yards Bancorp shall have received from Field & Main Bancorp a certified list of the Field & Main Bancorp shareholders who hold dissenting shares and the number of dissenting shares, and the dissenting shares represent no more than 5% of the outstanding shares of Field & Main Bancorp common stock;

•
Since the date of the merger agreement, no material adverse effect has occurred with respect to Field & Main Bancorp;

•
Field & Main Bancorp’s closing net equity as of the close of business on the closing date is not less than $70,194,000 (where “closing net equity” is defined as the estimate of the total equity capital of Field & Main Bancorp calculated in accordance with GAAP and the requirements of applicable governmental entities, and specifically in the manner reported on Schedule SC — Balance Sheet, Item 16(f) of the Parent Company Only Financial Statements for Small Holding Companies —
FR Y-9SP, calculated as of the close of business on the closing date, and subject to certain exclusions from such calculation as set forth in the merger agreement);

•
The aggregate outstanding amount of non-performing assets of Field & Main Bank, Inc. on the closing date is not more than $12,000,000 (where “non-performing assets” is defined as (1) the outstanding balance of all loans on non-accrual status, (2) the outstanding balance of all loans 90 days or more past due, (3) the outstanding balance of all loans that have been classified “loan modification for borrowers experiencing financial difficulty”, and (4) the fair market value (less estimated cost to sell) of all other real estate owned of Field & Main Bank, Inc. and any subsidiary of Field & Main Bank, Inc.); and

•
Stock Yards Bancorp has received a legal opinion from Stoll Keenon Ogden PLLC, outside legal counsel to Field & Main Bancorp, in form and substance reasonably satisfactory to Stock Yards Bancorp and opining to certain matters set forth in an exhibit to the merger agreement.

The obligations of Field & Main Bancorp to effect the merger are further conditioned upon the satisfaction (or waiver by Field & Main Bancorp) at or before the effective time, of the following conditions:
•
the representations and warranties of Stock Yards Bancorp must be true and correct as of the date of the merger agreement and the closing date as though made on the closing date (except to the extent expressly made as of another specified date), subject to materiality standards provided in the merger agreement, and Field & Main Bancorp shall have received a certificate to that effect, dated as of the closing date, and signed on Stock Yards Bancorp’s behalf by Stock Yards Bancorp’s President;
•
Stock Yards Bancorp has performed in all material respects the obligations required of Stock Yards Bancorp under the merger agreement at or before the closing date, and Field & Main Bancorp has received a certificate to that effect, dated as of the closing date, and signed on Stock Yards Bancorp’s behalf by Stock Yards Bancorp’s President; and

•
No material adverse effect has occurred with respect to Stock Yards Bancorp.

Neither Stock Yards Bancorp nor Field & Main Bancorp can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.
Termination of the Merger Agreement
The merger agreement can be terminated at any time before the effective time in the following circumstances:
•
by mutual written consent of Stock Yards Bancorp and Field & Main Bancorp, if each of their respective boards of directors so determines by a vote of a majority of the members of each respective board of directors;

•
by either Stock Yards Bancorp or Field & Main Bancorp if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction shall have issued a final non-appealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval shall be due primarily to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement;

•
by either Stock Yards Bancorp or Field & Main Bancorp if the merger shall not have been consummated on or before the date that is one year from the date of the merger agreement (the “outside date”), unless the failure of the closing to occur by the outside date shall be due primarily to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement and that failure has caused or resulted in (1) the failure to satisfy the conditions to closing set forth in the merger agreement before the outside date or (2) the failure of the closing to have occurred before the outside date;

•
by either Stock Yards Bancorp or Field & Main Bancorp if the Field & Main Bancorp shareholder vote to approve the merger is not obtained at the Field & Main Bancorp special meeting (or at any adjournment or postponement thereof), provided that no party may terminate the merger agreement in accordance with the foregoing if the party seeking to terminate the merger agreement has breached the merger agreement in any material respect in a manner that primarily caused the failure to obtain the required Field & Main Bancorp shareholder vote to approve the merger at the Field & Main Bancorp special meeting (or at any adjournment or postponement thereof);

•
by either Stock Yards Bancorp or Field & Main Bancorp (provided the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if the other party has breached any representations, warranties, covenants or agreements contained in the merger agreement (or any representation or warranty has ceased to be true), and such breach (or failure of a representation or warranty to be true), either individually or in the aggregate with all other breaches by the party (or failures of representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a specified condition to closing in the terminating party’s favor under the merger agreement, and which is not cured by the earlier of the outside date or within 30 days (or the period of fewer days remaining until the outside date) following written notice from the terminating party to the other party, or which breach or failure by its nature or timing cannot be cured during such period;

•
by Field & Main Bancorp if (1) the Field & Main Bancorp board of directors (or a duly authorized committee thereof) has authorized Field & Main Bancorp to enter into an alternative acquisition agreement with respect to a superior proposal, (2) Field & Main Bancorp has complied in all respects with its obligations under the merger agreement as described in the section of this proxy statement/prospectus entitled “The Merger Agreement — Non-Solicitation and Requirements for a Change of Recommendation” beginning on page 72 with respect to soliciting acquisition proposals and making a change of recommendation, and (3) in the case of the scenario described in part (1) of this bullet point above, immediately after termination of the merger agreement Field & Main Bancorp enters into an alternative acquisition agreement with respect to a superior proposal referred to in the foregoing part (1) of this bullet point; provided, that Field & Main Bancorp’s right to terminate the merger agreement as described in this section is conditioned on and subject to the prior payment by Field & Main Bancorp to Stock Yards Bancorp of the termination fee in accordance with the merger agreement;

•
by Stock Yards Bancorp if (1) the Field & Main Bancorp board of directors has (A) failed to include the board recommendation in the proxy statement, or withdrawn, modified or qualified the board recommendation in a manner adverse to Stock Yards Bancorp, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an acquisition proposal that has been publicly disclosed within 10 business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms of the merger agreement, or (B) recommended or endorsed an acquisition proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to such acquisition proposal within 10 business days after an acquisition proposal is publicly announced, or (2) Field & Main Bancorp or its board of directors has breached its obligations under the merger agreement as to obtaining its shareholders’ approval of the merger, making the board recommendation, soliciting acquisition proposals, or making a change of recommendation, in any material respect; or

•
by Stock Yards Bancorp if greater than 5% of the outstanding shares of Field & Main Bancorp common stock have become and remain dissenting shares.

Effect of Termination
If the merger agreement is terminated by either Stock Yards Bancorp or Field & Main Bancorp, as provided under the section of this proxy statement/prospectus entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 77 above, the merger agreement will become void and have no effect, and none of Stock Yards Bancorp, Field & Main Bancorp, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever thereunder, or in connection with the transactions contemplated thereby, except that (1) designated provisions of the merger agreement will survive the termination, including those relating to the confidential treatment of information and the effect of termination, including the termination fee described below; and (2) neither Stock Yards Bancorp nor Field & Main Bancorp will be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of the merger agreement occurring before termination.
Termination Fee
Field & Main Bancorp will pay Stock Yards Bancorp a termination fee equal to $4.5 million (the “termination fee”) in the event that:
•
after the date of the merger agreement and before termination of the merger agreement, a bona fide acquisition proposal is communicated to or made known to senior management or the Field & Main Bancorp board of directors or has been made directly to the Field & Main Bancorp shareholders generally or any person has publicly announced (and, in each case, not withdrawn at least two days prior to the special meeting of Field & Main Bancorp shareholders) an acquisition proposal with respect to Field & Main Bancorp, and thereafter (i) the merger agreement is terminated by either Stock Yards Bancorp or Field & Main Bancorp pursuant to the third bullet point set forth under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 77 above without the required Field & Main Bancorp shareholder vote to approve the merger having been obtained (and all other closing conditions in favor of Field & Main Bancorp have been or were capable of being satisfied at a time before termination), (ii) the merger agreement is terminated by either Stock Yards Bancorp or Field & Main Bancorp pursuant to the fourth bullet point set forth under “The Merger Agreement — Termination of the Merger Agreement” above, or (iii) the merger agreement is terminated by Stock Yards Bancorp pursuant to the fifth bullet point set forth under “The Merger Agreement — Termination of the Merger Agreement” beginning on page 77 above as a result of a willful breach; and
•
before the date that is 12 months after the date of the termination of the merger agreement, Field & Main Bancorp enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as referred to in the bullet point immediately above).

In the scenario described in the bullet points immediately above, Field & Main Bancorp is required to pay the termination fee to Stock Yards Bancorp on the earlier of the date Field & Main Bancorp enters into the definitive agreement or the date of consummation of the transaction contemplated by the second bullet point immediately above.
Field & Main Bancorp is also required to pay the termination fee to Stock Yards Bancorp in the event the merger agreement is terminated by Field & Main Bancorp pursuant to the sixth bullet point set forth under “The Merger Agreement — Termination of the Merger Agreement” above or by Stock Yards Bancorp pursuant to the seventh bullet point set forth under “The Merger Agreement — Termination of the Merger Agreement” above, in either case no later than two business days after the termination of the merger agreement.
If the merger agreement is terminated by Field & Main Bancorp pursuant to the fourth bullet point set forth under “The Merger Agreement — Termination of the Merger Agreement” above, but in a scenario not subject to the requirements set forth in the two bullet points above in this section of this proxy statement/prospectus entitled “The Merger Agreement — Termination Fee” requiring payment of the termination fee, then Field & Main Bancorp will be required to reimburse Stock Yards Bancorp for all reasonable, documented out-of-pocket expenses (up to a maximum of $2,000,000) incurred by Stock Yards Bancorp in connection with the merger agreement, no later than two business days after the termination of the merger agreement.
While not limiting the right of a party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of the merger agreement, in a scenario where either the termination fee or reimbursement described above is required to be paid by Field & Main Bancorp:
•
the payment is the sole and exclusive remedy available to Stock Yards Bancorp and the Merger Sub and is the maximum aggregate liability of Field & Main Bancorp in connection with the merger agreement. Field & Main Bancorp (and Field & Main Bancorp’s affiliates and its and their respective directors, officers, employees, shareholders and other representatives) will have no further liability in connection with the merger agreement; and

•
neither Stock Yards Bancorp and Merger Sub (or their respective affiliates or representatives), will be entitled to seek equitable relief or equitable remedies or money damages or any other recovery, judgment or damages of any kind, other than the termination fee or reimbursement.

No party will be required to pay the termination fee or reimbursement more than once. In no scenario will Field & Main Bancorp be required to pay both the termination fee and reimbursement.
Expenses and Fees
Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expense.

Amendment, Waiver and Extension of the Merger Agreement
Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite Field & Main Bancorp shareholder vote to approve the merger, except that after the receipt of the requisite Field & Main Bancorp shareholder vote, there may not be, without further approval of the Field & Main Bancorp shareholders, any amendment of the merger agreement that requires such further approval under applicable law.
At any time before the effective time, each of the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided, however, that after the receipt of the requisite Field & Main Bancorp shareholder vote to approve the merger, there may not be, without further approval of the Field & Main Bancorp shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.
Governing Law
The merger agreement is governed by and will be construed in accordance with the laws of the Commonwealth of Kentucky, without regard to any applicable conflicts of law principles.
Specific Performance
Subject to scenarios where either the termination fee or reimbursement is the sole and exclusive remedy available to Stock Yards Bancorp and Merger Sub, as described above, Stock Yards Bancorp and Field & Main Bancorp will be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity. Subject to scenarios where either the termination fee or reimbursement is the sole and exclusive remedy available to Stock Yards Bancorp and Merger Sub, as described above, both Stock Yards Bancorp and Field & Main Bancorp waive any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Support Agreement
The Preston Family Trusts have entered into a support agreement with Stock Yards Bancorp, pursuant to which they have agreed, among other things, to vote in favor of the Field & Main Bancorp merger proposal, unless the merger agreement is terminated. In addition, the support agreement places restrictions upon the Preston Family Trusts for periods after the effective date in terms of competing in the commercial banking and wealth management business, the number of shares of Stock Yards Bancorp common stock received by the Preston Family Trusts under the merger which may be sold by the Preston Family Trusts and the ability of the Preston Family Trusts to discontinue the wealth management relationships such trusts currently maintain with the Field & Main Bank, Inc. trust department. As of the record date for the Field & Main Bancorp special meeting, the Preston Family Trusts owned and are entitled to vote 1,542,889 shares of Field & Main Bancorp common stock, representing sixty-five and four hundredths percent (65.04%) of the shares of Field & Main Bancorp common stock outstanding on that date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following general discussion sets forth the anticipated material United States federal income tax consequences of the merger and the upstream merger, taken together, to U.S. holders (as defined below) of Field & Main Bancorp common stock who exchange their shares of Field & Main Bancorp common stock for shares of Stock Yards Bancorp common stock in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax (such as estate or gift tax laws), and, except as expressly addressed below, any U.S. tax reporting requirements. This discussion is based upon the Code, the regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly in a material and adverse manner and/or retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only those Field & Main Bancorp common shareholders who hold their shares of Field & Main Bancorp common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including (but not limited to) if you are:
•
a bank, financial institution, or trust;

•
a tax-exempt organization;

•
an S corporation, partnership, or other pass-through entity (or an investor in an S corporation, partnership, or other pass-through entity);

•
an underwriter or insurance company;

•
a mutual fund, real estate investment trust, or regulated investment company;

•
a dealer, broker, or trader in securities (including traders in securities that elect mark-to-market treatment), currencies, or commodities;

•
a holder of Field & Main Bancorp common stock subject to the alternative minimum tax provisions of the Code;

•
a holder of Field & Main Bancorp common stock who received Field & Main Bancorp common stock through the exercise of an employee stock option, a holder of options to acquire Field & Main Bancorp common stock, or a holder who acquired Field & Main Bancorp common stock through a tax qualified retirement plan or otherwise as compensation;

•
a person who is not a U.S. holder (as defined below);

•
a person who uses a functional currency other than the U.S. dollar;

•
a holder who owns (or who has owned or will own) directly, indirectly, or constructively, at any time 5% or more of the total combined voting power or value of Field & Main Bancorp;

•
a person who holds both shares of Field & Main Bancorp common stock and Stock Yards Bancorp common stock;

•
a holder of Field & Main Bancorp common stock who holds Field & Main Bancorp common stock as part of a hedge, straddle, constructive sale, wash sale, conversion or other integrated transaction;

•
a United States expatriate or former citizen of the United States;

•
a pension fund, retirement plan, individual retirement account, or other tax-deferred account;

•
a holder of Field & Main Bancorp common stock subject to the U.S. anti-inversion rules or the base erosion and anti-abuse tax;

•
a holder of Field & Main Bancorp common stock who holds such stock (or who will hold Stock Yards Bancorp common stock after the merger and the upstream merger) in connection with a trade or business, permanent establishment, or fixed base outside the United States; or

•
a holder of Field & Main Bancorp common stock required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any consequences arising under, or withholding required pursuant to, the Foreign Account Tax Compliance Act of 2010 (including U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto) or any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of Field & Main Bancorp or Stock Yards Bancorp. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Field & Main Bancorp common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds Field & Main Bancorp common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Field & Main Bancorp common stock should consult their own tax advisors as to the tax consequences of the merger in light of their particular circumstances.
Tax Consequences of the Merger Generally
The parties intend for the merger and the upstream merger, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The respective obligations of Stock Yards Bancorp and Field & Main Bancorp to complete the merger are conditioned on the receipt by Stock Yards Bancorp and Field & Main Bancorp of a legal opinion from FBT Gibbons LLP, dated as of the closing date of the merger, to the effect that the merger and the upstream merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The opinion will be subject to customary qualifications and assumptions, including the absence of changes in existing facts and the completion of the merger and the upstream merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering its opinion, FBT Gibbons LLP will rely upon representations and covenants, including those contained in certificates of officers of Stock Yards Bancorp and Field & Main Bancorp, reasonably satisfactory in form and substance to FBT Gibbons LLP, and will assume that such representations are true, correct and complete without regard to any knowledge limitation and that such covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, the opinion and the United States federal income tax consequences of the mergers could be adversely affected. The opinion has no binding effect or official status of any kind. Stock Yards Bancorp and Field & Main Bancorp have not sought and will not seek any ruling from the IRS regarding any matters relating to the mergers, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.
Provided the merger and the upstream merger, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger and the upstream merger, taken together, to a U.S. holder generally will be as follows:
•
you will not recognize gain or loss when you exchange your Field & Main Bancorp common stock solely for Stock Yards Bancorp common stock in the merger, except for any gain or loss recognized with respect to any cash received instead of a fractional share of Stock Yards Bancorp common stock, as described below;

•
your aggregate tax basis in the Stock Yards Bancorp common stock that you receive in exchange for Field & Main Bancorp common stock in the merger (including any fractional share interest you are deemed to receive and exchange for cash, as described below) will equal your aggregate tax basis in the Field & Main Bancorp common stock exchanged therefor; and

•
your holding period for the Stock Yards Bancorp common stock that you receive in exchange for Field & Main Bancorp common stock in the merger (including any fractional share interest you are deemed to receive and exchange for cash, as described below) will include your holding period for the shares of Field & Main Bancorp common stock exchange therefor.

If you acquired different blocks of Field & Main Bancorp common stock at different times and at different prices, your tax basis and holding period in your Stock Yards Bancorp common stock may be determined with reference to each block of Field & Main Bancorp common stock. You should consult your tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of Stock Yards Bancorp common stock received in the merger.
Cash Instead of a Fractional Share
If you receive cash instead of a fractional share of Stock Yards Bancorp common stock, you will be treated as having received the fractional share of Stock Yards Bancorp common stock pursuant to the merger and then as having exchanged that fractional share for cash in redemption by Stock Yards Bancorp. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis allocable to your fractional share of Stock Yards Bancorp common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period of the Field & Main Bancorp common stock surrendered is greater than one year. The deductibility of capital losses is subject to significant limitations under the Code.
Backup Withholding
If you are a non-corporate holder of Field & Main Bancorp common stock you may be subject to information reporting and backup withholding (currently at a rate of 24%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:
•
furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•
provide proof that you are otherwise exempt from backup withholding.

Back up withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service. You should consult your own tax advisors to determine your qualification for exemption from back up withholding and the procedure for establishing an exemption in light of your particular circumstances.
This summary of certain material United States federal income tax consequences is for general information only, is not tax advice, and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences of the merger and the upstream merger. No ruling from the Internal Revenue Service has been requested, or will be obtained, regarding the United States federal income tax consequences applicable to U.S. holders as discussed herein. This discussion is not binding on the Internal Revenue Service, and the Internal Revenue Service is not precluded from taking a position that is different from, and contrary to, the positions taken in this discussion. In addition, because the authorities on which this discussion is based are subject to various interpretations, the Internal Revenue Service and the U.S. courts could disagree with one or more of the positions taken in this discussion. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

DESCRIPTION OF STOCK YARDS BANCORP CAPITAL STOCK
General
The authorized capital stock of Stock Yards Bancorp consists of 40,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value (“Stock Yards Bancorp preferred stock”). As of March 19, 2026, 29,511,390 shares of Stock Yards Bancorp common stock were outstanding and no shares of Stock Yards Bancorp preferred stock were outstanding. Stock Yards Bancorp preferred stock may be issued in one or more series with those terms and at those times and for any consideration as the Stock Yards Bancorp board of directors determines.
The following summary of the terms of the capital stock of Stock Yards Bancorp is not intended to be complete and is subject in all respects to the applicable provisions of federal law governing bank holding companies, the KBCA and Stock Yards Bancorp’s articles of incorporation and bylaws and is qualified by reference to Stock Yards Bancorp’s amended and restated articles of incorporation and amended and restated bylaws. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97 for more information.
Common Stock
The outstanding shares of Stock Yards Bancorp common stock are fully paid and nonassessable. Holders of shares of Stock Yards Bancorp common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of shares of Stock Yards Bancorp common stock do not have preemptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Holders of shares of Stock Yards Bancorp common stock are entitled to receive and share equally in dividends, if, as, and when such dividends are declared by Stock Yards Bancorp’s board of directors out of assets legally available for such purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding. Shares of Stock Yards Bancorp common stock are neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the Stock Yards Bancorp common stock.
Subject to the preferences applicable to any shares of Stock Yards Bancorp preferred stock outstanding at the time, holders of shares of Stock Yards Bancorp common stock are entitled to, in the event of liquidation, share pro rata in all assets remaining after payment of liabilities.
Preferred Stock
Stock Yards Bancorp’s charter authorizes the issuance of up to 1,000,000 shares of preferred stock. No shares of Stock Yards Bancorp preferred stock are currently outstanding. Stock Yards Bancorp preferred stock may be issued by vote of the Stock Yards Bancorp board of directors without shareholder approval. Stock Yards Bancorp preferred stock may be issued in one or more classes and series, with such designations, voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the Stock Yards Bancorp board of directors may determine in the exercise of its business judgment. Stock Yards Bancorp preferred stock may be issued by the Stock Yards Bancorp board of directors for a variety of reasons.
Shares of Stock Yards Bancorp preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of Stock Yards Bancorp preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares, including the shares of Stock Yards Bancorp common stock to be issued in connection with the merger. The issuance of shares of Stock Yards Bancorp preferred stock could serve to dilute the voting rights or ownership percentage of the holders of Stock Yards Bancorp common stock. The issuance of Stock Yards Bancorp preferred stock might also serve to deter or block any attempt to obtain control of Stock Yards Bancorp or to facilitate any such attempt.

Listing and trading market for common stock
Stock Yards Bancorp’s common stock is listed on the NASDAQ under the symbol “SYBT.”
Transfer agent and registrar
The transfer agent and registrar for the Stock Yards Bancorp common stock is Computershare Investor Services LLC.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, the Field & Main Bancorp shareholders will receive shares of Stock Yards Bancorp common stock in the merger, and they will cease to be shareholders of Field & Main Bancorp. Both Stock Yards Bancorp and Field & Main Bancorp are organized under the laws of the Commonwealth of Kentucky. The following is a summary of the material differences between (1) the current rights of the Field & Main Bancorp shareholders under the Field & Main Bancorp articles of incorporation and Field & Main Bancorp bylaws and (2) the current rights of the Stock Yards Bancorp shareholders under the Stock Yards Bancorp articles of incorporation and Stock Yards Bancorp bylaws.
Stock Yards Bancorp and Field & Main Bancorp believe that this summary describes the material differences between the rights of the Stock Yards Bancorp shareholders as of the date of this proxy statement/prospectus and the rights of the Field & Main Bancorp shareholders as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. The summary is qualified in its entirety by reference to Stock Yards Bancorp’s and Field & Main Bancorp’s governing documents, which we urge you to read carefully and in their entirety. Copies of Stock Yards Bancorp’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 97.
	Stock Yards Bancorp	Field & Main Bancorp
Authorized and Outstanding Capital Stock:	Stock Yards Bancorp is authorized to issue 40,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. The board of directors may issue shares of the preferred stock from time to time, in one or more series, without shareholder approval. The board of directors may determine the preferences, limitations and relative rights, to the extent permitted by Kentucky law, of any class, or series within a class, of preferred stock that it designates. As of March 19, 2026, Stock Yards Bancorp has 29,511,390 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.	Field & Main Bancorp is authorized to issue 5,000,000 shares of common stock, par value $10.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. The board of directors may issue shares of the preferred stock from time to time, in one or more series, without shareholder approval. The board of directors may determine the preferences, limitations and relative rights, to the extent permitted by Kentucky law, of any class, or series within a class, of preferred stock that it designates. As of the record date, Field & Main Bancorp has 2,372,067 shares of common stock issued and outstanding (including 55,420 issued but unvested Field & Main Bancorp restricted stock awards), and no shares of preferred stock issued and outstanding.
Preemptive Rights	The shareholders of Stock Yards Bancorp do not have any preemptive rights.	The Field & Main Bancorp shareholders do not have any preemptive rights.
Dividend Rights:	Stock Yards Bancorp common shareholders are entitled to receive and share equally in the dividends, if, as, and when such dividends are declared by the Stock Yards Bancorp board of directors out of assets legally available for such purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding.	Field & Main Bancorp common shareholders are entitled to receive dividends when, as and if declared by the Field & Main Bancorp board of directors out of funds legally available for that purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding.

	Stock Yards Bancorp	Field & Main Bancorp
Voting Rights:	Stock Yards Bancorp shareholders are entitled to voting rights of one vote per share on all matters which require their vote and do not have the right to cumulate votes in the election of directors.	Field & Main Bancorp common shareholders are entitled to voting rights of one vote per share on all matters submitted to shareholders and do not have the right to cumulate votes in the election of directors.
Size of Board of Directors:	Stock Yards Bancorp’s articles of incorporation state that its board shall be composed of not less than nine and the bylaws provide that the number shall not be less than nine nor more than 20 directors. Within those limits, the number of directors will be fixed by resolution of the board, subject to revision by resolution of the shareholders.	Field & Main Bancorp’s bylaws provide that the board of directors must consist of not fewer than nine nor more than 15 directors. The number may be fixed or changed from time to time in accordance with Kentucky law.
Classes of Directors	Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of shareholders next following the director’s election as a director. Notwithstanding the expiration of the term of a director, the director shall continue to serve until the director’s successor shall be elected and qualified. The board of directors is not classified.	Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of shareholders next following the director’s election as a director or their death, resignation or removal. The board of directors is not classified.
Election of Directors:	The Stock Yards Bancorp directors are elected by shareholders of Stock Yards Bancorp at an annual meeting of shareholders or a special meeting called for the purpose of electing directors. The articles of incorporation and bylaws require majority voting for the election of directors in uncontested elections. This means that the director nominees in an uncontested election for directors must receive a number of votes cast “for” his or her election that exceeds the number of votes cast “against.” If the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast.	The Field & Main Bancorp directors are elected by the Field & Main Bancorp shareholders at an annual meeting of shareholders or a special meeting called for the purpose of electing directors.
Vacancies on the Board of Directors:	Any vacancies and newly created directorships resulting from any increase in the number of directors on the Stock Yards Bancorp board is filled by a majority vote of the Stock Yards Bancorp directors, even if the number of such votes are less than a quorum, or by the sole remaining director. Each such elected director serves until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.	Any vacancies and newly created directorships on the Field & Main Bancorp board may be filled by a majority vote of the Field & Main Bancorp directors, or by the Field & Main Bancorp shareholders at a special meeting called for the purpose of filling such vacancy. Each such elected director serves until the next annual meeting of shareholders.

	Stock Yards Bancorp	Field & Main Bancorp
Removal or Resignation of Directors:
A director of Stock Yards Bancorp may only be removed for cause and only by the affirmative vote of a majority of the then outstanding shares of capital stock entitled to vote in the election of the Stock Yards Bancorp directors.
Nominees for directors in uncontested elections are elected by a majority of votes cast in the election. An incumbent director who fails to receive a majority vote in an uncontested election in accordance with Stock Yards Bancorp’s articles of incorporation and bylaws shall, within five days following the certification of the election results, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee.
Field & Main Bancorp’s articles of incorporation and bylaws provide that a director of Field & Main Bancorp may be removed with or without cause at a shareholders’ meeting by the affirmative vote of a majority of shares of common stock represented in person or by proxy at such meeting.
Amendments to Organizational Documents:	Except as otherwise specified therein, the Stock Yards Bancorp articles of incorporation may be amended if proposed by the Stock Yards Bancorp board of directors and approved by the affirmative vote of a majority of the outstanding shares entitled to vote. With respect to provisions relating to the approval of certain types of business combination transactions, the Stock Yards Bancorp board of directors may propose an amendment to the charter for submission to the shareholders and will be adopted by the shareholders if approved by at least (i) 80% of the voting power of the then outstanding shares of capital stock entitled to vote, voting as a single class, and (ii) two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote which is not beneficially owned by an interested shareholder (as defined in the articles of incorporation), voting together as a single class. With respect to provisions relating to the removal of directors, the Stock Yards Bancorp board of directors may propose an amendment to the charter for submission to the shareholders and will be adopted by the shareholders if approved by at least two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote, voting as a single class.
Field & Main Bancorp reserves the right to repeal, alter, amend, or rescind any provision of the articles of incorporation as prescribed by law, and all rights conferred on shareholders are subject to such reservation. This means that Field & Main Bancorp may adopt certain amendments that do not require shareholder action under the KBCA. For all other amendments, the Field & Main Bancorp board of directors may propose an amendment to the articles of incorporation for submission to the shareholders and will be adopted by the shareholders if approved by a majority of the votes entitled to be cast on the amendment. Amendments to (i) increase or decrease the authorized shares of Field & Main Bancorp’s capital stock or any class or series thereof, (ii) amend the articles of incorporation so as to increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to voting, distributions, or dissolution that are prior, superior, or substantially equal to Field & Main Bancorp’s preferred stock, or (iii) take any other action for which the preferred shareholders are entitled to vote as a separate class pursuant to the KBCA, require the vote of the preferred shareholders (if any), voting as a separate class.

	Stock Yards Bancorp	Field & Main Bancorp
Stock Yards Bancorp’s bylaws may be amended by the majority vote of the entire Stock Yards Bancorp board of directors at any regular or special meeting of the board of directors at which a quorum is present, subject, however, to repeal or change by action of the shareholders at any annual or special meeting of shareholders at which a quorum is present by vote of a majority of the shares entitled to vote at such meeting provided that the notice of such shareholders’ meeting shall have included notice of any such shareholders’ proposed repeal or change.
The Field & Main Bancorp shareholders may amend or repeal Field & Main Bancorp’s bylaws even though the bylaws may also be amended or repealed by its board of directors, unless the shareholders adopted, amended, or repealed a particular provision, and in doing so, expressly reserved to the shareholders the right to amend or repeal such provision.

Shareholder Action by Written Consent:	The KBCA and Stock Yards Bancorp’s bylaws expressly allow shareholders to act without a meeting. If all shareholders entitled to vote on an action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.	The KBCA allows shareholders to act without a meeting. If all shareholders entitled to vote on an action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.
Special Meetings of Shareholders:	Stock Yards Bancorp’s bylaws allow for special meetings of the shareholders to be called at any time by the Chairman of its board of directors, the CEO, a majority of the board of directors, or, upon written demand, by the holders of not less than 33 1∕3% of all shares entitled to vote on any proposed issue to be considered at such meeting.	Field & Main Bancorp’s bylaws allow for special meetings of the shareholders to be called at any time by the board of directors, or by any one or more shareholders owning, in the aggregate, not less than 25% of the outstanding shares of Field & Main Bancorp entitled to vote at such meeting.
Record Date	The Stock Yards Bancorp board of directors must fix the record date for the determination of shareholders on a date that is not more than 70 days and, in the case of a meeting of shareholders, not less than ten days before the date of which the particular action requiring such determination of shareholders, is to be taken.	The Field & Main Bancorp bylaws state that the board of directors may fix a record date for the determination of shareholders entitled to notice and to vote at a shareholders meeting that is in reasonable proximity to the date of giving notice to the shareholders of such meeting. The KBCA states that the record date must not be more than 70 days before the meeting or action is to take place.
Quorum:	At any meeting of the shareholders, the holders of record of a majority of Stock Yards Bancorp’s issued and outstanding capital stock then having voting rights, present in person or represented by proxy, shall constitute a quorum for the transaction of business.	At any meeting of the shareholders, the holders of record of a majority of Field & Main Bancorp’s issued and outstanding capital stock then having voting rights, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

	Stock Yards Bancorp	Field & Main Bancorp
Notice of Shareholder Actions/Meetings:	At least ten days and not more than 60 days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder.	At least ten days and not more than 60 days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder.
Advance Notice Requirements for Shareholder Nominations and Other Proposals:	In order for a shareholder to properly bring any item of business before a meeting of shareholders, such shareholder must give timely notice thereof in writing to Stock Yards Bancorp in compliance with the requirements of the Stock Yards Bancorp bylaws. To be timely, the notice must be given not later than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.	In order for a shareholder to nominate a person for election to the board of directors, such shareholder must give timely notice thereof in writing to the chairman of the board of directors in compliance with the requirements of the Field & Main Bancorp bylaws. To be timely, the notice must be delivered to or mailed to the chairman of the board of directors, not less than 14 nor more than 50 days before the scheduled date of any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so mailed or delivered not later than the close of business on the seventh day following the day on which such notice of the meeting was mailed.
Limitation of Liability of Directors and Officers:	Stock Yards Bancorp’s articles of incorporation and bylaws state that the Stock Yards Bancorp directors shall not be personally liable to Stock Yards Bancorp or the shareholders for monetary damages for breach of any fiduciary duty as a director of Stock Yards Bancorp, except for liability (i) for any transaction in which the director’s personal, financial interest is in conflict with the financial interests of Stock Yards Bancorp, (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (iii) for any vote for or assent to an unlawful distribution to shareholders prohibited under the KBCA, or (iv) any transaction in which the director derived an improper personal benefit.	Field & Main Bancorp’s articles of incorporation states that Field & Main Bancorp directors shall not be personally liable to Field & Main Bancorp or its shareholders for monetary damages except as it relates to (i) a transaction in which the director has a personal, financial interest in conflict with the financial interests of Field & Main Bancorp or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (iii) any vote for or assent to an unlawful distribution to shareholders prohibited under the KBCA, or (iv) any transaction from which the director derived an improper personal benefit.

	Stock Yards Bancorp	Field & Main Bancorp
Indemnification of Directors and Officers:	Stock Yards Bancorp’s bylaws require the company to indemnify, to the fullest extent permitted by law, any person made a party to any proceeding against any liability incurred by such person by reason of the fact that the person was a director of Stock Yards Bancorp if (a) he conducted himself in good faith; and (b) he reasonably believed (1) in the case of conduct in his official capacity with Stock Yards Bancorp, that his conduct was in its best interests; and (2) in all other cases, that his conduct was at least not opposed to Stock Yards Bancorp’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.	Field & Main Bancorp’s articles of incorporation and bylaws require the company to indemnify its officers, directors, employees, and agents to the fullest extent permitted by law with respect to all liability and loss suffered and expenses reasonably incurred by such person in any action, suit or proceeding in which such person was or is made, or threatened to be made, a party, or is otherwise involved by reason of the fact that such person is or was a director, officer, employee, or agent of Field & Main Bancorp, or is or was serving at the request of Field & Main Bancorp as a director, officer, partner, manager, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, if (i) such indemnified party conducted himself or herself in good faith, (ii) such indemnified party reasonably believed that his or her conduct was in the best interest of Field & Main Bancorp (if acting in his or her official capacity with Field & Main Bancorp) or was not opposed to the best interest of Field & Main Bancorp (if not acting in his or her official capacity), and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Anti-Takeover Provisions:	Stock Yards Bancorp’s articles of incorporation and bylaws contain a number of provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shareholders’ shares. Those provisions include: (i) requiring special voting approvals for certain types of business combination transactions; (ii) an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of Stock Yards Bancorp’s shareholders; (iii) limitations on the right of its	Field & Main Bancorp’s articles of incorporation and bylaws contain a number of provisions that may be deemed to have an anti-takeover effect and may delay, defer or prevent a change in control. Those provisions include: (i) requiring the vote of the preferred shareholders, voting as a separate class, to take actions for which such holders are entitled to vote as a separate voting group pursuant to the KBCA, which includes amendments to effect an exchange or reclassification, or to change the designation, rights, preferences, or limitations, of Field & Main Bancorp’s shares; (ii) an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors; and (iii) its unissued shares of common stock and preferred stock are

	Stock Yards Bancorp	Field & Main Bancorp
	shareholders to remove directors from office to those circumstances meeting the definition of “cause” under the articles of incorporation; and (iv) its unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to limitations imposed by the NASDAQ.	available for future issuance without shareholder approval.
Rights of Dissenting Shareholders:	The KBCA provides that a shareholder of a corporation is generally entitled to receive payment of the fair value of his or her stock if the shareholder dissents from transactions including a proposed merger, share exchange or a sale of substantially all of the assets of Stock Yards Bancorp.	The KBCA provides that a shareholder of a corporation is generally entitled to receive payment of the fair value of his or her stock if the shareholder dissents from transactions including a proposed merger, share exchange or a sale of substantially all of the assets of Field & Main Bancorp.
Shareholder Rights Plan:	Stock Yards Bancorp does not currently have a shareholder rights plan in effect.	Field & Main Bancorp does not currently have a shareholder rights plan in effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF FIELD & MAIN BANCORP, INC.
The tables below set forth certain information regarding the beneficial ownership of Field & Main Bancorp common stock as of March 13, 2026. The first table reflects beneficial ownership for each person or entity known to Field & Main Bancorp who beneficially owns five percent or more of the Field & Main Bancorp common stock . The second table reflects beneficial ownership for each of Field & Main Bancorp’s directors and executive officers and for all of Field & Main Bancorp’s directors and executive officers as a group.
The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock represented by unvested restricted stock awards held by the indicated persons which will vest as a result of the merger and be converted into the merger consideration.
Name and Address*	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percentage of Class(1)(3)
5% Beneficial Owners
Thomas B. Logan(4) 1000 Craig Drive, Henderson, KY 42420	239,721	10.11%
RB & HL Preston Non Exempt Trust FBO Vivian Brigham	259,290	10.93%
RB & HL Preston Non Exempt Trust FBO Constance P. Walaskay(5)	259,290	10.93%
RB & HL Preston Non Exempt Trust FBO Charlotte Critser(5)	259,290	10.93%
RB & HL Preston Non Exempt Trust FBO Leigh Anne Preston(5)	259,290	10.93%
RB & HL Preston Non Exempt Trust FBO Kent Preston(5)	259,290	10.93%
RB & HL Preston GST Exempt Trust FBO Vivian Brigham	45,928	1.94%
RB & HL Preston GST Exempt Trust FBO Constance P. Walaskay(5)	45,928	1.94%
RB & HL Preston GST Exempt Trust FBO Charlotte Critser(5)	45,928	1.94%
RB & HL Preston GST Exempt Trust FBO Leigh Anne Preston(5)	45,928	1.94%
RB & HL Preston GST Exempt Trust FBO Kent Preston(5)	45,928	1.94%
Preston Family Irrevocable Trust(5)	16,799	**

*
The address for each trust listed in this table is c/o Field & Main Bank, P.O. Box 5, Henderson, KY 42419.

**
Denotes less than 1% ownership

(1)
The table reflects share ownership and the percentage of such share ownership as of March 13, 2026. Field & Main Bancorp has determined the percentages on the basis of 2,372,067 shares of Field & Main Bancorp common stock issued and outstanding as of March 13, 2026 (which includes 55,420 shares in the form of unvested restricted stock awards which will vest as a result of the merger).

(2)
Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Field & Main Bancorp common stock beneficially owned by him, her or it.

(3)
Based upon information furnished to Field & Main Bancorp by the named persons and information in Field & Main Bancorp’s shareholder records.

(4)
Includes 106,605 shares held directly by Dr. Logan’s spouse.

(5)
Field & Main Bancorp directors Scott P. Davis and Leigh Anne Preston serve as Co-Trustees for this trust.

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percentage of Class(1)(3)
Directors and Executive Officers
Scott P. Davis	1,265,540(4)	53.35%
Douglas E. Lawson	16,100(5)	*
Leigh Anne Preston	1,237,671(6)	52.18%
James R. Coleman	0	0
Ronald S. Faupel	11,800(7)	*
Greg Risch	200(7)	*
Nancy K. Hodge	7,000	*
Kevin Hammett	0	0
Robert McIndoo	1,250(7)	*
Jeffrey T. Anderson	1,000	*
Margaret S. Hungate	0	0
Matthew Hunsaker	10,650(8)	*
All directors and executive officers as a group	1,313,540	55.38%

*
Denotes less than 1% ownership

(1)
The table reflects share ownership and the percentage of such share ownership as of March 13, 2026. Field & Main Bancorp has determined the percentages on the basis of 2,372,067 shares of Field & Main Bancorp common stock issued and outstanding as of March 13, 2026 (which includes 55,420 shares in the form of unvested restricted stock awards which will vest as a result of the merger).

(2)
Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Field & Main Bancorp common stock beneficially owned by him or her.

(3)
Based upon information furnished to Field & Main Bancorp by the named persons and information in Field & Main Bancorp’s shareholder records.

(4)
Includes (i) 14,789 shares owned jointly with spouse, (ii) 6,540 shares in the form of unvested restricted stock awards will vest as a result of the merger, and (iii) 1,237,671 shares held by the RB & HL Preston Non Exempt Trust FBO Constance P. Walaskay, the RB & HL Preston Non Exempt Trust FBO Charlotte Critser, the RB & HL Preston Non Exempt Trust FBO Leigh Anne Preston, the RB & HL Preston Non Exempt Trust FBO Kent Preston, the RB & HL Preston GST Exempt Trust FBO Constance P. Walaskay, the RB & HL Preston GST Exempt Trust FBO Charlotte Critser, the RB & HL Preston GST Exempt Trust FBO Leigh Anne Preston, the RB & HL Preston GST Exempt Trust FBO Kent Preston and the Preston Family Irrevocable Trust (as indicated in the table above). Mr. Davis serves as co-trustee of each of the foregoing Preston Family Trusts with Leigh Anne Preston.

(5)
Includes 7,360 shares held jointly with spouse and 5,280 shares in the form of unvested restricted stock awards which will vest as a result of the merger.

(6)
Includes 1,237,671 shares held by the RB & HL Preston Non Exempt Trust FBO Constance P. Walaskay, the RB & HL Preston Non Exempt Trust FBO Charlotte Critser, the RB & HL Preston Non Exempt Trust FBO Leigh Anne Preston, the RB & HL Preston Non Exempt Trust FBO Kent Preston, the RB & HL Preston GST Exempt Trust FBO Constance P. Walaskay, the RB & HL Preston GST Exempt Trust FBO Charlotte Critser, the RB & HL Preston GST Exempt Trust FBO Leigh Anne Preston, the RB & HL Preston GST Exempt Trust FBO Kent Preston and the Preston Family Irrevocable Trust (as indicated in the table above). Ms. Preston serves as co-trustee of each of the foregoing Preston Family Trusts with Scott P. Davis.

(7)
Shares held jointly with spouse.

(8)
Includes 2,960 shares held jointly with spouse, 3,250 shares held jointly with other family members, and 4,400 shares in the form of restricted stock awards that will vest as a result of the merger.

LEGAL MATTERS
The validity of the shares of Stock Yards Bancorp common stock to be issued by Stock Yards Bancorp in connection with the merger will be passed upon by FBT Gibbons LLP, Louisville, Kentucky, counsel for Stock Yards Bancorp.
Certain federal income tax consequences of the merger will be passed upon by FBT Gibbons LLP, Louisville, Kentucky, counsel for Stock Yards Bancorp.

EXPERTS
The consolidated financial statements of Stock Yards Bancorp as of December 31, 2025, and for the year ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated by reference in this proxy statement/prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Stock Yards Bancorp for the years ended December 31, 2024, and each of the years in the two-year period ended December 31, 2024, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in Stock Yards Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Stock Yards Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Stock Yards Bancorp, which can be accessed at http://www.sec.gov. In addition, documents filed with the SEC by Stock Yards Bancorp, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, will be available free of charge by accessing the Investor Relations page of Stock Yards Bancorp’s website at https://stockyardsbancorp.q4ir.com/corporate-overview/corporate-profile/default.aspx or, alternatively, by directing a request by telephone or mail to Stock Yards Bancorp, Inc., 1040 East Main Street, Louisville, Kentucky 40206, Attn: Chief Financial Officer, (502) 582-2571. The web addresses of the SEC and Stock Yards Bancorp are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.
Stock Yards Bancorp has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Stock Yards Bancorp’s securities to be issued in the merger. This document constitutes the proxy statement/prospectus of Stock Yards Bancorp filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.
Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Stock Yards Bancorp to incorporate by reference into this document documents filed with the SEC by Stock Yards Bancorp. This means that Stock Yards Bancorp can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that Stock Yards Bancorp files with the SEC will update and supersede that information. Stock Yards Bancorp incorporates by reference the documents listed below and any documents filed by Stock Yards Bancorp under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering is terminated:
Stock Yards Bancorp filings (SEC File No. 001-37875)	Periods Covered or Date of Filing with the SEC
Annual Report on Form 10-K	Fiscal year ended December 31, 2025, Filed on February 26, 2026
Current Reports on Form 8-K	Filed on January 27, 2026 (other than the portions deemed furnished and not filed)
Definitive Proxy Statement on Schedule 14A	Filed on March 12, 2026
The description of Stock Yards Bancorp’s common stock contained in S.Y. Bancorp, Inc.’s Registration Statement filed on Form 8-A with the SEC, including all amendments and reports filed with the SEC for purposes of updating such description	Filed on July 22, 2005, as updated by Exhibit 4.1 to Stock Yards Bancorp’s Form 10-K for the year ended December 31, 2025, filed on February 26 2026
Notwithstanding the foregoing, information furnished by Stock Yards Bancorp on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act, will not be deemed to be incorporated by reference into this proxy statement/prospectus.

You may request a copy of the documents incorporated by reference into this document. Requests for documents should be directed to:
Stock Yards Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky 40206
Telephone: (502) 582-2571
Attention: Investor Relations
Email: Investor.Relations@syb.com
This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in Stock Yards Bancorp’s affairs since the date of this document. The information contained in this document with respect to Stock Yards Bancorp was provided by Stock Yards Bancorp.

Annex A
AGREEMENT AND PLAN OF MERGER
among
STOCK YARDS BANCORP, INC.,
a Kentucky corporation,
RIVER HOLDINGS, INC.,
a Kentucky corporation,
and
FIELD & MAIN BANCORP, INC.
a Kentucky corporation
January 27, 2026

Index to Defined Terms
Term	Section of the Agreement
Acquisition Proposal	5.14(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.14(g)
Articles of Merger	1.3
Bank Merger	1.10
Bank Merger Agreement	1.10
Bank Merger Certificates	1.10
BHC Act	Recitals
Blue Sky	3.4
Board Recommendation	5.6(a)
CARES Act	3.12
CARES Act Modified Loan	5.2(n)
Certificate	1.5(b)
CFTC	3.5
Change in Recommendation	5.6(b)
Chosen Courts	8.9(b)
Closing	1.2
Closing Date	1.2
Closing Net Equity	6.2(f)
COBRA	3.11(g)
Code	Recitals
Continuing Employees	5.8(a)
Continuing Employee Agreements	5.8(c)
Contract	3.13(a)
Controlled Group Liability	3.11(e)
D&O Insurance	5.9(b)
Data Conversion	5.21
Dissenting Shares	1.5(d)
Effective Time	1.3
Enforceability Exceptions	3.3(a)
Environmental Laws	3.16
ERISA	3.11(a)
ERISA Affiliate	3.11(e)
Exchange Act	4.5(b)
Exchange Agent	2.1
Exchange Fund	2.1
Exchange Ratio	1.5(a)
Executive Fringe Benefits	3.11(p)
FBT Gibbons	6.1(f)
FDIC	3.4
Final Claim Date	2.2(f)

A-i

Term	Section of the Agreement
FMB	Preamble
FMB 401(k) Plan	5.8(f)
FMB Articles	3.1(a)
FMB Audited Financial Statements	3.6(a)
FM Bank	Recitals
FM Bank Common Stock	3.2(c)
FMB Bylaws	3.1(a)
FMB Benefit Plans	3.11(a)
FMB Common Stock	1.5(a)
FMB Contract	3.13(a)
FMB Disclosure Schedule	Article III
FMB Financial Statements	3.6(a)
FMB Indemnified Parties	5.9(a)
FMB Interim Financial Statements	3.6(a)
FMB Leased Properties	3.18(b)
FMB Meeting	5.6(a)
FMB Owned Properties	3.18(a)
FMB Preferred Stock	3.2(a)
FMB Qualified Plans	3.11(d)
FMB Real Property	3.18(b)
FMB Regulatory Agreement	3.14
FMB Restricted Stock Award	1.6
FMB Subsidiary	3.1(b)
FMB Support Agreements	Recitals
FRB	Recitals
GAAP	3.8(c)
Governmental Entity	3.4
Insurance Policies	3.26
Insurance Policy	3.26
Intellectual Property	3.19
IRS	3.10(a)
KBCA	Recitals
KCHR	3.11(q)
KDFI	3.4
Kentucky Secretary	1.3
KFSC	Recitals
Letter of Transmittal	2.2(a)
Liens	3.2(d)
Loans	3.25(b)
Material Adverse Effect	3.8(c)
Materially Burdensome Regulatory Condition	5.4(c)
Merger	1.1
Merger Consideration	1.5(a)

A-ii

Term	Section of the Agreement
Merger Subsidiary	Preamble
Merger Subsidiary Articles	1.4(b)
Merger Subsidiary Bylaws	1.4(b)
Merger Subsidiary Common Stock	1.8
Multiemployer Plan	3.11(f)
Multiple Employer Plan	3.11(f)
NASDAQ	2.2(e)
Non-Disclosure Agreement	5.5(b)
Non-Performing Assets	6.2(g)
Notice Period	5.14(h)(i)(C)
Notifying Party	5.12(a)
OREO	3.18(d)
Outside Date	7.1(c)
Parent-Sub Merger	1.9
Permitted Encumbrances	3.18(a)
PPACA	3.11(g)
Premium Cap	5.9(b)
Proxy Statement	3.4
Raymond James	3.7
Regulatory Agencies	3.5
Representatives	5.14(a)
Requisite FMB Vote	3.3(a)
Requisite Regulatory Approvals	5.4(e)
S-4	3.4
Sarbanes-Oxley Act	4.5(b)
SEC	3.4
Securities Act	4.5(b)
Specified FMB Shareholders	Recitals
SRO	3.4
Stephens	4.7
Subsequent FMB Financial Statements	5.20
Subsidiary	3.1(a)
Superior Proposal	5.14(f)
Surviving Corporation	1.1
SYBT	Preamble
SYBT Articles	4.1(a)
SY Bank	Recitals
SYBT KSOP	5.8(f)
SYBT Benefit Plans	4.11(a)
SYBT Bylaws	4.1(a)
SYBT Common Stock	4.2(a)
SYBT Disclosure Schedule	Article IV
SYBT Equity Plan	4.2(a)

A-iii

Term	Section of the Agreement
SYBT Preferred Stock	4.2(a)
SYBT Regulatory Agreement	4.13
SYBT Reports	4.5(b)
SYBT Subsidiary	4.1(b)
Tail Policy	5.9(b)
Takeover Statutes	3.21
Tax	3.10(b)
Tax Return	3.10(c)
Termination Fee	7.2(b)(i)(2)
Third Party System	3.27
Unsecured Loan	5.2(n)
Withheld Restricted Shares	1.6

A-iv

AGREEMENT AND PLAN OF MERGER
This is an Agreement and Plan of Merger, dated as of January 27, 2026 (“Agreement”), among Stock Yards Bancorp, Inc., a Kentucky corporation (“SYBT”); River Holdings, Inc., a Kentucky corporation (“Merger Subsidiary”); and Field & Main Bancorp, Inc., a Kentucky corporation (“FMB”).
Recitals
A.   FMB is a corporation organized and existing under the Kentucky Business Corporation Act (“KBCA”) that is duly registered with the Board of Governors of the Federal Reserve System (“FRB”) as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). FMB owns all of the outstanding capital stock of Field & Main Bank, Inc. (“FM Bank”), which is a Kentucky banking corporation duly organized and existing as a bank under the Kentucky Financial Services Code (“KFSC”).
B.   SYBT is a corporation organized and existing under the KBCA that is duly registered with the FRB as a financial holding company under the BHC Act. SYBT owns all of the outstanding capital stock of Stock Yards Bank & Trust Company (“SY Bank”), which is a Kentucky banking corporation duly organized and existing as a bank under the KFSC. SYBT also owns all of the outstanding capital stock of Merger Subsidiary, which is a corporation organized and existing under the KBCA.
C.   Subject to the terms and conditions of this Agreement, the parties intend that at the Closing (as defined below), Merger Subsidiary will merge with and into FMB, and as a result each issued and outstanding share of FMB Common Stock (as defined below) will be converted into the right to receive the Merger Consideration (as defined below).
D.   For U.S. federal income tax purposes, it is intended that the Merger and the Parent-Sub Merger (each, as defined herein), taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.
E.   The parties also desire to provide in this Agreement for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.
F.   As an inducement for SYBT to enter into this Agreement, certain shareholders of FMB identified in the Recitals section of the FMB Disclosure Schedule (the “Specified FMB Shareholders”) have entered into Support Agreements with SYBT (the “FMB Support Agreements”), each dated as of the date of this Agreement, in the form attached to this Agreement as Exhibit A, pursuant to which each Specified FMB Shareholder has agreed, among other matters, to vote all of the shares of FMB Common Stock beneficially owned by the Specified FMB Shareholder in favor of the Merger upon the terms and subject to the conditions set forth in the FMB Support Agreement.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the KBCA, at the Effective Time, Merger Subsidiary shall merge with and into FMB (the “Merger”), with FMB surviving the Merger as a direct, wholly owned Subsidiary of SYBT (hereinafter sometimes referred to in such capacity and prior to the Parent-Sub Merger as the “Surviving Corporation”). FMB shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Kentucky until the Parent-Sub Merger. Upon consummation of the Merger, the separate corporate existence of Merger Subsidiary shall terminate.
Section 1.2   The Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will occur by electronic exchange of documents at 2:00 pm, Louisville, Kentucky time, on a date which is no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VI hereof (other than those conditions that by their nature can be satisfied only at the Closing, but subject to the satisfaction or waiver of all conditions at the Closing), unless extended by mutual agreement of the parties hereto (the “Closing Date”).
Section 1.3   Effective Time.   The Merger shall become effective as set forth in the articles of merger with respect to the Merger (the “Articles of Merger”) to be filed with the Secretary of State of the Commonwealth of Kentucky on the Closing Date (the “Kentucky Secretary”). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.
Section 1.4   Effect of the Merger.
(a)   From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the KBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of FMB and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of FMB and Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
(b)   At the Effective Time, (i) the Articles of Incorporation of FMB shall be amended to be consistent with the Articles of Incorporation of the Merger Subsidiary (the “Merger Subsidiary Articles”), as in effect at the Effective Time, and as so amended shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, and (ii) the Bylaws of FMB shall be amended to be consistent with the Bylaws of the Merger Subsidiary (the “Merger Subsidiary Bylaws”), as in effect immediately prior to the Effective Time, and as so amended shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.
(c)   The members of the Board of Directors of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the members of the Board of Directors of the Surviving Corporation at the Effective Time.
(d)   The officers of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation at the Effective Time.
Section 1.5   Conversion of FMB Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of SYBT, FMB, Merger Subsidiary or the holder of any of the following shares of capital stock:
(a)   Subject to Section 2.2(e), each share of common stock, par value of $10.00 per share (the “FMB Common Stock”), of FMB issued and outstanding immediately prior to the Effective Time (except for shares of FMB Common Stock (A) owned by FMB or SYBT (other than shares (x) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (y) held, directly or indirectly, as a result of debts previously contracted) or (B) that are Dissenting Shares) shall be converted into 0.6550 shares (the “Exchange Ratio”) of SYBT Common Stock (such shares of SYBT Common Stock, the “Merger Consideration”).
(b)   All of the shares of FMB Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a “Certificate,” it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of FMB Common Stock) previously representing any shares of FMB Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, including a certificate (it being understood that any reference herein to a “certificate” representing shares of SYBT Common Stock shall be deemed to include, unless the context otherwise requires, reference to book-entry account statements relating to the ownership of shares of SYBT Common Stock) representing the number of whole shares of SYBT Common Stock which the applicable shares of FMB Common Stock represented by the Certificate have been converted into the right to receive pursuant to Section 1.5(a), (ii) cash in lieu of fractional shares which the shares of

FMB Common Stock represented by the Certificate have been converted into the right to receive pursuant to Section 1.5(a) and Section 2.2(e), without any interest thereon, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b). Certificates previously representing shares of FMB Common Stock shall be exchanged for the Merger Consideration and the other amounts specified in the immediately preceding sentence upon the surrender of the Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of SYBT Common Stock or FMB Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there has been any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give FMB’s shareholders the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained in this sentence shall be construed to permit FMB or SYBT to take any action with respect to the outstanding shares of SYBT Common Stock or FMB Common Stock, as applicable, that is expressly prohibited by the terms of this Agreement.
(c)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of FMB Common Stock that are owned by FMB or SYBT (in each case other than shares (i) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, as a result of debts previously contracted) shall be cancelled and cease to exist and no Merger Consideration shall be delivered or exchanged therefor.
(d)   Notwithstanding anything in this Agreement to the contrary, shares of FMB Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto (“Dissenting Shares”) in accordance with the KBCA will not be converted into the right to receive the Merger Consideration, but will be entitled in lieu thereof to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the KBCA unless and until the holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the KBCA. If, after the Effective Time, any holder fails to perfect or effectively withdraws or loses their rights referred to in the preceding sentence, the applicable holder’s shares of FMB Common Stock will thereupon be treated as if the shares had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon. FMB will give SYBT prompt notice of any notices of intent to demand payment under the KBCA received by FMB with respect to shares of FMB Common Stock. Prior to the Effective Time, FMB will not, except with the prior written consent of SYBT or as required by applicable law, make any payment with respect to, or settle or offer to settle, any demands referred to in this Section 1.5(d).
Section 1.6   Treatment of Restricted Stock.   At the Effective Time, each award of a share of FMB Common Stock subject to vesting, repurchase or other lapse restriction (a “FMB Restricted Stock Award”), whether vested or unvested, that was outstanding as of the date of this Agreement and remains outstanding as of immediately prior to the Effective Time shall fully vest and be cancelled and converted automatically (without any further action on part of the applicable holder) into the right to receive the Merger Consideration in respect of each share of FMB Common Stock underlying the FMB Restricted Stock Award. SYBT shall issue the consideration described in this Section 1.6 (together with the cash payment of any accrued but unpaid dividends with respect to the SYBT Common Stock) corresponding to FMB Restricted Stock Awards that vest in accordance with this Section 1.6, less applicable Tax withholdings, in a manner consistent with the procedures for all other shares of FMB Common Stock outstanding as of immediately prior to the Effective Time as set forth in Section 2.2 of this Agreement; provided, that with respect to any shares in respect of a FMB Restricted Stock Award that the applicable holder duly elects to be withheld for purposes of paying any applicable Tax withholding (“Withheld Restricted Shares”), the Withheld Restricted Shares shall be deemed not issued and outstanding shares of FMB Common Stock as of immediately prior to the Effective Time (and at all times thereafter). At or prior to the Effective Time, FMB, the Board of Directors of FMB and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.6.

Section 1.7   SYBT Common Stock.   At and after the Effective Time, each share of SYBT Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of SYBT and shall not be affected by the Merger.
Section 1.8   Merger Subsidiary Common Stock.   At and after the Effective Time, each share of common stock of Merger Subsidiary, no par value per share (the “Merger Subsidiary Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.
Section 1.9   Parent-Sub Merger.   Following the Merger, SYBT will cause the Surviving Corporation to be merged with and into SYBT pursuant to a short-form, parent-subsidiary merger in accordance with Section 271B.11-040 of the KBCA (the “Parent-Sub Merger”), with SYBT surviving the Parent-Sub Merger and continuing to exist under the name “Stock Yards Bancorp, Inc.” SYBT anticipates that the Parent-Sub Merger will occur immediately after the occurrence of the Merger. Following the Parent-Sub Merger, the separate corporate existence of the Surviving Corporation shall cease.
Section 1.10   Bank Merger.   Immediately following the Parent-Sub Merger, or at such later time as SYBT may determine, FM Bank will merge with and into SY Bank (the “Bank Merger”). SY Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of FM Bank shall cease. The Bank Merger shall be implemented pursuant to an Agreement and Plan of Bank Merger, in a form attached to this Agreement as Exhibit B (the “Bank Merger Agreement”). FMB shall cause FM Bank, and SYBT shall cause SY Bank, to execute all articles of merger and all other agreements, documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Parent-Sub Merger or at a later time as SYBT may determine.
ARTICLE II
EXCHANGE OF SHARES
Section 2.1   Availability of Merger Consideration.   At or prior to the Effective Time, SYBT shall deposit, or shall cause to be deposited, with a third party exchange agent (who is reasonably acceptable to SYBT and FMB) (the “Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, (i) certificates or, at SYBT’s option, evidence of shares in book entry form (collectively, referred to herein as “certificates”), representing the shares of SYBT Common Stock to be issued to holders of FMB Common Stock, and (ii) cash in lieu of fractional shares (the cash in lieu of fractional shares and certificates for shares of SYBT Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”), to be issued pursuant to Section 1.5(a) and paid pursuant to Section 2.2(a) in exchange for outstanding shares of FMB Common Stock.
Section 2.2   Exchange of Shares.
(a)   As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, SYBT shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of FMB Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal in a form reasonably acceptable to SYBT and FMB (the “Letter of Transmittal”). The Letter of Transmittal will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and will contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (and any cash in lieu of fractional shares) which the shares of FMB Common Stock represented by the Certificate or Certificates have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Except with respect to Dissenting Shares, upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with the properly completed Letter of Transmittal, duly executed, the holder of the Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of SYBT Common Stock to which the holder of FMB Common Stock has become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (A) any cash in lieu of fractional shares which the holder has the right to receive in respect of the shares of FMB Common Stock represented by the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.
(b)   No dividends or other distributions declared with respect to SYBT Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender the Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any dividends or other distributions, without any interest thereon, which had become payable with respect to the whole shares of SYBT Common Stock which the shares of FMB Common Stock represented by the applicable Certificate have been converted into the right to receive.
(c)   If any certificate representing shares of SYBT Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance of the certificate representing shares of SYBT Common Stock that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting the exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a certificate representing shares of SYBT Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that the Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no transfers on the stock transfer books of FMB of the shares of FMB Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing shares of FMB Common Stock that were issued and outstanding immediately prior to the Effective Time are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration, cash in lieu of fractional shares as provided in this Article II and any dividends or distributions to be paid pursuant to Section 2.2(b).
(e)   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of SYBT Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to SYBT Common Stock shall be payable on or with respect to any fractional share, and fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of SYBT. In lieu of the issuance of any fractional share, SYBT shall pay to each former shareholder of FMB who otherwise would be entitled to receive the fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of SYBT Common Stock on The NASDAQ Stock Market (the “NASDAQ”) as reported by The Wall Street Journal for the five (5) full trading days ending on the trading day preceding the Closing Date by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of SYBT Common Stock which the holder would otherwise be entitled to receive pursuant to Section 1.5(a). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares is not separately bargained-for-consideration, but merely represents a mechanical rounding off for the purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(f)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of FMB as of the date that is twelve (12) months after the date on which the Effective Time occurs (the “Final Claim Date”) shall be paid to SYBT. Any former shareholder of FMB that has not prior to the Final Claim Date complied with this Article II shall thereafter look only to SYBT for payment of the Merger Consideration, cash in lieu of fractional shares and any unpaid dividends and distributions on SYBT

Common Stock deliverable in respect of each former share of FMB Common Stock the former shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of SYBT, FMB, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of FMB Common Stock for any amount delivered in good faith to a public official at the proper time pursuant to applicable abandoned property, escheat or similar laws.
(g)   Each of SYBT and the Exchange Agent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement all amounts required to be deducted and withheld with respect to the making of the consideration payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by SYBT or the Exchange Agent, as the case may be, the withheld amounts (i) will be paid over by SYBT or the Exchange Agent to the appropriate Governmental Entity and (ii) will be treated for all purposes of this Agreement as having been paid to the person in respect of which the deduction and withholding was made.
(h)   In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate to be lost, stolen or destroyed and, if required by SYBT, the posting by such person claiming of a bond in an amount as SYBT may determine is reasonably necessary as indemnity against any claim that may be made against SYBT with respect to the Certificate, the Exchange Agent will issue in exchange for the lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares and dividends or distributions deliverable in respect thereof pursuant to this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF FMB
Except as disclosed in the disclosure schedule delivered by FMB to SYBT concurrently herewith (the “FMB Disclosure Schedule”) (provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the FMB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by FMB that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (iii) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), FMB hereby represents and warrants to SYBT as follows:
Section 3.1   Corporate Organization.
(a)   FMB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is a financial holding company duly registered with the FRB under the BHC Act. FMB has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. FMB is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes licensing, qualification or standing necessary, except where the failure to be so licensed, qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB. As used in this Agreement, the word “Subsidiary” shall have the meaning ascribed to it in Section 2(d) of the BHC Act. True and complete copies of the Articles of Incorporation, as amended, of FMB (the “FMB Articles”), and the Bylaws of FMB, as amended (the “FMB Bylaws”), as in effect as of the date of this Agreement, have previously been made available by FMB to SYBT.
(b)   Except, in the case of clauses (ii) and (iii) only, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, each Subsidiary of FMB (a “FMB Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions

(whether federal, state, or local) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed, qualified or in good standing, and (iii) has all requisite corporate or other applicable entity power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any FMB Subsidiary to pay dividends or distributions except, in the case of a FMB Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similar regulated entities. The deposit accounts of each FMB Subsidiary that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of the insurance are pending or threatened. Section 3.1(b) of the FMB Disclosure Schedule sets forth a true and complete list of all FMB Subsidiaries as of the date hereof.
Section 3.2   Capitalization.
(a)   The authorized capital stock of FMB consists of 7,000,000 shares of FMB capital stock, of which (i) 5,000,000 shares are designated as shares of FMB Common Stock, $10.00 par value per share, and (ii) 2,000,000 shares are designated as shares of Preferred Stock, $1.00 par value per share (the “FMB Preferred Stock”). As of the date of this Agreement, there were (i) 2,316,647 shares of FMB Common Stock issued and outstanding, and (ii) no shares of FMB Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no other shares of capital stock or other voting securities of FMB issued, reserved for issuance or outstanding. At the Effective Time, there will be no more than 2,372,067 shares of FMB capital stock issued and outstanding, all of which will be FMB Common Stock.
(b)   All of the issued and outstanding shares of FMB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of FMB may vote. No trust preferred or subordinated debt securities of FMB or any FMB Subsidiary are issued or outstanding. Except for any ungranted and unissued FMB Restricted Stock Awards, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating FMB to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities, and there are no other equity based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of FMB or any FMB Subsidiaries) outstanding. Except for the FMB Support Agreements, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of FMB Common Stock or other equity interests of FMB. No FMB Subsidiary owns any shares of capital stock of FMB.
(c)   The authorized capital stock of FM Bank consists of 10,000 shares of common stock, par value $250.00 per share (the “FM Bank Common Stock”). As of the date of this Agreement, there were 10,000 shares of FM Bank Common Stock issued and outstanding, and 100% of the issued and outstanding shares of FM Bank Common Stock are directly owned by FMB. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no other shares of capital stock or other voting securities of FM Bank issued, reserved for issuance or outstanding. All of the issued and outstanding shares of FM Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
(d)   Without limitation of the provisions of Section 3.2(c) above with respect to FM Bank, FMB owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the FMB Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of the owned shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable federal or state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No FMB Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Subsidiary.
Section 3.3   Authority; No Violation.
(a)   FMB has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the Bank Merger have been duly and validly approved by the Board of Directors of FMB. The Board of Directors of FMB has determined, subject to Section 5.14(h) of this Agreement, that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of FMB and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to FMB’s shareholders for approval (with the FMB Board of Directors’ recommendation in favor of approval) at a meeting of the shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of FMB Common Stock (the “Requisite FMB Vote”), and the adoption and approval of the Bank Merger Agreement by FMB as its sole shareholder, no other corporate proceedings on the part of FMB are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FMB and (assuming due authorization, execution and delivery by SYBT) constitutes a valid and binding obligation of FMB, enforceable against FMB in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(b)   Neither the execution and delivery of this Agreement by FMB nor the consummation by FMB of the transactions contemplated hereby, including the Merger and the Bank Merger, nor compliance by FMB with any of the terms or provisions hereof, will (i) violate any provision of the FMB Articles or FMB Bylaws or comparable governing documents of any FMB Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FMB or any FMB Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or payments, rebates, or reimbursements required under, or result in the creation of any Lien upon any of the respective properties or assets of FMB or any FMB Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FMB or any FMB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, payments, rebates, reimbursements or Liens which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB.
Section 3.4   Consents and Approvals.   Except for (a) the filing of applications, filings and notices, as applicable, with the FRB under the BHC Act and approval of the applications, filings and notices; (b) the filing of any required applications, filings and notices, as applicable, with the Federal Deposit Insurance Corporation (the “FDIC”), and approval of the applications, filings, and notices; (c) the filing of any required applications, filings, and notices, as applicable, with any governmental agency that has authority over the mortgage production and sale business of FMB (inclusive of Fannie Mae and Freddie Mac), and approval of the applications, filings, and notices; (d) the filing of applications, filings and notices, as applicable, with the Kentucky Department of Financial Institutions (“KDFI”) in connection with the Merger and the Bank Merger and approval of the applications, filings and notices; (e) the filing of the Articles of Merger with the Kentucky Secretary pursuant to the KBCA, and the filing of the Bank Merger Certificates; (f) the filing with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 to be filed with the SEC by SYBT in connection with the transactions contemplated by this Agreement

(the “S‑4”) (in which the proxy statement in definitive form relating to the meeting of FMB’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”) will be included as a prospectus), and declaration by the SEC of the effectiveness of the S-4; (g) any other filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SYBT Common Stock pursuant to this Agreement; (h) the filing of applications, filings and notices, as applicable, with any self-regulatory organization (“SRO”); and (i) any approvals and notices required with respect to the SYBT Common Stock to be issued as Merger Consideration under the rules of NASDAQ; no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority, instrumentality, or Regulatory Agency (each a “Governmental Entity”) are necessary in connection with (1) the execution and delivery by FMB of this Agreement or (2) the consummation by FMB of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, FMB is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and the Bank Merger on a timely basis.
Section 3.5   Reports.   FMB and each FMB Subsidiary has timely filed or furnished all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file or furnish since January 1, 2021 with (i) any state regulatory authority (including without limitation the KDFI), (ii) the FRB, (iii) the FDIC, (iv) the SEC, (v) the United States Commodity Futures Trading Commission (“CFTC”), and (vi) any SRO ((i) – (vi), collectively, “Regulatory Agencies”), including, without limitation, any report, registration or statement required to be filed or furnished, as applicable, pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish, as applicable, such report, registration or statement or to pay such fees and assessments would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB. Subject to Section 8.15, except for normal examinations conducted by a Regulatory Agency in the ordinary course, consistent with past practices of FMB and the FMB Subsidiaries (and except as otherwise disclosed in the FMB Disclosure Schedule), (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of FMB, investigation into the business or operations of FMB or any of its Subsidiaries since January 1, 2021, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of FMB or any FMB Subsidiary and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of FMB or any FMB Subsidiary since January 1, 2021, in each case of clauses (i) through (iii), which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB.
Section 3.6   Financial Statements.
(a)   FMB has previously made available to SYBT true and complete copies of (i) the consolidated audited statements of financial condition (including related notes and schedules, if any) of FMB as of December 31, 2024 and the related audited statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) for the years ended December 31, 2024 and 2023 (the “FMB Audited Financial Statements”), and (ii) the monthly consolidated unaudited balance sheets and related statements of income (including related notes and schedules, if any) of FMB for the quarterly periods beginning on January 1, 2025 and ending on the last day of the month immediately preceding the month in which the Effective Time occurs (the “FMB Interim Financial Statements”) (the FMB Audited Financial Statements and FMB Interim Financial Statements, collectively, the “FMB Financial Statements”). The FMB Financial Statements (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, in all material respects, the books and records of FMB and the FMB Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of FMB and the FMB Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied as of their respective dates in all material respects with applicable regulatory accounting requirements, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in the statements or in the notes thereto. The books and records of FMB and the FMB Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Forvis Mazars LLP has not resigned (or informed FMB that it intends to resign) or been dismissed as independent public accountants of FMB as a result of or in connection with any disagreements with FMB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, neither FMB nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of FMB, except for those liabilities that are reflected or reserved against in the FMB Financial Statements and for liabilities incurred in the ordinary course, consistent with past practices, since September 30, 2025, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of FMB and the FMB Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FMB or the FMB Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB. FMB (i) has implemented and maintains disclosure controls and procedures to ensure that material information related to FMB, including FMB Subsidiaries, is made known to the chief executive officer and chief financial officer of FMB by others within those entities as appropriate to allow timely decisions regarding controls, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to FMB’s outside auditors and the audit committee of FMB’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect FMB’s ability to record, process, summarize, and report financial information, and (B) to the knowledge of FMB, any fraud, whether or not material, that involves management or other employees who have a significant role in FMB’s internal control over financial reporting. Any such disclosures were made in writing by FMB management to FMB’s auditors and audit committee and true, correct and complete copies of such disclosures have previously been made available to SYBT.
(d)   Since January 1, 2021, (i) neither FMB nor any of the FMB Subsidiaries, nor, to the knowledge of FMB, any director, officer, auditor, accountant or representative of FMB or any of the FMB Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of FMB or any FMB Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FMB or any of the FMB Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing FMB or any FMB Subsidiary, whether or not employed by FMB or any of the FMB Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by FMB or any FMB Subsidiary or any of their respective officers, directors, employees or agents to the Board of Directors of FMB or any FMB Subsidiary or any committee thereof, or to the knowledge of FMB, to any director or officer of FMB or any FMB Subsidiary.
Section 3.7   Broker’s Fees.   With the exception of the engagement of Raymond James & Associates, Inc. (“Raymond James”), neither FMB nor any FMB Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. FMB has previously made available to SYBT prior to the date hereof the aggregate fees provided for in connection with the engagement by FMB of Raymond James related to the Merger and the other transactions contemplated hereby.
Section 3.8   Absence of Certain Changes or Events.
(a)   Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on FMB.
(b)   Except in connection with matters contemplated, required or permitted by this Agreement, since December 31, 2024, FMB and the FMB Subsidiaries have carried on their respective businesses in the ordinary course, consistent with past practices.
(c)   As used in this Agreement, the term “Material Adverse Effect” means, with respect to SYBT, FMB or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of the party and/or any of its Subsidiaries taken as a whole (provided that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which the party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional (1) political conditions (including the outbreak or escalation of hostilities, war (whether or not declared), acts of terrorism or cyberterrorism, civil disobedience, sabotage, cyberattack or any local, national or international political, labor or social conditions or government shutdowns) or (2) economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions, where in the case of both (1) and (2) the applicable conditions affect the financial services industry generally and do not specifically relate to the party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event, (E) public disclosure of the execution of this Agreement, or (except in the case of representations contained in Sections 3.3(b), 3.4, 3.11(j), 4.3(b) and 4.4) consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, (F) a decline in the trading price of SYBT’s common stock, in and of itself, or the failure, in and of itself, to meet earnings projections or internal financial forecasts, projections, estimates or predictions (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), or (G) the occurrence of any natural or man-made disaster; except, with respect to subclauses (A), (B), (C), (D) and (G), to the extent that the effects of the change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of the party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the party and its Subsidiaries operate); or (ii) the ability of either party to timely consummate the transactions contemplated hereby.
Section 3.9   Legal Proceedings.
(a)   Except as set forth in Section 3.9 of the FMB Disclosure Schedule, neither FMB nor any of the FMB Subsidiaries is a party to any, and there are no pending or, to FMB’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FMB or any of the FMB Subsidiaries that is reasonably expected to be material to FMB or any of the FMB Subsidiaries, or that is against any of their respective current or former directors or executive officers, or of a material nature challenging the validity or propriety of the transactions contemplated by this Agreement, and to FMB’s knowledge there is no basis for any such legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations.
(b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon FMB, any of the FMB Subsidiaries or the assets of FMB or any of the FMB Subsidiaries (or that,

upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates) which would reasonably be expected to be material to FMB or the FMB Subsidiaries taken as a whole.
Section 3.10   Taxes and Tax Returns.
(a)   Each of FMB and the FMB Subsidiaries has duly and timely filed (taking into account all applicable extensions) all federal and state Tax Returns, and all other material Tax Returns, in all jurisdictions in which Tax Returns are required to be filed by it, and all the Tax Returns are true, correct and complete in all material respects. Neither FMB nor any of the FMB Subsidiaries is the beneficiary of any extension of time within which to file any federal or state Tax Return or other material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course, consistent with past practices). All federal and state Taxes and all other material Taxes of FMB and the FMB Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid, and each of FMB and the FMB Subsidiaries has withheld and paid all federal and state Taxes and all other material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. The September 30, 2025 balance sheet for FMB and the FMB Subsidiaries reflects all liability for unpaid federal and state Taxes and other material unpaid Taxes of FMB and the FMB Subsidiaries for periods (or portions of periods) through the date of such balance sheet. Except as may be disclosed in Section 3.10 of the FMB Disclosure Schedule, neither FMB nor any of the FMB Subsidiaries has granted any extension or waiver of the limitation period applicable to any federal or state Tax or other material Tax that remains in effect. The federal income Tax Returns of FMB and the FMB Subsidiaries for all years to and including 2020 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither FMB nor any of the FMB Subsidiaries has received written notice of assessment or proposed assessment in connection with any Taxes, and there are no pending or, to the knowledge of FMB, threatened, disputes, claims, audits, examinations or other proceedings regarding any federal or state Tax or other material Tax of FMB and the FMB Subsidiaries or the assets of FMB and the FMB Subsidiaries. FMB has made available to SYBT true, correct and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for Taxes (except for Taxes not yet due and payable) on any of the assets of FMB or any FMB Subsidiary. In the last six (6) years, neither FMB nor any FMB Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that FMB or any FMB Subsidiary was required by law to file any Tax Return not filed. Neither FMB nor any of the FMB Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than an agreement or arrangement exclusively between or among FMB and the FMB Subsidiaries). Neither FMB nor any of the FMB Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was FMB) or (ii) has any liability for the Taxes of any person (other than FMB or any of the FMB Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither FMB nor any of the FMB Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither FMB nor any of the FMB Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). At no time during the past five (5) years has FMB been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(b)   As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, bank, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

(c)   As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
Section 3.11   Employees and Employee Benefit Plans.
(a)   Section 3.11(a) of the FMB Disclosure Schedule sets forth (i) a true, correct and complete list of all material FMB Benefit Plans, and (ii) a true, correct, complete, and detailed statement of the amount payable under each FMB Benefit Plan (including without limitation under each FMB Benefit Plan with respect to FMB Restricted Stock Awards or any other restricted stock or restricted stock units, changes in control (and related agreements, plans, or arrangements), deferred compensation, and retention and other bonuses, but excluding amounts payable under any FMB Qualified Plans or health and welfare plans). For purposes of this Agreement, “FMB Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and any other plan, fund or program, whether or not subject to ERISA that provides perquisites, bonuses, working condition fringe benefits or other types of compensation other than regular base salary for time worked, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance (including split dollar life insurance), retirement, savings, supplemental retirement, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored by, or required to be contributed to, FMB or any of the FMB Subsidiaries or to which FMB or any of the FMB Subsidiaries is a party or has any current or future obligations, for the benefit of any current or former employee, officer, or independent contractor or director of FMB or any of the FMB Subsidiaries or any FMB ERISA Affiliate.
(b)   FMB has heretofore made available to SYBT true and complete copies of (i) each FMB Benefit Plan written document, including any amendments thereto and all related trust documents, insurance contracts or other funding vehicles, and (ii) to the extent applicable, (A) the most recent summary plan description required under ERISA with respect to any FMB Benefit Plan and all related amendments, modifications or material supplements to any FMB Benefit Plan, (B) the most recent annual report (Form 5500) filed with the IRS, (C) the most recently received IRS determination or advisory letter relating to any FMB Benefit Plan that is a “pension plan” as defined in ERISA, (D) the most recently prepared actuarial report (defined benefit plans) or allocation and compliance report (for defined contribution retirement plans) for any FMB Benefit Plan, and (E) all material non-routine correspondence received from or sent to any Governmental Entity in the last two (2) years with respect to a FMB Benefit Plan.
(c)   Each FMB Benefit Plan has been established, operated, maintained, and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code, except for any non-compliances which would not reasonably be expected to result in any material liability. Neither FMB nor any of the FMB Subsidiaries has, within the prior three years, taken any material self-corrective action or made a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any FMB Benefit Plan.
(d)   The IRS has issued a favorable determination or advisory letter with respect to each FMB Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “FMB Qualified Plans”) and the related trust, which letter has not been revoked (nor to the knowledge of FMB has revocation been threatened), and there are no existing circumstances and no amendments to such plans nor variations between such plans’ terms and operation that have occurred that would reasonably be expected to adversely affect the qualified status of any FMB Qualified Plan or the related trust or increase the costs relating thereto. Neither FMB nor any of the FMB Subsidiaries has engaged in any transaction in connection with a FMB Qualified Plan which would subject any of them either to a material civil penalty assessed pursuant to Section 502 of ERISA or a material Tax imposed by Section 4975 of the Code.
(e)   No FMB Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. During the immediately preceding six (6) years, no Controlled Group Liability has been incurred by FMB or its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of FMB, no condition exists that presents a material risk to FMB or its ERISA Affiliates of incurring any such liability. For purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuing coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
(f)   None of FMB, any of the FMB Subsidiaries, or any of their respective ERISA Affiliates maintains, sponsors or contributes to, or has, at any time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to (i) any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), (ii) a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), or (iii) a plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code.
(g)   Neither FMB nor any of the FMB Subsidiaries sponsors any employee benefit plan or has any obligation with respect to an arrangement that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their beneficiaries or dependents, except as required by Section 4980B of the Code (“COBRA”). FMB and each FMB Subsidiary has complied and is in compliance with the requirements of COBRA as well as the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder (“PPACA”) and has not incurred (whether or not assessed), nor are reasonably expected to incur or to be subject to, any tax or other penalty under PPACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or Section 4980B, 4980D or 4980H of the Code.
(h)   All contributions required to be made to any FMB Benefit Plan by applicable law or by any plan document, and all premiums due or payable with respect to insurance policies funding any FMB Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of FMB except for any contributions or premiums which would not, either individually or in the aggregate, reasonably be expected to be material to FMB and the FMB Subsidiaries taken as a whole.
(i)   There are no pending or threatened claims (other than claims for benefits in the ordinary course, consistent with past practices), lawsuits, arbitrations, or similar proceedings, that have been asserted or instituted, and, to the knowledge of FMB, no set of circumstances exists that would reasonably be expected to give rise to a claim or lawsuit, against FMB Benefit Plans, any fiduciaries thereof with respect to their duties to FMB Benefit Plans or the assets of any of the trusts under any of the FMB Benefit Plans, except for any such claims, lawsuits, arbitrations or similar proceedings which would not, either individually or in the aggregate, reasonably be expected to result in any liability that would be material to FMB and the FMB Subsidiaries taken as a whole. Neither FMB nor any FMB Subsidiary nor any FMB ERISA Affiliate nor, to the knowledge of FMB, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any FMB Benefit Plans or their related trusts, FMB, any FMB Subsidiary, any FMB ERISA Affiliate or any person that FMB or any FMB Subsidiary has an obligation to indemnify, to any material Tax or material penalty under Section 4975 of the Code or Section 502 of ERISA.
(j)   Except as set forth on Section 3.11(j) of the FMB Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other consummation of the transactions event) (i) result in an obligation on FMB or any of the FMB Subsidiaries to transfer or set aside any assets to fund any material benefits under any FMB Benefit Plan, (ii) result in any increase in the amount or value of, any payment, right or other benefit to any employee or director of FMB or any of the FMB Subsidiaries, (iii) result in any limitation on the right of FMB or any of the FMB Subsidiaries to amend, merge, terminate or receive a reversion of assets from any FMB Benefit Plan or related trust, (iv) obligate FMB or any of the FMB Subsidiaries to pay separation, severance, termination, retention or similar payments or benefits or (v) result in any payment or benefit that may, individually or in combination with any other such payment, be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.
(k)   Neither FMB nor any of the FMB Subsidiaries is a party to any plan, program, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local law relating to Tax).
(l)   Each FMB Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case that is subject to Section 409A of the Code, has (i) since January 1, 2005, been maintained and operated, in all material respects, in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 so as not to trigger income taxation until the date of payment, and (ii) since January 1, 2009, been, in all material respects, in documentary and operational compliance with Section 409A of the Code.
(m)   There are no pending or, to the knowledge of FMB, threatened labor grievances or unfair labor practice claims or charges against FMB or any of the FMB Subsidiaries, or any strikes or other labor disputes against FMB or any of the FMB Subsidiaries. Neither FMB nor any of the FMB Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor union, works council or similar labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of FMB or any of the FMB Subsidiaries and, to the knowledge of FMB, there are no organizing efforts by any union or other group seeking to represent any employees of FMB and its Subsidiaries.
(n)   FMB and each FMB Subsidiary has classified all individuals who perform services for them correctly under each FMB Benefit Plan, ERISA, the Code and all other applicable Laws as common law employees, independent contractors or leased employees, and no individual who performs or who has performed services for FMB or any of the FMB Subsidiaries in any capacity has been improperly excluded from participating in any FMB Benefit Plan.
(o)   To the extent that FMB or a FMB Subsidiary owns individual life insurance policies of lives of current or former employees, all such policies were purchased only after the disclosure and consents required under Code Section 101(j) were obtained and all such consents have previously been made available to SYBT.
(p)   FMB and every FMB Subsidiary has substantiated the use of and properly withheld and reported Taxes related to fringe benefits and perquisites including, but not limited to, company-owned automobiles, company credit cards, and payment of club dues for employees of FMB and every FMB Subsidiary (“Executive Fringe Benefits”) and has made available to SYBT documentation, policies, and procedures for such Executive Fringe Benefits.
(q)   Except for any non-compliances, violations or complaints which would not, either individually or in the aggregate, reasonable be expected to have a Material Adverse Effect on FMB, FMB and each of the FMB Subsidiaries (i) are and have been since January 1, 2021, in compliance with all applicable federal, state and local laws, regulations, ordinances and rulings respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and (ii) are not engaged in any unfair labor practice or other employment and/or wage-related policy, practice or action in violation of any federal, state or local law, regulation, ordinance or ruling, including without limitation those related to wages and hours under the Fair Labor Standards Act (FLSA). There is no unfair labor practice or employment-related complaint against FMB or any of the FMB Subsidiaries pending or, to the knowledge of FMB, threatened before any state or federal court, the National Labor Relations Board, the Equal Employment Opportunity Commission (EEOC), the

Kentucky Commission on Human Rights (“KCHR”), the Kentucky Labor Cabinet (or Kentucky OSH) or any other federal, state or local administrative body relating to employment or employment-related policies, practices or conditions. No written allegations of sexual harassment, sexual misconduct or discrimination have been made since January 1, 2021 against any officer or member of the Board of Directors of FMB or any FMB Subsidiary. Since January 1, 2021, neither FMB nor any FMB Subsidiary has entered into any settlement agreement related to allegations of sexual harassment, sexual misconduct or discrimination by any officer or member of the Board of Directors of FMB or any FMB Subsidiary.
Section 3.12   Compliance with Applicable Law.   FMB and each of the FMB Subsidiaries holds, and has held at all times since January 1, 2021, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding the applicable license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, and, to the knowledge of FMB, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Except for any non-compliances, defaults or violations which would not, either individually or in the aggregate, reasonable be expected to have a Material Adverse Effect on FMB, FMB and each of its Subsidiaries have, since January 1, 2021, complied with, and are not in default or violation under, any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to FMB or any of the FMB Subsidiaries, including without limitation all laws related to data protection or privacy (including laws related to the privacy and security of data or information that constitutes personal data or personal information under applicable law), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Non-deposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, Executive Order 14331 and the Small Business Administration’s August 26, 2025 “Debanking Letter” issued in connection with Executive Order 14331, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act and Regulation W, all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and any applicable regulation, policy and/or guideline of any Governmental Entity promulgated under or relating to, the CARES Act. For purposes of this Agreement, “CARES Act” means, collectively, the Coronavirus Aid, Relief, and Economic Security Act, as amended, any extension thereof, and any other economic stimulus or other laws, rules, and regulations related to SARS-CoV-2 or COVID-19, or any evolutions or mutations thereof. FM Bank has a Community Reinvestment Act rating of “satisfactory” or better. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, none of FMB, or the FMB Subsidiaries, or to the knowledge of FMB, any director, officer, employee, agent or other person acting on behalf of FMB or any of the FMB Subsidiaries has, directly or indirectly, (a) used any funds of FMB or any of the FMB Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of FMB or any of the FMB Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of FMB or any of the FMB Subsidiaries, (e) made any fraudulent entry on the books or records of FMB or any of the FMB Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for FMB or any of the FMB Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for FMB or any of the FMB Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. As of the date hereof, FMB and FM Bank maintain regulatory capital ratios that meet or exceed the levels established for “well capitalized” institutions (under the relevant regulatory capital regulation of the institution’s primary bank regulator) and, as of the date hereof, neither FMB nor FM Bank has received any notice from a Governmental Entity that its status as “well-capitalized” or FM Bank’s Community Reinvestment Act rating will change.
Section 3.13   Certain Contracts; Change in Business Relationships.
(a)   Except as set forth in Section 3.13(a) of the FMB Disclosure Schedule, as of the date hereof, neither FMB nor any FMB Subsidiary is a party to or bound by any contract, arrangement, commitment, understanding or agreement (whether written or oral) (a “Contract”), (i) which contains a provision that limits (or purports to limit) in any material respect the ability of FMB or its affiliates (or, following the Closing, the Surviving Corporation or its affiliates) to engage or compete in any business (including geographic restrictions and preferential arrangements), (ii) with or to a labor union or guild (including any collective bargaining agreement), (iii) other than extensions of credit, other banking products offered by FMB and the FMB Subsidiaries or derivatives, which creates future payment obligations to or from FMB or the FMB Subsidiaries in excess of $100,000 and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less, (iv) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of FMB or the FMB Subsidiaries, taken as a whole, (v) for any joint venture, partnership or similar agreement material to FMB or the FMB Subsidiaries, (vi) that requires FMB or the FMB Subsidiaries to sell or purchase goods or services on an exclusive basis or make referrals of business to any person on an exclusive basis, (vii) that relates to the acquisition or disposition of any business, capital stock or assets of any Person (whether by merger, sale of stock, sale of assets or otherwise) that has any remaining obligations (other than customary obligations relating to the indemnification of directors and officers), (viii) that relates to any real property leased, subleased, licensed or occupied by FMB or the FMB Subsidiaries as lessee, sublessee, licensee or occupant and provides for annual payments by FMB or its Subsidiaries in excess of $100,000, or (ix) which contains any “clawback” or similar provision or undertaking requiring the reimbursement, repayment, or refund of any fees, credits, rebates, or similar amounts. Each Contract of the type described in Section 3.13(a)(i)-(ix) (excluding any FMB Benefit Plan), whether or not set forth in the FMB Disclosure Schedule, is referred to herein as a “FMB Contract,” and neither FMB nor any of the FMB Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB.
(b)   In each case, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, with respect to each FMB Contract: (i) the FMB Contract is valid and binding on FMB or one of the FMB Subsidiaries, as applicable, and in full force and effect, (ii) FMB and each of the FMB Subsidiaries has performed all obligations required to be performed by it to date under the FMB Contract, (iii) to FMB’s knowledge, each third-party counterparty to the FMB Contract has performed all obligations required to be performed by it to date under the FMB Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of FMB or any of the FMB Subsidiaries under the FMB Contract. True, correct, and complete copies of each FMB Contract, including all amendments or modifications thereto to date, have been made available to SYBT.
(c)   None of FMB or any FMB Subsidiary has received notice (whether written or, to the knowledge of FMB, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (i) that any customer, agent, representative, supplier, vendor or business referral source of FMB or any FMB Subsidiary intends to discontinue, diminish or change its relationship with FMB or any FMB Subsidiary, the effect of which would be material to the business, assets, operations, or financial condition of FMB or any FMB Subsidiary, or (ii) that any executive officer of FMB or any FMB Subsidiary intends to terminate or substantially alter the terms of his or her employment. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier, vendor, business referral source or other parties that have not been resolved which would be reasonably likely to be material to the business, assets, operations, or financial condition of FMB or any FMB Subsidiary.
Section 3.14   Agreements with Regulatory Agencies.   Subject to Section 8.15, except as otherwise disclosed in the FMB Disclosure Schedule, neither FMB nor any of the FMB Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2021, a recipient of any supervisory letter from, or since January 1, 2021, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the FMB Disclosure Schedule, a “FMB Regulatory Agreement”), nor has FMB or any of its Subsidiaries been advised in writing or, to the knowledge of FMB, otherwise since January 1, 2021, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any FMB Regulatory Agreement.
Section 3.15   Risk Management Instruments.   All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of FMB, any of the FMB Subsidiaries or for the account of a customer of FMB or one of the FMB Subsidiaries, were entered into in the ordinary course, consistent with past practices, and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FMB or one of the FMB Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, FMB and each of the FMB Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to FMB’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.
Section 3.16   Environmental Matters.   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB or as set forth in Section 3.16 of the FMB Disclosure Schedule, FMB and the FMB Subsidiaries are in compliance, and have at all times been in compliance, with all federal, state and local laws, regulations, orders, decrees, permits, authorizations, common law, and agency requirements relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of FMB any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on FMB or any of the FMB Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against FMB or any of the FMB Subsidiaries, which liability or obligation would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB. Neither FMB nor any FMB Subsidiary is subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement or understanding by or with any court, Governmental Entity, regulatory agency or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on FMB.
Section 3.17   Investment Securities and Commodities.
(a)   Each of FMB and the FMB Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any

Lien, except as set forth in the FMB Financial Statements or to the extent the securities or commodities are pledged in the ordinary course, consistent with past practices, to secure obligations of FMB or the FMB Subsidiaries. Such securities and commodities are valued on the books of FMB in accordance with GAAP in all material respects.
(b)   FMB and the FMB Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that FMB believes are prudent and reasonable in the context of such businesses, and, to the knowledge of FMB, FMB and the FMB Subsidiaries have been in compliance with such policies, practices and procedures in all material respects since January 1, 2021. Prior to the date of this Agreement, FMB has made available to SYBT the material terms of the applicable policies, practices and procedures.
Section 3.18   Real Property.   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB or as set forth in Section 3.18 of the FMB Disclosure Schedule:
(a)   FMB or a FMB Subsidiary, as applicable, has good and marketable title to all the real property reflected in the latest balance sheet included in the FMB Financial Statements as being owned by FMB or a FMB Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course, consistent with past practices) (the “FMB Owned Properties”), free and clear of all Liens, except for (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at the properties, (iv) imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at the properties and (v) encumbrances set forth in Section 3.18(a)(v) of the FMB Disclosure Schedule (clauses (i) through (v), collectively, “Permitted Encumbrances”). Except as set forth in Section 3.18(a) of the FMB Disclosure Schedule, none of the FMB Owned Properties is subject to any lease, option to purchase, right of first refusal, purchase agreement or grant to any person of any right relating to the purchase, use, occupancy, or enjoyment of the applicable FMB Owned Property or any portion thereof. No portion of any FMB Owned Property is (i) operated as a nonconforming use under applicable zoning codes or (ii) located in either a “Special Flood Hazard Area” pursuant to the Federal Insurance Rate Maps created by the Federal Emergency Management Agency or an area which is inundated by a “100 year” flood as provided by any Governmental Entity.
(b)   FMB or a FMB Subsidiary, as applicable, is the lessee of all leasehold estates reflected in the FMB Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “FMB Leased Properties”) (the FMB Leased Properties, collectively with FMB Owned Properties, the “FMB Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each lease is valid without material default thereunder by the lessee or, to FMB’s knowledge, the lessor. True, correct, and complete copies of all leases with respect to any leased FMB Real Property have previously been made available to SYBT, and none of the leased FMB Real Property is subject to any sublease or grant to any person of any right to the use, occupancy or enjoyment of the applicable FMB Real Property or any portion thereof. A true, correct, and complete list of all of the FMB Real Property is set forth in Section 3.18(b) of the FMB Disclosure Schedule.
(c)   The FMB Real Property complies in all material respects with all applicable private agreements and governmental laws and regulations relating thereto and there are no litigation or condemnation proceedings pending or, to the knowledge of FMB, threatened with respect to the FMB Real Property. All licenses and permits necessary for the occupancy and use of the FMB Real Property, as used in the ordinary course, consistent with past practices of FMB and the FMB Subsidiaries, have been obtained and are in full force and effect. All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the FMB Real Property are in good condition and repair, subject to normal wear and tear, and no condition exists which materially interferes with the economic value or use thereof.

(d)   All FMB Owned Property that is other real estate owned (“OREO”) is set forth on Section 3.18(d) of the FMB Disclosure Schedule. The OREO does not include any OREO that FMB or the appropriate FMB Subsidiary, as applicable, would not be permitted to own under applicable laws and regulations pertaining to OREO.
Section 3.19   Intellectual Property.   FMB and each of the FMB Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, the use of any Intellectual Property by FMB and the FMB Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which FMB or any FMB Subsidiary acquired the right to use any Intellectual Property, and no person has asserted in writing to FMB that FMB or any of the FMB Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person. No person is challenging or, to the knowledge of FMB, infringing on or otherwise violating, any right of FMB or any of the FMB Subsidiaries with respect to any Intellectual Property owned by FMB or the FMB Subsidiaries, and neither FMB nor any FMB Subsidiary has received any notice of any pending claim with respect to any Intellectual Property owned by FMB or any FMB Subsidiary. FMB and the FMB Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by FMB and the FMB Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.
Section 3.20   Related Party Transactions.   Except as set forth in Section 3.20 of the FMB Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between FMB or any of the FMB Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of FMB or any of the FMB Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding FMB Common Stock (or any of such person’s immediate family members or affiliates) (other than FMB Subsidiaries) on the other hand, except those of a type available to employees of FMB or the FMB Subsidiaries generally.
Section 3.21   State Takeover Laws.   Assuming the accuracy of SYBT’s representation and warranty in Section 4.15 of this Agreement, neither FMB nor the transactions contemplated by this Agreement are subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination,” or other anti-takeover laws and regulations of the Commonwealth of Kentucky including Sections 271B.12-200 through 271B.12-220 of the KBCA (“Takeover Statutes”) or any corresponding or related provision of the FMB Articles or other governing documents.
Section 3.22   Reorganization.   FMB has not taken any action and is not aware of the existence of any fact or circumstance that could reasonably be expected to prevent or impede the Merger and the Parent-Sub Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.23   Opinion of Financial Advisor.   Prior to the execution of this Agreement, the Board of Directors of FMB has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Raymond James to the effect that, as of the date of the opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Merger Consideration to be received by holders of FMB Common Stock in the Merger is fair, from a financial point of view, to the holders. The opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.24   FMB Information.   The information relating to FMB and the FMB Subsidiaries which is provided in writing by FMB or its representatives specifically for inclusion in the S-4 or any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for the portions thereof that relate only to SYBT or any of the SYBT Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.
Section 3.25   Loan Portfolio.
(a)   The allowance for loan and lease losses as reflected in the FMB Financial Statements was, as of the date of each of the FMB Financial Statements, in the reasonable opinion of FMB’s management, (i) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of the dates of the FMB Financial Statements, (ii) consistent with reasonable and sound banking practices, and (iii) in conformance with recommendations and comments in reports of examination and in compliance in all material respects with the standards established by the applicable Regulatory Authorities, the Financial Accounting Standards Board and GAAP.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, each loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) of FMB and the FMB Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of FMB and the FMB Subsidiaries as a secured Loan, has been secured by valid Liens, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Section 3.25(b) of the FMB Disclosure Schedule lists each Loan that has as of the date hereof an outstanding balance of $250,000 or more and that (A) is over 90 days or more delinquent in payment of principal or interest, (B) is classified by FMB as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, (C) has been classified as “loan modification for borrowers experiencing financial difficulty” (f/k/a troubled debt restructuring), or (D) is an Unsecured Loan.
(c)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, each outstanding Loan of FMB and the FMB Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of FMB and the FMB Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), and with all applicable federal, state and local laws, regulations and rules.
(d)   None of the agreements pursuant to which FMB or any of the FMB Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contains any obligation to repurchase the Loans or interests therein solely on account of a payment default by the obligor on the Loan (other than first payment post-sale defaults and other than mortgage Loans sold to government sponsored entities).
(e)   There are no outstanding Loans made by FMB or any of the FMB Subsidiaries to any “executive officer” or other “insider” (as each term is defined in Regulation O promulgated by the FRB) of FMB or the FMB Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom, all of which are listed in Section 3.20 of the FMB Disclosure Schedule.
(f)   Subject to Section 8.15, neither FMB nor any of the FMB Subsidiaries is (i) now nor has it ever been since January 1, 2021, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any

Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans or (ii) aware of any actual or threatened claim, proceeding or investigation with respect thereto by any person.
(g)   Without limitation of the foregoing, FMB and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable provision of, or any applicable regulation, policy and/or guideline of any Governmental Entity promulgated under or relating to, the CARES Act. Section 3.25(g) of the FMB Disclosure Schedule lists (i) each Loan of FMB or any FMB Subsidiary as of the date of this Agreement that was made in connection with the Paycheck Protection Program established under the CARES Act, and (ii) each Loan of FMB and the FMB Subsidiaries that is a CARES Act Modified Loan (including all outstanding amounts and the expiration date for any deferral or other modification).
Section 3.26   Insurance.   Except as would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on FMB or as set forth in Section 3.26 of the FMB Disclosure Schedule, FMB and the FMB Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of FMB reasonably has determined to be prudent and consistent with industry practice. FMB and the FMB Subsidiaries are in compliance in all material respects with their insurance policies, which are listed in Section 3.26 of the FMB Disclosure Schedule (each, an “Insurance Policy” and collectively, the “Insurance Policies”) and are not in default under any of the terms thereof, each Insurance Policy is outstanding and in full force and effect and, except for Insurance Policies insuring against potential liabilities of officers, directors and employees of FMB and the FMB Subsidiaries, FMB or the relevant FMB Subsidiary thereof is the sole beneficiary of the Insurance Policies, except as set forth in Section 3.26 of the FMB Disclosure Schedule, and all premiums and other payments due under any policy have been paid, and all claims thereunder have been filed in due and timely fashion.
Section 3.27   Information Security.   Except as set forth in Section 3.27 of the FMB Disclosure Schedule, to the knowledge of FMB, since January 1, 2021, no third party has gained unauthorized access to any information systems or networks controlled by or material to the operation of the business of FMB and the FMB Subsidiaries (including without limitation any information system or networks owned or controlled by any third party (a “Third Party System”)), and, to the knowledge of FMB, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks or any Third Party System material to the operation of the business of FMB and the FMB Subsidiaries, in each case that, individually or in the aggregate, would reasonably be expected to be material to FMB. FMB maintains an information privacy and security program that maintains commercially reasonable measures designed to protect the privacy, confidentiality and security of all data or information that constitutes personal data or personal information under applicable law against any (a) loss or misuse of the data, (b) unauthorized or unlawful operations performed upon the data, or (c) other act or omission that compromises the security or confidentiality of the data.
Section 3.28   Deposits.   Except in each case for non-compliances which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FMB, all of the deposits held by any FMB Subsidiary (including the records and documentation pertaining to held deposits) have been established and are held in compliance with (a) all applicable policies, practices and procedures of the FMB Subsidiary, as applicable, and (b) all applicable laws, including laws relating to money laundering and anti-terrorism or embargoed persons requirements. The deposit accounts of any FMB Subsidiary that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of the insurance are pending or threatened.
Section 3.29   Fiduciary Accounts.   Since January 1, 2021, each of FMB and each FMB Subsidiary has in all material respects properly administered all accounts for which FMB or the applicable FMB Subsidiary acts as a fiduciary, including but not limited to accounts for which FMB or the applicable FMB Subsidiary serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the applicable governing documents and applicable laws and regulations. Neither FMB nor any FMB Subsidiary, nor any of their respective directors, officers or employees, has, to the knowledge of FMB, committed any breach of trust with respect to any fiduciary account, and the records for each fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
Section 3.30   No Other Representations or Warranties.
(a)   Except for the representations and warranties expressly made by FMB in this Article III, neither FMB nor any other person makes any express or implied representation or warranty with respect to FMB, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects (including any warranty with respect to merchantability or fitness for any particular purpose), and FMB hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither FMB nor any other person makes or has made any representation or warranty to SYBT or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to FMB, any of the FMB Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by FMB in this Article III, any oral or written information presented to SYBT or any of its affiliates or representatives in the course of their due diligence investigation of FMB, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   FMB acknowledges and agrees that neither SYBT nor any other person on behalf of SYBT has made or is making, and FMB has not relied upon, any express or implied representation or warranty other than those contained in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SYBT AND MERGER SUBSIDIARY
Except (a) as disclosed in the disclosure schedule delivered by SYBT and Merger Subsidiary to FMB concurrently herewith (the “SYBT Disclosure Schedule”) (provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the SYBT Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by SYBT that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any SYBT Reports publicly filed with or furnished to the SEC by SYBT after January 1, 2024 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), SYBT and Merger Subsidiary hereby represent and warrant to FMB as follows:
Section 4.1   Corporate Organization.
(a)   SYBT is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is a financial holding company duly registered with the FRB under the BHC Act. Merger Subsidiary is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Each of SYBT and Merger Subsidiary has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Each of SYBT and Merger Subsidiary is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed, qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT. True and complete copies of the Articles of Incorporation, as amended, of SYBT (the “SYBT Articles”) and the Bylaws of

SYBT, as amended (the “SYBT Bylaws”), as in effect as of the date of this Agreement, have previously been made available by SYBT to FMB.
(b)   Except, in the case of clauses (ii) and (iii) only, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, each Subsidiary of SYBT (a “SYBT Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, or local) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed, qualified or in good standing, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any SYBT Subsidiary to pay dividends or distributions except, in the case of a SYBT Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similar regulated entities. The deposit accounts of each SYBT Subsidiary that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of the insurance are pending or threatened.
Section 4.2   Capitalization.
(a)   The authorized capital stock of SYBT consists of 40,000,000 shares of common stock, no par value (the “SYBT Common Stock”) and 1,000,000 shares of preferred stock, no par value (“SYBT Preferred Stock”). As of the date of this Agreement there were (i) 29,478,930 shares of SYBT Common Stock issued and outstanding, (ii) no shares of SYBT Preferred Stock issued and outstanding, and (iii) 953,000 shares of SYBT Common Stock reserved for issuance under SYBT’s 2015 Omnibus Equity Compensation Plan (the “SYBT Equity Plan”). As of the date of this Agreement, except as set forth in the immediately preceding sentence and for shares of SYBT Common Stock reserved for issuance in connection with the transactions contemplated by this Agreement, there are no other shares of capital stock or other voting securities of SYBT issued, reserved for issuance or outstanding.
(b)   All of the issued and outstanding shares of SYBT Common Stock and Merger Subsidiary Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of SYBT or of Merger Subsidiary may vote. Other than under the SYBT Equity Plan, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating SYBT or Merger Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of SYBT Common Stock, Merger Subsidiary Common Stock or other equity interests of SYBT or Merger Subsidiary.
(c)   SYBT owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the SYBT Subsidiaries, free and clear of any Liens except for restrictions that arise under applicable securities laws, and all of the shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable federal or state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No SYBT Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of a SYBT Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
(d)   All of the issued and outstanding capital stock of Merger Subsidiary is, and at the Effective Time will be, owned by SYBT. Merger Subsidiary has not conducted any business other than (i) incident to its formation for the sole purpose of carrying out the transactions contemplated by this Agreement and (ii) in relation to this Agreement, the Merger and the other transactions contemplated hereby.

Section 4.3   Authority; No Violation.
(a)   Each of SYBT and Merger Subsidiary has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the Bank Merger have been duly and validly approved by the Board of Directors of SYBT and the Board of Directors of Merger Subsidiary. The Board of Directors of SYBT has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of SYBT and its shareholders and has adopted a resolution to the foregoing effect. The Board of Directors of Merger Subsidiary has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Merger Subsidiary and its sole shareholder and has adopted a resolution to the foregoing effect. SYBT, as Merger Subsidiary’s sole shareholder, has adopted and approved this Agreement and the transactions contemplated hereby by unanimous written consent. Except for the adoption and approval of the Bank Merger Agreement by SYBT as SY Bank’s sole shareholder, no other corporate proceedings on the part of SYBT or Merger Subsidiary are necessary to approve or consummate the Merger or the Bank Merger, including without limitation, the approval of SYBT’s shareholders. This Agreement has been duly and validly executed and delivered by each of SYBT and Merger Subsidiary and (assuming due authorization, execution and delivery by FMB) constitutes a valid and binding obligation of each of SYBT and Merger Subsidiary, enforceable against each of SYBT and Merger Subsidiary in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of SYBT Common Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of SYBT will have any preemptive right or similar rights in respect thereof.
(b)   Neither the execution and delivery of this Agreement by SYBT or Merger Subsidiary, nor the consummation by SYBT or Merger Subsidiary of the transactions contemplated hereby, including the Merger and the Bank Merger, nor compliance by SYBT or Merger Subsidiary with any of the terms or provisions hereof, will (i) violate any provision of the SYBT Articles, the SYBT Bylaws, the Merger Subsidiary Articles, or the Merger Subsidiary Bylaws, or comparable governing documents of any SYBT Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SYBT, any of the SYBT Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of SYBT or any of the SYBT Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SYBT or any of the SYBT Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, reimbursements or Liens which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT.
Section 4.4   Consents and Approvals.   Except for (a) the filing of applications, filings and notices, as applicable, with the FRB under the BHC Act and approval of the applications, filings and notices, (b) the filing of any required applications, filings and notices, as applicable, with the FDIC, and approval of the applications, filings, and notices, (c) the filing of any required applications, filings, and notices, as applicable, with any governmental agency that has authority over the mortgage production and sale business of SYBT (inclusive of Fannie Mae and Freddie Mac), and approval of the applications, filings, and notices, (d) the filing of applications, filings and notices, as applicable, with the KDFI in connection with the Merger and the Bank Merger and approval of the applications, filings and notices, (e) the filing of the Articles of Merger with the Kentucky Secretary pursuant to the KBCA, and the filing of the Bank Merger Certificates, (f) the filing with the SEC of the S-4 (in which the Proxy Statement will be included as a prospectus), and declaration by the SEC of the effectiveness of the S-4, (g) filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SYBT Common Stock pursuant to this Agreement, (h) the filing of applications, filings and notices, as applicable, with any SRO, and (i) any approvals and notices required with respect to the SYBT Common Stock to be issued as Merger Consideration under the rules of NASDAQ, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by SYBT or Merger Subsidiary of this Agreement or (ii) the consummation by SYBT or Merger Subsidiary of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, SYBT is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
Section 4.5   Reports.
(a)   SYBT and each of the SYBT Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file or furnish since January 1, 2021 with any Regulatory Agency, including, without limitation, any report, registration or statement required to be filed or furnished, as applicable, pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish, as applicable, the report, registration or statement or to pay the fees and assessments would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT. Subject to Section 8.15, except for normal examinations conducted by a Regulatory Agency in the ordinary course, consistent with past practices of SYBT and the SYBT Subsidiaries (and except as otherwise disclosed in the SYBT Disclosure Schedule), (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of SYBT, investigation into the business or operations of SYBT or any of the SYBT Subsidiaries since January 1, 2021, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of SYBT or any of the SYBT Subsidiaries, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of SYBT or any of the SYBT Subsidiaries since January 1, 2021, in each case of clauses (i) through (iii), which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT.
(b)   An accurate copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished, as applicable, to the SEC since January 1, 2021 by SYBT (the “SYBT Reports”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has been made publicly available. No SYBT Report as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all SYBT Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of SYBT has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the SYBT Reports.
Section 4.6   Financial Statements.
(a)   The financial statements of SYBT and the SYBT Subsidiaries included (or incorporated by reference) in SYBT Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, in all material respects, the books and records of SYBT and the SYBT Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of SYBT and the SYBT Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in the statements or in the notes thereto. The books and records of SYBT and the SYBT Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. BDO USA, P.C. has not resigned (or informed SYBT that it intends to resign) or been dismissed as independent public accountants of SYBT as a result of or in connection with any disagreements with SYBT on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, neither SYBT nor any of the SYBT Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of SYBT, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of SYBT included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 (including any notes thereto) and for liabilities incurred in the ordinary course, consistent with past practices, since September 30, 2025, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of SYBT and the SYBT Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of SYBT or the SYBT Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SYBT. SYBT (i) has implemented and maintains disclosure controls and procedures to ensure that material information relating to SYBT, including the SYBT Subsidiaries, is made known to the chief executive officer and the chief financial officer of SYBT by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to SYBT’s outside auditors and the audit committee of SYBT’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect SYBT’s ability to record, process, summarize and report financial information, and (B) to the knowledge of SYBT, any fraud, whether or not material, that involves management or other employees who have a significant role in SYBT’s internal controls over financial reporting. To the knowledge of SYBT, there is no reason to believe that SYBT’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2021, (i) neither SYBT nor any of the SYBT Subsidiaries, nor, to the knowledge of SYBT, any director, officer, auditor, accountant or representative of SYBT or any of the SYBT Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of SYBT or any of the SYBT Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SYBT or any of the SYBT Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing SYBT or any of the SYBT Subsidiaries, whether or not employed by SYBT or any of the SYBT Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by SYBT or any of its officers, directors, employees or agents to the Board of Directors of SYBT or any committee thereof or, to the knowledge of SYBT, to any director or officer of SYBT.
Section 4.7   Broker’s Fees.   With the exception of the engagement of Stephens Inc. (“Stephens”), neither SYBT nor any SYBT Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

Section 4.8   Absence of Certain Changes or Events.
(a)   Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SYBT.
(b)   Except in connection with matters contemplated, required or permitted by this Agreement, since December 31, 2024, SYBT and the SYBT Subsidiaries have carried on their respective businesses in the ordinary course, consistent with past practices.
Section 4.9   Legal Proceedings.
(a)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, neither SYBT nor any of the SYBT Subsidiaries is a party to any, and there are no pending or, to SYBT’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SYBT or any of the SYBT Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon SYBT, any of the SYBT Subsidiaries or the assets of SYBT or any of the SYBT Subsidiaries (or that, upon consummation of the Merger, would apply to SYBT or any of its affiliates) that would reasonably be expected to be material to SYBT and the SYBT Subsidiaries, taken as a whole.
Section 4.10   Taxes and Tax Returns.   Each of SYBT and the SYBT Subsidiaries has duly and timely filed (taking into account all applicable extensions) all federal and state Tax Returns and all other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects. Neither SYBT nor any of the SYBT Subsidiaries is the beneficiary of any extension of time within which to file any federal or state Tax Return or any other material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course, consistent with past practices). All federal and state Taxes and all other material Taxes of SYBT and the SYBT Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of SYBT and the SYBT Subsidiaries has withheld and paid all federal and state Taxes and other material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither SYBT nor any of the SYBT Subsidiaries has granted any extension or waiver of the limitation period applicable to any federal or state Tax or other material Tax that remains in effect.
Section 4.11   Employees and Employee Benefit Plans.
(a)   With respect to employee benefit plans, as defined in Section 3(3) of ERISA, sponsored or otherwise maintained by SYBT or any of the SYBT Subsidiaries which are intended to be tax-qualified under Section 401(a) of the Code (collectively, “SYBT Benefit Plans”), all SYBT Benefit Plans have, on a continuous basis since their adoption, been, in all material respects, maintained in compliance with the requirements prescribed by all applicable statutes, rules, orders, and regulations, including, without limitation, ERISA and the Code and the regulations promulgated under each of them.
(b)   There are no pending or threatened claims (other than claims for benefits in the ordinary course, substantially consistent with past practices), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of SYBT, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the SYBT Benefit Plans, any fiduciaries thereof with respect to their duties to the SYBT Benefit Plans or the assets of any of the trusts under any of the SYBT Benefit Plans, except as, either individually or in the aggregate, would not reasonably be expected to result in any liability that would be material to SYBT and the SYBT Subsidiaries take as a whole.
(c)   There are no pending or, to the knowledge of SYBT, threatened material labor grievances or material unfair labor practice claims or charges against SYBT or any of the SYBT Subsidiaries, or any strikes or other material labor disputes against SYBT or any of the SYBT Subsidiaries. Neither SYBT nor any of the SYBT Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor union, works council or similar labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of SYBT or any of the SYBT Subsidiaries and, to the knowledge of SYBT, there are no organizing efforts by any union or other group seeking to represent any employees of SYBT and the SYBT Subsidiaries.
Section 4.12   Compliance with Applicable Law.   SYBT and each of its Subsidiaries hold, and have held at all times since January 1, 2021, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, and, to the knowledge of SYBT, no suspension or cancellation of any license, franchise, permit or authorization is threatened. Except for any non-compliances, defaults or violations which would not, either individually or in the aggregate, reasonable be expected to have a Material Adverse Effect on SYBT, SYBT and each of the SYBT Subsidiaries have, since January 1, 2021 complied with and are not in default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to SYBT or any of the SYBT Subsidiaries, including without limitation all laws related to data protection or privacy (including laws related to the privacy and security of data or information that constitutes personal data or personal information under applicable law), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, Executive Order 14331, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans, and any applicable regulation, policy and/or guideline of any Governmental Entity promulgated under or relating to, the CARES Act. Each of the SYBT Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, none of SYBT, or the SYBT Subsidiaries, or to the knowledge of SYBT, any director, officer, employee, agent or other person acting on behalf of SYBT or any of the SYBT Subsidiaries has, directly or indirectly, (a) used any funds of SYBT or any of the SYBT Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of SYBT or any of the SYBT Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of SYBT or any of the SYBT Subsidiaries, (e) made any fraudulent entry on the books or records of SYBT or any of the SYBT Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for SYBT or any of the SYBT Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for SYBT or any of the SYBT Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
Section 4.13   Agreements with Regulatory Agencies.   Subject to Section 8.15, except as otherwise disclosed in the SYBT Disclosure Schedule, neither SYBT nor any of the SYBT Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2021, a recipient of any supervisory letter from, or since January 1, 2021, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in SYBT Disclosure Schedule, a “SYBT Regulatory Agreement”), nor has SYBT or any of the SYBT Subsidiaries been advised in writing or, to the knowledge of SYBT, otherwise since January 1, 2021, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such SYBT Regulatory Agreement.
Section 4.14   Related Party Transactions.   There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between SYBT or any of the SYBT Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of SYBT or any of the SYBT Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding SYBT Common Stock (or any of such person’s immediate family members or affiliates) (other than SYBT Subsidiaries) on the other hand, except those of a type available to employees of SYBT or the SYBT Subsidiaries generally.
Section 4.15   State Takeover Laws.   The Board of Directors of SYBT has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions any Takeover Statutes.
Section 4.16   Reorganization.   SYBT has not taken any action and is not aware of the existence of any fact or circumstance that could reasonably be expected to prevent or impede the Merger and the Parent-Sub Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.17   SYBT Information.   The information relating to SYBT and the SYBT Subsidiaries to be contained in the Proxy Statement and the S-4, and the information relating to SYBT and the SYBT Subsidiaries that is provided in writing by SYBT or its representatives specifically for inclusion in any document filed with any Regulatory Agency or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for the portions thereof that relate only to FMB or any of the FMB Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.
Section 4.18   Loan Portfolio.   (a) The allowance for credit losses as reflected in the SYBT Reports was, in the reasonable opinion of SYBT’s management, (i) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, (ii) consistent with GAAP and reasonable and sound banking practices, and (iii) in conformance with recommendations and comments in reports of examination in all material respects.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, each Loan of SYBT and the SYBT Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of SYBT and the SYBT Subsidiaries as a secured Loan, has been secured by valid Liens, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, each outstanding Loan of SYBT and the SYBT Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of SYBT and the SYBT Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)   All Loans to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O) of SYBT or any SYBT Subsidiary are and were originated in compliance in all material respects with all applicable laws and regulations.
(e)   Subject to Section 8.15, neither SYBT nor any of the SYBT Subsidiaries is now nor has it ever been since January 1, 2018, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
Section 4.19   Financing.   SYBT has, or will have at the Effective Time, cash and cash equivalents sufficient to (a) pay all cash amounts required to be paid by SYBT under or in connection with this Agreement, (b) pay any and all fees and expenses of or payable by SYBT with respect to the transactions contemplated by this Agreement and (c) satisfy all of the other payment obligations of SYBT contemplated hereunder.
Section 4.20   Environmental Matters.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, SYBT and the SYBT Subsidiaries are in compliance, and have complied since January 1, 2021, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims or actions, or to SYBT’s knowledge any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on SYBT or any of the SYBT Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against SYBT, which liability or obligation would reasonably be expected to have a Material Adverse Effect on SYBT. To the knowledge of SYBT, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SYBT. Neither SYBT nor any SYBT Subsidiary is subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement or understanding by or with any court, Governmental Entity, regulatory agency or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SYBT.
Section 4.21   Information Security.   To the knowledge of SYBT, since January 1, 2021, no third party has gained unauthorized access to any information systems or networks controlled by or material to the operation of the business of SYBT and the SYBT Subsidiaries, and, to the knowledge of SYBT, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks, in each case that, individually or in the aggregate, would reasonably be expected to be material to SYBT. SYBT maintains an information privacy and security program that maintains commercially reasonable measures designed to protect the privacy, confidentiality and security of all data or information that constitutes personal data or personal information under applicable law against any (a) loss or misuse of the data, (b) unauthorized or unlawful operations performed upon the data, or (c) other act or omission that compromises the security or confidentiality of the data.
Section 4.22   Deposits.   Except in each case for non-compliances which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SYBT, all of the deposits held by any SYBT Subsidiary (including the records and documentation pertaining to held deposits) have been established and held in compliance with (a) all applicable policies, practices and procedures of the SYBT Subsidiary, as applicable, and (b) all applicable laws, including, without limitation, laws relating to money laundering and anti-terrorism or embargoed persons requirements.
Section 4.23   No Other Representations or Warranties.
(a)   Except for the representations and warranties expressly made by SYBT and Merger Subsidiary in this Article IV, neither SYBT nor Merger Subsidiary nor any other person makes any express or implied representation or warranty with respect to SYBT, the SYBT Subsidiaries (including Merger Subsidiary), or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects (including any warranty with respect to merchantability or fitness for any particular purpose), and each of SYBT and Merger Subsidiary hereby disclaims any other representations or warranties. In particular, without limiting the foregoing disclaimer, neither SYBT nor Merger Subsidiary nor any other person makes or has made any representation or warranty to FMB or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to SYBT, any of the SYBT Subsidiaries (including Merger Subsidiary) or their respective businesses, or (ii) except for the representations and warranties made by SYBT and Merger Subsidiary in this Article IV, any oral or written information presented to FMB or any of its affiliates or representatives in the course of their due diligence investigation of SYBT and Merger Subsidiary, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   SYBT acknowledges and agrees that neither FMB nor any other person on behalf of FMB has made or is making, and SYBT has not relied upon, any express or implied representation or warranty other than those contained in Article III.
ARTICLE V
COVENANTS
Section 5.1   Conduct of Business Prior to the Effective Time.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as expressly set forth in Section 5.1 or Section 5.2 of the FMB Disclosure Schedule), required by law, required by any Regulatory Agencies or as consented to in writing by the other party (which consent will not be unreasonably withheld, conditioned or delayed), each party shall, and shall cause each of its Subsidiaries to, (a) conduct its respective businesses in the ordinary course, consistent with past practices, in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and (b) take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
Section 5.2   FMB Forbearances.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.2 of the FMB Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law or any Regulatory Agencies, FMB shall not, and shall not permit any of the FMB Subsidiaries to, without the prior written consent of SYBT (which consent will not be unreasonably withheld, conditioned or delayed):
(a)   other than in the ordinary course, consistent with past practices, incur any indebtedness for borrowed money (other than indebtedness of FMB or any of its wholly owned Subsidiaries to FMB or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course, consistent with past practices shall include the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposits, and entry into repurchase agreements);
(b)
(i)   adjust, split, reverse split, combine, reclassify or make any similar change to any capital stock;
(ii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the Subsidiaries of FMB to FMB or any of its wholly owned Subsidiaries, (B) the dividends set forth on Schedule 5.2(b)(ii) of the FMB Disclosure Schedule), and (C) the acceptance of shares of FMB Common Stock as payment for withholding Taxes incurred in connection with the vesting or settlement of FMB Restricted Stock Awards;

(iii)   grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or
(iv)   issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock;
(c)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness of any person other than a wholly owned Subsidiary or any claims against any person other than a wholly owned Subsidiary, in each case other than in the ordinary course, consistent with past practices, including any debt collection or foreclosure transactions;
(d)   except for transactions in the ordinary course, consistent with past practices, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person other than a wholly owned Subsidiary of FMB;
(e)   (i) terminate, materially amend, or waive any material provision of, any FMB Contract; (ii) make any change in any instrument or agreement governing the terms of any of its securities, or material lease or any other Contract, other than normal renewals of leases or other material Contracts without material adverse changes of terms with respect to FMB; (iii) enter into any Contract that (1) would constitute a FMB Contract if it were in effect on the date of this Agreement or (2) that has a term of one year or longer and that requires payments or other obligations by FMB or any FMB Subsidiary of $100,000 or more under the Contract; or (iv) enter into any Contract if the Contract, in the aggregate with all Contracts entered into by FMB or any FMB Subsidiary from and after the date of this Agreement, would result in aggregate required payments by FMB or any FMB Subsidiary in excess of $350,000;
(f)   except as required under applicable law or the terms of any FMB Benefit Plan existing as of the date hereof, (i) enter into, adopt or terminate any FMB Benefit Plan or arrangement that would be a FMB Benefit Plan if in effect on the date hereof, (ii) amend any FMB Benefit Plan, other than amendments in the ordinary course, consistent with past practices that do not increase the cost to FMB of maintaining the FMB Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, independent contractor or director, except for annual increases in base salary or wage rates in the ordinary course, consistent with past practices, that do not exceed, in the aggregate for 2026, 3% of the aggregate cost of all employee annual base salaries and wage rates for 2025 (as adjusted for any increased employee headcount during 2025) and as further described in Section 5.2(f) of the FMB Disclosure Schedule, and that do not, other than in consultation with SYBT, exceed for any individual the greater of $5,000 or 5% of the individual’s compensation for 2025, except as further described in Section 5.2(f) of the FMB Disclosure Schedule, (iv) pay or agree to pay, conditionally or otherwise, any bonus (other than certain retention bonuses identified on Section 5.2(f) of the FMB Disclosure Schedule), (v) accelerate the vesting of any equity-based awards or other compensation, (vi) fund any rabbi trust or similar arrangement or in any other way secure the payment of compensation or benefits under any FMB Benefit Plan, (vii) enter into or amend any collective bargaining agreement or similar agreement, (viii) terminate the employment or services of any employee with an annual compensation (base salary and target annual bonus opportunity) in excess of $75,000, other than for cause, (ix) enter into or amend any written employment agreement or adopt any equity incentive, severance, retention, or deferred compensation program, plan, agreement or arrangement, or (x) hire any employee with an annual compensation (base salary and target annual bonus opportunity) in excess of $100,000, other than as a replacement hire receiving substantially similar terms of employment or as set forth in Section 5.2(f) of the FMB Disclosure Schedule;
(g)   settle any material claim, suit, action or proceeding, except involving solely monetary remedies in an amount individually and in the aggregate that is not material to FMB or SYBT or their respective Subsidiaries, as applicable, and that would not impose any material restriction on the business of FMB or the FMB Subsidiaries or, after the consummation of the Merger, SYBT or the SYBT Subsidiaries;

(h)   take any action or knowingly fail to take any action where the action or failure to act could reasonably be expected to prevent or impede the Merger and the Parent-Sub Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(i)   amend or repeal the FMB Articles or FMB Bylaws or comparable governing documents of any of the FMB Subsidiaries;
(j)   merge, combine, or consolidate itself or any of the FMB Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of the FMB Subsidiaries;
(k)   materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or purchase any security rated below investment grade;
(l)   take any action that is intended or reasonably expected to result in any of the conditions to the Merger set forth in Section 6.1 or 6.2 not being satisfied;
(m)   implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP;
(n)   (i) enter into any new line of business or, other than in the ordinary course of business, consistent with past practices (which may include partnering with third parties in origination, flow, servicing, and other capacities) or except as required by policies imposed by a Regulatory Agency, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof); (ii) make application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility; (iii) make or acquire, or modify, renew or extend any Loan except for Loans made, acquired, renewed or extended in the ordinary course, consistent with past practices and in compliance with FM Bank’s loan policies and underwriting guidelines and standards as in effect as of the date of this Agreement; (iv) make or acquire, or modify, renew or extend any Loan (A) in the case of new Loans (other than Loans entirely or predominantly unsecured (each an “Unsecured Loan”)), if immediately after making the Loan the person obtaining the Loan and the person’s affiliates would have debt owed to FMB or any FMB Subsidiary that is, in the aggregate, in excess of $1,500,000, (B) in the case of the modification, renewal, or extension of any Loan (other than Unsecured Loans) outstanding as of the date of this Agreement, if immediately after the modification, renewal, or extension of the Loan the person obtaining the modification, renewal, or extension of the Loan and the person’s affiliates would have debt owed to FMB or any FMB Subsidiary that is, in the aggregate, in excess of $1,500,000, (C) in the case of new Unsecured Loans, or the modification, renewal, or extension of any Unsecured Loan outstanding as of the date of this Agreement, if immediately after making the new Unsecured Loan or immediately after the modification, renewal or extension of the Unsecured Loan the person obtaining the new Unsecured Loan or the modification, renewal or extension of the Unsecured Loan and the person’s affiliates would have unsecured debt owed to FMB or any FMB Subsidiary that is, in the aggregate, in excess of $750,000, or (D) that is in excess of $500,000 and that is classified by FMB as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, in each case, except pursuant to existing commitments entered into prior to the date hereof; (v) grant, or renew the prior grant of, the deferral of any payments under any Loan or make or agree to make any other modification that would result in the Loan being, or continue the status of the Loan as, a Loan that is subject to payment deferral or otherwise has undergone troubled debt restructuring under the CARES Act (each a “CARES Act Modified Loan”), in each case with respect to any Loan that is in an amount in excess of $500,000; (vi) make any Loan that has not received the prior, direct, written approval of the President of FMB and FM Bank if (x) in the case of new Loans (other than Unsecured Loans) the new Loan is in an amount in excess of $750,000, and (y) in the case of new Unsecured Loans, the new Unsecured Loan is in an amount in excess of $500,000; or (vii) without the prior, direct, written approval of the President and CEO of FM Bank, grant, or renew the prior grant of, the deferral of any payments under any Loan or make or agree to make any other modification that would result in the Loan being, or continue the status of the Loan as, a CARES Act Modified Loan, in each case with respect to any Loan that is in an amount up to $500,000; provided, that in the case of each of items (i)  – (v) above SYBT shall be required to respond to any request for a consent to make such loan or extension of credit in writing within three (3) business days after the loan package is delivered to SYBT;
(o)   make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices or as required by GAAP or policies imposed by a Regulatory Authority;
(p)   make, or commit to make, any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate;
(q)   other than in the ordinary course, consistent with past practices, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;
(r)   violate any law, statute, rule, governmental regulation or order, which violation could reasonably be expected to have a Material Adverse Effect with respect to FMB; or
(s)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.
Section 5.3   SYBT Forbearances.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.3 of SYBT Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law or any Regulatory Agencies, SYBT shall not, and shall not permit any of its Subsidiaries (to the extent applicable below) to, without the prior written consent of FMB (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   amend the SYBT Articles or the SYBT Bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of FMB Common Stock or adversely affect the holders of FMB Common Stock relative to the other holders of SYBT Common Stock;
(b)   incur any indebtedness for borrowed money (other than indebtedness of SYBT or any of the SYBT Subsidiaries to SYBT or any of the SYBT Subsidiaries) that would reasonably be expected to prevent SYBT or the SYBT Subsidiaries from assuming the FMB’s outstanding indebtedness;
(c)   (i) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger, or (ii) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of SYBT;
(d)   take any action that is intended or reasonably expected to result in any of the conditions to the Merger set forth in Section 6.1 or 6.3 not being satisfied;
(e)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger and the Parent-Sub Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or
(f)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.
Section 5.4   Regulatory Matters.
(a)   SYBT shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of SYBT and FMB shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after filing and to keep the

S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement. FMB shall thereafter as promptly as practicable (but in no event later than 15 days after the S-4 becomes effective) mail or deliver the Proxy Statement to the shareholders of FMB. SYBT shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and FMB shall furnish all information concerning FMB and the holders of FMB Common Stock as may be reasonably requested in connection with any such action.
(b)   The parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file, or cause to be prepared and filed, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Agencies and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all permits, consents, approvals and authorizations of all Regulatory Agencies and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than 30 days after the date of this Agreement, SYBT and FMB shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required to be filed with any Regulatory Agency in order to obtain the Requisite Regulatory Approvals. SYBT and FMB shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. SYBT and FMB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, the non-confidential portions of all the information relating to FMB or SYBT, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party, Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement. Each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.
(c)   In furtherance and not in limitation of the foregoing, each of SYBT and FMB shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require SYBT or FMB to take any action, or commit to take any action, or agree to any condition, commitment or restriction in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities or Regulatory Agencies that would reasonably be expected to have a Material Adverse Effect on SYBT and the SYBT Subsidiaries, taken as a whole, after giving effect to the Merger and the Bank Merger (any such condition, commitment or restriction, a “Materially Burdensome Regulatory Condition”).
(d)   Subject to Section 8.15, SYBT and FMB shall, upon request, furnish each other with information concerning themselves, their Subsidiaries, directors, officers and shareholders and other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4, or any other statement, filing, notice or application made by or on behalf of SYBT, FMB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
(e)   Subject to Section 8.15, SYBT and FMB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes the receiving party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any Requisite Regulatory Approval will be materially delayed. As used in this Agreement, the “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders or approvals from (i) the FRB, the FDIC and the KDFI, and (ii) any other approvals set forth in Sections 3.4 and 4.4 that are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, or those other authorizations, consents, orders or approvals the failure of which to be obtained would reasonably be expected to have a Material Adverse Effect on SYBT.
Section 5.5   Access to Information.
(a)   Upon reasonable notice and subject to applicable laws, each of SYBT and FMB, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, each of SYBT and FMB shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that SYBT or FMB, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither SYBT nor FMB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where access or disclosure would violate or prejudice the rights of SYBT’s or FMB’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of the information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   Each of SYBT and FMB shall hold (and cause their respective Subsidiaries, and the respective officers, directors, managers, representatives, and employees of each of them, to hold) all information furnished by or on behalf of the other party or any of the party’s Subsidiaries or representatives pursuant to Section 6.2(a) or otherwise in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement dated September 29, 2025, between SYBT and FMB (the “Non-Disclosure Agreement”). SYBT and FMB acknowledge and agree that the Non-Disclosure Agreement remains in full force and effect.
(c)   No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.6   Approval of FMB Shareholders.
(a)   Unless this Agreement is terminated pursuant to Article VII, the Board of Directors of FMB shall submit to its shareholders this Agreement and any other matters required to be approved or voted upon by its shareholders in order to carry out the intentions of this Agreement. FMB shall duly take, in accordance with applicable law and the FMB Articles and FMB Bylaws, all action necessary to call, give notice of, convene and hold a meeting of its shareholders, as promptly as reasonably practicable after the S-4 is declared effective under the Securities Act by the SEC (the “FMB Meeting”). Except as otherwise required in order to comply with its fiduciary duties under applicable law or in the case of a Change of Recommendation specifically permitted by, and in compliance with, Section 5.14(h), the Board of Directors of FMB shall (i) include its recommendation to the FMB shareholders that the FMB shareholders approve and adopt this Agreement and the transactions contemplated herein (the “Board Recommendation”) in the Proxy Statement, and (ii) use its reasonable best efforts to obtain the Requisite FMB Vote.
(b)   Except as set forth in Section 5.14(h), neither the Board of Directors of FMB nor any committee thereof shall withdraw, qualify or modify, in a manner adverse to SYBT, the Board Recommendation or take any action, or make any public statement, filing or release inconsistent with the Board Recommendation (any of the foregoing being a “Change in Recommendation”); provided that, for the avoidance of doubt, FMB may not effect a Change in Recommendation unless it has complied in all material respects with the provisions of Section 5.14(h).
Section 5.7   Legal Conditions to Merger.   Subject in all respects to Section 5.4 of this Agreement, each of SYBT and FMB shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on the party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VI, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by FMB or SYBT or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
Section 5.8   Employee Matters.
(a)   Except for specific benefit plans otherwise addressed in this Section 5.8, during the period commencing at the Effective Time and ending on the first anniversary of the Closing Date, SYBT shall provide each employee of FMB and its Subsidiaries who at SYBT’s discretion continues to be employed by SYBT or the SYBT Subsidiaries following the Effective Time (collectively, the “Continuing Employees”) with compensation and employee benefits that are substantially comparable in the aggregate to the lesser of (i) compensation and employee benefits provided prior to the Closing Date, or (ii) compensation and employee benefits provided to similarly situated employees of SYBT and the SYBT Subsidiaries; such that, until such time as the Continuing Employees commence participating in SYBT Benefit Plans and programs, the foregoing obligations shall be deemed satisfied by the Continuing Employees’ continued level of compensation and participation in FMB Benefits Plans, or a mixture of SYBT Benefit Plans and FMB Benefit Plans, as the case may be for transition or termination of each such plan or program, it being understood that participation in different SYBT Benefit Plans and programs may commence at different times. Notwithstanding the foregoing, Executive Fringe Benefits shall not be included as compensation or employee benefits to be provided to the Continuing Employees; rather, SYBT shall provide such fringe benefits and perquisites as it determines in its sole discretion to be appropriate for any of the Continuing Employees.
(b)   Prior to the Effective Time, if requested by SYBT, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, FMB or a FMB Subsidiary shall cause to be amended or terminated (at SYBT’s discretion) any FMB Benefit Plan to the extent necessary to provide that no employee of SYBT shall continue or commence participation therein following the Effective Time.
(c)   FMB will use commercially reasonable best efforts to assist SYBT in obtaining on or prior to the Effective Time each Continuing Employee’s agreement to SYBT’s (or a SYBT Subsidiary’s) standard non-solicitation and other standard agreements required by SYBT (or any SYBT Subsidiary) of newly-hired employees (“Continuing Employee Agreements”).
(d)   Unless otherwise addressed in an employment agreement entered into with SYBT or SY Bank or an existing employment agreement, severance agreement, or with respect to Continuing Employees who have retention bonus or change in control agreements with FMB or FM Bank that require payment at or shortly after the Effective Time, SYBT shall, or shall cause one of its Subsidiaries to, provide to those employees of FMB or any of the FMB Subsidiaries, as of the Effective Time (i) who SYBT or its subsidiaries elect not to employ after the Effective Time or who become Continuing

Employees but are terminated by SYBT or any SYBT Subsidiary other than for cause within twelve (12) months after the Closing Date, and (ii) who sign and deliver SYBT’s standard form of termination, release, and non-solicitation agreement, a severance payment (payable, net of deductions, in a lump-sum payment after satisfaction within 60 days thereof of the applicable conditions for such payment) equal to two (2) weeks of pay, at their base rate of pay in effect at the time of termination, for each full year of continuous service with FMB or any of the FMB Subsidiaries and their successors, with a minimum of four (4) weeks and up to a maximum of twenty-six (26) weeks. Except as set forth on Schedule 5.8(d), no severance payment will be required with respect to employees who are paid change in control payments in connection with the transactions contemplated by this Agreement pursuant to agreements in effect with FMB or any of the FMB Subsidiaries prior to the Effective Time.
(e)   With respect to any SYBT Benefit Plans in which any Continuing Employees become eligible to participate on or after the Effective Time, SYBT shall use commercially reasonable efforts to: (i) waive any waiting periods with respect to participation and coverage requirements applicable to the applicable Continuing Employees and their eligible dependents under the SYBT Benefit Plans, except to the extent the waiting periods would apply under the analogous FMB Benefit Plan, and (ii) recognize all service of the applicable Continuing Employees with FMB and the FMB Subsidiaries for all purposes in any SYBT Benefit Plan to the same extent that the service was taken into account under the analogous FMB Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan, or (C) for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits.
(f)   If requested by SYBT in writing at least twenty (20) business days prior to the Effective Time, FMB shall cause any 401(k) plan sponsored or maintained by FMB or any of its Subsidiaries (the “FMB 401(k) Plan”) to be amended or terminated (at SYBT’s discretion) effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Closing. In the event that SYBT requests that any FMB 401(k) Plan be terminated, the Continuing Employees shall be eligible to participate, effective as soon as practicable after the Effective Time, in the Stock Yards Bank & Trust Company 401(k) and Employee Stock Ownership Plan (the “SY Bank KSOP”). FMB and SYBT shall take any and all actions as may be required to permit the Continuing Employees who are then actively employed to make rollover contributions to the SY Bank KSOP of “eligible rollover distributions” (with the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans) or a combination thereof. FMB shall provide SYBT with evidence that the FMB 401(k) Plan has been terminated or amended, as applicable, in accordance with this Section 5.8(f); provided, that prior to amending or terminating the FMB 401(k) Plan, FMB shall provide the form and substance of any applicable resolutions or amendments to SYBT for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed).
(g)   On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) directed by either party to employees of FMB or any FMB Subsidiary with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior prompt review and comment of the other party, and the party seeking to distribute the notice or communication shall consider in good faith revising the notice or communication to reflect any comments or advice that the other party timely and reasonably provides.
(h)   Nothing in this Agreement shall confer upon any employee, director or consultant of FMB or any of the FMB Subsidiaries or affiliates any right to continue in the employ or service of SYBT, FMB, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of FMB, SYBT or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, director or consultant of FMB or any of the FMB Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause (subject to the provisions of Sections 5.1 and 5.2 of this Agreement). Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any FMB Benefit Plan, SYBT Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of SYBT or any of the SYBT Subsidiaries or affiliates to amend, modify or terminate any particular FMB Benefit Plan, SYBT Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 8.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including, without limitation, any current or former employee, director or consultant of FMB or any of the FMB Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
(i)   Without affecting the continuing receipt of benefits (and the conditions under which benefits are received) by current participants under such plans following the Closing, FMB will, or will cause the appropriate FMB Subsidiary (as applicable) to, unilaterally take action prior to Closing to terminate, effective as of prior to the Effective Time, all retiree medical insurance plans, retiree dental insurance plans, and retiree vision insurance plan. FMB will pay prior to Closing any costs required to be paid in connection with the termination of the foregoing retiree plans.
Section 5.9   Indemnification; Directors’ and Officers’ Insurance.
(a)   For a period of six years from and after the Effective Time, SYBT shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director and officer of FMB and the FMB Subsidiaries (in each case, when acting in such capacity) (collectively, the “FMB Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, the fact that the person is or was a director or officer of FMB or any of the FMB Subsidiaries or is or was serving at the request of FMB or any of the FMB Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; and SYBT shall also advance expenses as incurred by such FMB Indemnified Party to the fullest extent permitted by applicable law; provided that the FMB Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is finally determined in a non-appealable proceeding that such FMB Indemnified Party is not entitled to indemnification. SYBT shall reasonably cooperate with the FMB Indemnified Party, and FMB Indemnified Party shall reasonably cooperate with SYBT, in the defense of any claim, action, suit, proceeding or investigation contemplated by this Section 5.9(a).
(b)   SYBT will obtain at or prior to the Effective Time a six-year “tail” policy (a “Tail Policy”) under FMB’s existing policies of directors’ and officers’ liability insurance (“D&O Insurance”) providing coverage with respect to claims against the present and former officers and directors of FMB or any of the FMB Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement) if and to the extent that the Tail Policy may be obtained for an amount that, in the aggregate, does not exceed an amount in excess of 200% of the current annual premium paid as of the date hereof by FMB for D&O Insurance (the “Premium Cap”) (and if the premiums for the Tail Policy would at any time exceed the Premium Cap, then SYBT shall cause to be maintained policies of insurance which, in SYBT’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap). SYBT shall maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder.
(c)   The obligations of SYBT and FMB under this Section 5.9 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any FMB Indemnified Party or any other person entitled to the benefit of this Section 5.9 without the prior written consent of the affected FMB Indemnified Party or affected person.
(d)   The provisions of this Section 5.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each FMB Indemnified Party and his or her heirs and representatives. If SYBT or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of the consolidation or merger, transfers all or substantially all of its capital stock, assets or deposits to any other entity or engages in any similar transaction, then in each case to the extent the obligations set forth in this Section 5.9 are not otherwise transferred and assumed by the successors and assigns by operation of law or otherwise, SYBT will cause proper provision to be made so that the successors and assigns of SYBT expressly assume the obligations set forth in this Section 5.9.
Section 5.10   Additional Agreements.   In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest SYBT or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by SYBT.
Section 5.11   Dividends.   After the date of this Agreement, each of SYBT and FMB shall coordinate with the other regarding the declaration of any dividends in respect of SYBT Common Stock and FMB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of FMB Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of FMB Common Stock and any shares of SYBT Common Stock any holder receives in exchange therefor in the Merger.
Section 5.12   Advice of Changes; Disclosure Supplements.
(a)   SYBT and FMB (for purposes of this Section 5.12, the “Notifying Party”) shall each promptly advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition set forth in, if SYBT is the Notifying Party, Section 6.1 or Section 6.3, or if FMB is the Notifying Party, Section 6.1 or Section 6.2; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 5.12 or the failure of any condition set forth in Section 6.2 or Section 6.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.2 or Section 6.3 to be satisfied.
(b)   FMB and SYBT shall each promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the FMB Disclosure Schedule and the SYBT Disclosure Schedule (as applicable) with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the FMB Disclosure Schedule or the SYBT Disclosure Schedule (as applicable) or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of FMB or SYBT (as applicable) contained herein materially incorrect, untrue or misleading. No supplement, amendment or update to the FMB Disclosure Schedule or SYBT Disclosure Schedule (as applicable) shall (i) cure any breach of a representation or warranty existing as of the date of this Agreement or any breach of a covenant in this Agreement after the execution of this Agreement; or (ii) affect a party’s rights with respect to termination under Article VII of this Agreement.
Section 5.13   SYBT Board of Directors.   It is the intent of SYBT to appoint Scott P. Davis, a member of the FMB Board of Directors as of the date of this Agreement, as a member of the SYBT Board of Directors and SY Bank Board of Directors immediately after the Effective Time; provided, however, that if the Effective Time occurs prior to the date of SYBT’s 2026 annual meeting of shareholders (the “SYBT Annual Meeting”), it is the intent of SYBT to appoint Scott P. Davis as a member of the SYBT Board of Directors and SY Bank Board of Directors to be effective immediately after the SYBT Annual Meeting; in each case, at SYBT’s discretion and subject to SYBT’s and SY Bank’s corporate governance practices and policies and applicable law.

Section 5.14   No Solicitation.
(a)   FMB agrees that, except as expressly permitted by this Section 5.14, from and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, neither it nor any of the FMB Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly: (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, except to notify a person that has made or, to the knowledge of FMB, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 5.14(a); (iv) approve, endorse, recommend, execute or enter into any agreement, letter of intent, indication of interest, memorandum of understanding, agreement in principle, or contract with respect to an Acquisition Proposal or otherwise relating to or that is intended to or would reasonably be expected to lead to an Acquisition Proposal (other than a confidentiality agreement which expressly permits FMB to comply with its obligations pursuant to this Section 5.14 and that contains provisions no less favorable or protective than as set forth in the Non-Disclosure Agreement) or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; (v) submit any Acquisition Proposal or any matter related thereto to the vote of the shareholders of FMB other than this Agreement and the transactions contemplated hereby; or (vi) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.
(b)   As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of FMB and the FMB Subsidiaries or 20% or more of any class of equity or voting securities of FMB or the FMB Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of FMB, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in the applicable third party beneficially owning 20% or more of any class of equity or voting securities of FMB or the FMB Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of FMB, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving FMB or the FMB Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of FMB.
(c)   Nothing contained in this Agreement shall prevent FMB or its Board of Directors (or a duly authorized committee thereof) from, in response to an Acquisition Proposal, (i) complying with FMB’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act, (ii) making any legally required disclosure to FMB’s shareholders if the FMB Board of Directors (or a duly authorized committee thereof) determines in good faith (after consultation with FMB’s outside legal counsel) that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable law or (iii) informing the person making the Acquisition Proposal of the existence of this Section 5.14.
(d)   FMB agrees that it shall immediately, and shall instruct its Representatives to immediately, cease and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. FMB agrees that it shall take the necessary steps to inform promptly the individuals or entities referred to in the immediately preceding sentence of the obligations undertaken in this Section 5.14 and in the Non-Disclosure Agreement. FMB also agrees that it shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring FMB or any of the FMB Subsidiaries to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries.
(e)   FMB agrees that it shall promptly (and, in any event, within 24 hours of receiving the relevant information) notify SYBT if any inquiries, proposals or offers with respect to an Acquisition

Proposal are received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, FMB or any of its Representatives, indicating, in connection with such notice, the name of such person, and the material terms and conditions of any proposals or offers (including, if applicable, complete and unredacted copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep SYBT informed, on a current basis (and, in any event, no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in FMB’s intentions as previously notified.
(f)   Notwithstanding anything in the foregoing to the contrary, prior to the time, but not after, the Requisite FMB Vote is obtained, FMB may (i) provide information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal that did not result from any breach by FMB, the FMB Subsidiaries or any of their Representatives of this Section 5.14, providing for the acquisition of more than 20% of the assets (on a consolidated basis) or total voting power of the equity securities of FMB if FMB receives from the person so requesting such information an executed confidentiality agreement on terms not less restrictive to the other party than those contained in the Non-Disclosure Agreement and which expressly permits FMB to comply with its obligations pursuant to this Section 5.14; and promptly discloses (and, if applicable, provide copies of) any such information to SYBT to the extent not previously provided to SYBT; (ii) engage or participate in any discussions or negotiations with any person who has made such an unsolicited bona fide written Acquisition Proposal as described in clause (i) of this Section 5.14(f) above; or (iii) after having complied with Section 5.14(h), approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) an Acquisition Proposal as described in clause (i) of this Section 5.14(f), if and only to the extent that, (x) prior to taking any action described in clause (i), (ii) or (iii) above, the Board of Directors of FMB (or a duly authorized committee thereof) determines in good faith after consultation with outside legal counsel that such action is necessary in order for such directors to comply with the directors’ fiduciary duties under applicable law, and (y) in each such case referred to in clause (i) or (ii) above, the Board of Directors of FMB (or a duly authorized committee thereof) has determined in good faith based on the information then available and after consultation with FMB’s outside legal counsel and financial advisors that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal; and (z) in the case referred to in clause (iii) above, the Board of Directors of FMB (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal is a Superior Proposal. As used in this Agreement, “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal involving more than 40% of the assets (on a consolidated basis) or total voting power of the equity securities of FMB that the Board of Directors of FMB (or a duly authorized committee thereof) has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to FMB’s shareholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement, (A) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (B) after taking into account the likelihood of consummation of such transaction on the terms set forth therein and (C) after taking into account all legal (with the advice of outside legal counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing) and any other relevant factors permitted under applicable law, and after taking into account any amendment or modification to this Agreement agreed to by SYBT.
(g)   Except as expressly permitted by, and after compliance with, Section 5.14(h) and the other provisions of this Section 5.14, neither the Board of Directors of FMB nor any duly authorized committee of the Board of Directors shall: (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to SYBT, the Board Recommendation; or (ii) cause or permit FMB to enter into any letter of intent, indication of interest, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (other than a confidentiality agreement referred to and in compliance with the requirements of Section 5.14(f) entered into in compliance with Section 5.14(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.
(h)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Requisite FMB Vote, the Board of Directors of FMB (or a duly authorized committee thereof) may make a Change of Recommendation (and terminate this Agreement pursuant to Section 7.1(f)) if:
(i)   FMB has received an unsolicited bona fide written Acquisition Proposal from any person that is not withdrawn and that the Board of Directors of FMB (or a duly authorized committee thereof) concludes in good faith and in compliance with the requirements of Section 5.14(f) constitutes a Superior Proposal, and:
(A)   the Board of Directors of FMB (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable laws;
(B)   FMB shall have complied in all material respects with all of its obligations under this Section 5.14; and
(C)   (1)   FMB shall have provided prior written notice to SYBT at least six (6) business days in advance (the “Notice Period”), to the effect that the Board of Directors of FMB (or a duly authorized committee thereof) has concluded in good faith that a Superior Proposal has been received and, absent any revision to the terms and conditions of this Agreement, the Board of Directors of FMB (or a duly authorized committee thereof) has resolved to effect a Change in Recommendation pursuant to this Section 5.14(h) (and terminate this Agreement pursuant to Section 7.1(f)), which notice shall specify the basis for such Change in Recommendation, including the identity of the person or group of persons making the Superior Proposal, the material terms thereof and copies of all relevant documents relating to such Superior Proposal;
(2)   prior to effecting such Change in Recommendation (or termination pursuant to Section 7.1(f)), (aa) FMB shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with SYBT and its Representatives in good faith (to the extent SYBT desires to negotiate) to make adjustments in the terms and conditions of this Agreement, and permit SYBT and its Representatives to make a presentation to the Board of Directors of FMB (or a duly authorized committee thereof) regarding this Agreement and any adjustments with respect thereto (to the extent SYBT desires to make such presentation), and (bb) at the end of the Notice Period the Board of Directors of FMB (or a duly authorized committee thereof) again makes the determination in good faith (i) after consultation with outside legal counsel that the failure to make a Change in Recommendation (or authorize the termination of this Agreement pursuant to Section 7.1(f)) would be inconsistent with its fiduciary duties under applicable law and (ii) taking into account any adjustment to the terms and conditions of this Agreement proposed by SYBT, that the Acquisition Proposal continues to be a Superior Proposal; provided that, in the event of any material revisions to the Acquisition Proposal that the Board of Directors of FMB (or a duly authorized committee thereof) has determined to be a Superior Proposal, FMB shall be required to deliver a new written notice to SYBT and to comply with the requirements of this Section 5.14 (including this Section 5.14(h)) with respect to such new written notice and the revised Superior Proposal contemplated thereby; and
(3)   in the case of any Change of Recommendation contemplated by this Section 5.14(h), FMB shall have, upon any termination of this Agreement in accordance with Section 7.1(f), paid the Termination Fee in accordance with Section 7.2(b).
(j)   None of FMB, the Board of Directors of FMB or any duly authorized committee of the Board of Directors of FMB shall enter into any agreement with any person to limit or not give prior notice to SYBT of its intention to effect a Change in Recommendation or to terminate this Agreement in light of a Superior Proposal.
Section 5.15   Public Announcements.   Neither FMB nor SYBT shall, and neither FMB nor SYBT shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of SYBT, in the case of a proposed announcement, statement or disclosure by FMB, or FMB, in the case of a proposed announcement, statement or disclosure by SYBT; provided that either SYBT or FMB may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable law or by the rules of NASDAQ.
Section 5.16   Change of Method.   SYBT and FMB shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of FMB and SYBT (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that no such change contemplated by this Section 5.16 shall (a) alter or change the Exchange Ratio, (b) adversely affect the Tax treatment of FMB’s shareholders or SYBT’s shareholders pursuant to this Agreement, (c) adversely affect the Tax treatment of FMB or SYBT pursuant to this Agreement or (d) materially impede or materially delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any change contemplated by this Section 5.16 in an appropriate amendment to this Agreement executed by both parties in accordance with Section 8.2.
Section 5.17   Takeover Statutes.   None of FMB, SYBT or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant the approvals and take the actions necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of the Takeover Statute.
Section 5.18   Litigation and Claims.   Each of SYBT and FMB shall promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of SYBT or FMB, as applicable, threatened against SYBT, FMB or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by SYBT, FMB, or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. FMB shall give SYBT the opportunity to participate at SYBT’s own expense in the defense or settlement of any shareholder litigation against FMB and/or its directors or affiliates relating to the transactions contemplated by this Agreement, and no settlement shall be agreed without SYBT’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).
Section 5.19   [Intentionally omitted.]
Section 5.20   Updated Financial Information.   As soon as reasonably available after the date of this Agreement, FMB will make available to SYBT any additional audited consolidated financial statements which have been prepared on its behalf or at its direction, the FMB Interim Financial Statements, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by applicable law (collectively, “Subsequent FMB Financial Statements”). The Subsequent FMB Financial Statements will be prepared on a basis consistent with FMB’s past accounting practices and GAAP, to the extent required, and shall present fairly in all material respects the financial condition and results of operations as of the dates and for the periods presented (except in the case of unaudited financial information for the absence of notes and/or year-end adjustments). The Subsequent FMB Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render the Subsequent FMB Financial Statements inaccurate, incomplete or misleading in any material respect.
Section 5.21   Data Conversion.   From and after the date hereof, the parties shall use their commercially reasonable efforts to facilitate the integration of FMB with the business of SYBT following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic information technology system (the “Data Conversion”) to those used by SYBT. The parties agree to use all commercially reasonable efforts to promptly commence preparations for implementation of the Data Conversion, with the goal of effecting the Data Conversion on or before October 16, 2026. Each party shall cooperate with the other party in preparing for Data Conversion and consolidation of systems and business operations generally (including by providing reasonable access to data, information systems, and personnel having expertise with their and their respective Subsidiaries’ information and data systems, and by entering into customary confidentiality, non-disclosure and similar agreements with such service providers or the other party). Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.22   [Intentionally omitted.]
Section 5.23   Insurance Policies.   With respect to any Insurance Policy that would otherwise expire prior to the Closing Date, FMB shall, or shall cause the applicable FMB Subsidiary to, renew the applicable Insurance Policy without any reduction or dilution of coverage, using reasonable efforts to obtain from the applicable insurer a renewal period covering the date of renewal through the anticipated Closing Date. FMB shall, or shall cause the applicable FMB Subsidiary to, prior to the Closing Date, purchase and obtain three-year tail coverage for each Insurance Policy. The provisions of this Section 5.23 shall not apply with respect to the D&O Insurance, which shall be governed by the provisions of Section 5.9 of this Agreement.
Section 5.24   Absence of Control.   It is the intent of the parties to this Agreement that SYBT, by reason of this Agreement, shall not be deemed (until consummation of the transactions contemplated by this Agreement) to control, directly or indirectly, FMB or any of the FMB Subsidiaries and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of FMB or any of the FMB Subsidiaries.
Section 5.25   Certified List of FMB Shareholders.   FMB shall provide to SYBT a certified list (certified by the Secretary or an Assistant Secretary of FMB) of the holders of FMB Common Stock of record as of the close of business on the Closing Date showing, by holder and in the aggregate, the number of shares of FMB of record as of the close of business on the Closing Date.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a)   FMB Shareholder Approval.   This Agreement shall have been approved by the shareholders of FMB by the Requisite FMB Vote.
(b)   S-4.   The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.
(c)   NASDAQ Eligibility.   The shares of SYBT Common Stock that shall be issuable as Merger Consideration pursuant to this Agreement shall be eligible for trading on the NASDAQ.
(d)   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.
(e)   No Injunctions or Restraints; Illegality.   No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger or the other transactions contemplated by this Agreement.
(f)   Tax Opinion.   SYBT and FMB shall have each received a written opinion of FBT Gibbons LLP (or any successor thereof) (“FBT Gibbons”), in form and substance reasonably satisfactory to each of SYBT and FMB, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the written opinion, the Merger and the Parent-Sub Merger, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by shareholders of FMB to the extent they receive shares of SYBT Common Stock in connection with the Merger in exchange for their shares of FMB Common Stock, except that gain or loss will be recognized with respect to any cash received. In rendering the written opinion, FBT Gibbons may require and rely upon customary representations contained in certificates of officers of SYBT, Merger Subsidiary and FMB, reasonably satisfactory in form and substance to FBT Gibbons.
Section 6.2   Conditions to Obligations of SYBT and Merger Subsidiary.   The obligation of SYBT and Merger Subsidiary to effect the Merger is also subject to the satisfaction, or waiver by SYBT, at or prior to the Effective Time, of the following conditions:
(a)   Representations and Warranties.   Other than the representations and warranties of FMB set forth in Section 3.1 (Corporate Organization), Section 3.2 (Capitalization), Section 3.3 (Authority; No Violation), and Section 3.7 (Broker’s Fees), the representations and warranties of FMB contained in this Agreement (considered individually and collectively) shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date of this Agreement and on and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically to the date of this Agreement or another date shall be true and correct as of the spoken date). The representations and warranties of FMB set forth in Section 3.1 (Corporate Organization), Section 3.2 (Capitalization), Section 3.3 (Authority; No Violation), and Section 3.7 (Broker’s Fees) shall be true in all respects on and as of the date of this Agreement and on and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically to the date of this Agreement or another date shall be true and correct as of the spoken date).
(b)   Performance of Obligations of FMB.   FMB shall have performed in all material respects the obligations required to be performed by FMB under this Agreement at or prior to the Closing Date.
(c)   Closing Certificates.   SYBT shall have received a certificate, dated as of the Closing Date, and signed on behalf of FMB by the President of FMB, that each of the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
(d)   Dissenting Shares.   SYBT shall have received from FMB a certified list of those holders of FMB Common Stock who are holders of Dissenting Shares and the number of shares of FMB Common Stock as which each of them are holding Dissenting Shares. The Dissenting Shares shall represent no more than 5% of the outstanding shares of FMB Common Stock.
(e)   Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Material Adverse Effect with respect to FMB.
(f)   Closing Net Equity.   FMB’s Closing Net Equity as of the close of business on the Closing Date shall not be less than $70,194,000. For purposes of this Section 6.2(f), “Closing Net Equity” shall be an estimate of the “total equity capital” of FMB calculated in accordance with GAAP and the requirements of the applicable Governmental Entities, and specifically in the manner as reported on Schedule SC — Balance Sheet, Item 16(f), of the Parent Company Only Financial Statements for Small Holding Companies — FR Y-9SP, calculated as of the close of business on the Closing Date; provided, that there shall be excluded from the calculation of “total equity capital” (i) any net unrealized gains or losses on available for sale securities from September 30, 2025, through the Closing Date, (ii) any fees or expenses (including, without limitation, fees and expenses of attorneys, accountants, financial advisers and investment bankers) incurred or accrued by FMB in connection with this Agreement and the consummation of the transactions contemplated hereby, and (iii) any early termination fees or penalties incurred or accrued by FMB in connection with the termination of any agreement at the request or direction of SYBT. For the avoidance of doubt, the Closing Net Equity shall be calculated in the manner set forth on Schedule 6.2(f).   FMB shall deliver to SYBT no later than five (5) business days prior to the scheduled Closing Date a written estimate of the Closing Net Equity.
(g)   Non-Performing Assets.   On the Closing Date, the aggregate outstanding amount of Non-Performing Assets of the FM Bank shall be no more than $12,000,000 where “Non-Performing Assets” is defined to include (i) the outstanding balance of all Loans on non-accrual status, (ii) the outstanding balance of all Loans 90 days or more past due, (iii) the outstanding balance of all Loans that have been classified “loan modification for borrowers experiencing financial difficulty” (f/k/a troubled debt restructuring), and (iv) the fair market value (less estimated cost to sell) of all OREO of FM Bank and any Subsidiary of FM Bank.
(h)   Legal Opinion.   SYBT shall have received from Stoll Keenon Ogden PLLC, counsel to FMB, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to SYBT and opining to the matters set forth on Exhibit C.
Section 6.3   Conditions to Obligations of FMB.   The obligation of FMB to effect the Merger is also subject to the satisfaction or waiver by FMB at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   Other than the representations and warranties of SYBT and Merger Subsidiary set forth in Section 4.1 (Corporate Organization), Section 4.2 (Capitalization), Section 4.3 (Authority; No Violation), and Section 4.7 (Broker’s Fees), the representations and warranties of SYBT and Merger Subsidiary contained in this Agreement (considered individually and collectively) shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date of this Agreement and on and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically to the date of this Agreement or another date shall be true and correct as of the spoken date). The representations and warranties of SYBT and Merger Subsidiary set forth in Section 4.1 (Corporate Organization), Section 4.2 (Capitalization), Section 4.3 (Authority; No Violation), and Section 4.7 (Broker’s Fees) shall be true in all respects on and as of the date of this Agreement and on and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically to the date of this Agreement or another date shall be true and correct as of the spoken date).
(b)   Performance of Obligations of SYBT and Merger Subsidiary.   SYBT and Merger Subsidiary shall have performed in all material respects the obligations required to be performed by SYBT and Merger Subsidiary under this Agreement at or prior to the Closing Date.
(c)   Closing Certificates.   FMB shall have received a certificate, dated as of the Closing Date, and signed on behalf of SYBT and Merger Subsidiary by the President of SYBT and of Merger Subsidiary, that each of the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
(d)   Material Adverse Effect.   There shall not have been any Material Adverse Effect with respect to SYBT.

ARTICLE VII
TERMINATION AND AMENDMENT
Section 7.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time:
(a)   by mutual consent of SYBT and FMB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors;
(b)   by either SYBT or FMB if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and the denial has become final and non-appealable, or any Governmental Entity of competent jurisdiction shall have issued a final non-appealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due primarily to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of the seeking party set forth herein;
(c)   by either SYBT or FMB if the Merger shall not have been consummated on or before the date that is one year from the date of this Agreement (the “Outside Date”), unless the failure of the Closing to occur by the Outside Date shall be due primarily to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of the seeking party set forth herein and such failure has caused or resulted in either (i) the failure to satisfy the conditions set forth in Article VI prior to the Outside Date, or (ii) the failure of the Closing to have occurred on or prior to the Outside Date;
(d)   by either SYBT or FMB if the Requisite FMB Vote shall not have been obtained at the FMB Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no party may terminate this Agreement pursuant to this Section 7.1(d) if the party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that primarily caused the failure to obtain the Requisite FMB Vote at the FMB Meeting or at any adjournment or postponement thereof;
(e)   by either SYBT or FMB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any representation or warranty shall cease to be true) set forth in this Agreement on the part of FMB, in the case of a termination by SYBT, or SYBT, in the case of a termination by FMB, which breach or failure to be true, either individually or in the aggregate with all other breaches by the party (or failures of the representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 6.2, in the case of a termination by SYBT, or Section 6.3, in the case of a termination by FMB, and which is not cured by the earlier of (i) the Outside Date or (ii) within thirty (30) days (or the period of fewer days as remain until the Outside Date) following written notice to FMB, in the case of a termination by SYBT, or to SYBT, in the case of a termination by FMB, or which by its nature or timing cannot be cured during the 30-day period (or the period of fewer days as remain prior to the Outside Date);
(f)   by:
(1)   FMB if (i) the Board of Directors of FMB (or a duly authorized committee thereof) has authorized FMB to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) FMB has complied in all respects with Section 5.14 and (iii) in the case of clause (i), immediately after the termination of this Agreement, FMB enters into an Alternative Acquisition Agreement with respect to a Superior Proposal referred to in the foregoing clause (i); provided that the right of FMB to terminate this Agreement pursuant to this Section 7.1(f)(1) is conditioned on and subject to the prior payment by FMB to SYBT of the Termination Fee in accordance with Section 7.2(b), and any purported termination pursuant to this Section 7.1(f)(1) shall be void and of no force or effect if FMB shall not have paid and SYBT shall not have received the Termination Fee; or

(2)   SYBT if (i) the Board of Directors of FMB shall have (A) failed to include the Board Recommendation in the Proxy Statement, or withdrawn, modified or qualified the Board Recommendation in a manner adverse to SYBT, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an Acquisition Proposal that has been publicly disclosed within ten (10) business days after the commencement of the tender or exchange offer, in any case whether or not permitted by the terms hereof or (B) recommended or endorsed an Acquisition Proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to the Acquisition Proposal within ten (10) business days after an Acquisition Proposal is publicly announced, or (ii) FMB or its Board of Directors has breached its obligations under Section 5.6 or Section 5.14 in any material respect; or
(g)   by SYBT if greater than 5% of the outstanding shares of FMB Common Stock have become and remain Dissenting Shares.
Section 7.2   Effect of Termination.
(a)   In the event of termination of this Agreement by either SYBT or FMB as provided in Section 7.1, this Agreement shall become void and have no effect, and none of SYBT, FMB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that:
(i)   Section 5.5(b), this Section 7.2, and Article VIII shall survive any termination of this Agreement; and
(ii)   notwithstanding anything to the contrary contained in this Agreement, neither SYBT nor FMB shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement occurring prior to termination.
(b)   In the event that:
(i)
(1)   after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or made known to senior management or the Board of Directors of FMB or has been made directly to the FMB shareholders generally or any person shall have publicly announced (and, in each case, not unconditionally withdrawn at least two (2) days prior to the FMB meeting) an Acquisition Proposal with respect to FMB, and (A) thereafter this Agreement is terminated by either FMB or SYBT pursuant to Section 7.1(c) without the Requisite FMB Vote having been obtained (and all other conditions set forth in Sections 6.1 and Section 6.3 had been satisfied or were capable of being satisfied at a time prior to the termination), or (B) thereafter this Agreement is terminated by either SYBT or FMB pursuant to Section 7.1(d), or (C) thereafter this Agreement is terminated by SYBT pursuant to Section 7.1(e) as a result of a willful breach; AND
(2)   prior to the date that is twelve (12) months after the date of the termination of this Agreement, FMB enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then FMB shall, on the earlier of the date it enters into the definitive agreement and the date of consummation of the transaction, pay SYBT, by wire transfer of same day funds (to an account designated in writing by SYBT), a fee equal to $4,500,000 (the “Termination Fee”);
(ii)   this Agreement is terminated by FMB or SYBT pursuant to Section 7.1(f), then FMB shall pay SYBT, by wire transfer of same day funds (to an account designated in writing by SYBT), the Termination Fee no later than two (2) business days after the termination of this Agreement; or

(iii)   this Agreement is terminated by SYBT or FMB pursuant to Section 7.1(d) (other than a termination pursuant to Section 7.1(d) that is subject to the provisions of Section 7.2(b)(i) of this Agreement, in which event the Termination Fee shall be the only payment required under this Article VII), then FMB shall reimburse SYBT for all reasonable, documented out-of-pocket expenses (up to a maximum of $2,000,000) incurred by SYBT in connection with this Agreement, by wire transfer of same day funds (to an account designated in writing by SYBT), no later than two (2) business days after the termination of this Agreement.
(c)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of this Agreement, in the event that this Agreement is terminated as provided in Section 7.1 under circumstances where the Termination Fee or reimbursement under Section 7.2(b)(iii) (as applicable) is payable to SYBT and paid in full by FMB pursuant to this Section 7.2, the payment of such Termination Fee or reimbursement pursuant to Section 7.2(b)(iii) (as applicable) shall be the sole and exclusive remedy available to SYBT or Merger Subsidiary and the maximum aggregate liability of FMB with respect to this Agreement and the transactions contemplated by this Agreement, and FMB (and FMB’s affiliates and its and their respective directors, officers, employees, shareholders and other Representatives) shall have no further liability with respect to this Agreement or the transactions contemplated hereby to SYBT, Merger Subsidiary or any of their respective affiliates or Representatives and in no event shall SYBT or Merger Subsidiary or any of their respective affiliates or Representatives seek any (i) equitable relief or equitable remedies of any kind whatsoever or (ii) money damages or any other recovery, judgment or damages of any kind, including consequential, indirect or punitive damages other than the Termination Fee or reimbursement under Section 7.2(b)(iii) (as applicable), and no party shall be required to pay such fee on more than one occasion. For the avoidance of doubt, under no circumstances will FMB be required to pay both the Termination Fee and the reimbursement contemplated under Section 7.2(b)(iii).
(d)   FMB acknowledges that the agreements contained in Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SYBT would not enter into this Agreement; accordingly, if FMB fails promptly to pay any amount due pursuant to this Section 7.2, and, in order to obtain the payment SYBT commences a suit which results in a judgment against FMB for payment of any such amount, FMB shall pay the costs and expenses of SYBT (including reasonable attorneys’ fees and expenses) in connection with the suit. In addition, if FMB fails to pay the amounts payable pursuant to this Section 7.2, then FMB shall pay interest on the overdue amounts (for the period commencing as of the date that the overdue amount was originally required to be paid and ending on the date that the overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as published in the Wall Street Journal) in effect on the date on which the payment was required to be made for the period commencing as of the date that the overdue amount was originally required to be paid. The amounts payable pursuant to Section 7.2(b) constitute liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach of this Agreement, shall be (together with the amounts specified in this Section 7.2(d)) the sole monetary remedy of SYBT in the event of a termination of this Agreement specified in the section under circumstances where the Termination Fee or reimbursement under Section 7.2(b)(iii) (as applicable) is payable and is paid in full.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1   Non-survival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Non-Disclosure Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 5.9 of this Agreement, Section 5.5(b) of this Agreement, those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time, all covenants regarding non-competition and non-solicitation in the FMB Support Agreements, and all Continuing Employee Agreements.
Section 8.2   Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of FMB; provided that after approval of this Agreement by the shareholders of FMB, there may not be, without further approval of the shareholders of FMB, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.
Section 8.3   Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided that after approval of this Agreement by the shareholders of FMB there may not be, without further approval of the shareholders of FMB, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 8.4   Expenses.   Except as otherwise provided in Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense.
Section 8.5   Notices.   All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended or (c) sent by email, provided that the transmission of the email is promptly confirmed:
(a)   if to FMB, to:
Field & Main Bancorp, Inc.
140 N. Main St.
Henderson, KY 42420
Attention:
Scott P. Davis

Email:
sdavis@fieldandmain.com

With a copy (which shall not constitute notice) to:
Stoll Keenon Ogden PLLC
300 West Vine St.
Suite 2100
Lexington, KY 40507
Attention:
J. David Smith, Jr.

Email:
david.smith@skofirm.com

(b)   if to SYBT or Merger Subsidiary, to:
Stock Yards Bancorp, Inc.
1040 E. Main St.
Louisville, KY 40206
Attention: James A. Hillebrand, Chairman and CEO
Email:
Ja.Hillebrand@syb.com

With a copy to:
Stock Yards Bancorp, Inc.
1040 E. Main St.
Louisville, KY 40206

Attention:
Nathan L. Berger, General Counsel

Email:
nathan.berger@syb.com

and with a copy (which shall not constitute notice) to:
Frost Brown Todd LLP
400 W. Market St., 32nd Floor
Louisville, KY 40202
Attention:
James Giesel
William N. Jones

E-mail:
jgiesel@fbtlaw.com
njones@fbtlaw.com

Section 8.6   Interpretation.   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, the reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of FMB means the actual knowledge of any of the officers of FMB listed on Section 8.6 of FMB Disclosure Schedule, and the “knowledge” of SYBT means the actual knowledge of any of the officers of SYBT listed on Section 8.6 of SYBT Disclosure Schedule. As used herein, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in Louisville, Kentucky are authorized by law or executive order to be closed, (ii) “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (iii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, the specified person, (iv) “made available” means any document or other information that was provided by one party or its representatives to the other party and its representatives prior to the date hereof, included in the virtual data room of a party prior to the date hereof or filed by a party with the SEC and publicly available on EDGAR prior to the date hereof and (v) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger, the Parent-Sub Merger and the Bank Merger. The FMB Disclosure Schedule and the SYBT Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to the referenced section.
Section 8.7   Counterparts.   This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 8.8   Entire Agreement.   This Agreement (including the documents and the instruments referred to herein), together with the Non-Disclosure Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
Section 8.9   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to any applicable conflicts of law.

(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Louisville, Jefferson County, Kentucky (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon any party in any action or proceeding will be effective if notice is given in accordance with Section 8.5.
Section 8.10   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.
Section 8.11   Assignment; Third Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 5.9, which is intended to benefit each FMB Indemnified Party and his or her heir and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in the representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 8.12   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, subject to the provisions of Section 7.2(c) in connection with the termination of this Agreement, the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Subject to the provisions of Section 7.2(c) in connection with the termination of this Agreement, each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 8.13   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 8.14   Delivery by Facsimile or Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing.
Section 8.15   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined or identified in 12 C.F.R. § 261.2(b) and 12 C.F.R. § 4.32(b)) of a Regulatory Agency by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
[Signature Page Follows]

IN WITNESS WHEREOF, FMB, SYBT, and Merger Subsidiary have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
FMB:
Field & Main Bancorp, Inc.
By:
/s/ Scott P. Davis

Scott P. Davis, Chairman
SYBT:
Stock Yards Bancorp, Inc.
By:
/s/ James A. Hillebrand

James A. Hillebrand, Chairman and CEO
MERGER SUBSIDIARY:
River Holdings, Inc.
By:
/s/ James A. Hillebrand

James A. Hillebrand, Chairman and CEO
[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of FMB Support Agreement

A-A-1

SUPPORT AGREEMENT
This Support Agreement, dated as of January 27, 2026 (this “Agreement”), is entered into between Stock Yards Bancorp, Inc., a Kentucky corporation (“SYBT”), and             (“Shareholder”).
Recitals
A.   Concurrently with the execution and delivery of this Agreement, SYBT, River Holdings, Inc., a Kentucky corporation and direct, wholly-owned subsidiary of SYBT (“Merger Subsidiary”), and Field & Main Bancorp, Inc., a Kentucky corporation (“FMB”) and parent bank holding company of Field & Main Bank, Inc., a Kentucky banking corporation (the “Bank”), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary shall be merged with and into FMB, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings provided in the Merger Agreement.
B.   As of the date of this Agreement, Shareholder is the record and beneficial owner and has the power to vote the number of shares of FMB Common Stock set forth, and in the manner reflected, on Attachment A to this Agreement (the shares listed on Attachment A, together with all shares of FMB Common Stock subsequently acquired by Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”).
C.   As an inducement and condition to entering into the Merger Agreement, SYBT has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.
D.   Concurrently with the execution of this Agreement, SYBT is also entering into a Support Agreement identical in form to this Agreement (each, an “Other Support Agreement”) with each of the shareholders of FMB identified on Attachment C (the “Supporting Shareholders”).
E.   NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
VOTING AGREEMENT
Section 1.1   Agreement to Vote.   Shareholder hereby agrees that, during the time this Agreement is in effect, at the FMB Meeting, and at any other meeting of the shareholders of FMB, however called, or any adjournment or postponement thereof, Shareholder shall:
(a)   appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and
(b)   vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to approve the Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FMB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.
Section 1.2   Shareholder Capacity.   Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of FMB or the FMB Subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of FMB or the FMB Subsidiaries, including in exercising rights under the

A-A-2

Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising in a manner consistent with the terms of the Merger Agreement Shareholder’s fiduciary duties as a director or officer, as applicable, to FMB, the FMB Subsidiaries or their respective shareholders.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
Shareholder represents and warrants to SYBT as follows:
Section 2.1   Authority; Authorization.
(a)   Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement.
(b)   This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.
(c)   Assuming the authorization, execution and delivery of this Agreement by SYBT, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.
(d)   If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.
Section 2.2   Non-Contravention.   The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust.
Section 2.3   Ownership of Securities.   On the date of this Agreement, the Owned Shares set forth on Attachment A to this Agreement are owned of record and beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of FMB Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests (other than as created by this Agreement). As of the date of this Agreement Shareholder has, and at the FMB Meeting or any other shareholder meeting of FMB in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.
Section 2.4   Absence of Litigation.   There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before

A-A-3

or by any Governmental Entity that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.
Section 2.5   Reliance by SYBT.   Shareholder understands and acknowledges that SYBT is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.
ARTICLE III
COVENANTS
Section 3.1   No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions.
(a)   Shareholder agrees that during the term of this Agreement, Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 5.14 of the Merger Agreement except as permitted by such Section 5.14 of the Merger Agreement or (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of FMB Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of FMB vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than SYBT with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1.
(b)   Shareholder hereby agrees to notify SYBT promptly (and, in any event, within 24 hours) in writing of the number of any additional shares of FMB Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof.
Section 3.2   Restrictions on Transfer of Owned Shares and Proxies; Non-Interference.
(a)   Shareholder agrees that it will not, prior to the earlier of the receipt of the Requisite FMB Vote or the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with SYBT’s prior written consent. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, and provided that any change of Trustee of Shareholder shall not constitute a “Transfer” for the purposes of this Agreement.
(b)   Notwithstanding Section 3.2(a) of this Agreement, Shareholder may make gifts or other distributions of Owned Shares or otherwise Transfer Owned Shares to a beneficiary or an affiliate or immediate family member of a beneficiary of Shareholder, or to a trust for the benefit of a beneficiary of Shareholder or an affiliate or immediate family member of a beneficiary of Shareholder during the term of this Agreement if the donee or transferee enters into an agreement containing covenants equivalent to those set forth in this Agreement (other than those restrictions set forth in Section 3.8(a) hereof), such as the joinder agreement in the form of Attachment D (provided such joinder agreement shall expressly exclude the restrictions set forth in Section 3.8(a) of this Agreement).
(c)   Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting

A-A-4

agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement.
Section 3.3   Lock-Up Agreement.
(a)   Commencing on the first day of the calendar quarter immediately following the Closing (the “First Quarter Date”) and continuing until the earliest to occur of (i) the termination of this Agreement, (ii) the date that the Preston Family Shareholders (as defined below) collectively own less than one percent (1%) of the then-outstanding shares of SYBT Common Stock, or (iii) a decline of at least twenty percent (20%) in the average closing price of SYBT Common Stock over any ten (10) consecutive trading-day period (the “SYBT Trading Price”), provided that the percentage decline in the SYBT Trading Price exceeds by greater than fifteen percent (15%) the decline (if any) in the KBW Nasdaq Regional Banking Index over the same ten (10) trading-day period (the “Lock-Up Period”), Shareholder hereby agrees that Shareholder will not, either individually or collectively with each of the other Supporting Shareholders and their transferees pursuant to Section 3.2(b) or Section 3.3(c) of this Agreement or the Other Support Agreements (the “Preston Family Shareholders”), at any time, directly or indirectly, without the prior written consent of SYBT, Transfer during any calendar quarter any shares of SYBT Common Stock which Shareholder received in the Merger (the “Merger Common Stock”) in an amount in excess of two and a half percent (2.5%) of the aggregate shares of Merger Common Stock received by the Preston Family Shareholders; provided that the restrictions in this Section 3.3(a) shall not apply to any block trade in compliance with Section 3.3(b). In addition, Shareholder hereby agrees that Shareholder will not, either individually or collectively with each of the other Preston Family Shareholders, Transfer any Merger Common Stock between the Closing Date and the First Quarter Date.
(b)   During the Lock-Up Period, Shareholder may request in writing that SYBT consider engaging in a block trade transaction pursuant to which SYBT would purchase shares of SYBT Common Stock from Shareholder upon mutually agreed terms (“Block Trade Request”). SYBT shall consider and promptly respond to any Block Trade Request; provided that SYBT shall have no obligation to engage in a block trade transaction with Shareholder, and can decline the Block Trade Request for any or no reason, including to preserve the intended U.S. federal income tax treatment of the Merger, as set forth in the Tax Opinion contemplated by Section 6.1(f) of the Merger Agreement. If SYBT declines (or fails to respond within ten (10) Business Days to) a Block Trade Request, then Shareholder may consummate a negotiated block trade (the “Block Trade”) with an identified buyer or buyers on terms no more favorable than those offered to SYBT, provided that, if a transferee is receiving in the Block Trade more than one percent (1%) of the then-outstanding shares of SYBT Common Stock, such transferee shall execute a joinder agreement in the form of Attachment D (or a substantially similar agreement acceptable to SYBT).
(c)   The restrictions set forth in this Section 3.3 shall not apply to (i) Transfers of Merger Common Stock to a beneficiary or an affiliate or immediate family member of a beneficiary of Shareholder, or to a trust for the benefit of a beneficiary of Shareholder or an affiliate or immediate family member of a beneficiary of Shareholder, or (ii) Transfers required by applicable law or regulation, court order or governmental directive, or required under Shareholder’s governing trust documents as in effect on the date of this Agreement (including to effect a distribution, division or re-titling mandated by such governing documents); provided, that Shareholder and the proposed transferee provide notice to SYBT of the Transfer and the transferee enters into an agreement containing covenants equivalent to those set forth in this Agreement (other than those restrictions set forth in Section 3.8(a) hereof), such as the joinder agreement in the form of Attachment D (provided such joinder agreement shall expressly exclude the restrictions set forth in Section 3.8(a) of this Agreement).
(d)   The restrictions set forth in this Section 3.3 shall not apply to Transfers made in connection with, and solely to the extent necessary to effect, a “Change in Control” of SYBT as approved or

A-A-5

recommended by the SYBT Board of Directors. Upon the occurrence of a Change in Control, the restrictions in this Section 3.3 shall no longer apply to Transfers of Merger Common Stock. For purposes of this Section 3.3(d), a “Change in Control” shall be deemed to have occurred if:
(i)   any Person (as defined below) is or becomes the Beneficial Owner (as defined in this definition) of securities of SYBT representing 20% or more of the combined voting power of SYBT’s then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of the Effective Time or (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from SYBT);
(ii)   during any period of two consecutive years beginning after the Effective Time individuals who at the beginning of such period constitute the Board of Directors of SYBT and any new director (other than a director designated by a person who has entered into an agreement with SYBT to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of SYBT;
(iii)   the shareholders of SYBT (or SYBT as the sole shareholder of Bank) approve a merger or consolidation of SYBT or Bank with any other corporation (other than a merger or consolidation which would result in the voting securities of SYBT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of SYBT or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of SYBT or such surviving entity or of any subsidiary of SYBT or such surviving entity, at least 80% of the combined voting power of the securities of SYBT or such surviving entity outstanding immediately after such merger or consolidation); or
(iv)   the shareholders of SYBT approve a plan of complete liquidation or dissolution of SYBT or an agreement for the sale or disposition by SYBT of all or substantially all of SYBT’s assets.
(v)   For purposes of the definition of Change in Control, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of such Act; provided, however, that Person shall not include (i) SYBT or any subsidiary or any other Person controlled by SYBT, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of SYBT or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of SYBT in substantially the same proportions as their ownership of securities of SYBT.
(vi)   For purposes of the definition of Change in Control, a Person shall be deemed the “Beneficial Owner” of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with the Exchange Act, and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

A-A-6

(e)   Shareholder agrees and consents to the entry of stop transfer instructions with SYBT and its transfer agent and registrar against the Transfer in violation of this Agreement of shares of Merger Common Stock. In furtherance of the foregoing, SYBT is hereby authorized to decline to make or authorize any Transfer of securities if the Transfer would constitute a violation or breach of this Agreement. For purposes of this Agreement, except for Merger Common Stock Transferred in a block trade or to a Person who is (or thereby becomes) a Preston Family Shareholder, all Merger Common Stock which is Transferred for the account of Shareholder during any calendar quarter shall be aggregated with Transfers of Merger Common Stock by each of the Preston Family Shareholders for the purpose of determining the limitation on the amount of securities Transferred. The FMB Common Stock owned by each Preston Family Shareholder as of the date of this Agreement is set forth on Attachment C to this Agreement.
(f)   To facilitate compliance with the provisions of Section 3.3, Shareholder agrees to hold the Merger Common Stock as a shareholder of record on the books of SYBT’s transfer agent and registrar during the term of this Agreement.
Section 3.4   Status as SYBT “Insider.”   Shareholder hereby acknowledges receipt of SYBT’s “Insider Trading Policy for Director/Executive Management” (as it may be amended from time to time, the “Policy”). Shareholder agrees that, if Scott P. Davis serves as Shareholder’s Trustee while simultaneously serving as a member of the SYBT Board of Directors, Shareholder, for itself and its affiliates, will comply with the Policy’s requirements, including those restrictions regarding trading windows, pledging, and material, nonpublic information.
Section 3.5   Dissenters’ Rights.   Shareholder agrees not to exercise any right to dissent (including, without limitation, under any rights set forth in Sections 271B.13-010 through 271B.13-310 of the KBCA) as to any Owned Shares which may arise with respect to the Merger or the transactions contemplated by the Merger Agreement.
Section 3.6   Stop Transfer.   Shareholder agrees that it shall not request that FMB register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares prior to the receipt of the Requisite FMB Vote, unless the transfer is made in compliance with this Agreement.
Section 3.7   Further Assurances; Cooperation.
(a)   Shareholder, without further consideration, will (i) use all reasonable efforts to cooperate with SYBT and FMB in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested by SYBT for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Agencies).
(b)   Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Regulatory Agency or Governmental Entity, in any other documents or communications provided by SYBT or FMB to any Regulatory Agency or Governmental Entity or to security holders of SYBT or FMB) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with SYBT and the SYBT Subsidiaries and/or FMB, the Bank, and the other FMB Subsidiaries.
Section 3.8   Non-Competition and Non-Solicitation.
(a)   Shareholder agrees that for (x) the period between the date of this Agreement and the Effective Time (except for service on the Board of Directors or as an officer of FMB or Bank) and (y) for a period of three (3) years following the Effective Time, Shareholder will not:
(i)   engage in a Competitive Business (as defined below) as an employee, shareholder, partner, member, manager, officer or director; provided that the foregoing shall not prohibit

A-A-7

Shareholder from (A) continuing to engage in the activities in which Shareholder is currently a participant which are expressly set forth on Attachment B attached hereto (provided, however, for the avoidance of doubt, Shareholder’s continuing to engage in the activities set forth on Attachment B does not relieve Shareholder of Shareholder’s obligations under Section 3.8(a)(ii) or (iii) of this Agreement), or (B) holding up to five (5%) of the outstanding securities of any class of any publicly held company which is a Competitive Business;
(ii)   (A) solicit or otherwise attempt in any manner to cause or otherwise encourage any persons who are employees of FMB, the Bank, any other FMB Subsidiary, SYBT, or any SYBT Subsidiary prior to, at, or after the Effective Time (“Employees” and each individually an “Employee”) to leave the employ of FMB, the Bank, any other FMB Subsidiary, SYBT or any of the SYBT Subsidiaries, or (B) hire any Employee, or cause, induce or encourage any Competitive Business to hire any Employee; or
(iii)   (A) induce, persuade, encourage or influence, or attempt to induce, persuade, encourage or influence, any person (as such term is interpreted in Section 8.6 of the Merger Agreement) having a business relationship with FMB, the Bank, any other FMB Subsidiary, SYBT or any SYBT Subsidiary, to discontinue, reduce or restrict such relationship or (B) solicit, target or divert, or attempt to solicit, target or divert, the deposits, loans or other products and services from persons who are or were depositors, borrowers or customers of FMB, the Bank, any other FMB Subsidiary, SYBT or any SYBT Subsidiary prior to, at, or after the Effective Time; provided, however, nothing in this Section 386(a)(iii) shall prevent Shareholder from engaging in Shareholder’s personal, family, business or employment activities as a customer of a Competitive Business.
(iv)   For purposes of this Agreement, the term “Competitive Business” shall mean the business or operations of a bank, thrift, credit union, investment, mortgage banking, financial planning or wealth management or investment advisor, trust company, industrial bank, insurance company, or any other financial institution or bank holding company either located or doing business either (A) within the Kentucky counties of Henderson, Fayette, and/or Harrison, and/or the Indiana county of Vanderburgh, or (B) within any county contiguous to any county referred to in item (A) of this Section 3.8(a)(iv).
(b)   Shareholder agrees that, subject to Shareholder’s fiduciary duties and legal obligations and as described below, for (x) the period on and between the date of this Agreement and the Effective Time, and (y) for a period of five (5) years following the Effective Time, Shareholder will not, with respect to Shareholder’s banking and wealth management customer relationship (including without limitation Shareholder’s deposit accounts, loan accounts, wealth management accounts, and any other products and services) in existence as of the date of this Agreement with FMB, the Bank, and/or any FMB Subsidiary and for which any of the foregoing receives compensation (the “Current Banking and Wealth Management Relationship”), discontinue, reduce, restrict, or divert in any manner all or any part of such Current Banking and Wealth Management Relationship with or from (as applicable) FMB, the Bank, any FMB Subsidiary, or SYBT or any SYBT Subsidiary (as successors in interest to the Current Banking and Wealth Management Relationship from and after the Effective Time by virtue of the Bank Merger). For the avoidance of doubt, nothing in this Section shall (i) prevent Shareholder, or any trustee of Shareholder, from changing (including without limitation terminating) any Current Banking and Wealth Management Relationship if the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties or legal obligations under governing documents or applicable law or (ii) require Shareholder, or any trustee of Shareholder, to continue any Current Banking and Wealth Management Relationship on terms or in a manner that are not at least as favorable to Shareholder as the terms or in the manner under which such Current Banking and Wealth Management Relationship is maintained on the date hereof. Further, for the avoidance of doubt, to the extent Shareholder is a trust, nothing in this Agreement prohibits the Shareholder from forming and maintaining a private trust company as trustee of Shareholder for the sole purpose of the internal management, administration and governance of the Shareholder (a “Private Trust Company”), provided that such Private Trust Company does not perform or engage in any manner in any function or activity that constitutes all or any part of the Current Banking and Wealth Management Relationship (including with SYBT or any SYBT Subsidiary as successors in interest to the Current Banking and Wealth Management Relationship).

A-A-8

(c)   Shareholder acknowledges and agrees that the business conducted by SYBT and the SYBT Subsidiaries is highly competitive and that the covenants made by Shareholder in this Section 3.8 are made as a necessary inducement for SYBT to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement. It is the desire and intent of the parties to this Agreement that the provisions of this Section 3.8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although Shareholder and SYBT each consider the restrictions contained in this Section 3.8 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 3.8 is unenforceable against any party, the provisions of this Section 3.8 shall be deemed amended to apply as to the maximum time and territory and to the maximum extent as the applicable court may judicially determine or indicate to be enforceable. The parties further agree to execute all documents necessary to evidence the applicable amendment.
(d)   Shareholder acknowledges and agrees that the provisions of this Agreement are fair, reasonable and necessary to protect SYBT’s legitimate business interests and to protect the value of SYBT’s acquisition of FMB.
(e)   Neither party will, at any time during the three (3) year period referred to in Section 3.8(a) of this Agreement, disparage the other party, or the business conducted by such other party, or any of such other party’s stockholders, members, directors, managers, officers, employees or agents.
ARTICLE IV
Termination
Section 4.1   Termination.   This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement before the Effective Time in accordance with its terms and (ii) the date that is five (5) years following the Effective Time.
Section 4.2   Effect of Termination.   In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement or any obligations under this Agreement.
ARTICLE V
MISCELLANEOUS
Section 5.1   Amendment; Waivers.   Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by SYBT and Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver the applicable right, power or privilege, nor shall any single or partial exercise any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege.
Section 5.2   Expenses.   Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses.
Section 5.3   Notices.   All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the e-mail is promptly confirmed:
If to Shareholder: The address provided on Attachment A hereto.
(a)   if to SYBT:
Stock Yards Bancorp, Inc.
1040 E. Main St.
Louisville, KY 40206

A-A-9

Attention:
James A. Hillebrand, Chairman and CEO

Email:
Ja.Hillebrand@syb.com

with a copy to :
Stock Yards Bancorp, Inc.
1040 E. Main St.
Louisville, KY 40206
Attention:
Nathan L. Berger, General Counsel

Email:
nathan.berger@syb.com

and with a copy (which shall not constitute notice) to:
Frost Brown Todd LLP
400 West Market Street, 32nd Floor
Louisville, KY 40202
Attention:
James Giesel
William N. Jones

Email:
jgiesel@fbtlaw.com
njones@fbtlaw.com

Section 5.4   Entire Agreement; Assignment.   This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by Shareholder without the prior written consent of SYBT.
Section 5.5   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section 5.6   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 5.7   Specific Performance; Remedies.   Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that SYBT would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which SYBT may be entitled (including monetary damages), SYBT shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither SYBT, Merger Subsidiary nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
Section 5.8   Governing Law.
(a)   This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to any applicable conflicts of law.

A-A-10

(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the federal or state courts located in Louisville, Jefferson County, Kentucky (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon any party in any action or proceeding will be effective if notice is given in accordance with Section 5.3. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the action.
Section 5.9   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.
Section 5.10   Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 5.11   Counterparts.   This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 5.12   Delivery by Facsimile or Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-A-11

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.
SYBT:
Stock Yards Bancorp, Inc.
By:

James A. Hillebrand, Chairman and CEO
[Signature Page to Support Agreement]

SHAREHOLDER:
[TRUST NAME]
By:

Scott P. Davis, Trustee
By:

Leigh Anne Preston, Trustee
[Signature Page to Support Agreement]

Attachment A
Owned Shares
Name and Address of Shareholder	Owned Shares
[NAME] [ ] [ ] Phone: [ ] Email: [ ]

Attachment B
Current Activities

Attachment C
Preston Family Shareholders
Shareholder	FMB Shares Prior to Merger
Preston Family Revocable Trust	16,799
RB&HL Preston Non-Exempt Trust FBO Vivian R. Brigham	259,290
RB&HL Preston GST Exempt Trust FBO Vivian R. Brigham	45,928
RB&HL Preston Non-Exempt Trust FBO Charlotte K. Critser	259,290
RB&HL Preston GST Exempt Trust FBO Charlotte K. Critser	45,928
RB&HL Preston Non-Exempt Trust FBO Kent A. Preston	259,290
RB&HL Preston GST Exempt Trust FBO Kent A. Preston	45,928
RB&HL Preston Non-Exempt Trust FBO Leigh Anne Preston	259,290
RB&HL Preston GST Exempt Trust FBO Leigh Anne Preston	45,928
RB&HL Preston Non-Exempt Trust FBO Constance P. Walaskay	259,290
RB&HL Preston GST Exempt Trust FBO Constance P. Walaskay	45,928

Attachment D
Form of Joinder Agreement
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement, dated as of [   ] (the “Support Agreement”), by and between Stock Yards Bancorp, Inc., a Kentucky corporation (“SYBT”) and [TRUST NAME] (the “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Support Agreement.
WHEREAS, the Support Agreement provides that Shareholder may Transfer certain capital stock of FMB or SYBT so long as donee or transferee enters into an agreement containing covenants governing the voting and transfer of the transferred capital stock equivalent to those set forth in the Support Agreement (the “Transfer Requirement”);
WHEREAS, Section 3.8 of the Support Agreement contains certain covenants regarding non-solicitation and non-competition; and
WHEREAS, Section 5.7 of the Support Agreement contains certain provisions regarding the specific performance of the Support Agreement.
NOW, THEREFORE, in order to satisfy the Transfer Requirement and in consideration of the premises and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, that:
i.
the Joining Party shall be deemed to be a party and be bound by the Support Agreement as a “Shareholder” and a “Preston Family Shareholder” as of the date hereof; and

ii.
this Joinder Agreement is for the benefit of the parties to the Support Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date:
[NAME OF JOINING PARTY]
By:

Name:
Title:
Address for notices:

Exhibit B
Form of Agreement and Plan of Bank Merger

AGREEMENT AND PLAN OF BANK MERGER
This is an Agreement and Plan of Bank Merger (this “Plan of Merger”) dated as of January 27, 2026, between Stock Yards Bank & Trust Company, a Kentucky banking corporation (“SY Bank”), and Field & Main Bank, Inc., a Kentucky banking corporation (“FM Bank”).
RECITALS
A.   Stock Yards Bancorp, Inc., a Kentucky corporation (“Parent Bancorp”), River Holdings, Inc., a Kentucky corporation (“Merger Sub”), and Field & Main Bancorp, Inc., a Kentucky corporation (“Target Bancorp”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 27, 2026, pursuant to which Parent Bancorp would acquire all of the issued and outstanding capital stock of Target Bancorp in a statutory merger of Merger Sub with and into Target Bancorp (the “Statutory Merger”), with Target Bancorp being the surviving corporation of the Statutory Merger.
B.   The Merger Agreement contemplates that immediately following, the consummation of the Statutory Merger, or at such later time as Parent Bancorp may determine, FM Bank is to be merged with and into SY Bank.
C.   Parent Bancorp, as the sole shareholder of FM Bank and SY Bank immediately after consummation of the Statutory Merger, desires to cause FM Bank to merge with and into SY Bank immediately following the Statutory Merger or at such later time as Parent Bancorp may determine (the “Bank Merger”).
D.   In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Bank Merger, the parties, intending to be legally bound, agree as follows:
AGREEMENTS
1.   Bank Merger.   At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Plan of Merger, FM Bank shall be merged with and into SY Bank, and SY Bank shall continue in existence as the surviving corporation of the merger (the “Surviving Bank”).
2.   Articles of Merger.   Subject to consummation of the Statutory Merger and the other provisions of this Plan of Merger, immediately after the Statutory Merger or at such later time as Parent Bancorp may determine, and upon receipt of all required shareholder and regulatory approvals, SY Bank and FM Bank will cause Articles of Merger facilitating the Bank Merger to be executed and delivered for filing to the Secretary of State of the Commonwealth of Kentucky.
3.   Effective Time.   The date and time specified in the Articles of Merger filed with the Secretary of State of the Commonwealth of Kentucky shall be deemed the effective time of the Bank Merger (the “Effective Time”).
4.   Articles of Incorporation and Bylaws.   The Articles of Incorporation of SY Bank, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank, until they shall be thereafter altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Bylaws of SY Bank in effect at the Effective Time shall be the Bylaws of the Surviving Bank.
5.   Directors and Officers.   The directors and officers of SY Bank shall be the directors and officers of the Surviving Bank until the next annual meeting of shareholders and directors of Surviving Bank, unless their tenure as officers or directors is sooner terminated.
6.   Names and Offices.   The name of the Surviving Bank shall be “Stock Yards Bank & Trust Company.” The main office of the Surviving Bank shall be the main office of SY Bank immediately prior to the Effective Time. All branch offices of SY Bank and offices of FM Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Bank Merger, subject to the opening or closing of any offices which may be authorized by SY Bank or FM Bank and applicable regulatory authorities after the date hereof.
7.   Conversion of FM Bank Shares.   At the Effective Time, each issued and outstanding share of FM Bank capital stock shall automatically by virtue of the Bank Merger be canceled without payment.

A-B-1

8.   SY Bank Capital Stock.   The shares of SY Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Bank Merger.
9.   Certain Effects of Merger.   At the Effective Time, in addition to the effects otherwise provided by United States and Kentucky law, SY Bank and FM Bank shall become a single corporation and the separate existence of FM Bank shall cease. Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of FM Bank subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to FM Bank. All other things in action of or belonging to FM Bank shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in FM Bank shall not revert or be in any way impaired by reason of the Bank Merger. All rights of creditors and all liens of FM Bank shall be preserved unimpaired, and all debts, liabilities and duties of FM Bank shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.
10.   Termination.   This Plan of Merger shall be terminated upon the agreement of the parties hereto. In addition, this Plan of Merger shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Statutory Merger.
11.   Conditions.   The respective obligations of each party hereto to effect the Merger shall be subject to: (a) the consummation of the Statutory Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Merger.
12.   Amendment.   On or before the Effective Time, the parties may amend, modify or supplement this Plan of Merger in the manner as may be agreed upon between the parties in writing.
13.   Counterparts; Electronic Signatures.   This Plan of Merger may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement.
14.   Governing Law.   This Plan of Merger shall be governed in all respects by the laws of the Commonwealth of Kentucky.
15.   Waiver.   Any of the terms or conditions of this Plan of Merger may be waived at any time by the party that is entitled to the benefit thereof.
16.   Assignment.   This Plan of Merger may not be assigned by any party hereto without the prior written consent of the other party.
[Signature page follows]

A-B-2

IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be executed and delivered by their duly authorized officers, on the date first above written.
Stock Yards Bank & Trust Company
By:

James A. Hillebrand, Chairman and CEO
Field & Main Bank, Inc.
By:

Scott P. Davis, Chairman
[Signature Page to Agreement and Plan of Bank Merger]

Exhibit C
Opinion of Counsel to FMB
(Subject to standard opinion qualifications of Stoll Keenon Ogden PLLC)
1.   The execution and delivery of the Agreement by FMB, and the consummation of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of FMB (including without limitation all required action of the Board of Directors and the shareholders of FMB).
2.   The execution and delivery of the Bank Merger Agreement by FM Bank, and the consummation of the transactions provided for therein, have been duly authorized by all requisite corporate action on the part of FM Bank (including without limitation all required action of the Board of Directors of FM Bank and FMB as the sole shareholder of FM Bank).

A-C-1

Annex B
Raymond James Written Opinion

January 27, 2026
Board of Directors
Field & Main Bancorp, Inc.
140 North Main Street
Henderson, KY 42420
Members of the Board of Directors:
We understand that Stock Yards Bancorp, Inc. (“SYBT”) and Field & Main Bancorp, Inc. (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, River Holdings, Inc., a wholly owned subsidiary of SYBT (“Merger Subsidiary”), will be merged with and into the Company, with the Company surviving the merger as a direct, wholly owned subsidiary of SYBT (the “Merger”) and that, in connection with the Merger, each outstanding share of common stock, par value $10.00 per share, of the Company (the “Common Shares”) (except for Common Shares (A) owned by the Company or SYBT (other than shares (x) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (y) held, directly or indirectly, as a result of debts previously contracted) or (B) that are Dissenting Shares (as defined in the Agreement) (the “Excluded Shares”) will be converted into the right to receive 0.6550 shares of common stock, no par value, of SYBT (“SYBT Common Stock”) (the “Merger Consideration”). The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of the Common Shares (other than holders of Excluded Shares) in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders. For purposes of this Opinion, and with your consent, we have assumed that the value of the Merger Consideration is $44.55 per Common Share based on the closing price of SYBT Common Stock of $68.01 on January 26, 2026.
In connection with our review of the proposed Merger and the preparation of this Opinion, we have, among other things:
1.
reviewed the financial terms and conditions as stated in the execution version of the Agreement and Plan of Merger, dated as of January 27, 2026 (the “Agreement”);

2.
reviewed certain information related to the historical financial condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company for the periods ending December 31, 2026 through 2031, as approved for our use by management of the Company (the “Projections”);

3.
reviewed the Company’s audited financial statements for the years ended December 31, 2024, December 31, 2023 and December 31, 2022 and unaudited consolidated financial statements for the quarterly periods ended December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025;

4.
reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

5.
reviewed the financial and operating performance of the Company and those of other selected public companies that we deem to be relevant;

6.
considered certain publicly available financial terms of certain transactions we deem to be relevant;

7.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

8.
received a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company; and

9.
discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry including, but not limited to, the past and current business operations of the Company and the financial condition and future prospects and operations of the Company.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. Accordingly, we express no opinion with respect to the foregoing. We are not experts in generally accepted accounting principles in the United States (GAAP) in general and also specifically regarding the evaluation of credit portfolios for purposes of assessing the adequacy of allowances for credit losses or any other reserves; accordingly, we have assumed that such allowances and reserves are in the aggregate adequate to cover such losses.
With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate, misleading or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based.
We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger, the Company or SYBT that would be material to our analyses or this Opinion.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of January 26, 2026 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. The credit, financial and stock markets have been experiencing unusual volatility arising from factors that are outside the control of the parties to the Merger (including, without limitation, general economic conditions and uncertainty, global tensions and political unrest, prevailing interest rates and inflation, tariffs, and government responses or nonresponses to the foregoing). Raymond James expresses no opinion or view as to any potential effects of such volatility on the Merger, the Company or SYBT. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.
We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger or the availability or advisability of any alternatives to the Merger. We provided advice to the Company with respect to the proposed Merger. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Merger. This Opinion does not express any opinion as to the likely trading range of SYBT Common Stock following the Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of SYBT at that time. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Common Shares in the Merger pursuant to the Agreement.
We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Merger. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting, regulatory or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting, regulatory and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting, regulatory and tax matters with respect to the Company and the Merger, including, without limitation, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of Common Shares as described above, and we did not consider, and we express no opinion on, the fairness of the amount or nature of any compensation to be paid or payable to any person or entity (including any of the Company’s officers, directors or employees), or class of such persons, whether relative to the consideration received by the holders of the Common Shares or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Merger to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or SYBT or the ability of the Company or SYBT to pay their respective obligations when they come due.
The delivery of this Opinion was approved by an opinion committee of Raymond James.
Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Merger or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Company and SYBT for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of this Opinion, Raymond James has engaged in certain fixed income and other trading activity as it relates to SYBT for which Raymond James received customary commissions. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or SYBT or other participants in the Merger in the future, for which Raymond James may receive compensation.
It is understood that this Opinion is solely for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Merger and does not constitute a recommendation to the

Board or any shareholder of the Company or SYBT regarding how said director or shareholder should act or vote with respect to the proposed Merger or any other matter. Furthermore, this Opinion should not be construed as creating any fiduciary duty on the part of Raymond James to the Board or any such party. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement/prospectus used in connection with the Merger that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement/prospectus.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Common Shares in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Raymond James & Associates, Inc.
RAYMOND JAMES & ASSOCIATES, INC.

Annex C
Subtitle 13 of the Kentucky Business Corporation Act — Dissenters’ Rights

SECTIONS 271B.13-010 THROUGH 271B.13-310 OF THE
KENTUCKY BUSINESS CORPORATION ACT
RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
271B.13-010. Definitions for subtitle.
As used in this subtitle:
(1)
“Corporation” means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, “corporation” shall mean the surviving corporation.

(2)
“Dissenter” means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3)
“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), “fair value” shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4)
“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)
“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)
“Shareholder” means the record shareholder or the beneficial shareholder.

271B.13-020. Right to dissent.
(1)
A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a)
Consummation of a plan of merger to which the corporation is a party:

1.
If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

2.
If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

(b)
Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)
Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(d)
Consummation of a plan of conversion of the corporation into a limited liability company or statutory trust;

(e)
An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

1.
Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

2.
Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

3.
Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

4.
Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

5.
In a public benefit corporation, changes the public benefit provisions;

(f)
Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2);

(g)
Any election by a corporation to become a public benefit corporation or pursuant to the merger of a corporation with and into a public benefit corporation; or

(h)
Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2)
A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement except by an application for injunctive relief prior to the consummation of the corporate action.

271B.13-030. Dissent by nominees and beneficial owners.
(1)
A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2)
A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a)
He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)
He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS
271B.13-200. Notice of dissenters’ rights.
(1)
If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders’ meeting upon request of that shareholder.

(2)
If corporate action creating dissenters’ rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in KRS 271B.13-220.

271B.13-210. Notice of intent to demand payment.
(1)
If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a)
Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)
Shall not vote his shares in favor of the proposed action.

(2)
A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220. Dissenters’ notice.
(1)
If proposed corporate action creating dissenters’ rights under KRS 271B.13-020 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenter’s notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2)
The dissenters’ notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

(a)
State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b)
Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c)
Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)
Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

(e)
Be accompanied by a copy of this subtitle.

271B.13-230. Duty to demand payment.
(1)
A shareholder who is sent a dissenters’ notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2)
The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(3)
A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240. Share restrictions.
(1)
The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2)
The person for whom dissenters’ rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

271B.13-250. Payment.
(1)
Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)
The payment shall be accompanied by:

(a)
The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b)
A statement of the corporation’s estimate of the fair value of the shares;

(c)
An explanation of how the interest was calculated; and

(d)
A statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-260. Failure to take action.
(1)
If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)
If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270. After-acquired shares.
(1)
A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)
To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under KRS 271B.13-280.

271B.13-280. Procedure if shareholder dissatisfied with payment or offer.
(1)
A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation’s offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

(a)
The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(b)
The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

(c)
The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2)
A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

JUDICIAL APPRAISAL OF SHARES
271B.13-300. Court action.
(1)
If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)
The corporation shall commence the proceeding in the Circuit Court of the county where a corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)
The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5)
Each dissenter made a party to the proceeding shall be entitled to judgment:

(a)
For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(b)
For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310. Court costs and counsel fees.
(1)
The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2)
The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)
Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS271B.13-200 to 271B.13-280; or

(b)
Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3)
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.